Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BETTER CHOICE COMPANY INC.
(Exact name of registrant as specified in its charter)

DELAWARE (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	2048 (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)	83-4284557 (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

166 Douglas Road E
Oldsmar, FL 34677
(813) 659-5921
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Damian Dalla-Longa
Chief Executive Officer
166 Douglas Road E
Oldsmar, FL 34677
(646) 846-4280
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Marc D. Jaffe, Esq.
Ian D. Schuman, Esq.
Erika L. Weinberg, Esq.
Latham & Watkins LLP
885 Third Avenue
New York, New York 10028
Tel: (212) 906-1200
Fax: (212) 751-4864

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

LARGE ACCELERATED FILER	☐	ACCELERATED FILER	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Stock, par value $0.001 per share	46,765,215	$3.15	$147,310,427.25	$19,120.89

(1)	In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act.
(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. Shares of the registrant’s common stock are eligible for trading on the over-the-counter market. To the registrant’s knowledge, the last sale of the registrant’s common stock that was reported on the over-the-counter market occurred on October 25, 2019 at a price of $3.00 per share.
(3)	To be paid in connection with the initial public filing of the registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion Dated October 25, 2019

PRELIMINARY PROSPECTUS

BETTER CHOICE COMPANY INC.

46,765,215 Shares of Common Stock

This prospectus relates solely to the resale of up to an aggregate of 46,765,215 shares of our common stock, par value $0.001 per share (“common stock”), by the selling stockholders identified in this prospectus. The selling stockholders acquired the shares of common stock offered by this prospectus from us in private placement transactions in reliance on exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”) as more fully described herein. We are registering the resale of these shares of common stock by the selling stockholders to satisfy registration rights we have granted to the selling stockholders.

The selling stockholders may offer to sell the shares of common stock being offered in this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices, at negotiated prices or through other means described in the section entitled “Plan of Distribution.” We do not know when or in what amount the selling stockholders may offer these shares of common stock for sale. The selling stockholders may sell some, all or none of the shares of common stock offered by this prospectus.

The selling stockholders will receive all proceeds from the sale of the shares of common stock hereunder, and we will not receive any of the proceeds from their sale of the shares of common stock hereunder. We have agreed to pay all expenses relating to registering the shares of common stock being offered in this prospectus. The selling stockholders will pay any brokerage commissions and/or similar charges incurred by them for the sale of the shares of common stock being offered in this prospectus.

There is currently a limited public trading market for our common stock. Because all of the shares of common stock being offered in this prospectus are being offered by the selling stockholders, we cannot currently determine the price or prices at which these shares may be sold.

Our common stock is quoted on the OTCQB tier of the electronic over-the-counter marketplace operated by OTC Markets Group, Inc under the symbol “BTTR.” On October 25, 2019, the last reported sales price for our common stock was $3.00 per share.

We are a “smaller reporting company” under applicable Securities and Exchange Commission (the “SEC”) rules and will be eligible for reduced public company reporting requirements. See “Summary—We are a Smaller Reporting Company.”

Investing in our common stock involves significant risks. You should read the section entitled “Risk Factors” beginning on page 5 for a discussion of certain risk factors that you should consider before investing in our common stock.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the SEC nor any other regulatory body has passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2019

You should rely only on the information contained in this prospectus. We have not, and the selling stockholders have not, authorized anyone to provide you with different information. If anyone provides you with different information, you should not rely on it. We are not, and the selling stockholders are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained in this prospectus is correct as of any time after its date. Information contained on our website, or any other website operated by us, is not part of this prospectus.

For investors outside the United States: We have not, and the selling stockholders have not, done anything that would permit possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of common stock and the distribution of this prospectus outside the United States.

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CERTAIN IMPORTANT INFORMATION

Trademarks

We own or have rights to use the trademarks and trade names that we use in conjunction with the operation of our business. Each trademark or trade name of any other company appearing in this prospectus is, to our knowledge, owned by such other company. Solely for convenience, our trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks and trade names.

Presentation of Financial and Other Information

On May 6, 2019, Better Choice Company Inc. (“Better Choice Company”) acquired TruPet LLC (“TruPet”) and Bona Vida, Inc. (“Bona Vida”) in a pair of all-stock transactions (the “acquisitions”). The acquisition of TruPet is treated as a reverse merger with TruPet determined to be the accounting acquirer of the Better Choice Company. As such, the historical financial statements of the registrant are those of TruPet and TruPet’s equity has been re-cast to reflect shares of Better Choice Company common stock received in the acquisitions. The acquisition of Bona Vida is treated as an asset acquisition. Unless otherwise stated or the context otherwise requires, the historical business information described in this prospectus prior to consummation of the acquisitions is that of TruPet and, following consummation of the acquisitions, reflects business information of Better Choice Company, TruPet and Bona Vida as a combined business.

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SUMMARY

This summary highlights selected information contained elsewhere in this prospectus, but it does not contain all of the information that you may consider important in making your investment decision. Therefore, you should carefully read the entire prospectus carefully, including, in particular, the “Risk Factors” section beginning on page 5 of this prospectus and the consolidated financial statements and related notes included elsewhere in this prospectus before making an investment decision.

In this prospectus, unless the context otherwise requires, to the “Company”, “we”, “us” and “our” refer to TruPet and its consolidated subsidiaries prior to May 6, 2019 and to Better Choice Company, TruPet and Bona Vida and their consolidated subsidiaries post May 6, 2019.

Overview

We are a rapidly-growing animal health and wellness company at the forefront of pet nutrition. We have an alternative and holistic approach to animal health that is accelerating into hemp-derived cannabidiol (“CBD”) products. We launched our predecessor company TruPet with the vision to lead the pet industry’s shift towards health and wellness products that support longer and better lives for pets. We empower our customers with the right knowledge and information so that they proactively make the best decisions when it comes to pet health and wellness. We have a demonstrated, multi-year track record of success selling trusted animal health and wellness products leveraging our established digital footprint.

We have a deep portfolio of premium animal health and wellness products sold under the TruDog, TruCat, TruGold, Orapup, Rawgo! and Hound Dog brand names across multiple forms and classes, including foods, treats, toppers, dental products, chews, tinctures, grooming products and supplements. We offer our customers near 30 active stock keeping units (“SKUs”) through two distribution channels: direct-to-consumer, or DTC, and retail partners. Through our digital footprint, including social networks, online advertisements, emails, as well as direct mail, we reach a diverse base of customers across a broad range of demographics and gather valuable market and consumer behavior data. Our unique DTC strategy, one-on-one customer relationships and data-driven approach enable us to develop products that best meet our customers’ needs. We have leveraged this unique digital engagement and success to penetrate the retail partner channel, including online ecommerce, gas stations and convenience stores, specialty stores and mall kiosks and anticipate expanding our distribution channels to include big box retailers, club stores and veterinary distributors in the near future. Our network allows us to rapidly scale with retail partners once we have confirmed consumer acceptance of new products.

Our established supply and distribution infrastructure allows us to develop, manufacture and commercialize new products generally in under 12 weeks. We will continue to deliver innovation to expand our product offerings and improve the health and well-being of pets. We leverage our proprietary behavioral database, customer feedback and analytics capabilities to derive valuable insights and launch new products. We currently have 20 canine products in our product pipeline that we plan to launch over the next six months. In addition to our domestic capabilities, we have partnered with a leading Israeli research and development center, Cannasoul, to create a portfolio of indication-specific intellectual property focused on hemp-derived CBD formulations.

We position our products and brands to capitalize on mainstream trends of pet humanization and increased consumer focus on the health and well-being of their pets. Pet parents want to feed their pets the highest quality natural products, yet 80% of pets consume products with insufficient nutrition or harmful ingredients. Additionally, we believe that the evolving CBD regulatory landscape in the United States and globally provides tailwinds to our business which will support and accelerate our growth.

Our experienced management and board members have an established track record across the retail, consumer packaged goods, pet health and wellness industries, and they share a common vision to build the premier provider of health and wellness pet products.

The Acquisitions and the May Private Placement

TruPet Acquisition

On December 17, 2018, Better Choice Company made a $2,200,000 investment in TruPet, an online seller of pet foods, pet nutritional products and related pet supplies. On February 2, 2019 Better Choice Company entered into a definitive agreement to acquire the remainder of TruPet. In connection with the acquisition, 15,027,533 shares of Better Choice Company common stock were issued to TruPet’s members for the remaining 93.3% of the issued and outstanding membership interests of TruPet. We closed the acquisition on May 6, 2019. The shares of common stock included in the registration statement of which this prospectus is a part includes the shares of common stock issued to TruPet’s members in the Acquisition.

Bona Vida Acquisition

On February 28, 2019, Better Choice Company entered into a definitive agreement to acquire all of the outstanding shares of Bona Vida, an emerging hemp-based CBD platform focused on developing a portfolio of brand and product verticals within the animal health and wellness space. In connection with the acquisition, 18,003,273 shares of Better Choice Company common stock were issued to Bona Vida’s stockholders for all shares of Bona Vida’s common stock outstanding immediately prior to the acquisition. We closed the acquisition on May 6, 2019. The shares of common stock included in the registration statement of which this prospectus is a part includes the shares of common stock issued to former stockholders of Bona Vida in the Acquisition.

May Private Placement

On May 6, 2019, we completed a private placement (the “May Private Placement”), in which we sold 5,744,991 shares of our common stock and 5,744,991 warrants to purchase our common stock at an exercise price of $4.25 per share at an offering price of $3.00 per share in reliance on exemptions from registration under the Securities Act. The warrants are exercisable for 24 months from the closing of the May Private Placement. The shares of common stock we sold in the May Private Placement were sold to certain of the selling stockholders identified in this prospectus. The net proceeds from the May Private Placement, after deducting offering expenses and the payment of the placement fee, were approximately $15.7 million which we used for general corporate purposes. In connection with the May Private Placement, we entered into a registration rights agreement (as amended, the “May Private Placement Registration Rights Agreement”). See “Description of Capital Stock—Registration Rights Agreements—May Private Placement Registration Rights Agreement” for more information.

Recent Developments

Halo Acquisition

On October 15, 2019, we entered into a Stock Purchase Agreement (the “Agreement”) with Halo, Purely For Pets, Inc., a Delaware corporation (“Halo”), Thriving Paws, LLC, a Delaware limited liability company (“Thriving Paws”), HH-Halo LP, a Delaware limited partnership (“HH-Halo” and, together with Thriving Paws, the “Sellers”) and HH-Halo, in the capacity of the representative of the Sellers. Pursuant to the terms and subject to the conditions of the Agreement, among other things, we agreed to purchase from the Sellers one hundred percent (100%) of the issued and outstanding capital stock of Halo (the “Acquisition”). The aggregate consideration payable by us under the Agreement is $40,000,000, subject to customary adjustments for Halo’s net working capital, cash, and indebtedness, and consisting of a combination of (a) cash, (b) shares of our common stock, par value $0.001 per share, (c) convertible subordinated notes or other equity or debt security and (d) a second lien promissory note issued by Halo in favor of HH-Halo. Each party’s obligation to consummate the transactions contemplated by the Acquisition is subject to customary and agreed upon conditions, including, but not limited to, the absence of any statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other governmental entity or other legal restraint or prohibition preventing or making illegal the consummation of the Acquisition.

General Corporate Information

We were incorporated in the State of Nevada in 2001 under the name Cayanne Construction, Inc., and in 2009, changed our name to Sports Endurance, Inc. Effective March 11, 2019, we changed our name to Better Choice Company Inc. after reincorporating in Delaware. Our principal executive offices are located at 166 Douglas Road E,

Oldsmar, FL 34677, and our telephone number at that address is (813) 659-5921. Our website is available at https://www.betterchoicecompany.com. Information on our website or any other website is not incorporated by reference herein and does not constitute a part of this prospectus.

We are a Smaller Reporting Company

We are a “smaller reporting company,” as defined in Item 10(f)(1) of Regulation S-K. As a smaller reporting company, we are eligible for exemptions from various reporting requirements applicable to other public companies that are not smaller reporting companies, including, but not limited to:

•	Reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements;
•	Not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002; and
•	Reduced disclosure obligations for our annual and quarterly reports, proxy statements and registration statements.

We will remain a smaller reporting company until the end of the fiscal year in which (1) we have a public common equity float of more than $250 million, or (2) we have annual revenues for the most recently completed fiscal year of more than $100 million plus we have a public common equity float or public float of more than $700 million. We also would not be eligible for status as smaller reporting company if we become an investment company, an asset-backed issuer or a majority-owned subsidiary of a parent company that is not a smaller reporting company.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different from what you might receive from other public reporting companies in which you hold equity interests.

References herein to “smaller reporting company” shall have the meaning associated with it in Item 10(f)(1) of Regulation S-K.

The Offering

Common Stock Offered by the Selling Stockholders
A total of up to 46,765,215 shares of our common stock. The selling stockholders may from time to time sell some, all or none of the shares of common stock pursuant to the registration statement of which this prospectus is a part.
Shares of Common Stock Outstanding
45,427,659 as of September 30, 2019.
Use of Proceeds
The selling stockholders will receive all of the proceeds from the sale of shares of our common stock. We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders.
Dividend Policy
We currently intend to retain our future earnings, if any, to finance the development and expansion of our business and, therefore, do not intend to pay cash dividends on our common stock for the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors and will depend upon then-existing conditions, including our results of operations and financial condition, capital requirements, business prospects, statutory and contractual restrictions on our ability to pay cash dividends, if any, and other factors our board of directors may deem relevant.

Our Series E preferred stock (as defined herein) ranks senior to the shares of our common stock with respect to dividend rights and holders of Series E preferred stock are entitled to a cumulative dividend at the rate of 10.0% per annum on the stated value of $0.99 per share.

See “Dividend Policy.”

Risk Factors
Investing in our common stock involves a high degree of risk. For a discussion of factors you should consider in making an investment, see “Risk Factors” beginning on page 5.
Listing and Trading Symbol
“BTTR.”

Except as otherwise indicated, the number of shares of our common stock outstanding is based on the number of shares of our common stock outstanding as of September 30, 2019, including the shares held by the selling stockholders. This number does not include:

•	9,312,815 warrants to purchase our common stock at a weighted average exercise price of $4.00 per share that we issued in the May Private Placement and the December Private Placement (as defined herein) (together, the “Private Placements”);
•	6,000,000 shares of common stock underlying options to purchase common stock at a weighted average exercise price of $5.12 per share that we granted under the Company’s 2019 Incentive Award Plan (the “2019 Plan”) to our directors, executive officers key employees and third-party contractors in connection with the private placement (of which 1,215,545 options have vested).

RISK FACTORS

An investment in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the following risk factors, which address the material risks concerning our business and an investment in our common stock, together with the other information contained in this prospectus. If any of the risks discussed in this prospectus occur, our business, prospects, liquidity, financial condition and results of operations could be materially and adversely affected, in which case the trading price of our common stock could decline significantly and you could lose all or part of your investment. Some statements in this prospectus, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled “Cautionary Statement Concerning Forward-Looking Statements.”

Risks Related to Our Business and Industry

We may not be able to successfully implement our growth strategy on a timely basis or at all.

Our future success depends on our ability to implement our growth strategy of introducing new products and expanding into new markets and new distribution channels and attracting new consumers to our brand and sub-brands. Our ability to implement this growth strategy depends, among other things, on our ability to:

•	establish our brands and reputation as a well-managed enterprise committed to delivering premium quality products to the pet health and wellness industry;
•	enter into distribution and other strategic arrangements with retailers and other potential distributors of our products;
•	continue to effectively compete in specialty channels and respond to competitive developments;
•	market and sell our products through the development of multi-channel distribution strategies focused on direct-to-consumer and distribution through wholesale venues including specialty retailers and veterinarian offices;
•	expand and maintain brand loyalty;
•	develop new proprietary value-branded products and product line extensions that appeal to consumers;
•	maintain and, to the extent necessary, improve our high standards for product quality, safety and integrity;
•	maintain sources from suppliers that comply with all federal, state and local laws for the required supply of quality ingredients to meet our growing demand;
•	identify and successfully enter and market our products in new geographic markets and market segments;
•	execute value-focused pricing strategies that position our products as premium, great tasting, all natural products offered at a competitive price;
•	maintain compliance with all federal, state and local laws related to our products; and
•	attract, integrate, retain and motivate qualified personnel.

We may not be able to successfully implement our growth strategy and may need to change our strategy in order to maintain our growth. If we fail to implement our growth strategy or if we invest resources in a growth strategy that ultimately proves unsuccessful, our business, financial condition and results of operations may be materially adversely affected.

We may have difficulties managing our anticipated growth, or we may not grow at all.

If we succeed in growing our business, such growth could strain our management team and capital resources. Our ability to manage operations and control growth will be dependent on our ability to raise and spend capital to successfully attract, train, motivate, retain and manage new members of senior management and other key personnel and continue to update and improve our management and operational systems, infrastructure and other resources, financial and management controls, and reporting systems and procedures. Failure to manage our growth effectively could cause us to misallocate management or financial resources, and result in additional expenditures and inefficient use of existing human and capital resources or we otherwise may be forced to grow at a slower pace that could impair or eliminate our ability to achieve and sustain profitability. Such slower than expected growth may require us to restrict or cease our operations and go out of business.

Additionally, our anticipated growth will increase the demands placed on our suppliers, resulting in an increased need for us to manage our suppliers and monitor for quality assurance and comply with all applicable laws. Any failure by us to manage our growth effectively could impair our ability to achieve our business objectives.

We have a history of losses, we expect to incur losses in the future and we may not be able to achieve or maintain profitability.

We have a history of losses. We incurred net losses of $6.0 million for the fiscal year ended December 31, 2018 and had $16.7 million in accumulated deficit at December 31, 2018. Because we have a short operating history at scale, it is difficult for us to predict our future operating results. As a result, our losses may be larger than anticipated, and we may not achieve profitability when expected, or at all. Also, we expect our operating expenses to increase over the next several years as we further increase marketing spend, hire more employees, continue to develop new products and services, and expand internationally. These efforts may be more costly than we expect and may not result in increased revenue or growth in our business. Any failure to increase our revenue sufficiently to keep pace with our investments and other expenses could prevent us from achieving or maintaining profitability or positive cash flow on a consistent basis. Furthermore, if our future growth and operating performance fail to meet investor or analyst expectations, or if we have future negative cash flow or losses resulting from our investment in acquiring new customers or expanding our business, our business, financial condition and operating results may be materially adversely affected.

We require a significant amount of cash to operate our business or increase our production to meet consumer demand for our products.

The continued development of our business will require additional funding, and there is no assurance that we will generate cash flow from operations in the future sufficient to run our operations, service our debt and make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring our existing debt or obtaining additional equity capital. The evolving nature of the business in which we operate may also make it more challenging to raise additional capital. We cannot assure you that our business will generate sufficient cash flow from operations in an amount sufficient to fund our liquidity needs.

We have a limited operating history and, as a result, our past results may not be indicative of future operating performance.

We have a limited operating history as a consolidated company to date and with the current scale of our business, which makes it difficult to forecast our future results, particularly with respect to our own and third-party retail channels, which we have only recently developed. You should not rely on our past annual or quarterly results of operations as indicators of future performance. Because we are in the early stages of operating our business, we are subject to many of the same risks inherent in the operation of a business with a limited operating history. You should consider and evaluate our prospects in light of the risks and uncertainty frequently encountered by companies like ours, including the potential inability to continue as a going concern. We will need to raise substantial additional capital, but adequate additional capital may not be available when we need it, on acceptable terms or at all.

We anticipate that we will need to raise additional capital to execute our business plan and maintain and expand our operations. Additional capital may not be available to us on acceptable terms, or at all. If we are unable to raise additional capital, our business may be harmed and we may need to curtail or cease operations. We may sell equity securities or debt securities in one or more transactions at prices and in a manner as we may determine from time to time. If we sell any such securities in subsequent transactions, our current investors may be materially diluted. Any debt financing, if available, may involve restrictive covenants and could reduce our operational flexibility or profitability. If we cannot raise funds on acceptable terms, we may not be able to grow our business or respond to competitive pressures.

Our recurring losses and significant accumulated deficit have raised substantial doubt regarding our ability to continue as a going concern.

We have experienced recurring operating losses over the last two years and have a significant accumulated deficit. We expect to continue to generate operating losses and consume significant cash resources for the foreseeable future. Without additional financing, these conditions raise substantial doubt about our ability to continue as a going concern, meaning that we may be unable to continue operations for the foreseeable future or realize assets and discharge liabilities in the ordinary course of operations. If we seek additional financing to fund our business activities in the future and there remains doubt about our ability to continue as a going concern, investors or other financing sources may be unwilling to provide additional funding on commercially reasonable terms or at all. If we are unable to obtain sufficient funding, our business, prospects, financial condition and results of operations will be materially and adversely affected and we may be unable to continue as a going concern. If we are unable to continue as a going concern, we may have to liquidate our assets and may receive less than the value at which those assets are carried on our consolidated financial statements, and it is likely that investors will lose all or a part of their investment.

The combined business may be unable to integrate Bona Vida’s and TruPet’s businesses successfully and realize the anticipated benefits of the acquisitions.

The acquisitions involved the combination of two businesses that historically have operated as independent companies. The success of the acquisitions will depend in large part on the success of the management of the combined business in integrating the operations, strategies, technologies and personnel of the companies. We may fail to realize some or all of the anticipated benefits of the acquisitions if the integration process takes longer than expected or is more costly than expected.

Our failure to meet the challenges involved in successfully integrating the operations of Bona Vida or TruPet or to otherwise realize any of the anticipated benefits of the acquisitions could impair our operations. The combined business will be required to devote management attention and resources to integrating Bona Vida’s and TruPet’s business practices and operations.

Potential issues and difficulties the combined business may encounter in the integration process include the following:

•	the inability to integrate the respective businesses of Bona Vida and TruPet in a manner that permits the combined business to achieve the synergies anticipated to result from the acquisitions, which could result in the anticipated benefits of the acquisitions not being realized partly or wholly in the time frame currently anticipated or at all;
•	integrating personnel from the two companies while maintaining focus on safety and providing consistent, high quality products and customer service; and
•	performance shortfalls at one or both of the companies as a result of the diversion of management’s attention caused by the acquisitions and integrating the companies’ operations.

We may seek to grow our business through acquisitions of or investments in new or complementary businesses, facilities, technologies or products, or through strategic alliances, and the failure to manage acquisitions, investments or strategic alliances, or the failure to integrate them with our existing business, could have a material adverse effect on us.

From time to time we expect to consider opportunities to acquire or make investments in new or complementary businesses, facilities, technologies or products, or enter into strategic alliances, that may enhance our capabilities, expand our network, complement our current products or expand the breadth of our markets. Potential and completed acquisitions and investments and other strategic alliances involve numerous risks, including:

•	problems integrating the purchased business, facilities, technologies or products;
•	issues maintaining uniform standards, procedures, controls and policies;
•	assumed liabilities, including for compliance issues prior to the time we will enter into a transaction with such party;
•	unanticipated costs associated with acquisitions, investments or strategic alliances;
•	diversion of management’s attention from our existing business;
•	adverse effects on existing business relationships with suppliers, third-party contract manufacturers, and retail customers;
•	risks associated with entering new markets in which we have limited or no experience;
•	potential write-offs of acquired assets and/or an impairment of any goodwill recorded as a result of an acquisition;

•	potential loss of key employees of acquired businesses; and
•	increased legal and accounting compliance costs.

We do not know if we will be able to identify acquisitions or strategic relationships we deem suitable, whether we will be able to successfully complete any such transactions on favorable terms or at all or whether we will be able to successfully integrate any acquired business, facilities, technologies or products into our business or retain any key personnel, suppliers or customers. Our ability to successfully grow through strategic transactions depends upon our ability to identify, negotiate, complete and integrate suitable target businesses, facilities, technologies and products and to obtain any necessary financing. These efforts could be expensive and time-consuming and may disrupt our ongoing business and prevent management from focusing on our operations. If we are unable to integrate any acquired businesses, facilities, technologies and products effectively, our business, financial condition and results of operations could be materially adversely affected.

If we do not successfully develop additional products and services, or if such products and services are developed but not successfully commercialized, we could lose revenue opportunities.

Our future success will depend, in part, on our ability to develop and market new products and improvements to our existing products, including those that we may develop through partnerships, strategic relationships or licensing arrangements. We are always assessing and identifying new opportunities to provide additional products and related services to our customers. The process of identifying and commercializing new products is complex, uncertain and may involve considerable costs, and if we fail to accurately predict customers’ changing needs and preferences, our business could be harmed. The success of our innovation and product development efforts is affected by the technical capability of our product development staff, the ability to establish new supplier relationships and third-party consultants in developing and testing new products, including complying with governmental regulations, our attractiveness as a partner for outside research and development scientists and entrepreneurs and the success of our management and sales team in introducing and marketing new products. We have already and may have to continue to commit significant resources to commercializing new products before knowing whether our investments will result in products the market will accept. Implementation of these plans may also divert management’s attention from other aspects of our business and place a strain on management, operational and financial resources, as well as our information systems. Launching new products or updating existing products may also leave us with obsolete inventory that we may not be able to sell or we may sell at significantly discounted prices. Furthermore, we may not execute successfully on commercializing those products because of errors in product planning or timing, technical hurdles that we fail to overcome in a timely fashion, or a lack of appropriate resources. This could result in competitors providing those solutions before we do and a reduction in net sales and earnings.

The success of new products will depend on several factors, including proper new product definition, timely completion and introduction of these products, differentiation of new products from those of our competitors, the possibility of increased competition with our current products, unrecovered costs associated with failed product introductions and market acceptance of these products. There can be no assurance that we will successfully identify additional new product opportunities, develop and bring new products to market in a timely manner, or achieve market acceptance of our products or that products and technologies developed by others will not render our products or technologies obsolete or non-competitive. Furthermore, the timing and cost of our R&D initiatives may increase as a result of additional government regulation or otherwise, making it more time-consuming and/or costly to research, test and develop new products. If we are unable to successfully develop or otherwise acquire new products, our business, financial condition and results of operations may be materially adversely affected.

Because we are engaged in a highly competitive business, if we are unable to compete effectively, our results of operations could be adversely affected.

The pet health and wellness industry is highly competitive. We compete on the basis of product and ingredient quality, product availability, palatability, brand awareness, loyalty and trust, product variety and innovation, product packaging and design, reputation, price and convenience and promotional efforts. The pet products and services retail industry has become increasingly competitive due to the expansion of pet-related product offerings by certain supermarkets, warehouse clubs, and other mass and general retail and online merchandisers and the entrance of other specialty retailers into the pet food and pet supply market. For example, General Mills, one of the largest mass market consumer goods companies, acquired Blue Buffalo in April 2018, signaling a shift toward the food, drug, and mass channel and away from specialty pet supply stores. In addition, in May 2018, Amazon launched its own pet products brand and announced its intention to continue to expand its online offering of pet supplies.

We face direct competition from companies that sell various pet health and wellness products at a lower price point and distribute such products to traditional retailers, which are larger than we are and have greater financial resources. Price gaps between products may result in market share erosion and harm our business. Our current and potential competitors may also establish cooperative or strategic relationships amongst themselves or with third parties that may further enhance their resources and offerings. Further, it is possible that domestic or foreign companies, some with greater experience in the pet health and wellness industry or greater financial resources than we possess, will seek to provide products or services that compete directly or indirectly with ours in the future.

Many of our current competitors have, and potential competitors may have, longer operating histories, greater brand recognition, larger fulfillment infrastructures, greater technical capabilities, significantly greater financial, marketing and other resources and larger customer bases than we do. These factors may allow our competitors to derive greater net sales and profits from their existing customer base, acquire customers at lower costs or respond more quickly than we can to new or emerging technologies and changes in consumer preferences or habits. These competitors may engage in more extensive research and development efforts, undertake more far reaching marketing campaigns and adopt more aggressive pricing policies (including but not limited to predatory pricing policies and the provision of substantial discounts), which may allow them to build larger customer bases or generate net sales from their customer bases more effectively than we do.

Our competitors may be able to identify and adapt to changes in consumer preferences more quickly than us due to their resources and scale. They may also be more successful in marketing and selling their products, better able to increase prices to reflect cost pressures and better able to increase their promotional activity, which may impact us and the entire pet health and wellness industry. Increased competition as to any of our products could result in price reduction, increased costs, reduced margins and loss of market share, which could negatively affect our profitability. While we believe we are better equipped to customize products for the pet health and wellness market generally and CBD products more specifically as compared to other companies in the industry, there can be no assurance that we will be able to successfully compete against these other companies. Expansion into markets served by our competitors and entry of new competitors or expansion of existing competitors into our markets could materially adversely affect our business, financial condition and results of operations.

If we fail to attract new customers, or retain existing customers, or fail to do either in a cost-effective manner, we may not be able to increase sales.

Our success depends, in part, on our ability to attract new, and retain existing, customers in a cost-effective manner. We have made, and we expect that we will continue to make, significant investments in attracting and retaining customers. Marketing campaigns can be expensive and may not result in the cost-effective acquisition, or retention, of customers. Further, as our brand becomes more widely known, future marketing campaigns may not attract new or retain customers at the same rate as past campaigns. If we are unable to attract new customers, and retain existing customers, our business will be harmed.

Our estimate of the size of our addressable market may prove to be inaccurate.

Data for retail sales of pet products is collected for most, but not all channels, and as a result, it is difficult to estimate the size of the market and predict the rate at which the market for our products will grow, if at all. While our market size estimate was made in good faith and is based on assumptions and estimates we believe to be reasonable, this estimate may not be accurate. If our estimates of the size of our addressable market are not accurate, our potential for future growth may be less than we currently anticipate, which could have a material adverse effect on our business, financial condition, and results of operations.

We are vulnerable to fluctuations in the price and supply of ingredients, packaging materials, and freight.

The prices of the ingredients, packaging materials and freight are subject to fluctuations in price attributable to, among other things, changes in supply and demand of raw materials, or other commodities, fuel prices and government-sponsored agricultural programs. The sales prices to our DTC customers are a delivered price. Therefore, changes in our input costs could impact our gross margins. Our ability to pass along higher costs through price increases to our customers is dependent upon competitive conditions and pricing methodologies employed in the various markets in which we compete. To the extent competitors do not also increase their prices, customers and consumers may choose to purchase competing products or may shift purchases to lower-priced private label or other value offerings which may adversely affect our results of operations.

We use significant quantities of food ingredients and other products as well as plastic packaging materials provided by third-party suppliers. We buy from a variety of producers and manufacturers, and alternate sources of supply are generally available. However, the supply and price are subject to market conditions and are influenced by other factors beyond our control. We do not have long-term contracts with many of our suppliers, and, as a result, they could increase prices or fail to deliver. The occurrence of any of the foregoing could increase our costs and disrupt our operations.

We may be subject to product liability claims or regulatory action if our products are alleged to have caused significant loss or injury.

We may be subject to product liability claims, regulatory action and litigation if our products are alleged to have caused loss or injury or failed to include adequate instructions for use or failed to include adequate warnings concerning possible side effects or interactions with other substances. Previously unknown adverse reactions resulting from animal consumption of CBD products alone or in combination with other medications or substances could also occur. In addition, the sale of any ingested product involves a risk of injury due to tampering by unauthorized third parties or product contamination. Our products may also be subject to product recalls, including voluntary recalls or withdrawals, if they are alleged to pose a risk of injury or illness, or if they are alleged to have been mislabeled, misbranded or adulterated or to otherwise be in violation of governmental regulations. We have in the past recalled, and may again in the future have to recall, certain of our products as a result of potential contamination and quality assurance concerns. A product liability claim or regulatory action against us could result in increased costs and could adversely affect our reputation and goodwill with our patients and consumers generally. There can be no assurance that we will be able to maintain product liability insurance on acceptable terms or with adequate coverage against potential liabilities. Such insurance is expensive and may not be available in the future on acceptable terms, or at all. The inability to obtain sufficient insurance coverage on reasonable terms or to otherwise protect against potential product liability claims could result in us becoming subject to significant liabilities that are uninsured and also could adversely affect our commercial arrangements with third parties.

We plan to expand our business and operations into jurisdictions outside of the current jurisdictions where we conduct business, and there are risks associated with doing so.

We plan in the future to expand our operations and business into jurisdictions outside of the jurisdictions where we currently carry on business, such as in South America and the Middle East. There can be no assurance that any market for our products will develop in any such foreign jurisdiction. We may face new or unexpected risks or significantly increase our exposure to one or more existing risk factors, including economic instability, new competition, changes in laws and regulations, including the possibility that we could be in violation of these laws and regulations as a result of such changes, and the effects of competition. These factors may limit our capability to successfully expand our operations in, or export our products to, those other jurisdictions.

We may not be able to manage our manufacturing and supply chain effectively, which may adversely affect our results of operations.

We must accurately forecast demand for all of our products in order to ensure that we have enough products available to meet the needs of our customers. Our forecasts are based on multiple assumptions that may cause our estimates to be inaccurate and affect our ability to obtain adequate third-party contract manufacturing capacity in order to meet the demand for our products, which could prevent us from meeting increased customer demand and harm our brand and our business. If we do not accurately align our manufacturing capabilities with demand, our business, financial condition and results of operations may be materially adversely affected.

We currently rely on a single supplier, GenCanna, for all of our supply of CBD. If our sole source supplier was to go out of business, we might be unable to find a replacement for such source in a timely manner, if at all. If a sole source supplier were to be acquired by a competitor, the competitor may elect not to sell to us at all. The loss of our single supplier could cause additional difficulties in finding a substitute supplier given the strict licensing requirements in this industry and there are a limited number of suppliers that currently hold such licenses and comply with the 2014 Farm Bill (as defined below). If for any reason we were to change any one of our third-party contract manufacturers, we could face difficulties that might adversely affect our ability to maintain an adequate supply of our products, and we would incur costs and expend resources in the course of making the change. Moreover, we might not be able to obtain terms as favorable as those received from our current third-party contract manufacturers, which in turn would increase our costs.

In addition, we must continuously monitor our inventory and product mix against forecasted demand. If we underestimate demand, we risk having inadequate supplies. We also face the risk of having too much inventory on hand that may reach its expiration date and become unsalable, and we may be forced to rely on markdowns or promotional sales to dispose of excess or slow-moving inventory. If we are unable to manage our supply chain effectively, our operating costs could increase and our profit margins could decrease.

Our third-party contract manufacturers may breach our manufacturing agreements, most of which are not exclusive such that these manufacturers could produce similar products for our competitors.

We have contracts with our manufacturers, with which we utilize purchase orders. Our manufacturers may breach these agreements, including by engaging in illegal activity, and we may not be able to enforce our rights under these agreements or may incur significant costs attempting to do so. As a result, we cannot predict with certainty our ability to obtain products in adequate quantities, of required quality and at acceptable prices from our third-party contract manufacturers in the future. Any one of these risks could harm our ability to deliver our products on time, or at all, damage our reputation and our relationships with our retail partners and customers, and increase our product costs thereby reducing our margins.

In addition, most of our arrangements with our manufacturers are not exclusive. As a result, certain of our manufacturers could produce similar products for our competitors. Our competitors could enter into restrictive or exclusive arrangements with our manufacturers that could impair or eliminate our access to manufacturing capacity. Our manufacturers could also be acquired by our competitors, and may become our direct competitors, thus limiting or eliminating our access to manufacturing capacity.

Interruption in our sourcing operations could disrupt production, shipment or receipt of our merchandise, which would result in lost sales and could increase our costs.

We do not own or operate any manufacturing facilities and therefore depend upon independent third-party contract manufacturers for the manufacture of all of our products. Our products are manufactured to our specifications by factories within the United States and New Zealand. We cannot control all of the various factors, which include inclement weather; natural disasters, such as earthquakes, hurricanes, tornadoes, floods and other adverse weather and climate conditions; political and financial instability; strikes; unforeseen public health crises, such as pandemics and epidemics; acts of war or terrorism and other catastrophic events, whether occurring in the United States or internationally, that might affect a manufacturer’s ability to ship orders of our products to customers from or to the impacted region in a timely manner or to meet our quality standards. For example, we receive and warehouse a portion of our inventory in Tampa, Florida, a city that is particularly vulnerable to hurricanes, floods, tornadoes and sinkholes. If any such disaster were to impact this facility, our operations would be materially disrupted. Inadequate labor conditions, health or safety issues in the factories where goods are produced can negatively impact our brand reputation. Late delivery of products or delivery of products that do not meet our quality standards could cause us to miss the delivery date requirements of our customers or delay timely delivery of merchandise to our stores or our wholesale customers for those items. From time to time, a third-party contract manufacturer may experience financial difficulties, bankruptcy or other business disruptions, which could disrupt our supply of products or require that we incur additional expense by providing financial accommodations to the third-party contract manufacturer or taking other steps to seek to minimize or avoid supply disruption, such as establishing a new third-party contract manufacturing arrangement with another provider. These events could cause us to fail to meet customer expectations, cause our retail or wholesale customers to cancel orders or cause us to be unable to deliver merchandise in sufficient quantities or of sufficient quality to our stores or our wholesale customers, which could result in lost sales and have a material adverse effect on our business, financial condition and results of operations.

Further, we may be unable to locate an additional or alternate third-party contract manufacturing arrangement in a timely manner or on commercially reasonable terms, if at all. Identifying a suitable manufacturer is an involved process that requires us to become satisfied with the prospective manufacturer’s level of expertise, quality control, responsiveness and service, financial stability and labor practices. Any delay, interruption or increased cost in the proprietary value-branded products that might occur for any reason could affect our ability to meet customer demand for our products, adversely affect our net sales, increase our cost of sales and hurt our results of operations. In addition, manufacturing disruption could injure our reputation and customer relationships, thereby harming our business.

We are reliant on key inputs and changes in their costs could negatively impact our profitability.

Our business is dependent on a number of key inputs and their related costs including raw materials and supplies related to product development and manufacturing operations. Any significant interruption or negative change in the availability or economics of the supply chain for key inputs could materially impact our business, financial condition, results of operations or prospects. Some of these inputs may only be available from a single supplier or a limited group of suppliers. If a sole source supplier was to go out of business, we might be unable to find a replacement for such source in a timely manner or at all. If a sole source supplier were to be acquired by a competitor, that competitor may elect not to sell to us in the future. Any inability to secure required supplies and services or to do so on appropriate terms could have a materially adverse impact on our business, financial condition, results of operations or prospects.

If the ingredients used in our products are contaminated, alleged to be contaminated or are otherwise rumored to have adverse effects, our results of operations could be adversely affected.

We buy ingredients from a variety of third-party suppliers. If these materials are alleged or prove to include contaminants that affect the safety or quality of our products or are otherwise rumored to have adverse effects, for any reason, we may sustain the costs of and possible litigation resulting from a product recall and need to find alternate ingredients, delay production, or discard or otherwise dispose of products, which could adversely affect our business, financial condition and results of operations. In addition, if any of our competitors experience similar events, our reputation could be damaged, including as a result of a loss of consumer confidence in the types of products we sell.

Although we insure on an economically reasonable basis against product recalls and product contamination, and carry a cannabis regulatory and enforcement endorsement under our Directors and Officers insurance policy, our insurance may not be adequate to cover all liabilities that we may incur in connection with product liability claims, including among others, that the products we sell caused injury or illness, include inadequate instructions for use or include inadequate warnings concerning possible side effects or interactions with other substances. For example, punitive damages are generally not covered by insurance. If we are subject to substantial product liability claims in the future, we may not be able to continue to maintain our existing insurance, obtain comparable insurance at a reasonable cost, if at all, or secure additional coverage. This could result in future product liability claims being uninsured. If there is a product liability judgment against us or a settlement agreement related to a product liability claim, our business, financial condition and results of operations may be materially adversely affected. In addition, even if product liability claims against us are not successful or are not fully pursued, these claims could be costly and time-consuming and may require management to spend time defending claims rather than operating our business.

If any of our independent transportation providers experience delays or disruptions, our business could be adversely affected.

We currently rely on independent transportation service providers both to ship raw materials and products to our manufacturing and distribution warehouses from our third-party suppliers and third-party contract manufacturers and to ship products from our manufacturing and distribution warehouses to our customers. Our utilization of these delivery services, or those of any other shipping companies that we may elect to use, is subject to risks, including increases in fuel prices, which would increase our shipping costs, employee strikes, organized labor activities and inclement weather, which may impact the shipping company’s ability to provide delivery services sufficient to meet our shipping needs. Furthermore, if we are not able to negotiate acceptable terms with these companies or they experience performance problems or other difficulties, it could negatively impact our operating results and customer experience. If any of the foregoing occurs, our business, financial condition and results of operations may be materially adversely affected.

Any damage to our reputation or our brands may materially adversely affect our business, financial condition and results of operations.

Maintaining, developing and expanding our reputation with our customers and our suppliers is critical to our success. Our brand may suffer if our marketing plans or product initiatives are not successful. The importance of our brand may decrease if competitors offer more products similar to the products that we manufacture. Further, our brands may be negatively impacted due to real or perceived quality issues or if consumers perceive us as being untruthful in our marketing and advertising, even if such perceptions are not accurate. Product contamination, the failure to maintain high standards for product quality, safety and integrity, including raw materials and ingredients obtained from suppliers, or allegations of product quality issues, mislabeling or contamination, even if untrue or caused by our third-party contract manufacturing partners or raw material suppliers, may reduce demand for our products or cause production and delivery disruptions. However, we may be unable to detect or prevent product and/or ingredient quality issues, mislabeling or contamination, particularly in instances of fraud or attempts to cover up or obscure deviations from our guidelines and procedures. If any of our products become unfit for consumption, cause injury or are mislabeled, we may have to engage in a product recall and/or be subject to liability. Damage to our reputation or our brands or loss of consumer confidence in our products for any of these or other reasons could result in decreased demand for our products and our business, financial condition and results of operations may be materially adversely affected. In addition, if any of our competitors experience similar events, our reputation could be damaged, including as a result of a loss of consumer confidence in the types of products we sell.

Further, our corporate reputation is susceptible to damage by actions or statements made by current or former employees, competitors, vendors, adversaries in legal proceedings and government regulators, as well as members of the investment community and the media. There is a risk that negative information about our company, even if based on false rumor or misunderstanding, could adversely affect our business, results of operations, and financial condition. In particular, damage to our reputation could be difficult and time-consuming to repair, could make potential or existing retail customers reluctant to select us for new engagements, resulting in a loss of business, and could adversely affect our recruitment and retention efforts.

Our business depends, in part, on the sufficiency and effectiveness of our marketing and trade promotion programs and incentives.

Due to the competitive nature of our industry, we must effectively and efficiently promote and market our products through advertisements as well as through trade promotions and incentives to sustain and improve our competitive position in our market. Marketing investments may be costly. In addition, we may, from time to time, change our marketing strategies and spending, including the timing or nature of our trade promotions and incentives. We may also change our marketing strategies and spending in response to actions by our customers, competitors and other companies that manufacture and/or distribute pet health and wellness products. The sufficiency and effectiveness of our marketing and trade promotions and incentives are important to our ability to retain and improve our market share and margins. If our marketing and trade promotions and incentives are not successful or if we fail to implement sufficient and effective marketing and trade promotions and incentives or adequately respond to changes in industry marketing strategies, our business, financial condition and results of operations may be adversely affected.

If we are unable to achieve desired results from, or maintain our advertising and marketing arrangements with certain third-party advertising or marketing providers to generate customers, our ability to generate revenue and our business could be adversely affected.

We have entered into multiple advertising and marketing arrangements with certain advertising and marketing providers that are designed to increase traffic to our application on the Facebook platform. Our ability to attract new customers and retain existing customers is based in part on our ability to generate increased traffic or better retention rates through these user acquisition campaigns. In addition, we may lack the ability to control the advertisements and actions that are taken by these providers on the Facebook platform.

If we are unable to enter into such arrangements on favorable terms, are unable to achieve the desired results under these arrangements and programs, are unable to maintain these relationships, fail to generate sufficient traffic or generate sufficient revenue from purchases pursuant to these arrangements and programs, or properly manage the actions of these providers, our ability to generate revenue and our ability to attract and retain our customers may be impacted, negatively affecting our business and results of operations. In addition, if Facebook restricts our ability to use such arrangements and programs or takes limits or restricts access to its platform by us or our applications as a result of advertisements or actions taken by third-party advertising or marketing providers, it could have a material adverse effect on our business or results of operations.

Our intellectual property rights may be inadequate to protect our business.

We attempt to protect our intellectual property rights, both in the United States and in foreign countries, through a combination of patent, trademark, copyright and trade secret laws, as well as licensing agreements and third-party nondisclosure and assignment agreements. Because of the differences in foreign trademark, patent and other laws concerning proprietary rights, our intellectual property rights may not receive the same degree of protection in foreign countries as they would in the United States. Our failure to obtain or maintain adequate protection of our intellectual property rights for any reason could have a material adverse effect on our business, results of operations and financial condition.

We also rely on unpatented proprietary technology. It is possible that others will independently develop the same or similar technology or otherwise obtain access to our unpatented technology. To protect our trade secrets and other proprietary information, we require employees, consultants, advisors and collaborators to enter into confidentiality agreements. We cannot assure you that these agreements will provide meaningful protection for our trade secrets, know-how or other proprietary information in the event of any unauthorized use, misappropriation or disclosure of such trade secrets, know-how or other proprietary information. If we are unable to maintain the proprietary nature of our technologies, we could be materially adversely affected.

We rely on our trademarks, trade names, and brand names to distinguish our products from the products of our competitors, and have registered or applied to register many of these trademarks. We cannot assure you that our trademark applications will be approved. Third parties may also oppose our trademark applications, or otherwise challenge our use of the trademarks. In the event that our trademarks are successfully challenged, we could be forced to rebrand our products, which could result in loss of brand recognition, and could require us to devote resources advertising and marketing new brands. Further, we cannot assure you that competitors will not infringe our trademarks, or that we will have adequate resources to enforce our trademarks.

A failure to maintain third-party licenses could impede our ability to sell certain products.

We license certain intellectual property from third parties in order to sell certain of our products. If any of these licenses expire, we cannot assure you that we will be able to renew them on acceptable terms or at all. Upon expiration, or if any of these licenses are terminated prior to the end of its term, we may have to cease using the licensed trademarks or other intellectual property. If we no longer have the right to use the licensed trademarks, we will have to rebrand the products, and if we no longer have the right to use other licensed intellectual property, we may have to cease sales of the relevant products, either of which could have an adverse effect on our business or results of operations.

If third parties claim that we infringe upon their intellectual property rights, our business and results of operations could be adversely affected.

We face the risk of claims that we have infringed third parties’ intellectual property rights. Any claims of intellectual property infringement, even those without merit, could be expensive and time consuming to defend; could require us to cease selling the products that incorporate the challenged intellectual property, could require us to redesign, reengineer, or rebrand the product, if feasible, could divert management’s attention and resources, or could require us to enter into royalty or licensing agreements in order to obtain the right to use a third party’s intellectual property.

Any royalty or licensing agreements, if required, may not be available to us on acceptable terms or at all. A successful claim of infringement against us could result in our being required to pay significant damages, enter into costly license or royalty agreements, or stop the sale of certain products, any of which could have a negative impact on our business, financial condition, results of operations and our future prospects.

We depend on the knowledge and skills of our senior management and other key employees, and if we are unable to retain and motivate them or recruit additional qualified personnel, our business may suffer.

We have benefited substantially from the leadership and performance of our senior management, as well as other key employees. Our success will depend on our ability to retain our current management and key employees, and to attract and retain qualified personnel in the future, and we cannot guarantee that we will be able to retain our personnel or attract new, qualified personnel. In addition, we do not maintain any “key person” life insurance policies. The loss of the services of members of our senior management or key employees could prevent or delay the implementation and completion of our strategic objectives, or divert management’s attention to seeking qualified replacements.

Failure to comply with the U.S. Foreign Corrupt Practices Act, other applicable anti-corruption and anti-bribery laws, and applicable trade control laws could subject us to penalties and other adverse consequences.

We operate our business in part outside of the United States. Our operations are subject to the U.S. Foreign Corrupt Practices Act (the “FCPA”), as well as the anti-corruption and anti-bribery laws in the countries where we do business. The FCPA prohibits covered parties from offering, promising, authorizing or giving anything of value, directly or indirectly, to a “foreign government official” with the intent of improperly influencing the official’s act or decision, inducing the official to act or refrain from acting in violation of lawful duty, or obtaining or retaining an improper business advantage. The FCPA also requires publicly traded companies to maintain records that accurately and fairly represent their transactions, and to have an adequate system of internal accounting controls. In addition, other applicable anti-corruption laws prohibit bribery of domestic government officials, and some laws that may apply to our operations prohibit commercial bribery, including giving or receiving improper payments to or from non-government parties, as well as so-called “facilitation” payments. In addition, we are subject to U.S. and other applicable trade control regulations that restrict with whom we may transact business, including the trade sanctions enforced by the U.S. Treasury, Office of Foreign Assets Control (OFAC). We also plan to expand our operations outside of the United States in the future and our risks related to the FCPA will increase as we grow our international presence.

We are in the process of implementing policies, internal controls and other measures reasonably designed to promote compliance with applicable anticorruption and anti-bribery laws and regulations, and certain safeguards designed to ensure compliance with U.S. trade control laws, our employees or agents may engage in improper conduct for which we might be held responsible. Any violations of these anti-corruption or trade controls laws, or even allegations of such violations, can lead to an investigation and/or enforcement action, which could disrupt our operations, involve significant management distraction, and lead to significant costs and expenses, including legal fees. If we, or our employees or agents acting on our behalf, are found to have engaged in practices that violate these laws and regulations, we could suffer severe fines and penalties, profit disgorgement, injunctions on future conduct, securities litigation, bans on transacting government business, delisting from securities exchanges and other consequences that may have a material adverse effect on our business, financial condition and results of operations. In addition, our brand and reputation, our sales activities or our stock price could be adversely affected if we become the subject of any negative publicity related to actual or potential violations of anti-corruption, anti-bribery or trade control laws and regulations.

A failure of one or more key information technology systems, networks or processes may materially adversely affect our ability to conduct our business.

The efficient operation of our business depends on our information technology systems. We rely on our information technology systems to effectively manage our sales and marketing, accounting and financial and legal and compliance functions, engineering and product development tasks, research and development data, communications, supply chain, order entry and fulfillment and other business processes. We also rely on third parties and virtualized infrastructure to operate and support our information technology systems. The failure of our information technology systems, or those of our third-party service providers, to perform as we anticipate could disrupt our business and could result in transaction errors, processing inefficiencies and the loss of sales and customers, causing our business and results of operations to suffer.

In addition, our information technology systems may be vulnerable to damage or interruption from circumstances beyond our control, including fire, natural disasters, power outages, systems failures, security breaches, cyber-attacks and computer viruses. The failure of our information technology systems to perform as a result of any of these factors or our failure to effectively restore our systems or implement new systems could disrupt our entire operation and could result in decreased sales, increased overhead costs, excess inventory and product shortages and a loss of important information.

Further, it is critically important for us to maintain the confidentiality and integrity of our information technology systems. To the extent that we have information in our databases that our customers consider confidential or sensitive, any unauthorized disclosure of, or access to, such information due to human error, breach of our systems through cybercrime, a leak of confidential information due to employee misconduct or similar events could result in a violation of applicable data protection and privacy laws and regulations, legal and financial exposure, damage to our reputation, a loss of confidence of our customers, suppliers and manufacturers and lost sales. Actual or suspected cyber-attacks may cause us to incur substantial costs, including costs to investigate, deploy additional personnel and protection technologies, train employees and engage third-party experts and consultants. We have taken steps to protect the security of our systems. Despite the implementation of these security measures, our systems may still be vulnerable to physical break-ins computer viruses, programming errors, attacks by third parties or similar disruptive problems. If any of these risks materialize, our reputation and our ability to conduct our business may be materially adversely affected.

We rely heavily on third-party commerce platforms to conduct our businesses. If one of those platforms is compromised, our business, financial condition and results of operations could be harmed.

We currently rely upon third-party commerce platforms, including Shopify. We also rely on e-mail service providers, bandwidth providers, Internet service providers and mobile networks to deliver e-mail and “push” communications to customers and to allow customers to access our website.

Any damage to, or failure of, our systems or the systems of our third-party commerce platform providers could result in interruptions to the availability or functionality of our website and mobile applications. As a result, we could lose customer data and miss order fulfillment deadlines, which could result in decreased sales, increased overhead costs, excess inventory and product shortages. If for any reason our arrangements with our third-party commerce platform providers are terminated or interrupted, such termination or interruption could adversely affect our business, financial condition, and results of operations. We exercise little control over these providers, which increases our vulnerability to problems with the services they provide. We could experience additional expense in arranging for new facilities, technology, services and support. In addition, the failure of our third-party commerce platform providers to meet our capacity requirements could result in interruption in the availability or functionality of our website and mobile applications.

Failure to comply with federal, state and foreign laws and regulations relating to privacy, data protection and consumer protection, or the expansion of current or the enactment of new laws or regulations relating to privacy, data protection and consumer protection, could adversely affect our business and our financial condition.

We collect, store, process, and use personal information and other customer data, and we rely in part on third parties that are not directly under our control to manage certain of these operations and to collect, store, process and use payment information. Due to the volume and sensitivity of the personal information and data we and these third parties manage and expect to manage in the future, as well as the nature of our customer base, the security features of our information systems are critical. A variety of federal, state and foreign laws and regulations govern the collection, use, retention, sharing and security of this information. Laws and regulations relating to privacy, data protection and consumer protection are evolving and subject to potentially differing interpretations. These requirements may not be harmonized, may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another or may conflict with other rules or our practices. As a result, our practices may not have complied or may not comply in the future with all such laws, regulations, requirements and obligations.

We expect that new industry standards, laws and regulations will continue to be proposed regarding privacy, data protection and information security in many jurisdictions, including the CCPA, which will go into effect on January 1, 2020. We cannot yet determine the impact such future laws, regulations and standards may have on our business. Complying with these evolving obligations is costly. For instance, expanding definitions and interpretations of what constitutes “personal data” (or the equivalent) within the United States and elsewhere may increase our compliance costs and legal liability. A significant data breach or any failure, or perceived failure, by us to comply with any federal, state or foreign privacy or consumer protection-related laws, regulations or other principles or orders to which we may be subject or other legal obligations relating to privacy or consumer protection could adversely affect our reputation, brand and business, and may result in claims, investigations, proceedings or actions against us by governmental entities or others or other penalties or liabilities or require us to change our operations and/or cease using certain data sets. Depending on the nature of the information compromised, we may also have obligations to notify users, law enforcement or payment companies about the incident and may need to provide some form of remedy, such as refunds, for the individuals affected by the incident.

We are subject to risks related to online payment methods.

We accept payments using a variety of methods, including credit card and debit card. As we offer new payment options to customers, we may be subject to additional regulations, compliance requirements and fraud. For certain payment methods, including credit and debit cards, we pay interchange and other fees, which may increase over time and raise our operating costs and lower profitability. We are also subject to payment card association operating rules and certification requirements, including the Payment Card Industry Data Security Standard and rules governing electronic funds transfers, which could change or be reinterpreted to make it difficult or impossible for us to comply. As our business changes, we may also be subject to different rules under existing standards, which may require new assessments that involve costs above what we currently pay for compliance. If we fail to comply with the rules or requirements of any provider of a payment method we accept, if the volume of fraud in our transactions limits or terminates our rights to use payment methods we currently accept, or if a data breach occurs relating to our payment systems, we may, among other things, be subject to fines or higher transaction fees and may lose, or face restrictions placed upon, our ability to accept credit card and debit card payments from customers or facilitate other types of online payments. If any of these events were to occur, our business, financial condition and operating results could be materially adversely affected. We occasionally receive orders placed with fraudulent credit card data. We may suffer losses as a result of orders placed with fraudulent credit card data even if the associated financial institution approved payment of the orders. Under current credit card practices, we may be liable for fraudulent credit card transactions. If we are unable to detect or control credit card fraud, our liability for these transactions could harm our business, financial condition and results of operations.

Significant merchandise returns or refunds could harm our business.

We allow our customers to return products or offer refunds, subject to our return and refunds policy. If merchandise returns or refunds are significant or higher than anticipated and forecasted, our business, financial condition, and results of operations could be adversely affected. Further, we modify our policies relating to returns or refunds from time to time, and may do so in the future, which may result in customer dissatisfaction and harm to our reputation or brand, or an increase in the number of product returns or the amount of refunds we make.

Premiums for our insurance coverage may not continue to be commercially justifiable, and our insurance coverage may have limitations and other exclusions and may not be sufficient to cover our potential liabilities.

We have insurance to protect our assets, operations and employees. While we believe our insurance coverage addresses all material risks to which we are exposed and is adequate and customary in our current state of operations, such insurance is subject to coverage limits and exclusions and may not be available for the risks and hazards to which we are exposed. No assurance can be given that such insurance will be adequate to cover our liabilities or will be generally available in the future or, if available, that premiums will be commercially justifiable. In addition, insurance that is otherwise readily available, such as general liability, and directors and officer’s insurance, may become more difficult for us to find, and more expensive, due to our CBD products. There are no guarantees that we will be able to find such insurances in the future, or that the cost will be affordable to us. If we are unable to obtain such insurances or if we were to incur substantial liability and such damages were not covered by insurance or were in excess of policy limits, we may be prevented from entering into certain business sectors, our growth may be inhibited, and we may be exposed to additional risk and financial liabilities, which could have a material adverse effect on our business, results of operations and financial condition could be materially adversely affected.

To the extent our retail customers purchase products in excess of consumer consumption in any period, our net sales in a subsequent period may be adversely affected as our retail customers seek to reduce their inventory levels.

From time to time, our retail customers may purchase more products than they expect to sell to consumers during a particular time period. Our retail customers may grow their inventory in anticipation of, or during, our promotional events, which typically provide for reduced prices during a specified time or other incentives. Our retail customers may also increase inventory in anticipation of a price increase for our products, or otherwise over order our products as a result of overestimating demand for our products. If a retail customer increases its inventory during a particular reporting period as a result of a promotional event, anticipated price increase or otherwise, then our net sales during the subsequent reporting period may be adversely impacted as our retail customers seek to reduce their inventory to customary levels. This effect may be particularly pronounced when the promotional event, price increase or other event occurs near the end or beginning of a reporting period or when there are changes in the timing of a promotional event, price increase or similar event, as compared to the prior year. To the extent our retail customers seek to reduce their usual or customary inventory levels or change their practices regarding purchases in excess of consumer consumption, our net sales and results of operations may be materially adversely affected in that or subsequent periods.

We may also voluntarily recall or withdraw products in order to protect our brand or reputation if we determine that they do not meet our standards, whether for quality, palatability, appearance or otherwise. If there is any future product recall or withdrawal, it could result in substantial and unexpected expenditures, destruction of product inventory, damage to our reputation and lost sales due to the unavailability of the product for a period of time, and our business, financial condition and results of operations may be materially adversely affected. In addition, a product recall or withdrawal may require significant management attention and could result in enforcement action by regulatory authorities.

Adverse litigation judgments or settlements resulting from legal proceedings relating to our business operations could materially adversely affect our business, financial condition and results of operations.

From time to time, we are subject to allegations, and may be party to legal claims and regulatory proceedings, relating to our business operations. Such allegations, claims and proceedings may be brought by third parties, including our customers, employees, governmental or regulatory bodies or competitors. Defending against such claims and proceedings, regardless of their merits or outcomes, is costly and time consuming and may divert management’s attention and personnel resources from our normal business operations, and the outcome of many of these claims and proceedings cannot be predicted. If any of these claims or proceedings were to be determined adversely to us, a judgment, a fine or a settlement involving a payment of a material sum of money were to occur, or injunctive relief were issued against us, our reputation could be affected and our business, financial condition and results of operations could be materially adversely affected.

There may be decreased spending on pets in a challenging economic climate.

The United States and other countries have experienced and continue to experience challenging economic conditions. Our business, financial condition and results of operations may be materially adversely affected by a challenging economic climate, including adverse changes in interest rates, volatile commodity markets and inflation, contraction in the availability of credit in the market and reductions in consumer spending. In addition, a slow-down in the general economy or a shift in consumer preferences to less expensive products may result in reduced demand for our products which may affect our profitability. The keeping of pets and the purchase of pet-related products may constitute discretionary spending for some of our consumers and any material decline in the amount of consumer discretionary spending may reduce overall levels of pet ownership or spending on pets. As a result, a challenging economic climate may cause a decline in demand for our products which could be disproportionate as compared to competing pet food brands since our products command a price premium. If economic conditions result in decreased spending on pets and have a negative impact on our suppliers or distributors, our business, financial condition and results of operations may be materially adversely affected.

The Tax Cuts and Jobs Act, or the TCJA, could adversely affect our business and financial condition.

On December 22, 2017, President Trump signed into law the TCJA, which significantly reforms the Internal Revenue Code of 1986, as amended (the “Code”). The TCJA, among other things, contains significant changes to corporate taxation, including a permanent reduction of the corporate income tax rate, a partial limitation on the deductibility of business interest expense, a limitation of the deduction for net operating loss carryforwards to 80% of current year taxable income, and the modification or repeal of many business deductions and credits. As the U.S. Treasury Department and the IRS issue guidance on the interpretation and application of the TCJA, we continue examine the impact the TCJA may have on our business. Notwithstanding the reduction in the corporate income tax rate, the overall impact of the TCJA is uncertain and our business and financial condition could be adversely affected. The impact of this tax reform on holders of our common stock is also uncertain and could be adverse.

Our ability to utilize our net operating loss carryforwards may be limited.

Our ability to utilize our federal net operating loss carryforwards and federal tax credit may be limited under Section 382 of the Code. The limitations apply if we experience an “ownership change” (generally defined as a greater than 50 percentage point change (by value) in the ownership of our equity by certain stockholders over a rolling three-year period). Similar provisions of state tax law may also apply. We have not assessed whether such an ownership change has previously occurred. If we have experienced an ownership change at any time since our formation, we may already be subject to limitations on our ability to utilize our existing net operating losses to offset taxable income. In addition, future changes in our stock ownership, which may be outside of our control, may trigger an ownership change and, consequently, the limitations under Section 382. As a result, if or when we earn net taxable income, our ability to use our pre-change net operating loss carryforwards to offset such taxable income may be subject to limitations, which could adversely affect our future cash flows.

Risks Related to the Regulation of Our Business and Products

We and our third-party contract manufacturers and suppliers are subject to extensive governmental regulation and may be subject to enforcement if we are not in compliance with applicable requirements.

We and our third-party contract manufacturers and suppliers are subject to a broad range of federal, state and local laws and regulations governing, among other things, the testing, development, manufacture, distribution, marketing and post-market reporting of animal foods, including those that contain CBD. These include laws administered by the U.S. Food and Drug Administration (“FDA”), the U.S. Federal Trade Commission (“FTC”), the U.S. Department of Agriculture (“USDA”), and other federal, state and local regulatory authorities.

Because we market food, supplements and other products that are regulated as food and cosmetic care products for animals, we and the companies that manufacture our products are subject to the requirements of the Federal Food, Drug and Cosmetic Act (“FDCA”) and regulations promulgated thereunder by the FDA. The statute and regulations govern, among other things, the manufacturing, composition, ingredients, packaging, labeling and safety of food for animals. The FDA requires that facilities that manufacture animal food products comply with a range of requirements, including hazard analysis and preventative controls regulations, current good manufacturing practices (“cGMPs”) and supplier verification requirements. Processing facilities, including those of our third-party contract manufacturers and suppliers, are subject to periodic inspection by federal, state and local authorities. If our third-party contract manufacturers cannot successfully manufacture products that conform to our specifications and the strict regulatory requirements of the FDA and applicable state and local laws, they may be subject to adverse inspectional findings or enforcement actions, which could materially impact our ability to market our products, could result in their inability to continue manufacturing for us or could result in a recall of our products that have already been distributed. If the FDA or other regulatory authority determines that we or they have not complied with the applicable regulatory requirements, our business, financial condition and results of operations may be materially adversely impacted. If we do not comply with labeling requirements, including making unlawful claims about our products, we could be subject to public warning letters and possible further enforcement (which other companies distribution CBD products have faced).

In addition, we currently market and plan to market our products with claims regarding the functional benefits of our products for pets, including that our products are intended to support the immune system, promote healthy skin, support healthy heart function, promote calmness and relaxation, support joint function, promote healthy bones and other similar claims. While we believe that such claims are permissible claims for animal foods and supplements and that our packaging is in compliance with the FDA’s requirements, the FDA and other regulatory authorities may consider such claims to suggest that our products are intended to treat, cure, or prevent a disease, thereby potentially meeting the statutory definition of a “drug,” and the FDA has issued warning letters to companies for improper marketing of CBD products on this basis. In addition, the FTC has issued warning letters to companies for failing to properly substantiate their CBD product claims, which constitutes false advertising. For these and other reasons, the FDA, FTC and other regulatory authorities may consider our products to be new animal drugs without adequate substantiation or approval for our claims, which could lead to statutory and regulatory violations, enforcement actions and product recalls.

Failure by us or our third-party contract manufacturers and suppliers to comply with applicable laws and regulations or to obtain and maintain necessary permits, licenses and registrations relating to our or our partners’ operations could subject us to administrative and civil penalties, including fines, injunctions, recalls or seizures, warning letters, restrictions on the marketing or manufacturing of our products, or refusals to permit the import or export of products, as well as potential criminal sanctions, which could result in increased operating costs resulting in a material effect on our operating results and business. See “Business— Government Regulation.”

The FDA has stated that it interprets the FDCA to prohibit the sale of food products, including animal foods and supplements, that contain CBD. The FDA is considering seeking a change in the relevant statutory framework to allow for certain CBD-containing food products or otherwise working to find a regulatory pathway pursuant to its current authorities, but unless and until such changes are enacted, the FDA and other federal and state regulatory authorities could take enforcement action to prevent us from marketing pet food, products and supplements with CBD that could adversely impact our business, financial condition and results of operations or cause us to halt product sales altogether.

Although hemp and CBD are no longer controlled substances subject to regulation by the DEA, the FDA has stated publicly that it is nonetheless unlawful under the FDCA to introduce animal food, which includes products intended for animals labeled as food, treats, or supplements, containing CBD into interstate commerce. The FDCA prohibits the introduction or delivery for introduction into interstate commerce of any food that contains an approved drug or a drug for which substantial clinical investigations have been instituted and made public, unless a statutory exemption applies. The FDA has publicly stated its conclusion that none of the statutory exceptions has been met for CBD. See “Business—Government Regulation—FDA Regulation of Animal Foods.”

On May 31, 2019, the FDA held a public hearing to obtain scientific data and information about the safety, manufacturing, product quality, marketing, labeling and sale of products containing cannabis or cannabis-derived compounds (such as CBD) to provide the FDA with information as it considers policy options related to the regulation of these products, particularly in light of the changes to the legal status of hemp enacted in the 2018 Farm Bill. The FDA has also formed an internal working group to evaluate the potential pathways to market for CBD products, which could include seeking statutory changes from Congress or promulgating new regulations. If legislative action is necessary, such legislative changes could take years to finalize and may not include provisions that would enable us to produce, market and/or sell our CBD products, and FDA could similarly take years to promulgate new regulations. Additionally, while the agency’s enforcement focus to date has primarily been on CBD products that are associated with therapeutic claims, the agency has recently issued warning letters to companies marketing CBD products without such claims, and there is a risk that FDA could take enforcement action against us, our third-party contract manufacturers or suppliers, or those marketing similar products to us, which could limit or prevent us from marketing our products and have a material adverse impact on our business, financial condition and results of operations.

Moreover, local, state, federal, and international CBD, hemp and cannabis laws and regulations are rapidly changing and subject to evolving interpretations, which could require us to incur substantial costs associated with compliance requirements or alteration of certain aspects of our business plan in the event that our CBD products become subject to new restrictions. In addition, violations of these laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our operations. It is also possible that regulations may be enacted in the future that will be directly applicable to our products. We cannot predict the nature of any future laws, regulations, interpretations, or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our activities in the hemp and CBD industry. The constant evolution of laws and regulations may require us to incur substantial costs associated with legal and compliance fees and ultimately require us to alter our business plan.

Our products contain CBD derived from hemp. The 2018 Farm Bill enacted a number of changes to the legal status of hemp and hemp products, including removal from the statutory list of controlled substances. However, implementation of the 2018 Farm Bill is ongoing, and there is still significant uncertainty regarding the legal status of hemp and hemp-based products under U.S. law.

Our products that contain CBD are subject to various state and federal laws regarding the production and sale of hemp-based products. Historically, the DEA has interpreted CBD to be subject to the Controlled Substances Act of 1970 (“CSA”) under the definition for “marihuana,” a Schedule I controlled substance. However, the Agriculture Improvement Act of 2018 (the “2018 Farm Bill”) removed “hemp,” from the definition of “marihuana.” “Hemp” is defined as the plant Cannabis sativa L. and any part of that plant, including the seeds thereof and all derivatives, extracts, cannabinoids, isomers, acids, salts, and salts of isomers, whether growing or not, with a delta-9 tetrahydrocannabinol (“THC”) concentration of not more than 0.3 percent on a dry weight basis. As a result of the enactment of the 2018 Farm Bill, and since we believe that the CBD contained in our products and the hemp from which it is derived meet the definition of “hemp,” we believe that our CBD products and the hemp from which they are derived are not Schedule I controlled substances under the CSA. However, there is a risk that we could be subject to enforcement action, including prosecution, if any of our products are determined to not meet the definition of “hemp” and to constitute “marihuana” under the CSA based on THC levels or other violations, which would have a negative impact on our business and operations.

In addition, the 2018 Farm Bill contained provisions that require the USDA to, among other things, promulgate a new regulatory framework governing the growth and cultivation of hemp, where hemp grown in compliance with the framework would be permitted in interstate commerce throughout the United States. The USDA has not yet promulgated these new regulations, and it is not certain when the agency will do so. The lack of USDA regulations has created uncertainty regarding the extent to which states where hemp is still illegal under state law may take enforcement action against hemp and hemp products that may otherwise comply with federal law. This issue is the subject of currently active litigation, where courts in different states have come down on both sides, and we cannot predict the outcome of the active litigation or how the various federal, state and local authorities will regulate the interstate transportation of hemp and hemp products. Moreover, as the USDA and federal courts continue to address this issue, we face the risk that a state could seize or take other enforcement action against us or our partners with respect to the hemp from which our CBD products are derived. Furthermore, violations of these laws, or alleged violations, could disrupt our business and result in a material adverse effect on our operations.

Our products may be subject to recalls for a variety of reasons, which could require us to expend significant management and capital resources.

Manufacturers and distributors of products are sometimes subject to the recall or return of their products for a variety of reasons, including product defects, such as contamination, adulteration, unintended harmful side effects or interactions with other substances, packaging safety and inadequate or inaccurate labeling disclosure. Although we have detailed procedures in place for testing finished products, there can be no assurance that any quality, potency or contamination problems will be detected in time to avoid unforeseen product recalls, regulatory action or lawsuits, whether frivolous or otherwise. If any of the animal food or care products produced by us are recalled due to an alleged product defect or for any other reason, we could be required to incur the unexpected expense of the recall and any legal proceedings that might arise in connection with the recall. We had to issue a recall in 2018 for one of our products after a single retail sample collected by the Michigan Department of Agriculture tested positive for Salmonella. Although customers reported no incidents of injury or illness in association with this product, the recall negatively affected our results. As a result of any such recall, we may lose a significant amount of sales and may not be able to replace those sales at an acceptable margin or at all. In addition, a product recall may require significant management attention or damage our reputation and goodwill or that of our products or brands.

Additionally, product recalls may lead to increased scrutiny of our operations by the FDA or other state or federal regulatory agencies, requiring further management attention, increased compliance costs and potential legal fees, fines, penalties and other expenses. Any product recall affecting the cannabis industry more broadly, whether or not involving us, could also lead consumers to lose confidence in the safety and security of the products sold by producers generally, including products sold by us.

Within the United States, we and our third-party contract manufacturers and suppliers face a variety of state and local restrictions on the cultivation of hemp, and if state or local regulatory authorities take enforcement action to prevent us from selling our products, our business, financial condition and results of operations could be materially adversely impacted.

We currently source hemp-derived CBD for inclusion in our pet foods, treats, and oils from a single supplier that cultivates hemp in compliance with the requirements of the Agricultural Act of 2014 (the “2014 Farm Bill”). The growth and cultivation of hemp is subject to a complex regulatory framework that is implemented and affected by multiple federal agencies, as well as state and local authorities. In 2014, Congress enacted the 2014 Farm Bill to allow for the limited growth and cultivation of industrial hemp under federal law. This statute allowed institutions of higher education and state departments of agriculture to grow and cultivate industrial hemp for agricultural or other academic research purposes, or for hemp to be grown under the auspices of a state agricultural pilot program, in states where such growth and cultivation is legal under state law. While the 2018 Farm Bill created a pathway under which hemp and its derivatives, including CBD, would no longer be a Schedule I controlled substance under the CSA and would be protected from interference in interstate commerce, the USDA has not yet implemented the regulatory framework to govern the growth and cultivation of hemp. Because the USDA has not yet promulgated regulations implementing the hemp production provisions of the 2018 Farm Bill, the USDA has confirmed that the provisions of the 2014 Farm Bill currently govern the growth and cultivation of hemp, along with applicable state licensing regulations under the 2014 framework. Notwithstanding the uncertain implementation of those provisions, state and local authorities have enacted their own restrictions on the cultivation or sale of hemp or hemp-derived CBD, including laws that ban the cultivation or possession of hemp or any other plant of the cannabis genus and derivatives thereof, such as CBD. Currently several states ban the cultivation and possession of hemp or CBD, while others have taken enforcement action against human and pet food products that contain CBD, and states may enact new laws or regulations that prohibit or limit the sale of such products at any time. In the event of a change in federal or state laws and regulations that are adverse to our CBD products, we may be restricted or limited with respect to sale or distribution of those products, which could adversely impact our intended business plan with respect to such products.

While the USDA has announced its intention to publish its hemp regulations in late 2019, the ultimate timing and content of these regulations implementing the 2018 Farm Bill is uncertain. Additionally, it remains to be seen which states submit their own regulatory plans for the cultivation of hemp and which states become subject to the USDA framework. The timing and content of these federal and state regulatory plans may impact our ability to obtain sufficient quantities of CBD at an acceptable price and on a timely basis. If our current supplier were to face increased regulation or be unable to continue to supply our business, we may be unable to fulfill our customer’s orders or find a suitable replacement supplier in a timely fashion or at comparable prices. If our current supplier or any future suppliers fail to comply with the applicable regulatory requirements, our business may suffer.

Changes in existing laws or regulations, including how such existing laws or regulations are enforced by federal, state, and local authorities, or the adoption of new laws or regulations may increase our costs and otherwise adversely affect our business, financial condition and results of operations.

In addition to the legal framework applicable to hemp and CBD, the manufacture and marketing of animal food products is highly regulated, and we and our third-party contract manufacturers and suppliers are subject to a variety of federal and state laws and regulations applicable to pet food and treats. These laws and regulations apply to many aspects of our business, including the manufacture, packaging, labeling, distribution, advertising, sale, quality and safety of our products. We could incur costs, including fines, penalties, and third-party claims, in the event of any violations of, or liabilities under, such requirements, including any competitor or consumer challenges relating to compliance with such requirements. For example, in connection with the marketing and advertisement of our products, we could be the target of claims relating to false or deceptive advertising, including under the auspices of the FTC and state consumer protection statutes.

The regulatory environment in which we operate could change significantly and adversely in the future. The laws and regulations that apply to our products and business may change in the future and we may incur (directly, or indirectly through our third-party contract manufacturers or suppliers) material costs to comply with current or future laws and regulations or any required product recalls. Any change in manufacturing, labeling, or marketing requirements for our products may lead to an increase in costs or interruptions in manufacturing or raw material supply, either of which could adversely affect our operations and financial condition. For example, recent federal and state attention to the sale of CBD-containing products, specifically pet products that contain CBD, could result in standards or requirements that mandate changes to our current labeling, product ingredients or marketing. New or revised government laws and regulations could significantly limit our ability to run our business as it is currently conducted, result in additional compliance costs and, in the event of noncompliance, lead to administrative or civil remedies, including fines, injunctions, withdrawals, recalls or seizures and confiscations, as well as potential criminal sanctions. Any such changes or actions by the FDA or other regulatory agencies could have a material adverse effect on our third-party manufacturers, our suppliers or our business, financial condition and results of operations.

Government scrutiny, warnings and public perception could increase our costs of production and increase our legal and regulatory expenses, and if we are unable to comply with the applicable requirements for marketing pet foods, we could face substantial civil and criminal penalties.

Manufacturing, processing, labeling, packaging, storing and distributing pet products are activities subject to extensive federal, state and local regulation, as well as foreign regulation. In the United States, these operations are regulated by the FDA and various state and local public health and agricultural agencies. The FDA Food Safety Modernization Act of 2011 provides direct recall authority to the FDA for food products and includes a number of other provisions designed to enhance food safety, including increased inspections by the FDA of domestic and foreign food facilities and increased review of food products imported into the United States. In addition, many states have adopted the Association of American Feed Control Officials’ model pet food regulations or variations thereof, which generally regulate the information manufacturers provide about pet food. Compliance with government regulation can be costly or may otherwise adversely affect our business. Moreover, failure to comply with applicable laws and regulations could subject us to civil remedies, including fines, injunctions, recalls or seizures, as well as potential criminal sanctions, which could in turn have a material adverse effect on our business, financial condition and results of operations.

We operate in a highly regulated environment with constantly evolving legal and regulatory frameworks. Consequently, we are subject to heightened risk of legal claims, government investigations or regulatory enforcement actions. Although we have implemented policies and procedures designed to ensure compliance with existing laws and regulations, there can be no assurance that our employees, temporary workers, contractors or agents will not violate our policies and procedures. Moreover, a failure to maintain effective regulatory compliance policies and procedures could lead to violations, unintentional or otherwise, of laws and regulations. Legal claims, government investigations or regulatory enforcement actions arising out of our failure or alleged failure to comply with applicable laws and regulations could subject us to civil and criminal penalties that could materially and adversely affect our product sales, reputation, financial condition and operating results. In addition, the costs and other effects of defending potential and pending litigation and administrative actions against us may be difficult to determine and could materially adversely affect our business, financial condition and results of operations.

Because there has been limited study on the effects of CBD, including on animals, future nonclinical and clinical research studies and analysis of such studies by third parties, including government agencies, may lead to conclusions that dispute or conflict with our understandings and beliefs regarding the benefits, viability, safety, dosing and social acceptance of CBD.

Research in the United States and internationally regarding the benefits, viability, safety and dosing of isolated cannabinoids (such as CBD or THC) remains in relatively early stages. There have been few clinical trials on the benefits of CBD conducted on humans or animals, including studies focused on the consumption of CBD in foods.

Future research and clinical trials may draw opposing conclusions to statements contained in current articles, reports and studies regarding CBD or could reach different or negative conclusions regarding the medical benefits, viability, safety, dosing or other facts and perceptions related to CBD, which could adversely affect acceptance of CBD in foods and the demand for such products. Future research may also cause regulatory authorities to change how they enforce regulatory restrictions applicable to hemp and CBD. We cannot predict any negative research and clinical trial findings in the future that may have a material adverse impact on our business, financial condition and results of operation.

The market for raw foods and CBD and hemp products for pets is a young market and may not achieve the growth potential we expect or may grow more slowly than expected.

Our success will depend in significant part on customer acceptance, our ability to change with customer tastes and to meet customer needs with new products. If customers do not accept our products, our sales and revenue will either fail to materialize or decline, resulting in a reduction in our operating income or possible increases in losses. Demand for CBD and hemp products is also influenced by the popularity of certain aesthetics, cultural and demographic trends, marketing and advertising expenditures, legality concerns, and general economic conditions. Because these factors can change rapidly, customer demand also can shift quickly. The success of new product introductions depends on various factors, including product selection and quality, sales and marketing efforts and timely production. We may not always be able to respond quickly and effectively to changes in customer taste and demand due to the amount of time and financial resources that may be required to bring new products to market. The inability to respond quickly to market changes could have an impact on our expected growth potential and the growth potential of the market for raw foods and CBD and hemp products for pets. Even if this market develops, we may not succeed in our plan to become a category leader.

Negative publicity from being in the hemp and CBD space could have a material adverse effect on our business, financial condition, and results of operations.

Hemp and marijuana are both varieties of the plant Cannabis sativa L., except that hemp, as defined by federal law for exemption from Schedule I of the CSA, has a delta-9 THC concentration of not more than 0.3% on a dry weight basis. The same plant with a higher THC content is considered marijuana, which is legal for medical and recreational use under certain state laws, but which is not legal under federal law. The similarities between these plants can cause confusion, and our activities with hemp may be incorrectly perceived as us being involved in federally illegal marijuana activities.

Also, despite growing support for the cannabis industry and legalization of marijuana in certain U.S. states, many individuals and businesses remain opposed to the cultivation and sale of cannabis and cannabis-derived products. Any negative publicity resulting from an incorrect perception that we operate in the marijuana space could result in a loss of current or future business. It could also adversely affect the public’s perception of us or our common stock and lead to reluctance by new parties to do business with or invest in us. We cannot assure you that additional business partners, including but not limited to financial institutions and customers, will not attempt to end or curtail their relationships with us. Any such negative press or impacts to business relationships could have a material adverse effect on our business, financial condition, and results of operations.

We are subject to risks inherent in an agricultural business, including the risk of crop failure.

The hemp from which our CBD products are derived is grown in an agricultural process. As such, our business will be subject to the risks inherent in the agricultural business, including risks of crop failure presented by weather, water availability, insects, plant diseases and similar agricultural risks. There can be no assurance that these risks will not entirely interrupt our activities or have a material adverse effect on our business.

Our ability to deduct certain business expenses for income tax purposes is subject to uncertainty.

Section 280E of the Code prohibits the deduction of certain otherwise ordinary business expenses from carrying on any trade or business that consists of “trafficking” Schedule I or II controlled substances, as defined by the CSA. Under existing IRS guidance, the bulk of operating costs and general administrative costs of trades or businesses subject to Section 280E of the Code are not permitted to be deducted. Although the 2018 Farm Bill created a pathway under which hemp and its derivatives, including CBD, would no longer be a Schedule I controlled substance under the CSA, until the USDA implements regulations pursuant to the 2018 Farm Bill, we believe our ability to deduct certain ordinary business expenses requires compliance with the 2014 Farm Bill. We do not believe that Section 280E of the Code currently forbids our deduction of otherwise ordinary business expenses because we believe that we are in compliance with the 2014 Farm Bill and/or the products we sell are from participants that are compliant with the 2014 Farm Bill. However, until the USDA promulgates regulations under the 2018 Farm Bill, non-compliance with the 2014 Farm Bill by us or our suppliers may have a material adverse tax effect on us.

Risks Related to an Investment in Our Common Stock

There is currently a limited public market for our common stock, a trading market for our common stock may never develop, and our common stock prices may be volatile and could decline substantially.

Prior to the date of this prospectus, although our common stock is quoted on OTC Markets, OTCQB tier of OTC Markets Group Inc., an over-the-counter quotation system, under the symbol “BTTR”, there has been no material public market for our common stock. In these marketplaces, our stockholders may find it difficult to obtain accurate quotations as to the market value of their shares of our common stock, and may find few buyers to purchase their stock and few market makers to support its price. As a result of these and other factors, investors may be unable to resell shares of our common stock at or above the price for which they purchased them, at or near quoted bid prices, or at all. Further, an inactive market may also impair our ability to raise capital by selling additional equity in the future, and may impair our ability to enter into strategic partnerships or acquire companies or products by using shares of our common stock as consideration.

Moreover, there can be no assurance that any selling stockholders will sell any or all of their shares of common stock and there may initially be a lack of supply of, or demand for, our common stock. In the case of a lack of supply for our common stock, the trading price of our common stock may rise to an unsustainable level, particularly in instances where institutional investors may be discouraged from purchasing our common stock because they are unable to purchase a block of shares in the open market due to a potential unwillingness of our selling stockholders to sell the amount of shares at the price offered by such investors and the greater influence individual investors have in setting the trading price. In the case of a lack of demand for our common stock, the trading price of our common stock could decline significantly and rapidly at any time.

We intend to list shares of our common stock on a national securities exchange in the future, but we do not now, and may not in the future, meet the initial listing standards of any national securities exchange, which is often a more widely-traded and liquid market. Some, but not all, of the factors which may delay or prevent the listing of our common stock on a more widely-traded and liquid market include the following: our stockholders’ equity may be insufficient; the market value of our outstanding securities may be too low; our net income from operations may be too low; our common stock may not be sufficiently widely held; we may not be able to secure market makers for our common stock; and we may fail to meet the rules and requirements mandated by the several exchanges and markets to have our common stock listed. Should we fail to satisfy the initial listing standards of the national exchanges, or our common stock is otherwise rejected for listing, and remains listed on the OTC Markets or is suspended from the OTC Markets, the trading price of our common stock could suffer and the trading market for our common stock may be less liquid and our common stock price may be subject to increased volatility.

Therefore, an active, liquid, and orderly trading market for our common stock may not initially develop or be sustained, which could significantly depress the public price of our common stock and/or result in significant volatility, which could affect your ability to sell your common stock. Even if an active trading market develops for our common stock, the market price of our common stock may be highly volatile and subject to wide fluctuations. Our financial performance, government regulatory action, tax laws, interest rates and market conditions in general could have a significant impact on the future market price of our common stock.

We are not subject to compliance with rules requiring the adoption of certain corporate governance measures and as a result our stockholders have limited protections against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act, as well as resulting rule changes enacted by the SEC, the New York Stock Exchange and the NASDAQ Stock Market, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities which are listed on those exchanges. Because we are not listed on the NASDAQ Stock Market or the New York Stock Exchange, we are not presently required to comply with many of the corporate governance provisions. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest and similar matters.

We do not have a class of our securities registered under Section 12 of the Exchange Act. Until we do, or we become subject to Section 15(d) of the Exchange Act, we will be a “voluntary filer.”

We are not currently required under Section 13 or Section 15(d) of the Exchange Act to file periodic reports with the SEC. We have in the past voluntarily elected to file some or all of these reports to ensure that sufficient information about us and our operations is publicly available to our stockholders and potential investors. Until we become subject to the reporting requirements under the Exchange Act, we are a “voluntary filer” and we are currently considered a non-reporting issuer under the Exchange Act. We will not be required to file reports under Section 13(a) or 15(d) of the Exchange Act until the earlier to occur of: (i) our registration of a class of securities under Section 12 of the Exchange Act, which would be required if we list a class of securities on a national securities exchange or if we meet the size requirements set forth in Section 12(g) of the Exchange Act, or which we may voluntarily elect to undertake at an earlier date; or (ii) the effectiveness of a registration statement under the Securities Act relating to our common stock. Until we become subject to the reporting requirements under either Section 13(a) or 15(d) of the Exchange Act, we are not subject to the SEC’s proxy rules, and large holders of our capital stock will not be subject to beneficial ownership reporting requirements under Sections 13 or 16 of the Exchange Act and their related rules. As a result, our stockholders and potential investors may not have available to them as much or as robust information as they may have if and when we become subject to those requirements. In addition, if we do not register under Section 12 of the Exchange Act, and remain a “voluntary filer”, we could cease filing annual, quarterly or current reports under the Exchange Act.

If our common stock becomes subject to the “penny stock” rules, it could adversely affect the market price of our common stock and increase your transaction costs to sell those shares.

The SEC has adopted Rule 3a51-1, which establishes the definition of a “penny stock” as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. If the price if our common stock is less than $5.00, our common stock will be deemed a penny stock. For any transaction involving a penny stock, unless exempt, Rule 15g-9 requires that a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

We may have material liabilities that were not discovered before, and have not been discovered since, the closing of the acquisitions.

As a result of the acquisitions, the prior business plan and management relating to Better Choice Company was abandoned and replaced with the business and management team of Bona Vida and TruPet. As a result, we may have material liabilities based on activities before the acquisitions that have not been discovered or asserted. We could experience losses as a result of any such undisclosed liabilities that are discovered in the future, which could materially harm our business and financial condition. Although the agreements entered into in connection with the acquisitions contains customary representations and warranties from Bona Vida and TruPet concerning their assets, liabilities, financial condition and affairs, there may be limited or no recourse against the pre-acquisition stockholders or principals in the event those representations prove to be untrue. As a result, our current and future stockholders will bear some, or all, of the risks relating to any such unknown or undisclosed liabilities.

Our common stock prices may be volatile which could cause the value of an investment in our common stock to decline.

The market price of our common stock may be highly volatile and subject to wide fluctuations. Our financial performance, government regulatory action, tax laws, interest rates and market conditions in general could have a significant impact on the future market price of our common stock.

The public price of our common stock following the date of this prospectus also could be subject to wide fluctuations in response to the risk factors described in this prospectus and others beyond our control, including:

•	the number of shares of our common stock publicly owned and available for trading;
•	actual or anticipated quarterly variations in our results of operations or those of our competitors;
•	our actual or anticipated operating performance and the operating performance of similar companies in our industry;
•	our announcements or our competitors’ announcements regarding, significant contracts, acquisitions, or strategic investments;
•	general economic conditions and their impact on the pet food markets;
•	the overall performance of the equity markets;
•	threatened or actual litigation;
•	changes in laws or regulations relating to our industry;
•	any major change in our board of directors or management;
•	publication of research reports about us or our industry or changes in recommendations or withdrawal of research coverage by securities analysts; and
•	sales or expected sales of shares of our common stock by us, and our officers, directors, and significant stockholders.

In addition, the stock market in general has experienced extreme price and volume fluctuations that often have been unrelated or disproportionate to the operating performance of those companies. Securities class action litigation has often been instituted against companies following periods of volatility in the overall market and in the market price of a company’s securities. Such litigation, if instituted against us, could result in very substantial costs, divert our management’s attention and resources and harm our business, operating results, and financial condition.

The public price of our common stock may have little or no relationship to the offering price in the May Private Placement.

There is only a limited public market for our common stock. On May 6, 2019, we completed the May Private Placement, in which we sold 5,744,991 shares of our common stock and 5,744,991 warrants to purchase our common stock at an exercise price of $4.25 per share at an offering price of $3.00 per share to certain of the selling stockholders identified in this prospectus in reliance on exemptions from registration under the Securities Act. However, the offering price in the May Private Placement may have little or no relation to broader market demand for our common stock. As a result, you should not place undue reliance on the offering price in the May Private Placement as it may differ materially from the public prices of our common stock.

Because we are a “smaller reporting company,” we will not be required to comply with certain disclosure requirements that are applicable to other public companies and we cannot be certain if the reduced disclosure requirements applicable to smaller reporting companies will make our common stock less attractive to investors.

We are a “smaller reporting company,” as defined in Item 10(f)(1) of Regulation S-K. As a smaller reporting company we are eligible for exemptions from various reporting requirements applicable to other public companies that are not smaller reporting companies, including, but not limited to:

•	Reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements;
•	Not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002; and
•	Reduced disclosure obligations for our annual and quarterly reports, proxy statements and registration statements.

We will remain a smaller reporting company until the end of the fiscal year in which (1) we have a public common equity float of more than $250 million, or (2) we have annual revenues for the most recently completed fiscal year of more than $100 million plus we have any public common equity float or public float of more than $700 million. We also would not be eligible for status as smaller reporting company if we become an investment company, an asset-backed issuer or a majority-owned subsidiary of a parent company that is not a smaller reporting company.

We do not expect to pay any cash dividends to the holders of the common stock in the foreseeable future and the availability and timing of future cash dividends, if any, is uncertain.

We expect to use cash flow from future operations to repay debt and support the growth of our business and do not expect to declare or pay any cash dividends on our common stock in the foreseeable future. Our Credit Facility (as defined herein) places certain restrictions on the ability of us and our subsidiaries to pay cash dividends. We may amend our Credit Facility or enter into new debt arrangements that also prohibit or restrict our ability to pay cash dividends on our common stock.

Subject to such restrictions, our board of directors will determine the amount and timing of stockholder dividends, if any, that we may pay in future periods. In making this determination, our directors will consider all relevant factors, including the amount of cash available for dividends, capital expenditures, covenants, prohibitions or limitations with respect to dividends, applicable law, general operational requirements and other variables. We cannot predict the amount or timing of any future dividends you may receive, and if we do commence the payment of dividends, we may be unable to pay, maintain or increase dividends over time. Therefore, you may not be able to realize any return on your investment in our common stock for an extended period of time, if at all.

Future sales of our common stock, or the perception that such sales may occur, may depress our share price, and any additional capital through the sale of equity or convertible securities may dilute your ownership in us.

We may in the future issue our previously authorized and unissued securities. We are authorized to issue 88,000,000 shares of common stock and 4,000,000 shares of preferred stock with such designations, preferences and rights as determined by our board of directors. The potential issuance of such additional shares of common stock will result in the dilution of the ownership interests of the holders of our common stock and may create downward pressure on the trading price, if any, of our common stock. The registration rights of our stockholders and the sales of substantial amounts of our common stock following the effectiveness of the registration statement of which this prospectus is a part, or the perception that these sales may occur, could cause the market price of our common stock to decline and impair our ability to raise capital. We also may grant additional registration rights in connection with any future issuance of our capital stock.

In connection with the acquisitions, certain of our stockholders agreed that for a period of six months after the closing date of the acquisitions, subject to certain exceptions, they would not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock. These lock-up agreements expire on November 6, 2019 and thereafter, subject to the next paragraph, up to an additional 33,030,807 shares of common stock will be eligible for sale in the public market. If the restrictions under the lock-up agreements are waived, our common stock will be available for sale into the market, which could reduce the market value for our common stock.

In addition, on September 17, 2019, we entered into a five-year consulting agreement with Bruce Linton. As compensation for the services rendered, we issued 2,500,000 share purchase warrants to acquire one share each of our common stock with an exercise price of $0.10. An additional 1,500,000 share purchase warrants to acquire one share each of our common stock with an exercise price of $10.00. As part of the consulting agreement, we agreed to use our commercially reasonable efforts to cause each of our directors and officers to enter into a lock-up agreement, upon customary terms and conditions, between each officer or director and Mr. Linton for a period of no more than one year from September 1, 2019. As of October 25, 2019, 14,392,931 shares of common stock were subject to lock-up agreements. The lock-up agreement will expire on September 15, 2020.

In October 2018, we also issued Series E Convertible Preferred Stock (“Series E preferred stock”). As of October 25, 2019, the Series E preferred stock was convertible into 2,167,744 shares of common stock, all of which will be freely tradeable. The exercise, conversion or exchange of convertible securities, including for other securities, will dilute the percentage ownership of our stockholders. The dilutive effect of the exercise or conversion of these securities may adversely affect our ability to obtain additional capital. The holders of these securities may be expected to exercise or convert such securities at a time when we would be able to obtain additional equity capital on terms more favorable than such securities or when our common stock is trading at a price higher than the exercise or conversion price of the securities. The exercise or conversion of outstanding securities will have a dilutive effect on the securities held by our shareholders. We have in the past, and may in the future, exchange outstanding securities for other securities on terms that are dilutive to the securities held by other shareholders not participating in such exchange.

In addition, (i) 9,312,815 warrants to purchase our common stock at a weighted average exercise price of $4.00 per share that we issued in the May Private Placement and the December Private Placement (as defined herein) are outstanding and (ii) 6,000,000 shares of common stock are issuable pursuant to outstanding options granted under the 2019 Plan to our executive officers and directors key employees and third-party contractors in connection with the private placement (of which 1,215,545 are vested). The issuance of any such shares would ultimately be dilutive to the holders of shares of common stock acquired in the listing.

We may issue preferred stock whose terms could adversely affect the voting power or value of our common stock.

Our certificate of incorporation authorizes us to issue, without the approval of our stockholders, one or more classes or series of preferred stock having such designations, preferences, limitations and relative rights, including preferences over our common stock with respect to dividends and distributions, as our board of directors may determine. The terms of one or more classes or series of preferred stock could adversely impact the voting power or value of our common stock. For example, we might grant holders of preferred stock the right to elect some number of our directors in all events or on the happening of specified events, or the right to veto specified transactions. Similarly, the repurchase or redemption rights or liquidation preferences we might grant to holders of preferred stock could affect the value of the common stock.

We will continue to incur increased costs as a result of operating as a public company, and our management will be required to devote substantial time to new compliance initiatives.

As a public company, we incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, the Sarbanes-Oxley Act of 2002 and rules subsequently implemented by the SEC, impose various requirements on public companies, including establishment and maintenance of effective disclosure and financial controls and corporate governance practices. Our management and other personnel devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly, particularly after we are no longer a smaller reporting company. For example, we expect that these rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance.

Pursuant to Section 404, we will be required to furnish a report by our management on our internal control over financial reporting, including an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. To achieve compliance with Section 404 within the prescribed period, we will be engaged in a process to document and evaluate our internal control over financial reporting, which is both costly and challenging. In this regard, we will need to continue to dedicate internal resources, potentially engage outside consultants and adopt a detailed work plan to assess and document the adequacy of internal control over financial reporting, continue steps to improve control processes as appropriate, validate through testing that controls are functioning as documented and implement a continuous reporting and improvement process for internal control over financial reporting. Despite our efforts, there is a risk that neither we nor our independent registered public accounting firm will be able to conclude within the prescribed timeframe that our internal control over financial reporting is effective as required by Section 404. This could result in an adverse reaction in the financial markets due to a loss of confidence in the reliability of our financial statements.

We have material weaknesses in our internal control over financial reporting. If these material weaknesses persist or if we fail to establish and maintain effective internal control over financial reporting, our ability to accurately report its financial results could be adversely affected.

Prior to the closing of the acquisitions, TruPet was a private company and had limited accounting and financial reporting personnel and other resources with which to address its internal control over financial reporting. In connection with the preparation of the financials for the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2019 our management, with the participation of our Chief Executive Officer, Damian Dalla-Longa and our Chief Financial Officer, Andreas Schulmeyer, evaluated the effectiveness of our internal control over financial reporting as of June 30, 2019 and determined they were not effective. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim financial statements will not be prevented or detected on a timely basis.

The material weaknesses related to our inability to prepare accurate financial statements, resulting from a failure to maintain effective controls over the control environment. Specifically, the Company had not developed and effectively communicated to its employees and consultants its accounting policies and procedures, which resulted in inconsistent practices. Since these entity level programs have a pervasive effect across the organization, management has determined that these circumstances constitute a material weakness. Our second material weakness found that we did not maintain effective controls over financial statement disclosure. Specifically, controls were not designed and in place to ensure that all disclosures required were originally addressed in our financial statements. Accordingly, management has determined that this control deficiency constitutes a material weakness. The primary cause the weaknesses was the small size of our accounting staff, which resulted in a lack of segregation of duties and insufficient review procedures. We have begun building our in-house finance team by hiring a Chief Financial Officer and controller and believe, under this new leadership, we will review, revise and amend the internal processes to develop effective controls. There can be no assurance that these efforts will remediate the material weaknesses or avoid future weaknesses or deficiencies. Any failure to remediate the material weakness and any future weaknesses or deficiencies or any failure to implement required new or improved controls or difficulties encountered in their implementation could cause us to fail to meet its reporting obligations or result in material misstatements in its financial statements. If we are unable to remediate its material weaknesses, our management may not be able to conclude that its disclosure controls and procedures or internal control over financial reporting are effective, which could result in investors losing confidence in its reported financial information and may lead to a decline in the stock price.

We will continue to incur significant costs in staying current with reporting requirements. Our management will be required to devote substantial time to compliance initiatives. Additionally, the lack of an internal audit group may result in material misstatements to our financial statements and ability to provide accurate financial information to our shareholders.

Our management and other personnel will need to devote a substantial amount of time to compliance initiatives to maintain reporting status. Moreover, these rules and regulations, which are necessary to remain as a public reporting company, will be costly because external third party consultant(s), attorneys, or other firms may have to assist us in following the applicable rules and regulations for each filing on behalf of the company.

We currently do not have an internal audit group, and we may eventually need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge to have effective internal controls for financial reporting. Additionally, due to the fact that our officers and directors have limited experience as an officer or director of a reporting company, such lack of experience may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders.

Moreover, if we are not able to comply with the requirements or regulations as a public reporting company in any regard, we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

Many of our officers and directors lack significant experience in, and with, the reporting and disclosure obligations of publicly-traded companies in the United States.

Many of our officers and directors lack significant experience in, and with the reporting and disclosure obligations of publicly-traded companies, and with serving as an officer and or director of a publicly-traded company. This lack of experience may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders. Consequently, our operations, future earnings and ultimate financial success could suffer irreparable harm due to our officers’ and director’s ultimate lack of experience in our industry and with publicly-traded companies and their reporting requirements in general.

Provisions in our certificate of incorporation and bylaws and Delaware law may discourage a takeover attempt even if a takeover might be beneficial to our stockholders.

Provisions contained in our certificate of incorporation and bylaws could make it more difficult for a third party to acquire us after we have become a publicly traded company. Provisions in our certificate of incorporation and bylaws impose various procedural and other requirements, which could make it more difficult for stockholders to effect certain corporate actions. For example, our certificate of incorporation authorizes our board of directors to determine the rights, preferences, privileges and restrictions of unissued series of preferred stock without any vote or action by our stockholders. Thus, our board of directors can authorize and issue shares of preferred stock with voting or conversion rights that could dilute the voting power of holders of our other series of capital stock. These rights may have the effect of delaying or deterring a change of control of our company. Additionally, our certificate of incorporation and/or bylaws establish limitations on the removal of directors and on the ability of our stockholders to call special meetings and include advance notice requirements for nominations for election to our board of directors and for proposing matters that can be acted upon at stockholder meetings.

Moreover, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the General Corporation Law of the State of Delaware (the “DGCL”), which prohibits an “interested stockholder” owning in excess of 15% of our outstanding voting stock from merging or combining with us for a period of three years after the date of the transaction in which such stockholder acquired in excess of 15% of our outstanding voting stock, unless the merger or combination is approved in a prescribed manner.

See “Description of Capital Stock—Anti-Takeover Effects of Provisions of Our Certificate of Incorporation, Our Bylaws and Delaware Law.” These provisions could limit the price that certain investors might be willing to pay in the future for shares of our common stock.

Our bylaws designate the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or agents.

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer (or affiliate of any of the foregoing) of us to us or the our shareholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or our certificate of incorporation or bylaws, or (iv) any other action asserting a claim arising under, in connection with, and governed by the internal affairs doctrine; provided that these exclusive forum provisions will not apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act, or to any claim for which the federal courts have exclusive jurisdiction. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of, and consented to, the provisions of our bylaws described in the preceding sentence. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, employees or agents, which may discourage such lawsuits against us and such persons. Alternatively, if a court were to find these provisions of our bylaws inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition or results of operations.

Claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.

Our certificate of incorporation provides that we will indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law. In addition, as permitted by Section 145 of the Delaware General Corporation Law, our certificate of incorporation and our indemnification agreements that we have entered into with our directors and officers provide that:

•	We will indemnify our directors and officers for serving us in those capacities or for serving other business enterprises at our request, to the fullest extent permitted by Delaware law. Delaware law provides that a corporation may indemnify such person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

•	We may, in our discretion, indemnify employees and agents in those circumstances where indemnification is permitted by applicable law.
•	We are required to advance expenses, as incurred, to our directors and officers in connection with defending a proceeding, except that such directors or officers shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification.
•	We will not be obligated pursuant to the indemnification agreements entered into with our directors and executive officers to indemnify a person with respect to proceedings initiated by that person, except with respect to proceedings to enforce an indemnitees right to indemnification or advancement of expenses, proceedings authorized by our board of directors and if offered by us in our sole discretion.
•	The rights conferred in our certificate of incorporation are not exclusive, and we are authorized to enter into indemnification agreements with our directors, officers, employees and agents and to obtain insurance to indemnify such persons.
•	We may not retroactively amend our certificate of incorporation or indemnification agreement provisions to reduce our indemnification obligations to directors, officers, employees and agents.

We are a holding company and rely on payments, advances and transfers of funds from our subsidiaries to meet our obligations and pay any dividends.

We have limited direct operations and significant assets other than ownership of 100% of the capital stock of our subsidiaries. Because we primarily conduct our operations through our subsidiaries, we depend on those entities for payments to generate the funds necessary to meet our financial obligations, and to pay any dividends with respect to our common stock. Legal and contractual restrictions in our Credit Facility and other agreements that may govern future indebtedness of our subsidiaries, as well as the financial condition and operating requirements of our subsidiaries, may limit our ability to obtain cash from our subsidiaries. The earnings from, or other available assets of, our subsidiaries might not be sufficient to make distributions or loans to enable us to meet certain of our obligations. Any of the foregoing could materially and adversely affect our business, financial condition, results of operations and cash flows. See “Dividend Policy.”

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

The information in this prospectus includes “forward-looking statements.” All statements, other than statements of historical fact, included in this prospectus regarding, among other things, our strategy, future operations, financial position, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under the heading “Risk Factors” included in this prospectus. These forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, those summarized below:

•	our ability to successfully implement our growth strategy;
•	failure to achieve growth or manage anticipated growth;
•	our ability to achieve or maintain profitability;
•	the uncertainty of probability based upon our history of losses;
•	our ability to continue as a going concern;
•	our ability to generate sufficient cash flow to run our operations, service our debt and make necessary capital expenditures;
•	failure to integrate Bona Vida’s and TruPet’s businesses successfully and realize anticipated benefits;
•	failure to successfully develop additional products and service or successfully commercialize such products and services;
•	failure to comply with legal and regulatory requirements, by us or our third party contract manufacturers and suppliers;
•	risk of enforcement actions by the FDA or other regulatory authorities that may prevent us from marketing pet food, products and supplements with CBD;
•	uncertainty regarding the status of hemp and hemp-based products under U.S. law, as implementation of the 2018 Farm Bill is ongoing;
•	risk of our products being recalled for a variety of reasons, including product defects, packaging safety and inadequate or inaccurate labeling disclosure;
•	risk of shifting customer demand in relation to raw foods, CBD and hemp products for pets and failure to respond to such changes in customer taste quickly and effectively; and
•	the other risks identified in this prospectus including, without limitation, those under the headings “Risk Factors,” “Business Overview,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could have material adverse effects on our future results. Our future results will depend upon various other risks and uncertainties, including those described elsewhere in this prospectus under the heading, “Risk Factors.” Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise. All forward-looking statements attributable to us are qualified in their entirety by this cautionary statement.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders pursuant to this prospectus. The selling stockholders will pay any underwriting discounts and commissions and expenses they incur for brokerage, accounting, tax or legal services or any other expenses they incur in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees and fees and expenses of our counsel and our accountants.

DETERMINATION OF OFFERING PRICE

The selling stockholders will determine at what price they may sell the Securities offered by this prospectus, and such sales may be made at fixed prices, prevailing market prices at the time of the sale, varying prices determined at the time of sale, or negotiated prices.

MARKET FOR THE SECURITIES

Our common stock is listed on the OTCQB under the symbol “BTTR” and has been trading since June 2010. No established public trading market existed for our common stock prior to June 2010. The closing price of our common stock on the OTCQB on September 30, 2019 was $4.36 per share. As of September 30, 2019, we had 45,427,659 shares of our common stock outstanding. As of September 30, 2019, we had 149 record holders of our common stock.

DIVIDEND POLICY

We do not currently anticipate declaring or paying cash dividends on our common stock in the foreseeable future. We currently intend to retain our future earnings, if any, to finance the development and expansion of our business. Any future determination to pay dividends will be at the discretion of our board of directors and will depend upon then-existing conditions, including our results of operations and financial condition, capital requirements, business prospects, statutory and contractual restrictions on our ability to pay cash dividends, including restrictions contained in the credit agreements governing our Credit Facility, and other factors our board of directors may deem relevant. Accordingly, you may need to sell your shares of our common stock to realize a return on your investment, and you may not be able to sell your shares at or above the price you paid for them. See “Risk Factors—Risks Related to an Investment in our Common Stock—We do not expect to pay any cash dividends to the holders of the common stock in the foreseeable future and the availability and timing of future cash dividends, if any, is uncertain.”

Our Series E preferred stock ranks senior to the shares of our common stock with respect to dividend rights and holders of Series E preferred stock are entitled to a cumulative dividend at the rate of 10.0% per annum on the stated value of $0.99 per share (as adjusted), accruing quarterly in arrears, as set forth in the Certificate of Designation Preferences and Rights of Series E preferred stock (“Series E Certificate of Designation”). All accrued dividends on each share of Series E preferred stock shall be paid upon conversion of the share of Series E preferred stock for which the applicable dividend is due. At our option, dividends on the Series E preferred stock may be paid in cash or stock. We also must declare a dividend on the Series E preferred stock on a pro rata basis with our common stock. As of June 30, 2019, the amount of dividends payable on the Series E preferred stock was approximately $0.2 million.

CAPITALIZATION

The following table shows our cash and cash equivalents and capitalization as of June 30, 2019.

You should refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes contained elsewhere in this prospectus in evaluating the material presented below.

As of June 30, 2019
In thousands (except shares)
Cash and cash equivalents	$5,019
Long-term debt, including current maturities:
Credit Facility(1)	$6,200
Total debt, net of deferred financing costs
Deficit:
Series E preferred stock, $0.001 par value, 2,900,000 shares authorized, 1,707,919 shares issued and outstanding	13,007
Common stock, $0.001 par value, 88,000,000 shares authorized, 43,168,161 shares issued and outstanding	43
Additional paid-in capital	170,017
Accumulated deficit	(181,023)
Total stockholders’ deficit	(10,963)
Total capitalization	$(3,225)
(1)	On May 6, 2019, we entered into a Loan Agreement with Franklin Synergy Bank, a Tennessee banking corporation, pursuant to which, at our option and subject to the occurrence of certain funding conditions, Franklin Synergy Bank will provide advances to us in an aggregate amount less than or equal to $6.2 million.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with “Selected Consolidated Financial Data” and our audited and unaudited consolidated financial statements and related notes appearing elsewhere in this prospectus. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of a variety of risks and uncertainties, including those described in this prospectus under “Forward-Looking Statements” and “Risk Factors.” We assume no obligation to update any of these forward-looking statements.

Overview and Outlook

Better Choice Company is a holistic pet wellness company providing high quality raw cannabidiol (“CBD”) infused and non-CBD infused food, treats, and supplements in addition to dental care products and accessories for pets and their human parents. Our products are formulated and manufactured using only high-quality ingredients manufactured, tested and packaged to our specifications.

On February 2, 2019 and February 28, 2019, respectively, Better Choice Company entered into definitive agreements to acquire through stock exchange agreements, approximately 93% of the outstanding limited liability company interest of TruPet and all of the outstanding shares of Bona Vida, an emerging hemp-based CBD platform focused on developing a portfolio of brand and product verticals within the animal health and wellness space. On May 6, 2019, Better Choice Company consummated the stock exchange transactions whereby TruPet and Bona Vida became wholly owned subsidiaries of Better Choice Company. For accounting and financial reporting purposes, the transaction has been treated as a reverse acquisition whereby TruPet is considered the acquirer of Better Choice Company. Thus, the historical financial information of the registrant is that of TruPet even though the legal registrant remains Better Choice Company.

TruPet was founded in 2013 and has a track record of increasing its sales and customer base since that time. TruPet has contributed to and has benefited from the positive trend toward feeding pets a healthy, natural diet. We pride ourselves on our customer service and ability to communicate and educate our customers. During 2017 and 2018, we increased marketing investments to acquire new customers while also maintaining our relationship with our current customers. During 2017, we launched the TruDog Love Club (“TLC”), a loyalty program that provides our customers with unique benefits including discounted prices, subscription shipments of replenishable products, free or reduced shipping, and other benefits not available to non-TLC members. The program has expanded and now has two tiers of loyalty club members. Tier 1 awards customers with six points per dollar spent and tier 2, TLC, awards customers with twelve points per dollar spent and provides opportunities to earn points at a higher rate. The number of loyalty members has grown to approximately 28,000 club members since its inception. Approximately 81% of DTC sales during the six-month period ending June 30, 2019 were from returning customers including TLC club members.

In order to obtain customers, we invest in advertising on social media sites and offer products to first time buyers at significant discounts. Our goal is to blend different acquisition channels as efficiently as possible in our advertising so that we obtain the most customers for the least amount of spend while maintaining our target growth rates. We are currently evaluating various long-term metrics for customer acquisition to determine the optimum mix of customer acquisition spend.

During 2018, we experienced two separate recalls of our products as a result of the detection of salmonella. Since that time, we and our third-party manufacturing partners have increased testing of each product batch to avoid any additional recalls. While we do not believe we lost customers because of the recalls, we did incur additional shipping and customer service expenses to alleviate and avoid additional backlogs in product shipments caused by the recalls. We allowed products to be shipped from the manufacturing plants to the warehouse using truckloads not at full capacity, or LTL, which is more expensive than limiting our shipments to full-capacity truckloads. We also shipped customer orders in several shipments, rather than waiting to fulfill entire orders as certain products were backlogged due to the recall. To address the additional strain on our customer service function, we also expanded the number and hours of our customer service representatives to help guide our customers through the recall process, resulting in an increase to our customer service costs.

Fiscal Year End

On May 21, 2019, the Board of Directors of the Company approved a change fiscal year from August 31 to December 31 to align with TruPet’s fiscal year end. The fiscal year change for the Company is effective with our 2019 fiscal year, which begins January 1, 2019 and ends December 31, 2019.

Components of Our Results of Operations

Net Sales

We sell non-CBD and CBD infused product for pets, including private branded freeze dried and dehydrated raw foods, supplements, dental care products for dogs, and treats and accessories for dogs, cats, and pet parents. We sell our products through our online portal directly to our consumers and through online retailers and pet specialty retail stores. Our products are sold under the TruDog, TruCat, Rawgo!, Orapup or Hound Dog brand name.

Net sales include revenue derived from the sale of our products and related shipping fees offset by promotional discounts, refunds and loyalty points earned. We offer a variety of promotions and incentives to our customers including daily discounts, multi-bag purchase discounts and coupon codes for initial purchases. Historically, our net sales have been driven by our distribution of our products through our direct to consumer channel. However, sales through the retail channel have become a more important component of our growth in net sales and gross profit.

Key factors that affect our future sales growth include: our new product introduction in both the non-CBD and CBD markets, our expansion into retail and other specialty channels, entry into the market of competitors in the CBD industry and international expansion. We recognize revenue to depict the transfer of promised goods to the customer in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods. Revenue is recognized upon receipt of product by our DTC customers and at the time of shipment for our retail and consignment customers. We record a revenue reserve based on past return rates to account for customer returns.

Cost of Goods Sold and Gross Profit

Our products are manufactured to our specifications by contract manufacturing plants. We design our packaging in-house for manufacture by third parties. Packaging is shipped directly to contract manufacturing plants. We directly source the hemp derived CBD oils used in our products from select suppliers to ensure product quality and traceability of the ingredient. CBD oils are shipped to our warehouse and forwarded to our contract manufacturing partners as needed for production. Our contract manufacturers procure the raw food ingredients, manufacture, test and package our products. Cost of goods sold consists primarily of the cost of product obtained from the contract manufacturing plants, packaging materials and CBD oils directly sourced by the Company, and freight for shipping product from our contract manufacturing plants to our warehouse. We review inventory on hand periodically to identify damages, slow moving inventory, and/or aged inventory. Based on the analysis, we record inventories on the lower of cost and net realizable value, with any reduction in value expensed as cost of goods sold.

We calculate gross profit as net sales, including any shipping revenue collected from our customers, less cost of goods sold. Our gross profit has been and, we expect, will continue to be affected by a variety of factors, primarily product sales mix, volumes sold, discounts offered to our club members, discounts offered to newly acquired and recurring customers, the cost of our manufactured products, and the cost of freight from the manufacturer to our warehouse. Changes in cost of goods sold and gross profit may be driven by the volume and price of our sales, including the extent of discounts offered, variations in the cost of CBD and the price we pay for our manufactured products and variations in our freight costs.

Operating Expenses

Sales and marketing expenses include costs related to customer service and warehousing, merchant credit card fees, compensation for sales personnel, shipping costs, other costs related to the selling platform, as well as marketing, including paid media and content creation expenses. Customer service and warehousing costs include the cost of our customer service department, including our in-house call center, and costs associated with warehouse operations, including but not limited to payroll, rent, insurance and warehouse management systems. Marketing expenses consist primarily of Facebook and other media ads, other advertising and marketing costs, all geared towards acquiring new customers and building brand awareness. We expect selling expenses to continue to grow as we actively acquire new online customers and begin to build our wholesales channel.

General and administrative expenses include management and office personnel compensation and bonuses, stock compensation, corporate level information technology related costs, rent, travel, professional service fees, insurance, product development costs and general corporate expenses. We expect general and administrative expenses to continue to increase in absolute dollars as we expand our commercial infrastructure to both drive and support our planned growth in revenue and support the additional costs associated with being a public company.

Research and Development

We do not invest in non-CBD pet food research, but we do continually review sales of our existing products as well as those of non-CBD competitors to identify possible product extensions. We acquired two CBD related research agreements as part of the acquisition of Bona Vida. We will invest resources into the effectiveness of CBD infused canine pet food to determine if specific strains of CBD are more effective than others in addressing canine health issues. We are also conducting trials with existing products to determine optimal product formulations. During the period ended December 31, 2018, we did not record research and development expenses. We expect to incur research and development expenses during the remainder of 2019 and in future periods.

Interest Expense

Interest expense originates from debt incurred under a under a revolving credit agreement entered into in May 2019, and under our note payable to a prior TruPet member, corporate credit cards, and our line of credit agreement and other debt in place prior to the acquisition.

Income Taxes

Our income tax provision consists of an estimate of federal and state income taxes based on enacted federal and state tax rates, as adjusted for allowable credits, deductions and uncertain tax positions. During the period ended December 31, 2018, we did not record income tax expense because TruPet was a limited liability company. Subsequent to the consummation of the acquisitions, the Company, as a corporation, is required to provide for income taxes.

Results of Operations

Three and Six Months Ended June 30, 2019 Compared to Three and Six Months Ended June 30, 2018

	Six Months Ended			Three Months Ended
Dollars in thousands	June 30, 2019	June 30, 2018	% Change	June 30, 2019	June 30, 2018	% Change
Net Sales	$7,635	$7,064	8%	$4,084	$3,817	7%
Cost of Goods Sold	4,082	3,329	23%	2,421	1,384	75%
Gross Profit	3,553	3,735	(-5)%	1,663	2,433	(-32)%
General & Administrative	6,004	1,351	344%	4,571	665	587%
Share-Based Compensation	4,212	—	—	4,006	—	—
Sales & Marketing	5,597	2,819	99%	3,412	1,512	126%
Other Operating	1,721	1,899	(-9)%	937	958	(-2)%
Total Operating Expenses	17,534	6,069	189%	12,926	3,135	312%
Loss from Operations	$(13,981)	$(2,334)	499%	$(11,263)	$(702)	1,505%
Interest Expense	(124)	(66)	88%	(62)	(43)	44%
Loss on Acquisition	(149,988)	—	100%	(149,988)	—	100%
Change in Fair Value of Derivative Liability	(193)	—	100%	(193)	—	100%
Total Other Expenses	(150,305)	(66)	227,635%	(150,243)	(43)	349,302%
Net Loss	(164,286)	(2,400)	6,745%	(161,506)	(745)	21,579%

Net Sales

Net sales increased $0.6 million, or 8%, to $7.6 million for the six months ended June 30, 2019 compared to $7.1 million for the six months ended June 30, 2018.

Net sales increased $0.3 million, or 7%, to $4.1 million for the three months ended June 30, 2019 compared to $3.8 million for the three months ended June 30, 2018.

Net sales increased in the six months ended June 30, 2019 as compared to the six months ended June 30, 2018 as a result of increased media and acquisition spend and a shift to higher unit priced products. Our TruDog brand shifted away from dental products during the first half of 2019 towards consumable food and topper sales. Dental products were effective for initial customer acquisition but return and retention rates were relatively low. Although food and topper products are not as effective in initial customer conversion as the dental products, topper products yield a better lifetime value as retention and repeat rates are higher. In the three months ended June 30, 2019, we saw a further increase in our acquisition and conversion rates as a result of increased media spend on Facebook and Google. A decline in sales through our online retailers Amazon and Chewy.com was the result of lower Amazon promotion spends and Chewy.com’s customers buying directly from us. We expect to see sales to these online retailers grow in the second half of 2019 as we rebalance our sales efforts between DTC and online retail partners.

The increase in net sales in the three months ended June 30, 2019 as compared to the three months ended June 30, 2018 is a result of higher media spend on acquiring new customers as well as a higher retention rates of customers we previously acquired. We continue to see high retention rates of returning customers either through our subscription offers or from repeat purchases. We expect the share of returning sales to continue to grow as we focus our acquisition spend on high value, repeat buyers. Online retail partners sales dropped slightly as we continued to focus on driving traffic to our own sites.

Cost of Goods Sold and Gross Profit

Cost of goods sold increased $0.8 million, or 23%, to $4.1 million for the six months ended June 30, 2019 compared to $3.3 million for the six months ended June 30, 2018. As a percentage of revenue, cost of goods sold increased to 53% during the six months ended June 30, 2019 compared to 47% during the six months ended June 30, 2018. The increase in cost of goods sold was primarily due to a mix shift to food and topper products, which have higher costs and lower gross margin than dental products. We continue to negotiate for improved conversion costs from our manufacturing partners and expect to see further cost reductions as we rationalize the product offering and gain scale in the remaining products. The cost of hemp derived CBD oils has declined in the market, thus, reducing our ingredient costs. In the six-month period ended on June 30, 2018, the inventory reserve taken was $0.2 million for slow moving and discontinued items.

Cost of goods sold increased $1.0 million, or 75%, to $2.4 million for the three months ended June 30, 2019 compared to $1.4 million for the three months ended June 30, 2018. As a percentage of revenue, cost of goods sold increased to 59% during the three months ended June 30, 2019 compared to 36% during the three months ended June 30, 2018. During the three-months ended on June 30, 2019, we continued to discount discontinued items to clear out the inventory to focus on our top selling products. The inventory review at the end of the three-month period ended on June 30, 2019 led to an inventory reserve charge of $0.2 million for the three months ended June 30, 2019 as compared to a reserve of $0.1 million for the three months ended June 30, 2018.

During the six months ended June 30, 2019, gross profit decreased $0.2 million, or 5%, to $3.6 million compared to $3.7 million during the six months ended June 30, 2018. Gross profit margin decreased to 47% from 53% for the six months ended June 30, 2019 compared to the six months ended June 30, 2018. The ongoing shift into food and topper products from the dental products sold in 2018 and discounting of discontinued products also reduced the gross margin for the six month period ended June 30, 2019.

During the three months ended June 30, 2019, gross profit decreased $0.8 million, or 32%, to $1.7 million compared to $2.4 million for the three months ended June 30, 2018. Gross profit margin decreased to 41% from 64% for the three months ended June 30, 2019 compared to the three months ended June 30, 2018. The ongoing shift into food and topper products from the dental products and discounting of discontinued products reduced the gross margin for the three months ended June 30, 2019 along with the inventory reserve taken during the period.

Operating Expenses

During the six months ended June 30, 2019, general and administrative expenses increased approximately $4.7 million, or 345% to $6.0 million compared to $1.4 million in the six months ended June 30, 2018.

During the three months ended June 30, 2019, general and administrative expenses increased approximately $3.9 million, or 587%, to $4.6 million compared to $0.7 million in the three months ended June 30, 2018. The increase resulted from the expansion of our corporate staff and the incurrence of professional fees post-acquisitions as we began building the infrastructure to support our status as a public company.

During the six months ended June 30, 2019, we incurred share-based compensation of $4.2 million, as compared to share based compensation of $0 during the six months ended in June 30, 2018.

During the three months ended June 30, 2019, we incurred share-based compensation of $4.0 million, as compared to share based compensation of $0 during the three months ended in June 30, 2018. The increase in equity-based compensation was driven by awards issued related to the acquisitions on May 6, 2019.

During the six months ended June 30, 2019, sales and marketing expenses, including paid media, increased approximately $2.8 million, or 99%, to $5.6 million from $2.8 million during the six months ended in June 30, 2018 as a result of increased new customer acquisition efforts. TruPet traditionally invested in Facebook advertisement to drive traffic to the site. We increased spending on Facebook and Google, and began to invest additional spend in other media outlets to build brand awareness.

During the three months ended June 30, 2019, sales and marketing expenses, including paid media, increased approximately $1.9 million, or 126%, to $3.4 million from $1.5 million during the three months ended in June 30, 2018 primarily due to a shift in media spending towards Facebook and Google advertisements as well as retargeting lapsed customers.

During the six months ended June 30, 2019, other operating costs including customer service and warehousing costs decreased $0.2 million, or 9%, to $1.7 million compared to $1.9 million for the six months ended June 30, 2018. We rationalized the operations in our warehouse at the end of 2018, reducing the staff and operating costs. We saw higher than normal shipping costs during the six months ended June 30, 2018 due to the product recall. During this period, we shipped partial orders and replacement product, increasing our shipping expenses. During the six months ended June 30, 2019, we began renovating a new facility in Tampa, Florida to house our warehouse, fulfillment and administrative departments. Rent and associated utilities for this period are reflecting both the rent for the new facility as well as the existing facility that houses these departments.

During the three months ended June 30, 2019, other operating costs including customer service and warehousing costs decreased by an immaterial amount, or 2%, to $0.9 million compared to $1.0 million for the three months ended June 30, 2018. We rationalized the operations in our warehouse at the end of 2018, reducing staff and operating costs. In addition, we continue to reduce our unit shipping costs as we gain scale and shipping efficiency. During the three months ended June 30, 2019, we began renovating a new facility in Tampa, Florida to house our warehouse, fulfillment and administrative departments. Rent and associated utilities for this period are reflecting both the rent for the new facility as well as the existing facility.

Research and Development

During the six months ended June 30, 2019 and 2018, there were no research and development expenses incurred. We acquired two CBD related research contracts from Bona Vida on May 6, 2019. We expect to incur expenses in the third and fourth quarters of 2019 for these contracts as our research efforts continue.

Interest Expense, Net

During the six months ended June 30, 2019, interest expense remained fairly constant at approximately $0.1 million compared to the six months ended June 30, 2018. Interest expense increased by an immaterial amount primarily due to increased debt incurred under a note payable to a director, offset by the refinancing of the Company’s line of credit agreement of $4.6 million and the note payable to the director of $1.6 million into a $6.2 million line of credit on May 6, 2019 at a lower interest rate. The increased debt was necessary to finance working capital for the business.

During the three months ended June 30, 2019, interest expense changed immaterially compared to the three months ended June 30, 2018.

Income Taxes

No provision has been made for federal and state income taxes prior to the date of the acquisitions since the proportionate share of TruPet’s income or loss was included in the personal tax returns of its members because TruPet was a limited liability company. Subsequent to the acquisitions, the Company, as a corporation is required to provide for income taxes.

The effective tax rate subsequent to the acquisitions 0%. The effective tax rate differs from the U.S. Federal statutory rate of 21% primarily because our previously reported losses have been offset by a valuation allowance due to uncertainty as to the realization of those losses.

Loss from Acquisition

Note 2 in Notes to the Unaudited Condensed Consolidated Financial Statements for the three and six months ended June 30, 2019 included elsewhere in this prospectus details the impact of the transaction on May 6, 2019.

Fiscal Year Ended December 31, 2018 Compared to Fiscal Year Ended December 31, 2017

	Twelve Months Ended
Dollars in thousands	December 31, 2018	December 31, 2017	% Change
Net Sales	$14,785	$7,932	86%
Cost of Goods Sold	7,489	4,310	74%
Gross Profit	7,296	3,622	101%
General & Administrative	3,298	2,414	37%
Share-Based Compensation	431	916	(53)%
Sales & Marketing	4,988	4,885	2%
Other Operating	3,737	749	*
Total Operating Expenses	12,454	8,964	39%
Loss from operations	$(5,158)	$(5,342)	(3)%
Interest Expense	(868)	(42)	*
Other Income	—	12	(100)%
Total Other Expenses	(868)	(30)	*
Net Loss	$(6,026)	$(5,372)	12%
*	Percentage not meaningful.

Net Sales

Net sales increased $6.9 million, or 86%, to $14.8 million for the fiscal year ended December 31, 2018 compared to $7.9 million for the fiscal year ended December 31, 2017.

The increase in net sales in the fiscal year ended December 31, 2018 is attributed to several operational changes we made to the business. In March 2018, we increased prices by 2% to 18% on over 65% of our product range based on competitive analysis and an understanding of our customers’ price sensitivity. Fine tuning of our customer acquisition algorithms allowed us to acquire customers more effectively. We increased retention of previously acquired customers through improved post purchase communication and the loyalty program expansion. We reviewed our shipping costs and free shipping programs resulting in customers paying a higher net portion of shipping expenses.

Cost of Goods Sold and Gross Profit

Cost of goods sold increased $3.2 million, or 74%, to $7.5 million in the fiscal year ended December 31, 2018 compared to $4.3 million in the fiscal year ended December 31, 2017. As a percentage of revenue, cost of goods sold decreased to 51% in the fiscal year ended December 31, 2018 compared to 54% in the fiscal year ended December 31, 2017. The increase in cost of goods sold was primarily due to the growth in net sales. The product recall in the first half of 2018 increased our cost of goods sold as we replaced the recalled products with new product.

In the fiscal year ended December 31, 2018, gross profit increased $3.7 million, or 101%, to $7.3 million compared to $3.6 million in the fiscal year ended December 31, 2017. Gross profit margin increased to 49% in the fiscal year ended December 31, 2018 from 46% in the fiscal year ended December 31, 2017. The price increases in March 2018 accounted for the majority of the gross margin increase. The price increases were partially offset by the cost of replacement product as part of the recall.

Operating Expenses

In the fiscal year ended December 31, 2018, general and administrative expenses increased approximately $0.9 million, or 37% to $3.3 million compared to $2.4 million in the fiscal year ended December 31, 2017.

In the fiscal year ended December 31, 2018, we incurred share-based compensation of $0.4 million, as compared to $0.9 million in the fiscal year ended December 31, 2017.

In the fiscal year ended December 31, 2018, sales and marketing expenses, including paid media, increased approximately $0.1 million, or 2%, to $5.0 million from $4.9 million in the fiscal year ended December 31, 2017 as a result of increased new customer acquisition efforts. TruPet traditionally invested in Facebook advertisement to drive traffic to the site. We increased spending on Facebook and Google and began to invest additional spend in other media outlets to build brand awareness.

In the fiscal year ended December 31, 2018, other operating costs including customer service and warehousing costs increased $3.0 million, or 399%, to $3.7 million compared to $0.7 million in the fiscal year ended December 31, 2017. During this period, we shipped partial orders and replacement product, increasing our shipping expenses.

Research and Development

The Company did not incur research and development expenses in either the fiscal year ended December 31, 2018 or 2017.

Interest Expense, Net

Interest expense increased $0.8 million, to $0.9 million in fiscal year 2018 compared to an immaterial amount in fiscal year 2017. The increase was primarily due to increased debt incurred under a note payable to a director, corporate credit cards, a line of credit agreement and an advance on future receivables. The increased debt was necessary to finance working capital for the business.

Liquidity and Capital Resources

Since our founding, we have financed our operations primarily through sales of member units as a limited liability company, sales of shares of common stock and warrants, as a corporation, preferred stock and cash flows generated by operations. On December 31, 2018, we had cash and cash equivalents of $3.9 million which represented an increase of $3.8 million from December 31, 2017.

The Company has incurred significant losses over the last two years and has a significant accumulated deficit. These operating losses create an uncertainty about the Company’s ability to continue as a going concern for a period of twelve months from the date of our unaudited condensed consolidated financial statements.

Management conducted a comprehensive review of the Company’s affairs including, but not limited to:

•	The Company’s financial position at June 30, 2019 which includes $0.6 million of working capital;
•	The loss from operations which includes $4.2 million related to non-cash stock compensation;
•	Sales and profitability forecasts for the Company for the next fiscal year; and
•	The continued support of the Company’s major stockholders and lenders.

To address the future additional funding requirements management has undertaken the following initiatives:

•	To continue to monitor the Company’s ongoing working capital requirements and minimum expenditure commitments; and
•	Continue their focus on maintaining an appropriate level of corporate overhead in line with the Company’s available cash resources.

Management is confident that it will be able to meet its minimum expenditure commitments and support its planned level of overhead expenditures. There can be no assurance however that the Company will be able to raise additional capital when needed, or at terms deemed acceptable, if at all. The accompanying unaudited condensed consolidated financial statements do not include any adjustments related to the recoverability and classification of asset amounts or the classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The following table presents a summary of our cash flow for the periods reflected below:

Dollars in thousands	June 30, 2019	June 30, 2018	December 31, 2018	December 31, 2017
Cash flows provided by (used in):
Operating activities	$(8,481)	$(2,026)	$(6,903)	$(3,967)
Investing activities	1,870	(31)	(31)	(9)
Financing activities	13,927	2,013	10,723	3,841
Net increase (decrease) in cash, cash equivalents and restricted cash	$7,316	$(44)	$3,789	$(135)

Cash flows from Operating Activities

Cash provided by (used in) operating activities consisted of net loss adjusted for non-cash items, including the loss on acquisition, stock-based compensation expense, change fair value of in derivative liability, depreciation and amortization, changes in working capital and other activities.

Cash used in operating activities increased $6.5 million, or 319%, during the six months ended June 30, 2019 compared to the six months ended June 30, 2018. Cash used in operating activities was $8.5 million for the six months ended June 30, 2019, which consisted of the net loss of $164.3 million, offset by $150.0 million from the loss from the acquisitions, $4.2 million in stock-based compensation expense and a combined $1.4 million of net cash generated via changes in operating assets and current liabilities. Cash used in operating activities was $2.0 million for the six months ended June 30, 2018, which consisted of net loss of $2.4 million, offset by a combined $0.4 million net cash generated via changes in operating assets and current liabilities.

The decrease in working capital (deficit) during the six months ended June 30, 2019 was primarily due to an increase of accrued liabilities of $2.0 million offset by an increase in prepaid expenses of $0.9 million.

The decrease in working capital (deficit) during the six months ended June 30, 2018 was primarily due to an increase in accounts payable of $0.5 million offset by an increase in inventories of $0.3 million.

Cash used in operating activities increased $2.9 million, or 74%, during the year ended December 31, 2018 compared to the year ended December 31, 2017. Cash used in operating activities was $6.9 million during the year ended December 31, 2018, which consisted of a net loss of $6.0 million, offset by $0.4 million non-cash compensation expense and a net reduction in working capital of $1.3 million. The net decrease in working capital was primarily due to a decrease in accrued liabilities and an increase in inventories and other assets necessary to support the growth of the business. Cash used in operating activities was $4.0 million during the year ended December 31, 2017, which consisted of a net loss of $5.4 million, offset by $0.9 million non-cash compensation expense and a net increase in working capital of $0.5 million.

Cash flows from Investing Activities

Cash from investing activities increased by $1.9 million during the six months ended June 30, 2019 from an immaterial amount during the six months ended June 30, 2018. The change in cash from investing activities included is the result of $2.0 million cash acquired in the acquisitions offset by an increase in security deposits paid.

Cash flow used in investing activities was immaterial during each of the years ended December 31, 2018 and 2017.

Cash flows from Financing Activities

Cash from financing activities increased by $11.9 million, to $13.9 million, during the six months ended June 30, 2019 from $2.0 million during the six months ended June 30, 2018. The primary drivers of the overall cash from financing activities were proceeds from a private placement of $15.7 million offset by payments to eliminate the balance due under the Business Cash Advance Agreement of $1.9 million. The Company refinanced debt acquired in the merger of $6.2 million with the proceeds from the issuance of new debt of $6.2 million.

Cash flow from financing activities increased $6.9 million to $10.7 million during the year ended December 31, 2018 from $3.8 million provided during the year ended December 31, 2017. During 2018, the Company increased its borrowing under its line of credit and borrowed from a director of the Company. Additionally, cash proceeds of $4.7 million were raised in a private placement of equity. The cash provided by financing activities was used primarily to fund the growth of operations during the year.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements, as defined by applicable regulations of the SEC, that are reasonably likely to have a current or future material effect on our financial condition, results of operations, liquidity, capital expenditures or capital resources.

Change in Accountants

On September 6, 2019 the Audit Committee notified RBSM LLP of the Audit Committee’s approval to dismiss RBSM as the Company’s independent registered public accounting firm upon filing of the quarterly report on Form 10-Q for the period ending June 30, 2019.

During the Company’s fiscal years ended August 31, 2018 and August 31, 2017, the transition period from September 1, 2018 to December 31, 2018 resulting from the Company’s May 2019 change to its fiscal year ended August 31 to now end December 31 (the “Transition Period”) and through the subsequent interim period as of September 6, 2019, there were (i) no disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and RBSM on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of RBSM would have caused RBSM to make reference thereto in its reports and (ii) no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K) except as described below. There was a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K) during the Transition Period related to material weaknesses in the Company’s internal control over financial reporting as disclosed in the Company’s Transition Report on Form 10-KT. As disclosed in the Transition Period Report, the Company’s management concluded that material weaknesses existed as of December 31, 2018 related to the Company’s inadequate design and operating effectiveness of controls with respect to its entity level programs designed to communicate to its employees and consultants the Company’s accounting policies and procedures and small accounting staff that resulted in a lack of segregation of duties and insufficient review procedures.

The Company provided RBSM with a copy of this disclosure prior to filing Form 8-K/A and requested that RBSM provide the Company with a letter addressed to the Securities and Exchange Commission stating whether or not RBSM agrees with the above disclosures. A copy of RBSM’s letter, dated September 6, 2019, is attached as Exhibit 16.1 to this Form 8-K/A.

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. A complete summary of these policies is included in the notes to our financial statements. In general, management’s estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Significant Accounting Policies

Our discussion and analysis of our results of operations and liquidity and capital resources are based on our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and disclosure of contingent assets and liabilities. On an ongoing basis, we evaluate our estimates and judgments, including those related to basis of presentation, use of estimates, cash and cash equivalents, inventory, revenue recognition, income taxes, fair value of financial instruments, fair value measurements, derivative financial instruments, basic and diluted loss per share, related parties, discontinued operations, and investments (see Note 1 to the Company’s unaudited condensed consolidated financial statements included elsewhere in this prospectus). We base our estimates on historical and anticipated results and trends and on various other assumptions that we believe are reasonable under the circumstances, including assumptions as to future events. These estimates form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. By their nature, estimates are subject to an inherent degree of uncertainty. Actual results that differ from our estimates could have a significant adverse effect on our operating results and financial position. We believe that the significant accounting policies and assumptions as detailed in Note 1 to the financial statements contained herein may involve a higher degree of judgment and complexity than others.

BUSINESS

We are a rapidly-growing animal health and wellness company at the forefront of pet nutrition. We have an alternative and holistic approach to animal health that is accelerating into hemp-derived cannabidiol (“CBD”) products. We launched our predecessor company TruPet with the vision to lead the pet industry’s shift towards health and wellness products that support longer and better lives for pets. We empower our customers with the right knowledge and information so that they proactively make the best decisions when it comes to pet health and wellness. We have a demonstrated, multi-year track record of success selling trusted animal health and wellness products leveraging our established digital footprint.

We have a deep portfolio of premium animal health and wellness products sold under the TruDog, TruCat, TruGold, Orapup, Rawgo! or Hound Dog brand names across multiple forms and classes, including foods, treats, toppers, dental products, chews, tinctures, grooming products and supplements. We offer our customers near 30 active stock keeping units (“SKUs”) through two distribution channels: direct-to-consumer, or DTC, and retail partners. Through our digital footprint, including social networks, online advertisements, emails, as well as direct mail, we reach a diverse base of customers across a broad range of demographics and gather valuable market and consumer behavior data. Our unique DTC strategy, one-on-one customer relationships and data-driven approach enable us to develop products that best meet our customers’ needs. We have leveraged this unique digital engagement and success to penetrate the retail partner channel, including online ecommerce, gas stations and convenience stores, specialty stores and mall kiosks and anticipate expanding our distribution channels to include big box retailers, club stores and veterinary distributors in the near future. Our network allows us to rapidly scale with retail partners once we have confirmed consumer acceptance of new products.

Our established supply and distribution infrastructure allows us to develop, manufacture and commercialize new products generally in under 12 weeks. We will continue to deliver innovation to expand our product offerings and improve the health and well-being of pets. We leverage our proprietary behavioral database, customer feedback and analytics capabilities to derive valuable insights and launch new products. We currently have 20 canine products in our product pipeline that we plan to launch over the next six months. In addition to our domestic capabilities, we have partnered with a leading Israeli research and development center, Cannasoul, to create a portfolio of indication-specific intellectual property focused on hemp-derived CBD formulations.

We position our products and brands to capitalize on mainstream trends of pet humanization and increased consumer focus on the health and well-being of their pets. Pet parents want to feed their pets the highest quality natural products, yet 80% of pets consume products with insufficient nutrition or harmful ingredients. Additionally, we believe that the evolving CBD regulatory landscape in the United States and globally provides tailwinds to our business which will support and accelerate our growth.

Our experienced management and board members have an established track record across the retail, consumer packaged goods, pet health and wellness industries, and they share a common vision to build the premier provider of health and wellness pet products.

Product Line

Our products consist of raw-diet dog food, hemp-based CBD chews and oils, oral care products, supplements as well as dog and cat treats. All of our products sold through TruPet are made according to our nutritional philosophy of fresh, meat-based nutrition and minimal processing. On April 1, 2019, we signed a license agreement for the use of the “Elvis Presley’s Houndog” name for a new line of hemp-derived CBD supplement products. We anticipate Elvis Presley’s Houndog product line to include hemp-derived CBD oils, CBD soft chews, CBD infused bites and CBD infused food toppers. See “—Our Trademarks and Other Intellectual Property.”

The unique attributes of our product portfolio appeal to a diverse class of consumer needs. Consequently, our brands resonate throughout a broad cross-section of pet parent demographics.

All of our products are sold under TruDog, TruCat, Rawgo!, Orapup or Hound Dog brand name, with ingredients, packaging and labeling customized by SKU.

Supply, Manufacturing and Logistics

Our products sold under the TruPet brand are sourced and manufactured in the United States, using healthy, natural ingredients. Many products are preserved using either freeze drying or gentle air dehydration to eliminate the need for artificial preservatives and added chemicals. Our treats and chews are oven-baked, using natural ingredients for maximum nutrition. TruDog raw dog foods meet AAFCO guidelines and are small-batch tested for common contaminants prior to leaving the manufacturer. The proprietary blends of our TruPet line of supplements for dogs are formulated with a focus on using natural ingredients that meet a dog’s unique biological needs.

All of our CBD soft chews and flavor-infused tinctures are formulated using pure, all natural, phytocannabinoid-rich (“PCR”) hemp-derived CBD. All CBD isolates and oils are authenticated by an independent third party via issuance of a Certificate of Analysis (“COA”), which cannabinoid content and profile, microbiological content, heavy metal content, pesticide content, and residual solvent content. We recognize the importance of compliance and partnered with one of the industry’s leading cGMP certified extraction facilities. This ensures the consistency and quality of our CBD product lines and brands.

Through its proprietary engineering process, our U.S.-based supplier isolates and removes any unwanted compounds while creating the maximum potency level of phytocannabinoids and terpenes. The cold, enclosed and continuous manufacturing processes prevent the degradation of natural molecules during extraction and purification. Made and derived from non-GMO, U.S.-grown hemp, its PCR hemp oil, and isolate powder are subjected to a rigorous testing system, both in-house and verified through independent, third party labs, which ensures accurate levels of phytocannabinoids and detects any trace amounts of THC. Our products contain only the highest level of naturally derived CBD sourced from hemp that contains less than 0.3% THC.

We believe that a key differentiator of our finished products is the quality of ingredients we source from the industry’s leading suppliers, each of whom we have carefully vetted and qualified.

Fulfillment of orders from our online customers is managed by a well-established third-party logistics partner. We utilize logistics service providers as a part of our global supply chain, primarily for shipping and logistics support. Our online ecosystem allows us to efficiently manage and customize the online shopping experience for customers, including a customer dashboard where shoppers can manage and track orders and order history. Our products are made in the United States and shipped by trusted carriers for expeditious and reliable delivery.

Product Innovation

We offer a broad portfolio of pet health and wellness products to our customers, including an array of products that we develop, manufacture and distribute. We use third-party consultants and animal health research and development experts to expand our proprietary value-branded portfolio and develop next-generation versions of our current pet products.

On April 21, 2019, we entered into an agreement with Cannasoul Analytics Ltd. (“Cannasoul”) to complete the research and development of a hemp-based treatment for the veterinary market, with an initial focus on the treatment of stress in dogs. The research and development plan include strain examination and selection as well as product development and clinical trials. We will receive the right to license all intellectual property derived from Cannasoul’s research and development efforts. See “—Our Trademarks and Other Intellectual Property.”

On August 1, 2019, the Company entered into a research agreement with Green Element BV to test the efficacy of CBD products for their ability to reduce anxiety in canines. Another purpose of the research agreement will be work to determine the most effective dosing parameters for canines based on individual factors such as weight and breed.

Customers

Approximately 89% and 77%, respectively, of total net sales during the fiscal years ended December 31, 2018 and 2017 were generated from online sales with roughly 52% of the online sales for the fiscal year ended December 31, 2018 coming from recurring orders. Of the online orders, approximately 32%, 30% and 17% came from persons aged 65+, 55-64, and 45-54, respectively, with the remaining orders being made by persons aged 44 and younger. We currently sell our products on our own website and the e-commerce websites of Amazon, Chewy’s and Healthy Pets.

Sales and Marketing

Our marketing strategy is designed to educate consumers about the benefits of our portfolio and build awareness of our products. We deploy a broad set of marketing tools across media, mail and public relations to reach consumers through multiple touch points. Our marketing initiatives include the use of social marketing, social influence marketing, direct response marketing, inbound marketing, email marketing, Search Engine Optimization (“SEO”), Search Engine Marketing (“SEM”), radio, paid media (Facebook, Instagram & Youtube), affiliate marketing, and content marketing, among other proven strategies to generate and convert sales prospects into loyal, satisfied customers.

Although we sell our products in over 30 retail stores and continue to increase our presence in additional retail outlets throughout the United States, we believe that the traditional retail environment is currently experiencing notable economic instability due largely to the global shift in consumer purchasing behaviors – with online shopping/ecommerce sites rapidly overtaking brick-and-mortar stores as consumer preferred shopping venues. For example, online retail sales in the United States increased 14% in 2018, according to an Internet Retailer analysis of data from the U.S. Department of Commerce. Given this trend in retail, we have adopted a robust DTC sales model that is anchored by an ecommerce website whereby we educate, sell and ship our various products directly to consumers. Our DTC model has allowed us to drive new consumers directly to our brands and develop a recurring revenue model.

We also promote our loyalty program called the TruDog Love Club (“TLC”). TLC is a membership club where members enjoy certain benefits including auto-shipments, free shipping, VIP access to TruDog’s Happiness Concierge and invitations to secret sales only for TLC members. TLC members also earn reward points with every TLC order which can be used to purchase TruDog products. Our TLC program generates recurring revenue which totaled approximately $6.8 million for the fiscal year ended December 31, 2018.

Competition

The pet health and wellness industry is highly competitive. Competitive factors in the pet health and wellness industry include product quality, ingredients, brand awareness and loyalty, product variety, product packaging and design, reputation, price, advertising, promotion, and nutritional claims. We believe that we compete effectively with respect to each of these factors.

In our raw-diet food and treats segment, we have a separate set of competitors for the DTC and traditional distribution channels. In the DTC channel, our competitors include: Darwins, My Ollie, and Chewy.com. Our competitors in the traditional distribution channel include: Stella and Chewy’s, Sojo’s, I and Love and You, Nature’s Variety Instinct, The Honest Kitchen, and Spot Farms.

Within our hemp-derived CBD segment, we face fragmented competition due to the infancy of the pet related CBD market. Given the rapid growth of the U.S. CBD industry, hundreds of companies have entered the market; however, most CBD companies focus on the human CBD market. Our competitors within the pet CBD market include: Therabis, Honest Paws, Charlotte’s Web, Pet Releaf, Holistapet, and Canna-Pet. We anticipate the pet CBD market to continue growing at a rapid rate and believe retaining market share will require increased marketing in addition to maintaining high level quality and integrity of product offerings.

Employees

As of June 30, 2019, we had 72 employees. Our employees are not represented by any labor union or any collective bargaining arrangement with respect to their employment with us. We have never experienced any work stoppages or strikes as a result of labor disputes. We believe that our employee relations are good.

Properties

Our principal place of business is located at 164/166 East Douglas Road, Oldsmar, FL 34677, which consists of approximately 12,000 square feet of office and warehousing space. We also have a lease at 172 East Douglas Road, Oldsmar, FL 34677, which consists of approximately 6,000 square feet of additional warehouse space. The relevant leases at both locations are scheduled to expire on April 30, 2022. In addition, we have a lease at 4025 Tampa Road, Oldsmar, FL 34677, which consists of approximately 9,201 square feet and houses our customer care center. The relevant lease is scheduled to expire on October 31, 2022.

On August 30, 2019, we entered into a Membership Agreement with WeWork, pursuant to which we lease offices located at 575 Lexington Ave New York, NY 10022 effective as of September 1, 2019. The term of the agreement is for twelve months which shall automatically be renewed for successive one month terms unless terminated by either party.

On October 1, 2019, we entered into a temporary lease agreement for a 300 square feet office space located at 4555 Lake Forest Drive, Cincinnati, OH 45242.

We do not own any properties or land.

We believe our facilities are adequate and suitable for our current needs and that, should it be needed, suitable additional or alternative space will be available.

Government Regulation

The regulation of animal food products containing cannabidiol (“CBD”) in the United States, including chews, oils, and other CBD products, is complex, multi-faceted, and currently undergoing significant change. The U.S. Food and Drug Administration (“FDA”), the U.S. Federal Trade Commission (“FTC”), the U.S. Department of Agriculture (“USDA”) and other regulatory authorities at the federal, state and local levels, as well as authorities in foreign countries, extensively regulate, among other things, the research, development, testing, composition, manufacture, import, export, labeling, storage, distribution, promotion, marketing, and post-market reporting of animal foods, including those that contain CBD. We, along with our third-party contractors, are required to navigate a complex regulatory framework in the countries in which we wish to manufacture, import, export, or sell our products.

The various federal, state and local regulations regarding animal foods containing CBD are evolving, and we continue to monitor those developments. However, we cannot predict the timing, scope or terms of any other state, federal or local regulations relating to animal foods containing CBD.

Regulation of CBD as a Controlled Substance by the U.S. Drug Enforcement Administration

Historically, the DEA regulated CBD pursuant to the Controlled Substances Act (“CSA”), which establishes a framework of controls over certain substances depending on whether they are classified in one of five risk-based schedules. Schedule I substances are the most stringently controlled, as they have been determined to have a high potential for abuse, there are no currently accepted medical uses in the U.S., and there is a lack of accepted safety for use of the substance under medical supervision.

The CSA classifies “marihuana,” previously defined to include all parts of the cannabis plant (with a few exceptions including fiber produced from mature stalks, any other preparation of mature stalks and certain preparations of the plant incapable of germination), as a Schedule I controlled substance. Pursuant to this definition, the DEA interpreted CBD to fall within the statutory definition of “marihuana” as a compound or derivative of the cannabis plant not derived from mature stalks, fiber, oil, cake, or sterilized seeds. In addition, the DEA’s implementing regulations defined “marihuana extract” as any extract containing one or more cannabinoids derived from the cannabis plant, other than the separate resin (whether crude or purified) obtained from the plant. The DEA previously acknowledged that its regulations classifying “marihuana extract” as a Schedule I controlled substance encompass CBD as a cannabinoid extract derived from cannabis, and based on both the CSA and its implementing regulations, the DEA historically interpreted CBD to be a Schedule I controlled substance.

Federal Regulation of Hemp

In February 2014, Congress enacted the Agricultural Act of 2014 (“2014 Farm Bill”) to allow under federal law for the limited growth and cultivation of industrial hemp, which was defined as including all parts of the cannabis plant, whether growing or not, with a delta-9 tetrahydrocannabinol (“THC”) concentration of not more than 0.3 percent on a dry weight basis. This statute also allowed, as permitted by state law, growing and cultivating industrial hemp under the auspices of a state agricultural pilot program and in institutions of higher education and state departments of agriculture.

In December 2018, Congress enacted the Agriculture Improvement Act of 2018 (“2018 Farm Bill”) to more broadly allow for the production of hemp pursuant to state and tribal plans overseen by the USDA. Under the new law, states or Indian tribes may submit to the USDA through the state department of agriculture a plan under which the state or Indian tribe will monitor and regulate the production of industrial hemp. For those states or territories that do not yet have an approved state or tribal plan, the production of hemp will be subject to a USDA-established plan. The USDA must promulgate regulations and guidelines to implement this framework, and one year after the USDA plan is established, the hemp provisions of the 2014 Farm Bill will be repealed.

In addition, the 2018 Farm Bill amended the statutory definition of “marihuana” under the CSA to specifically exclude “hemp” (which is defined as any part of the cannabis plant, including the seeds thereof and all derivatives, extracts, cannabinoids, isomers, acids, salts, and salts of isomers, whether growing or not, with a delta-9 THC concentration of not more than 0.3 percent on a dry weight basis). Under this definition, as long as CBD meets the statutory definition of “hemp,” then it is no longer a Schedule I controlled substance under the CSA. While the statute provides that no state or Indian tribe may prohibit the transportation or shipment of hemp or hemp products produced in accordance with the applicable subtitle of the 2018 Farm Bill through the state or territory, as applicable, the 2018 Farm Bill did not change the FDA’s authority to regulate cannabis-containing products governed by the Federal Food, Drug, and Cosmetic Act (“FDCA”).

Implementation and Enforcement of the 2018 Farm Bill

The USDA has not yet promulgated regulations implementing the 2018 Farm Bill or otherwise establishing a plan for production of hemp under the statutory framework. The DEA also has not amended its regulation defining “marihuana extract” as a Schedule I controlled substance in a way that may be interpreted to include CBD or to align with the 2018 Farm Bill, although the DEA has in the past stated that it will not extend this regulation beyond its statutory authority in the CSA.

For example, there is significant uncertainty regarding implementation of the statutory provisions impacting the transportation of hemp and hemp products in interstate commerce. Currently, state laws that apply to cannabis and cannabis-derived substances, including CBD, vary widely from state to state. The 2018 Farm Bill provides that states may not interfere with the interstate transportation or shipment of hemp or hemp products that are produced in accordance with the applicable subtitle of the 2018 Farm Bill. Since the USDA has not yet promulgated the regulatory framework required under the 2018 Farm Bill, there is uncertainty as to whether any hemp has or could have been produced in accordance with the applicable subtitle. On May 28, 2019, the USDA Office of General Counsel published a legal memorandum articulating the agency’s belief that, prior to the USDA’s promulgation of regulations under the 2018 Farm Bill, the interstate commerce provisions of the statute apply to hemp grown in compliance with other federal laws, including the 2014 Farm Bill. Accordingly, until the 2018 Farm Bill framework is in place, the USDA has interpreted the 2018 Farm Bill to prevent a state or Indian tribe from prohibiting the transportation of hemp grown and cultivated consistent with the 2014 Farm Bill through that state or tribal territory. Certain states, however, have employed a different interpretation of the interstate commerce provisions of the 2018 Farm Bill and have taken enforcement action against the transportation of hemp through their states as violating state law. This issue is the subject of currently active litigation, where courts in different states have come down on both sides. As the USDA and federal courts continue to develop this issue, the current ability of states to take enforcement action against interstate transportation of hemp and hemp products remains uncertain.

We continue to devote attention to monitoring these developments. However, we cannot predict the outcome of the active litigation or how the various federal, state and local authorities will regulate the interstate transportation of hemp and hemp products.

FDA Regulation of Animal Foods

The FDA regulates foods, including foods intended for animals, under the FDCA and its implementing regulations. The FDCA defines “food” as articles used for food or drink for man or other animals, which includes products that are intended primarily for nutritional use, taste, or aroma and the components of such products. For animal foods in particular, this definition applies based on their intended use regardless of labelling as animal food, treats, or supplements. The FDA also imposes certain requirements on animal foods relating to their composition, manufacturing, labeling, and marketing. Among other things, the facilities in which our products and ingredients are manufactured must register with the FDA, comply with current good manufacturing practices (“cGMPs”) and comply with a range of food safety requirements.

Although pet foods are not required to obtain premarket approval from the FDA, any substance that is added to or is expected to become a component of a pet food must be used in accordance with a food additive regulation, unless it is generally recognized as safe (“GRAS”) under the conditions of its intended use or if it appears on an FDA-recognized list of acceptable animal food ingredients in the Official Publication of the Association of American Feed Control Officials. A food may be adulterated if it uses an ingredient that is neither GRAS nor an approved food additive, and that food may not be legally marketed in the United States. FDA has confirmed that the use of cannabis or cannabis-derived compounds in animal food products is subject to these food additive requirements. At this time, there are no approved food additive petitions or regulations for any cannabis-derived food additive, and while the FDA has issued a “no questions” response to certain GRAS notifications for hemp seed products, these GRAS determinations do not encompass hemp and CBD products more generally.

Additionally, the FDCA prohibits the introduction or delivery for introduction into interstate commerce of any food that contains an approved drug for which substantial clinical investigations have been instituted and made public (unless certain exceptions apply). Under this prohibition, the FDA has stated that animal foods containing CBD are adulterated because CBD is an active ingredient in an FDA-approved drug that was the subject of substantial clinical investigations before it was marketed as a food, and that none of the exceptions apply.

Although the FDA has stated that it interprets the FDCA to prohibit the introduction or delivery for introduction into interstate commerce of any animal food to which CBD has been added and has taken enforcement action against marketers of certain CBD products (some in collaboration with the FTC), the FDA is in the process of evaluating its regulatory approach to products containing cannabis and cannabis-derived compounds. The FDA has formed an internal working group to evaluate the issue and on May 31, 2019 held a public hearing to obtain scientific data and information about the safety, manufacturing, product quality, marketing, labeling, and sale of products containing cannabis or cannabis-derived compounds. The hearing featured extensive discussion from a variety of stakeholders regarding the use of hemp and CBD in FDA-regulated products, including pet foods. At the hearing, FDA stated that while it does not have a policy of enforcement discretion with respect to any CBD products, the agency’s biggest concern is the marketing of products that put the health and safety of consumers at risk, such as those claiming to prevent, diagnose, mitigate, treat, or cure serious diseases in the absence of requisite drug approvals.

The labeling of pet foods is regulated by both the FDA and state regulatory authorities. FDA regulations require proper identification of the product, a net quantity statement, a statement of the name and place of business of the manufacturer or distributor and proper listing of all the ingredients in order of predominance by weight. The FDA also considers certain specific claims on pet food labels to be medical claims and therefore subject to prior review and approval by the FDA. For example, pet food products that are labeled or marketed with claims that may suggest that they are intended to treat or prevent a specific disease in pets would potentially meet the statutory definitions of both a food and a drug. The FDA recently issued guidance containing a list of specific factors it will consider in determining whether to initiate enforcement action against such products if they do not comply with the regulatory requirements applicable to drugs, including, among other things, whether the product is only made available through or under the direction of a veterinarian and does not present a known safety risk when used as labeled. The FDA may classify some of our products differently than we do and may impose more stringent regulations which could lead to possible enforcement action.

Under the FDCA, the FDA may require the recall of an animal food product if there is a reasonable probability that the product is adulterated or misbranded, and the use of or exposure to the product will cause serious adverse health consequences or death. In addition, pet food manufacturers may voluntarily recall or withdraw their products from the market. If the FDA believes that our products are adulterated or misbranded in violation of the FDCA, the agency make take further enforcement action, including:

•	restrictions on the marketing or manufacturing of a product;
•	required modification of promotional materials or issuance of corrective marketing information;
•	issuance of safety alerts, press releases, or other communications containing warnings or other safety information about a product;
•	warning or untitled letters;
•	product seizure or detention;
•	refusal to permit the import or export of products;
•	fines, injunctions, or consent decrees; and
•	imposition of civil or criminal penalties.

Our Trademarks and Other Intellectual Property

We believe that our intellectual property has substantial value and has contributed significantly to the success of our business. Our trademarks are valuable assets that reinforce our brand, our sub-brands and our consumers’ perception of our products. The current registrations of these trademarks in the U.S. and foreign countries are effective for varying periods of time and may be renewed periodically, provided that we, as the registered owner, or our licensees where applicable, comply with all applicable renewal requirements including, where necessary, the continued use of the trademarks in connection with the goods or services identified in the applicable registrations. In addition to trademark protection, we have registered 113 domain names, including www.trupet.com, www.trudog.com, www.rawgo.com, www.orapup.com and www.bonavida.com, that are important to the successful implementation of our marketing and advertising strategy. We rely on and carefully protect unpatented proprietary expertise, recipes and formulations, continuing innovation and other trade secrets to develop and maintain our competitive position.

We have entered into an intellectual property license with Elvis Presley Enterprises, LLC, pursuant to which we have licensed the image, likeness, and persona of Elvis Presley and an associated trademark (“Houndog”) for use in the U.S. and Canada (subject to a territorial restriction in the geographical area surrounding Memphis, Tennessee) in connection with the advertisement, promotion and sale, via approved distribution channels, of certain of our CBD-infused animal health and wellness products. The initial term of the license runs until December 31, 2025, after which we have two consecutive renewal option periods, each for an additional six years. In exchange for the intellectual property licensed thereunder, we are required to meet certain minimum net sales figures per year, and to pay the licensor a royalty (ranging from 5-10%) based on net sales of products associated with the licensed intellectual property, subject to an annual minimum guarantee. The licensor has the right to terminate the license for any breach by us, material or otherwise.

We have also entered into an agreement with Cannasoul Analytics Ltd. (“Cannasoul”), pursuant to which we have engaged Cannasoul to conduct certain research, product development and pre-clinical trials for hemp-based treatments for the veterinary market, with an initial focus on treatment of stress (the “Project”), and we have obtained a license to use any intellectual property developed by Cannasoul in the framework of the Project in connection with products for the veterinary market. In consideration of the services and license provided, we were required to pay Cannasoul consideration of $150,000 at signing, and between $150,000 and $200,000 upon reaching certain milestones in the Project. In addition, we were required to pay (on a quarterly basis) 10% of the revenues received by the Company from the sale of any products developed or tested under the agreement or that incorporate any intellectual property developed pursuant to the agreement. Cannasoul owns all IP developed in connection with the Project and we are granted an exclusive, worldwide, royalty-bearing license to use such IP for the veterinary market.

We are required to meet certain minimum sales (“Minimum”) to maintain the exclusivity of such license. Cannasoul has the right to terminate the agreement (including the license) if in any given year our sales are less than 10% of the Minimum.

Legal Proceedings

We are from time to time subject to litigation and other proceedings that arise in the ordinary course of our business. Subject to the inherent uncertainties of litigation and although no assurances are possible, we believe that there are no pending lawsuits or claims that, individually or in the aggregate, will have a material adverse effect on our business, financial condition or our yearly results of operations.

MANAGEMENT

Board of Directors and Executive Officers

Set forth below are the name, age, position and description of the business experience of our executive officers and directors.

NAME	AGE	POSITION
Damian M. Dalla-Longa	35	Chief Executive Officer and Director
Andreas Schulmeyer	55	Chief Financial Officer
Anthony Santarsiero	36	President
Michael Galego	40	Chairman of the Board of Directors
Michael Young	40	Director
Jeff D. Davis	58	Director
Lori R. Taylor	50	Director

Damian M. Dalla-Longa. Mr. Dalla-Longa has served as our Chief Executive Officer since September 14, 2019 and was formerly Co-Chief Executive Officer of the Company, alongside Ms. Taylor, from May 6, 2019 to September 14, 2019. Prior to the Company’s acquisition of Bona Vida, Inc., Mr. Dalla-Longa served as its Chief Executive Officer since October 2018. Previously, Mr. Dalla-Longa was a Partner at Albaron Partners, a middle-market private equity fund focused on acquiring and operating medical practices and other healthcare businesses, where he has served since August 2017. Prior to August 2017, Mr. Dalla-Longa served as a Sector Head at Magnetar Capital, a privately owned hedge fund sponsor, and an Investment Analyst at King Street Capital Management, a global investment management company. Mr. Dalla-Longa holds a Bachelor of Science in Economics from the University of Pennsylvania and a Master of Business Administration from the Wharton School at the University of Pennsylvania. We believe Mr. Dalla-Longa’s qualifications to serve as a director of our Company include his experience investing in, and operating, commodity-related and consumer-facing business and his institutional knowledge of the animal health and wellness space within the hemp-derived CBD industry.

Andreas Schulmeyer. Andreas Schulmeyer has served as our Chief Financial Officer since June 12, 2019. Mr. Schulmeyer is Founder and Principal of Faultline Solutions LLC, where he has served since July 2014, advising clients on the challenges in cross border and grocery e-commerce and leading cross border e-commerce launch projects for small and medium retailers. From December 2015 to February 2018, Mr. Schulmeyer served as Head of e-Commerce International for L Brands Inc., the parent company of Victoria’s Secret, Bath & Body Works, Henry Bendel and La Senza, where he was responsible for establishing and managing local e-Commerce sites outside of North America. Prior to his time at L Brands Inc., Mr. Schulmeyer served as Chief Financial Officer for Wal-Mart Stores Inc.’s Global e-Commerce business from January 2011 to July 2014, during which time he was responsible for all financial aspects of the business, including annual planning, capital investments and M&A approvals, and as Chief Financial Officer for Walmart Asia from August 2008 to December 2010, during which time he was responsible for overseeing the retail businesses in China, India and Japan. Mr. Schulmeyer joined Walmart from PepsiCo, where he spent 12 years in the finance function across four continents. Mr. Schulmeyer holds a Bachelor of Science in Aerospace Engineering from the University of Illinois, a Master of Science in Aeronautics and Astronautics as well as Management Studies from the Massachusetts Institute of Technology.

Anthony Santarsiero. Mr. Santarsiero has served as our President since May 6, 2019. Mr. Santarsiero is President of TruPet, LLC, where he has been responsible for overseeing the company’s financials and day-to-day operations since January 2014. Prior to his time at TruPet, LLC, Mr. Santarsiero founded RV Genie and RV Clear Price, online platforms designed to assist private parties, dealerships, manufacturers and suppliers navigate the RV industry and interact directly with consumers, where he served as President since January 2013. Mr. Santarsiero has also served as Sales and Marketing Manager at GSI Inc. from May 2013 to March 2014, International Sales Manager and Director of E-Commerce Platform at BriteLyt Inc. from May 2013 to March 2014, Sales Manager and Business Manager at Dimmitt Automotive Group from June 2012 to August 2013 and was founder and Chief Executive Officer of Terra Paws from January 2010 and May 2012. We believe Mr. Santarsiero’s qualifications to serve as President and Chief Operating Officer of our Company include his extensive experience in the animal health and wellness space and customer and retail industries.

Michael Galego. Mr. Galego has served as the Chairman of the Board of Directors since March 15, 2019. Mr. Galego is Chief Executive Officer of Apolo Capital Advisory Corp., where he has served since September 2018. He previously served as Chief Executive Officer of the Agricultural Division of the Stronach Group, Deputy General Counsel and Secretary of Pacific Exploration and Production Corp., formerly Pacific Rubiales Energy Corp., and General Counsel and Secretary of CGX Energy Inc. Recently, Mr. Galego was a member of the Board of Directors of Woulfe Mining Corp. Mr. Galego began his legal career as an associate in the business law department of Osler, Hoskin & Harcourt LLP. Mr. Galego holds a Bachelor of Arts (Honours) in political science and economics from York University and a Bachelor of Law (LL.B) from the University of Windsor. We believe Mr. Galego’s qualifications to serve as a director of our Company include his legal experience in the M&A and corporate finance field, his demonstrated business acumen and his experience on other public company boards of directors.

Michael Young. Mr. Young served as the Chairman of the Board of Directors from December 13, 2019 to March 15, 2019. Mr. Young is a founding partner of Cottingham Capital, an investment company focused on real estate and technology investment, where he has served as Managing Partner since its inception in January 2017. Prior to January 2017, Mr. Young served as the Managing Director and Co-Head of Trading of GMP Securities, L.P., a Canadian investment bank. Mr. Young served on the boards of Aerues Inc., an anti-microbial copper coating technology company, and XIB I Capital Corp., a capital pool company, and was previously on the boards of Nuuvera Corp. and ICC Labs. Mr. Young holds a finance diploma from George Brown College. We believe Mr. Young’s qualifications to serve as a director of our Company include his extensive senior level executive management and trading experience in the Canadian and U.S. capital markets and his experience on other public company boards of directors.

Jeff D. Davis. Mr. Davis has served as a director of the Company since March 15, 2019. Mr. Davis founded Molio Inc., a venture-backed, creative and media analytics agency, where he has served as Chief Executive Officer since February 2015. Prior to founding Molio Inc., Mr. Davis served as director and Chief Executive Officer of Orabrush Inc., an e-commerce business focused on oral care products. Mr. Davis has also served in a variety of positions at Procter & Gamble, where he spent time in numerous product sectors including consumer-packaged goods, pharmaceuticals and beauty. Mr. Davis holds a Bachelor of Science in Marketing and a Bachelor of Arts in German from the University of Utah.

Lori R. Taylor. Ms. Taylor has served as a director of the Company since March 15, 2019 and was formerly a Co-Chief Executive Officer of the Company, alongside Mr. Dalla-Longa, from May 6, 2019 to September 14, 2019. Ms. Taylor founded TruPet, LLC, a direct to consumer dog food and supplement company, where she served as its Chief Executive Officer from August 2013 to April 2019. Ms. Taylor also founded RevMedia Marketing LLC, a full-service marketing consultation and product innovation firm, and has served as its Chief Executive Officer since April 2009. Ms. Taylor holds a bachelor’s degree in Marketing, Business Logistics and Journalism from the University of Missouri. We believe Ms. Taylor’s qualifications to serve as a director of our Company include her experience in the consumer and retail industries, her experience in brand management, product development and marketing and her expertise in corporate strategy and development.

Board of Directors

The number of members of our board of directors will be determined from time-to-time by resolution of the board of directors. Currently, our board of directors consists of five persons. Our directors hold office until the earlier of their death, resignation, retirement, disqualification or removal or until their successors have been duly elected and qualified.

Our securities are not listed on a U.S. securities exchange and, therefore, we are not subject to the corporate governance requirements of any such exchange, including those related to the independence of directors. However, at this time, after considering all of the relevant facts and circumstances, our Board of Directors has determined that Mr. Young, Mr. Davis and Mr. Galego are independent from our management and qualify as “independent directors” under the standards of independence under the applicable FINRA listing standards. Upon our listing on any national securities exchange or any inter-dealer quotation system, it will elect such independent directors as is necessary under the rules of any such securities exchange.

Committees of the Board

We have an audit committee, a compensation committee and a nominating and governance committee. Each such committee of the board of directors has or will have the composition and responsibilities described below.

Audit Committee

The audit committee assists the board in overseeing our accounting and financial reporting processes and the audits of our financial statements. The audit committee’s responsibilities include, among other matters: appointing, approving the compensation of, and assessing the independence of our registered public accounting firm; overseeing the work of our registered public accounting firm, including through the receipt and consideration of reports from such firm; reviewing and discussing with management and the registered public accounting firm our annual and quarterly financial statements and related disclosures; coordinating our board of directors’ oversight of our internal control over financial reporting, disclosure controls and procedures; discussing our risk management policies; meeting independently with our internal auditing staff, if any, registered public accounting firm and management; reviewing and approving or ratifying any related person transactions; and preparing the audit committee report required by the SEC.

The members of our audit committee are Messrs. Galego, Young and Davis, and Mr. Galego serves as chairperson of this committee.

Compensation Committee

The compensation committee’s responsibilities include, among other matters: reviewing and approving, or recommending for approval by the board of directors, the compensation of our Chief Executive Officer and our other executive officers; overseeing and administering our cash and equity incentive plans; reviewing and making recommendations to our board of directors with respect to director compensation; reviewing and discussing annually with management our “Compensation Discussion and Analysis,” to the extent required; reviewing and discussing the voting recommendations of our stockholders on matters involving executive compensation, to the extent required; and preparing the annual compensation committee report required by SEC rules, to the extent required.

The members of our compensation committee are Messrs. Galego, Young and Davis, and Mr. Young serves as chairperson of this committee.

Nominating and Governance Committee

The nominating and corporate governance committee’s responsibilities include, among other matters: identifying individuals qualified to become board of directors members; recommending to our board of directors the persons to be nominated for election as directors and to each board committee; developing and recommending to our board of directors corporate governance guidelines, and reviewing and recommending to our board of directors proposed changes to our corporate governance guidelines from time to time; and overseeing a periodic evaluation of our board of directors.

The members of our nominating and corporate governance committee are Messrs. Galego, Young and Davis, and Mr. Davis serves as chairperson of this committee.

Family Relationships

There are no family relationships among any of our executive officers or directors.

Risk Oversight

Our audit committee is responsible for overseeing our risk management process. Our audit committee focuses on our general risk management policies and strategy, the most significant risks facing us, and oversees the implementation of risk mitigation strategies by management. Our board of directors is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our board of directors or compensation committee.

Code of Ethics and Code of Conduct

We plan to adopt a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code will be posted on our website at https://www.betterchoicecompany.com. Our code of business conduct and ethics is a “code of ethics” as defined in Item 406(b) of Regulation S-K. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be a part of this prospectus.

EXECUTIVE AND DIRECTOR COMPENSATION

The following is a discussion and analysis of the compensation arrangements for our named executive officer, or NEO. We are currently considered a “smaller reporting company” for purposes of the SEC’s executive compensation disclosure rules. In accordance with such rules, we are providing a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year-End Table as well as narrative disclosures regarding our executive compensation program. For 2018, our named executive officer was David Lelong our former President, Chief Executive Officer and Chief Financial Officer.

Summary Compensation Table

The following table sets forth information concerning the compensation of our named executive officers for the transition period ended December 31, 2018 and the fiscal year ended August 31, 2018.

Name and Principal Position	Period	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total
David Lelong	(2)	$32,000	$0	$0	$154,983	$0	$0	$0	$186,983
President, CEO and CFO	(3)	$96,000	$0	$0	$0	$0	$0	$0	$96,000
(1)	The value in this column reflects the aggregate grant date fair value of the stock option award computed in accordance with ASC Topic 718. Information regarding the valuation assumptions used in the calculations are included in Note 10 of the Company’s financial statements for the period ended December 31, 2018 contained in the Company’s Form 10-KT.
(2)	Transition period ended December 31, 2018.
(3)	Fiscal year ended August 31, 2018.

Employment Agreements

Effective February 1, 2018, the Board approved an annual salary of $96,000 for Mr. Lelong. On February 2, 2019, the Company and Mr. Lelong entered into a six month employment agreement (the “2019 Employment Agreement”). Under the terms of the 2019 Employment Agreement, Mr. Lelong receives a salary of $8,000 per month for his services. Additionally, beginning on the effective date of the 2019 Employment Agreement and every 30 days thereafter, the Company will pay Mr. Lelong the lesser of (i) $19,333, or (ii) the remaining balance of accrued salary owed to Mr. Lelong. Interest on any accrued salary amount remaining owed to Mr. Lelong shall accrue monthly at a rate of 18% per annum. As of December 31, 2018, we owed Mr. Lelong $124,000 in accrued salary. Additionally, on December 31, 2018, Mr. Lelong received an equity award in the form of 19,231 stock options that vest in quarterly installments over a one-year period beginning on January 1, 2019, subject to Mr. Lelong’s continuous service with the Company through the vesting date(s). Mr. Lelong resigned from his position as CEO on March 14, 2019 and President and CFO on May 28, 2019. Mr. Lelong continued to provide services to the Company as an employee through March 4, 2019.

The 2019 Employment Agreement provides for severance benefits for certain terminations that arise prior to and following a change of control of the Company (as such term is defined in the 2019 Employment Agreement). Upon a termination without cause, resignation for good reason, (as such terms are defined in the 2019 Employment Agreement), subject to his execution and non-revocation of a general release of claims, Mr. Lelong is entitled to (i) a payment equal to 12 months of his base salary (or 18 months if the termination occurs following a change of control) (ii) acceleration of the vesting of all outstanding equity awards granted pursuant to the Company’s equity incentive plan, and (iii) continued benefits, including health insurance for Mr. Lelong and his spouse for a period of six months (or 18 months if the termination occurs following a change of control) following the termination date. Additionally, in the event of a change of control, Mr. Lelong will be entitled to receive 100% of his target bonus, if any, for such fiscal year.

For purposes of the 2019 Employment Agreement:

•	“cause” means (i) executive is convicted of, or pleads guilty or nolo contendere to, a felony related to our business; (ii) executive, in carrying out his duties hereunder, has acted with gross negligence or intentional misconduct resulting, in any case, in material harm to us; (iii) executive misappropriates Company funds or otherwise defrauds us including a material amount of money or property; (iv) executive breaches his fiduciary duty to the Company resulting in material profit to him, directly or indirectly; (v) executive materially breaches any agreement with the Company and fails to cure such breach within 10 days of receipt of notice, unless the act is incapable of being cured; (vi) executive breaches any non-compete or confidential information provision of the 2019 Employment Agreement; (vii) executive becomes subject to a preliminary or permanent injunction issued by a United States District Court enjoining executive from violating any securities law administered or regulated by the SEC; (viii) executive becomes subject to a cease and desist order or other order issued by the SEC after an opportunity for a hearing; (ix) executive refuses to carry out a resolution adopted by the Board at a meeting in which executive was offered a reasonable opportunity to argue that the resolution should not be adopted; or (x) executive abuses alcohol or drugs in a manner that interferes with the successful performance of his duties;

•	“change of control” has the same meaning given to such term in Treasury Regulation Section 1.409A-3(i)(5); and
•	“good reason” means any one or more of the following: (i) a material diminution in executive’s authority, duties or responsibilities due to no fault of executive other than temporarily while executive is physically or mentally incapacitated or as required by applicable law; (ii) we require executive to change his principal business office to a location other than the New York, New York metropolitan area, or (iii) any other action or inaction that constitutes a material breach by us under the 2019 Employment Agreement.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth outstanding equity awards held by our named executive officer at December 31, 2018:

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
David Lelong	—	19,231(a	)	—	$6.76	12/21/23	—	—	—	—
(a)	Options vest in four quarterly installments over a one-year period beginning on January 1, 2019.

Director Compensation

The following table provided compensation information for the fiscal year ended December 31, 2018 for our non-employee director:

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards(1)	Non-equity Incentive Plan Compensation	All Other Compensation	Total Compensation
Michael Young	$0	$0	$154,983	$0	$0	$154,983
(1)	The value in this column reflects the aggregate grant date fair value of the stock option award computed in accordance with ASC Topic 718. Information regarding the valuation assumptions used in the calculations in included in Note 10 of the Company’s financial statements for the period ended December 31, 2018 contained in the Company’s Form 10-KT.

During the fiscal year ended December 31, 2018, Michael Young was our only non-employee director. For his services as a director and Chairman of the Board, Mr. Young will receive $25,000 as an annual retainer fee effective January 1, 2019. On December 31, 2018, Mr. Young received an equity award in the form of 19,231 stock options that vest in quarterly installments over a one-year period beginning on January 1, 2019.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth information about the beneficial ownership of our capital stock by (i) each of our directors, (ii) each of our executive officers (iii) all our directors and executive officers as a group, and (iv) each person or group known by us to own more than 5% of our common stock. The percentages reflect beneficial ownership, as determined in accordance with the SEC’s rules, as of September 30, 2019, and are based on 45,427,659 shares of common stock outstanding. Except as noted below, the address for all beneficial owners in the table below is 166 Douglas Road E, Oldsmar, FL 34677.

	Amount and Nature of Beneficial Ownership(1)				% of Total Voting Power
	Common Stock		Series E Preferred Stock
	Shares	%	Shares	%
Name of Beneficial Owner
Directors and Executive Officers:
Damian Dalla-Longa(2)	2,109,891	4%	—	*	4%
Andreas Schulmeyer(3)	101,789	*	—	*	0%
Anthony Santarsiero(4)	1,248,875	2%	—	*	2%
Michael Galego(5)	276,864	1%	—	*	1%
Michael Young(6)	1,248,572	2%	—	*	2%
Jeff Davis(7)	145,833	*	—	*	0%
Lori Taylor(8)	5,967,443	11%	—	*	11%
All directors and executive officers as a group (7 persons)(9)	11,099,267	21%	—	*	21%
5% or Greater Stockholders:
Blue Sky Holdings Trust(10)	5,632,027	11%	—	*	11%
John M. Word III	4,756,824	9%	—	*	9%
*	Represents less than 1% of the number of shares of our common stock outstanding prior to and upon the completion of the offering, as applicable.
(1)	Beneficial ownership of shares and percentage ownership are determined in accordance with the SEC’s rules. In calculating the number of shares beneficially owned by an individual or entity and the percentage ownership of that individual or entity, shares underlying options, warrants or restricted stock units held by that individual or entity that are either currently exercisable or exercisable within 60 days from the date hereof are deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other individual or entity. Unless otherwise indicated and subject to community property laws where applicable, the individuals and entities named in the table above have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.
(2)	(2)Includes (i) 1,759,891 shares of common stock and (ii) 335,416 shares of common stock underlying options exercisable within 60 days of October 25, 2019.
(3)	Includes (i) 5,956 shares of common stock and (ii) 120,832 shares of common stock underlying options exercisable within 60 days of October 25, 2019.
(4)	Includes (i) 957,209 shares of common stock and (ii) 291,666 shares of common stock underlying options exercisable within 60 days of October 25, 2019.
(5)	Includes (i) 131,031 shares of common stock and (ii) 145,833 shares of common stock underlying options exercisable within 60 days of October 25, 2019.
(6)	Includes (i) 1,102,739 shares of common stock and (ii) 145,833 shares of common stock underlying options exercisable within 60 days of October 25, 2019.
(7)	Consists of 145,833 shares of common stock underlying option exercisable within 60 days of October 25, 2019.
(8)	Includes (i) 5,632,027 shares of common stock held directly by Blue Sky Holdings Trust which are beneficially owned by Lori Taylor and (ii) 335,416 shares of common stock underlying options exercisable within 60 days of October 25, 2019 held directly by Lori Taylor. Lori Taylor is the trustee, compliance officer, and protector of Blue Sky Holdings Trust. The address of Blue Sky Holdings Trust is 552 Locust Run Road, Cincinnati, OH 45245.
(9)	Includes 1,535,413 shares of common stock underlying option exercisable within 60 days of October 25, 2019.
(10)	The address of the Blue Sky Holdings Trust is 552 Locust Run Road, Cincinnati, OH 45245. Lori Taylor, one of our directors, is the trustee, compliance officer, and protector of Blue Sky Holdings Trust.

SELLING STOCKHOLDERS

This prospectus covers shares of our common stock issued in the Private Placements (including the common stock issuable upon exercise of the warrants issued therein) and shares issued in connection with the Acquistion. The shares sold in the Private Placements were sold directly by us to “accredited investors” as defined in Rule 501(a) under the Securities Act pursuant to an exemption from registration under the Securities Act, with Canaccord Genuity LLC acting as sole placement agent. See “Summary—Recent Developments.”

When we refer to the selling stockholders in this prospectus, we mean those persons listed in the table below, as well as the permitted transferees, pledgees, donees, assignees, successors and others who later come to hold any of the selling stockholders’ interests other than through a public sale.

The selling stockholders may from time to time offer and sell pursuant to this prospectus any or all of the shares of common stock set forth in the following table. There is no requirement for the selling stockholders to sell their shares, and we do not know when, or if, or in what amount the selling stockholders may offer the securities for sale pursuant to this prospectus.

The table below has been prepared based upon the information furnished to us by the selling stockholders as of              , 2019. The selling stockholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the selling stockholders may change from time to time and, if necessary, we will supplement this prospectus accordingly. We cannot give an estimate as to whether the selling stockholders will in fact sell any or all of their shares of common stock.

To our knowledge and except as noted below or elsewhere in this prospectus, none of the selling stockholders has, or within the past three years has had, any material relationship with us or any of our affiliates.

	Beneficial Ownership Prior to Registration		Shares Registered Pursuant to this Prospectus (Maximum Number that May be Sold)	Beneficial Ownership after Registration Assuming All Shares are Sold
	Shares	%		Shares	%
Selling Stockholders

*	Less than one percent

Beneficial ownership of shares and percentage ownership are determined in accordance with the SEC’s rules. In calculating the number of shares beneficially owned by an individual or entity and the percentage ownership of that individual or entity, shares underlying options, warrants or restricted stock units held by that individual or entity that are either currently exercisable or exercisable within 60 days from the date of this prospectus are deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other individual or entity. Unless otherwise indicated and subject to community property laws where applicable, the individuals and entities named in the table above have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them. We have based our calculations of the percentage of beneficial ownership on 45,427,659 shares of common stock outstanding as of September 30, 2019.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

During the period beginning on January 1, 2018 to the date of this prospectus, we have entered into or participated in the following transactions with related persons:

Security Issuances

TruPet Acquisition

In connection with the TruPet acquisition, on May 6, 2019, we issued an aggregate of 15,027,533 shares of common stock to new investors and certain of our directors and executive officers in exchange for all remaining outstanding membership interests of TruPet. See “Summary—Recent Developments—Acquisitions—TruPet Acquisition.”

Bona Vida Acquisition

In connection with the Bona Vida acquisition, on May 6, 2019, we issued an aggregate of 18,003,273 shares of common stock to new investors and certain of our directors and executive officers in exchange for all outstanding shares of common stock of Bona Vida. See “Summary—Recent Developments—Acquisitions—Bona Vida Acquisition.”

May Private Placement

On May 6, 2019, we issued an aggregate of 5,744,991 shares of common stock and 5,744,991 warrants to purchase our common stock at an exercise price of $4.25 per share at an offering price of $3.00 per share to new investors and certain of our directors. See “Summary—Recent Developments—May Private Placement.”

The following table sets forth the aggregate number of securities acquired by the listed holders of more than 5% of any class of our voting shares or their affiliated entities and certain of our executive officers and directors.

Participants	TruPet Acquisition	Bona Vida Acquisition	May Private Placement
	Common Stock	Common Stock	Common Stock	Warrants
5% or Greater Shareholders(1)
Blue Sky Holdings Trust	5,632,027	—	—	—
John M. Word III	4,056,824		333,333	333,333
Officers and Directors(2)
Damian M. Dalla-Longa	—	1,659,891	—	—
Andreas Schulmeyer	—	—	—	—
Anthony Santarsiero	957,209	—	—	—
Michael Galego	—	105,390	—	—
Michael Young	—	584,913	—	—
Jeff D. Davis	—	—	—	—
Lori R. Taylor	5,632,027	—	—	—
(1)	Additional details regarding these shareholders and their equity holdings are provided in the section titled “Security Ownership of Principal Stockholders and Management.”
(2)	Additional details regarding these shareholders and their equity holdings are provided in the section titled “Security Ownership of Principal Stockholders and Management.”

Registration Rights Agreement

TruPet Acquisition

In connection with the TruPet acquisition, we entered into a registration rights agreement for the benefit of the recipients of common stock issued as the acquisition consideration. See “Description of Capital Stock—Registration Rights Agreements—TruPet Registration Rights Agreement.”

Bona Vida Acquisition

In connection with the TruPet acquisition, we entered into a registration rights agreement for the benefit of the recipients of common stock issued as the acquisition consideration. See “Description of Capital Stock—Registration Rights Agreements—Bona Vida Registration Rights Agreement.”

May Private Placement

In connection with the May Private Placement, we entered into a registration rights agreement for the benefit of the investors in the May Private Placement. See “Description of Capital Stock—Registration Rights Agreements—May Private Placement Registration Rights Agreement.”

Related Party Loans

During fiscal year 2017, we received loans in the aggregate amount of $0.2 million from our then Chief Executive Officer, David Lelong, to fund operations. These advances were unsecured, non-interest bearing and due on demand. At August 31, 2018, the balance due to Mr. Lelong under these loans was $0.

Director Compensation

Our independent directors receive compensation for their service as members of our board of directors. See “Executive and Director Compensation—Director Compensation,” for information on director compensation paid during 2018. Effective as of the second quarter of 2019, our independent directors each receive an annual retainer of $50,000 payable quarterly.

Employment Agreements

We have entered into employment agreements with our Chief Executive Officer, Damian Dalla-Longa and our former Co-Chief Executive Officer, Lori Taylor, our Chief Financial Officer, Andreas Schulmeyer and our President and Director of Operations, Anthony Santarsiero.

Mr. Dalla-Longa’s employment agreement provides for a base salary of $300,000 per year, a signing bonus of $100,000, a minimum annual bonus of 25% of Mr. Dalla-Longa’s base salary, the grant of 1,200,000 stock options, which options were granted to Mr. Dalla-Longa on May 2, 2019 and will vest monthly over the two-year period following the grant date, and certain severance benefits upon a qualifying termination of employment.

Ms. Taylor’s employment agreement provided for a base salary of $300,000 per year, a signing bonus of $155,000, a minimum annual bonus of 25% of Ms. Taylor’s base salary, the grant of 1,150,000 stock options, which options were granted to Ms. Taylor on May 2, 2019 and will vest monthly over the two-year period following the grant date, and certain severance benefits upon a qualifying termination of employment. On September 13, 2019, in connection with her decision to resign as Co-Chief Executive Officer of the Company, the Company entered into a separation agreement with Ms. Taylor. Subject to the effectiveness and irrevocability of the release of claims set forth in the separation agreement, Ms. Taylor’s cooperation with the Company during the period beginning on September 13, 2019 and ending on November 12, 2019 (the “Termination Date”), and Ms. Taylor’s continued compliance with the restrictive covenants set forth in her employment agreement, the separation agreement provides that Ms. Taylor will receive continued payment of her base salary of $300,000 during the 12 month period following the Termination Date, as well as continued payment of healthcare benefits during the 24 month period following the Termination Date. The separation agreement also provides that the stock options previously granted to Ms. Taylor became fully vested on the Termination Date and such stock options will remain outstanding following the Termination Date and will not expire until the expiration of their term on May 2, 2029.

Mr. Schulmeyer’s employment agreement provides for a base salary of $250,000 per year, a minimum annual bonus of 25% of Mr. Schulmeyer’s base salary, the grant of 500,000 stock options, which options were granted to Mr. Schulmeyer on June 29, 2019 and will vest monthly over the two-year period following the grant date, and certain severance benefits upon a qualifying termination of employment.

Mr. Santarsiero’s employment agreement provides for a base salary of $250,000 per year, a signing bonus of $25,000, a minimum annual bonus of 25% of Mr. Santarsiero’s base salary, the grant of 1,000,000 stock options, which options were granted to Mr. Santarsiero on May 2, 2019 and will vest monthly over the two-year period following the grant date, and certain severance benefits upon a qualifying termination of employment.

2019 Plan

We granted new equity awards consisting of stock options to our board of directors and executive officers under the 2019 Plan, with respect to 5,450,000 shares of common stock. These grants are subject to customary vesting or forfeiture restrictions.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, will require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer, as applicable.

Policies and Procedures for Review of Related Party Transactions

A “Related Party Transaction” is a transaction, arrangement or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000 in any one fiscal year, and in which any related person had, has or will have a direct or indirect material interest. A “Related Person” means:

•	any person who is, or at any time during the applicable period was, one of our executive officers, one of our directors, or a nominee to become one of our directors;
•	any person who is known by us to be the beneficial owner of more than 5.0% of any class of our voting securities;
•	any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5.0% of any class of our voting securities, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5.0% of any class of our voting securities; and
•	any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest in any class of the Company’s voting securities.

Our board of directors intends to adopt a related party transactions policy. Pursuant to this policy, our audit committee will review all material facts of all Related Party Transactions and either approve or disapprove entry into the Related Party Transaction, subject to certain limited exceptions. In determining whether to approve or disapprove entry into a Related Party Transaction, our audit committee shall take into account, among other factors, the following: (i) whether the Related Party Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and (ii) the extent of the Related Person’s interest in the transaction. Further, the policy will require that all Related Party Transactions required to be disclosed in our filings with the SEC be so disclosed in accordance with applicable laws, rules and regulations.

DESCRIPTION OF CAPITAL STOCK

As of September 30, 2019, our authorized capital stock consists of 88,000,000 shares of common stock, $0.001 par value per share, of which 45,427,659 shares are issued and outstanding; and 4,000,000 shares of preferred stock, $0.001 par value per share, of which 3,706,000 shares are designated, including (a) 1,000 shares designated as Series A preferred stock, of which none are outstanding, (b) 805,000 shares designated as Series B preferred stock, of which none is outstanding, and (c) 2,900,000 shares are designated as of Series E preferred stock, and 1,707,920 shares of Series E preferred stock are issued and outstanding.

The following summary of our capital stock and certificate of incorporation and bylaws does not purport to be complete and is qualified in its entirety by reference to the provisions of applicable law and to our certificate of incorporation and bylaws, which will be provided upon request and are available on our website, https://www.betterchoicecompany.com. The information on our website is deemed not to be incorporated in this prospectus or to be part of this prospectus.

Common Stock

Voting Rights

Holders of shares of our common stock are entitled to one vote per share held of record on all matters to be voted upon by the stockholders. At each election for directors every stockholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by such stockholder for as many persons as there are directors to be elected at that time and for whose election such stockholder has a right to vote.

Dividend Rights

Holders of shares of our common stock are entitled to ratably receive dividends when and if declared by our board of directors out of funds legally available for that purpose, subject to any statutory or contractual restrictions on the payment of dividends and to any prior rights and preferences that may be applicable to any outstanding preferred stock.

Liquidation Rights

Upon our voluntary or involuntary liquidation, dissolution, distribution of assets or other winding up, holders of shares of our common stock are entitled to receive ratably the assets available for distribution to the stockholders after payment of liabilities and the liquidation preference of any of our outstanding shares of preferred stock.

Other Matters

The shares of common stock have no preemptive or conversion rights and are not subject to further calls or assessment by us. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of our common stock are fully paid and non-assessable.

Preferred Stock

Our amended and restated certificate of incorporation authorizes our board of directors, subject to any limitations prescribed by law, without further stockholder approval, to establish and to issue from time to time one or more series of preferred stock, par value $0.001 per share, covering up to an aggregate of 20,000,000 shares of preferred stock. Each series of preferred stock will cover the number of shares and will have the powers, preferences, rights, qualifications, limitations and restrictions determined by the board of directors, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights, preemptive rights and redemption rights.

Series E Preferred Stock

Voting Rights

Holders of shares of our Series E preferred stock are entitled to the whole number of votes equal to the number of shares of common stock into which such holder’s Series E preferred stock would be convertible on the record date for the vote or consent of stockholders, and otherwise has voting rights and powers equal to the voting rights and powers of the common stock. To the extent that under the DGCL the vote of the holders of the Series E preferred stock, voting separately as a class or series as applicable, is required to authorize a given action of ours, the affirmative vote or consent of the holders of all of the shares of the Series E preferred stock, voting together in the aggregate and not in separate series unless required under the DGCL, represented at a duly held meeting at which a quorum is presented or by written consent of required holders (except as otherwise may be required under the DGCL), voting together in the aggregate and not in separate series unless required under the DGCL, will constitute the approval of such action by both the class or the series, as applicable. To the extent that under the DGCL holders of the Series E preferred stock are entitled to vote on a matter with holders of shares of common stock, voting together as one class, each share of Series E preferred stock will entitle holders to cast that number of votes per share as is equal to the number of shares of common stock into which it is then convertible. These rights are subject to maximum beneficial ownership percentages specified in the Series E Certificate of Designation.

Dividend Rights

Holders of shares of our Series E preferred stock are entitled to ratably receive cumulative dividends on each share of Series E preferred stock, accruing on a quarterly basis in arrears, at the rate of 10.0% per annum on the stated value of $0.99 per share (as adjusted), as set forth in the Series E Certificate of Designation. All accrued dividends on each share of Series E preferred stock will be paid upon conversion of the share of Series E preferred stock for which the applicable dividend is due. At our option, dividends on the Series E preferred stock may be paid in cash or stock. We also must declare a dividend on the Series E preferred stock on a pro rata basis with our common stock.

Liquidation Rights

Upon our voluntary or involuntary liquidation, dissolution or winding up, holders of Series E preferred stock are entitled to receive in cash out of our assets whether from capital or from earnings available for distribution to its stockholders, before any amount is paid to the holders of our common stock.

Conversion Rights

Subject to a maximum ownership percentage, at any time, each holder of Series E preferred stock is entitled to convert any portion of such holder’s outstanding Series E preferred stock into validly issued, fully paid and non-assessable shares of common stock at a rate of $0.78 per share, subject to adjustment under certain conditions.

Other Matters

The Series E preferred stock has a stated value of $0.99 per share. Under certain default conditions, the Series E preferred stock is subject to mandatory redemption at 125%, and the conversion price resets to 75% of the market price of our common stock. All outstanding shares of our Series E preferred stock are fully paid and non-assessable.

Anti-Takeover Effects of Provisions of Our Certificate of Incorporation, Our Bylaws and Delaware Law

Some provisions of Delaware law, our certificate of incorporation and our bylaws could make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that provide for payment of a premium over the market price for our shares.

These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Undesignated Preferred Stock

The ability of our board of directors, without action by the stockholders, to issue up to 16,294,000 shares of undesignated preferred stock with voting or other rights or preferences as designated by our board of directors could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.

Stockholder Meetings

Our bylaws provide that a special meeting of stockholders may be called only by our chairperson of the board, chief executive officer or when requested in writing by the holders of not less than 10 percent of all the voting power entitled to vote at the meeting.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our bylaws establish advance notice procedures with respect to stockholder proposals to be brought before a stockholder meeting and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. Additionally, vacancies and newly created directorships may be filled only by a vote of a majority of the directors then in office, even though less than a quorum, and not by the stockholders.

Removal of Directors

Our bylaws provide that our board of directors may be removed from office by our stockholders with or without cause, but only at a meeting of the shareholders called expressly for that purpose, upon the approval of the holders of at least a majority in voting power of the outstanding shares of stock entitled to vote in the election of directors.

Stockholders Not Entitled to Cumulative Voting

Our certificate of incorporation does not permit stockholders to cumulate their votes in the election of directors.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the DGCL, which prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or, in certain cases, within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors.

Choice of Forum

Our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative form, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for: (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer (or affiliate of any of the foregoing) of us to us or the our shareholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or our certificate of incorporation or bylaws, or (iv) any other action asserting a claim arising under, in connection with, and governed by the internal affairs doctrine; provided that the exclusive forum provisions will not apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act, or to any claim for which the federal courts have exclusive jurisdiction. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of, and consented to, the provisions of our bylaws described in the preceding sentence.

Amendment of Bylaw Provisions

Our certificate of incorporation provides that our board of directors has the power to make, amend, alter or repeal our bylaws. Our bylaws provide that they may be repealed or amended, and new bylaws maybe adopted, by our board of directors or the stockholders in accordance with Section 109 of the DGCL.

Amendment of Charter Provisions

Our certificate of incorporation reserves our right to amend, alter, change or repeal any provision contained in our certificate of incorporation, in the manner prescribed by statute, and all rights conferred upon stockholders in our certificate of incorporation are granted subject to this reservation. Any amendments may be passed by a majority of the outstanding voting power and not by a majority of each class or series of outstanding capital stock.

The provisions of Delaware law, our certificate of incorporation and our bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our board and management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Conflicts of Interest

Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. Our bylaws provides that no contract or other transaction between us and one or more of our directors or any other corporation, firm, association or entity in which one or more of our directors are directors or officers or are financially interested, will be either void or voidable because of such relationship or interest or because such director or directors are present at the meeting of the board of directors or one of its committees which authorizes, approves or ratifies such contract or transaction or because his or their votes are counted for such purpose, if: (a) the fact of such relationship or interest is disclosed or known to our board of directors or committee thereof which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; (b) the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or (c) the contract or transaction is fair and reasonable to us at the time it is authorized by our board of directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of our board of directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

Limitation of Liability and Indemnification Matters

Our certificate of incorporation limits the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except to the extent such exemption or limitation thereof is not permitted under the DGCL and applicable law. Delaware law provides that such a provision may not limit the liability of directors:

•	for any breach of their duty of loyalty to us or our stockholders;
•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•	for unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the DGCL; or
•	for any transaction from which the director derived an improper personal benefit.

Any amendment, repeal or modification of these provisions will be prospective only and would not affect any limitation on liability of a director for acts or omissions that occurred prior to any such amendment, repeal or modification.

Our certificate of incorporation also require us to pay any expenses incurred by any director or officer in defending against any such action, suit or proceeding in advance of the final disposition of such matter to the fullest extent permitted by law, subject to the receipt of an undertaking by or on behalf of such person to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified as authorized by our amended and restated bylaws or otherwise. We have entered or will enter into indemnification agreements with each of our directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to us and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that the limitation of liability provision in our certificate of incorporation and the indemnification agreements facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.

Registration Rights Agreements

May Private Placement Registration Rights Agreement

Pursuant to the May Private Placement Registration Rights Agreement, as amended by that certain First Amendment to the Registration Rights agreement dated June 10, 2019, we agreed to prepare and file a registration statement with the SEC no later than August 16, 2019 for purposes of registering the resale of the shares of common stock held by the selling stockholders purchased in the May Private Placement (including the common stock issuable upon exercise of the warrants issued in the May Private Placement). We agreed to use our commercially reasonable efforts to cause the registration statement of which this prospectus is a part to be declared effective by the SEC prior to the 162nd day after the closing date of the May Private Placement (or the 192nd day if the SEC reviews the registration statement).

We also agreed to use our commercially reasonable efforts to keep the registration statement, of which this prospectus constitutes a part, effective until the earlier of (a) a registration statement with respect to the sale all of registrable securities being declared effective by the SEC under the Securities Act and such registrable securities having been disposed of or transferred by the holder thereof in accordance with such effective registration statement, (b) such registrable securities having been previously sold or transferred in accordance with Rule 144 of the Securities Act (or another exemption from the registration requirements of the Securities Act), (c) such securities becoming eligible for resale without volume or manner-of-sale restrictions and without current public information requirements pursuant to Rule 144 and (d) the third anniversary of the closing of the May Private Placement.

In addition, we have a limited ability to suspend use of the registration statement of which this prospectus is a part, if we (a) determine that we would be required to make disclosure of material information in the registration statement of which this prospectus is a part that we have a bona fide business purpose for preserving as confidential, (b) determine we must amend or supplement the registration statement of which this prospectus is a part so that it does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus in light of the circumstances under which they were made, not misleading or (c) have experienced or are experiencing some other material non-public event, including a pending transaction involving us, the disclosure of which at such time, in our good faith judgment, would adversely affect us. However, we may not suspend use for a period that exceeds 120 calendar days in any 360-day period.

We have also agreed, among other things, to indemnify the selling stockholders who purchased shares of common stock and warrants in the May Private Placement, their officers, directors, members, employees and agents, successors and assigns, and each person who controls such selling stockholders from certain liabilities incurred by us in connection with the registration of the common stock purchased in the May Private Placement (including the common stock issuable upon exercise of the warrants issued in therein) held by the selling stockholders.

Bona Vida Registration Rights Agreement

Pursuant to the Bona Vida Registration Rights Agreement, we agreed to use our commercially reasonable efforts to file a registration statement to register the shares of common stock issued as part of the consideration for the Bona Vida acquisition as soon as practicable. The number of shares of common stock issued as part of the consideration for the Bona Vida acquisition to be included as part of any registration statement is determined as follows: (i) we first include with such registration statement all the shares of common stock sold in the May Private Placement (including the common stock issuable upon exercise of the warrants issued therein); and (ii) to the extent we may register a greater number of shares of our common stock than those comprising the shares of common stock sold in the May Private Placement (including the common stock issuable upon exercise of the warrants issued therein), the recipients of common stock issued as part of the consideration for the Bona Vida acquisition will be entitled to participate on a pro rata basis.

In addition, we have agreed, among other things, to use commercially reasonable efforts to cause such registration statement to become and remain effective and to use commercially reasonable efforts to cause the common stock received in the Bona Vida acquisition to be quoted on each trading market and/or in each quotation service on which our common stock is then quoted.

We have also agreed, among other things, to indemnify the selling stockholders who received shares of our common stock in the Bona Vida acquisition from certain liabilities and to pay all fees and expenses incurred by us in connection with the registration of shares of our common stock received in the Bona Vida acquisition.

TruPet Registration Rights Agreement

Pursuant to the TruPet Registration Rights Agreement, we agreed to use our commercially reasonable efforts to file a registration statement to register the shares of common stock issued as part of the consideration for the TruPet acquisition as soon as practicable. The number of shares of common stock issued as part of the consideration for the

TrupPet acquisition to be included as part of any registration statement is determined as follows: (i) we first include with such registration statement all the shares of common stock sold in the May Private Placement (including the common stock issuable upon exercise of the warrants issued therein); and (ii) to the extent we may register a greater number of shares of our common stock than those comprising the shares of common stock sold in the May Private Placement (including the common stock issuable upon exercise of the warrants issued therein), the recipients of common stock issued as part of the consideration for the TruPet acquisition will be entitled to participate on a pro rata basis.

In addition, we have agreed, among other things, to use commercially reasonable efforts to cause such registration statement to become and remain effective and to use commercially reasonable efforts to cause the shares of our common stock received in the TruPet acquisition to be quoted on each trading market and/or in each quotation service on which our common stock is then quoted.

We have also agreed, among other things, to indemnify the selling stockholders who received shares of our common stock in the TruPet acquisition from certain liabilities and to pay all fees and expenses incurred by us in connection with the registration of shares of our common stock received in the TruPet acquisition.

December Private Placement Registration Rights Agreement

On December 12, 2018, we completed a private placement (the “December Private Placement”), in which we sold shares of our common stock and 1,425,641 warrants to purchase a half share of our common stock at an exercise price of $3.90 per share at an offering price of $1.95 per share in reliance on exemptions from registration under the Securities Act. The warrants are exercisable for 24 months from the closing of the December Private Placement. The shares of common stock we sold in the December Private Placement were sold to certain of the selling stockholders identified in this prospectus. The net proceeds from the December Private Placement, after deducting our offering expenses and the payment of the placement fee, were approximately $2.7 million which we used for general corporate purposes.

Pursuant to a registration rights agreement entered into in connection with the December Private Placement, we agreed to use our commercially reasonable efforts to file a registration statement within 60 days of the closing of the December Private Placement. We also agreed, among other things, to use commercially reasonable efforts to cause such registration statement to become and remain effective and to use commercially reasonable efforts to cause the common stock (including the common stock issuable upon exercise of the warrants issued in the December Private Placement) held by the selling stockholders purchased in the December Private Placement to be quoted on each trading market and/or in each quotation service on which our common stock is then quoted.

We have also agreed, among other things, to indemnify the selling stockholders who purchased shares and warrants in the December Private Placement from certain liabilities and to pay all fees and expenses incurred by us in connection with the registration of the common stock purchased in the December Private Placement held by the selling stockholders.

Lock-Up Periods

In connection with the acquisitions, certain of our stockholders agreed that for a period of six months after the closing date of the acquisitions, subject to certain exceptions, they would not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock. These lock-up agreements expire on November 6, 2019 and thereafter, up to an additional 33,030,807 shares of common stock will be eligible for sale in the public market. If the restrictions under the lock-up agreements are waived, our common stock will be available for sale into the market subject to the following paragraph, which could reduce the market value for our common stock.

On September 17, 2019, we entered into a consulting agreement with Bruce Linton. As part of the consulting agreement, we agreed to use our commercially reasonable efforts to cause each of our directors and officers to enter into a lock-up agreement, upon customary terms and conditions, between each officer or director an Mr. Linton for a period of no more than one year from September 1, 2019. As of October 25, 2019, 14,392,931 shares of common stock were subject to lock-up agreements. The lock-up agreement will expire on September 16, 2020.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equity Stock Transfer, LLC.

SHARES ELIGIBLE FOR FUTURE SALE

As of September 30, 2019, we have 45,427,659 shares of common stock outstanding. We have filed a registration statement, of which this prospectus is a part, in respect of the 46,765,215 shares being offered by the selling stockholders named herein. These shares may not be sold pursuant to this prospectus until the registration statement is declared effective. All of the shares of our common stock sold by the selling stockholders pursuant to the registration statement of which this prospectus is a part will be freely tradable without restriction or further registration under the Securities Act subject to lock-up agreements described herein, unless such shares are purchased by “affiliates” as that term is defined in Rule 144 under the Securities Act, which will be subject to the resale limitations of Rule 144.

The remaining 4,145,156 outstanding shares of our common stock will be deemed to be “restricted securities” as that term is defined in Rule 144. Subject to certain contractual restrictions, including the lock-up agreed to by certain of our stockholders, holders of restricted shares will be entitled to sell those shares in the public market if and when those shares are registered or if they qualify for an exemption from registration under Rule 144 or any other applicable exemption under the Securities Act.

Prior to the registration statement of which this prospectus is a part, there has been a limited established public market for our common stock. No assurance can be given as to the likelihood that an active trading market for our common stock will develop, the liquidity of any such market, the ability of our stockholders to sell their shares or the prices that our stockholders may obtain for any of their shares. Further, we cannot predict the effect, if any, that sales of shares or availability of any shares for sale will have on the market price of our common stock prevailing from time to time. Issuances or sales of substantial amounts of our common stock, or the perception that such issuances or sales could occur, could cause the market price of our common stock to decline significantly and make it more difficult for us to raise additional capital through a future sale of securities.

Rule 144

In general, under Rule 144, a person (or persons whose shares are aggregated) who is not an affiliate of ours and has not been one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned the restricted securities proposed to be sold for at least one year, including the holding period of any prior owner other than an affiliate, is entitled to sell his or her securities without registration and without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144. In addition, under Rule 144, once we have been subject to the reporting requirements of the Exchange Act for at least 90 days, a person (or persons whose securities are aggregated) who is not an affiliate of ours and has not been one of our affiliates at any time during the three months preceding a sale, may sell his or her securities without registration, subject to the continued availability of current public information about us after only a six-month holding period. Any sales by affiliates under Rule 144, even after the applicable holding periods, are subject to requirements and/or limitations with respect to volume, manner of sale, notice and the availability of current public information about us.

Rule 701

In general, under Rule 701 of the Securities Act, any of our stockholders who purchased shares from us in connection with a qualified compensatory stock plan or other written agreement before we became subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, is eligible to resell those shares in reliance on Rule 144. An affiliate of the issuer can resell shares in reliance on Rule 144 without having to comply with the holding period requirements of Rule 144, and a non-affiliate of the issuer can resell shares in reliance on Rule 144 without having to comply with the holding period requirements of Rule 144 and without regard to the volume of such sales or the availability of public information about the issuer.

Registration Rights

For the registration rights held by the selling stockholders listed in this prospectus see “Description of Capital Stock—Registration Rights Agreements.”

Outstanding Equity Awards

As of the date hereof, stock options to purchase a total of 6,000,000 shares of common stock were outstanding. The weighted average exercise price of such options is $5.12 per share.

The aggregate number of shares of our common stock that are available for issuance under awards granted pursuant to the 2019 Plan (as has been adjusted for the acquisitions) is the sum of (i) 6,000,000 shares of common stock plus (ii) an annual increase on the first day of each calendar year beginning on January 1, 2020 and ending on and including January 1, 2029, equal to the lesser of (A) 10% of the shares of common stock outstanding (on an as-converted basis) on the last day of the immediately preceding fiscal year and (B) such smaller number of shares of common stock as determined by our board of directors. The shares may be authorized but unissued shares, or shares purchased in the open market. If an award under the 2019 Plan is forfeited, expires or is settled for cash, any shares subject to such award may, to the extent of such forfeiture, expiration or cash settlement, be used again for new grants under the 2019 Plan. Of such outstanding awards, options to purchase 5,250,000 shares of common stock were granted in connection with the acquisitions pursuant to the 2019 Plan. The weighted average exercise price of such options is $5.00 per share.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2018 with respect to compensation plans under which equity securities are authorized for issuance:

Plan Category	Number of Securities to be Issued upon the Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders	—		—	—
Equity compensation plans not approved by security holders	38,462	(1)	$6.76	—
Total	38,462		$6.76	—
(1)	Represents the stock options granted in December 2018 pursuant to individual agreements with the option holders.

Lock-Up Periods

For a description of certain lock-up periods to which holders of our capital stock will be subject in certain circumstances, see “Description of Capital Stock—Lock-Up Periods.”

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership and disposition of our common stock issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder of our common stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of our common stock.

This discussion is limited to Non-U.S. Holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;
•	persons subject to the alternative minimum tax;
•	persons holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;
•	banks, insurance companies, and other financial institutions;
•	brokers, dealers or traders in securities;
•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;
•	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);
•	tax-exempt organizations or governmental organizations;
•	persons deemed to sell our common stock under the constructive sale provisions of the Code;
•	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;
•	persons subject to special tax accounting rules as a result of any item of gross income with respect to our common stock being taken into account in an applicable financial statement;
•	tax-qualified retirement plans; and
•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds.

If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER U.S. FEDERAL NON-INCOME TAX LAWS, INCLUDING THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS, OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our common stock that is neither a “U.S. person” nor an entity treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

•	an individual who is a citizen or resident of the United States;
•	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•	a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions

As described in the section entitled “Dividend Policy,” we do not currently anticipate paying dividends to holders of our common stock in the foreseeable future. However, if we do make distributions of cash or property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “—Sale or Other Taxable Disposition.”

Subject to the discussions below on effectively connected income, backup withholding and FATCA, dividends paid to a Non-U.S. Holder of our common stock will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). If a Non-U.S. Holder holds our common stock through a financial institution or other intermediary, the Non-U.S. Holder will be required to provide appropriate documentation to the intermediary, which then will be required to provide certification to the applicable withholding agent, either directly or through other intermediaries. A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular graduated rates applicable to U.S. tax residents. A Non-U.S. Holder that is a corporation for U.S. federal income tax purposes also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or Other Taxable Disposition

Subject to the discussions below regarding backup withholding and FATCA, a Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our common stock unless:

•	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

•	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or
•	our common stock constitutes a United States real property interest (“USRPI”) by reason of our status as a United States real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we currently are not, and do not currently anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a Non-U.S. Holder of our common stock will not be subject to U.S. federal income tax pursuant to the third bullet point above if our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such Non-U.S. Holder owned, actually and constructively, 5% or less of our common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period.

Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Payments of dividends on our common stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any dividends on our common stock paid to a Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person, or the holder otherwise establishes an exemption. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our common stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock on or after January 1, 2019, recently proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on the proposed Treasury Regulations until final Treasury Regulations are issued.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

PLAN OF DISTRIBUTION

General

We are registering the shares of common stock covered by this prospectus to permit the selling stockholders to conduct public secondary trading of these shares from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the shares offered by this prospectus. The aggregate proceeds to the selling stockholders from the sale of the shares will be the purchase price of the shares less any discounts and commissions. Each selling stockholder reserves the right to accept and, together with their respective agents, to reject, any proposed purchases of shares to be made directly or through agents.

The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock offered by this prospectus on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The prices at which the selling stockholders may sell the shares of common stock may be determined by the prevailing market price for the shares at the time of sale, may be different than such prevailing market prices or may be determined through negotiated transactions with third parties. The selling stockholders may use any one or more of the following methods when selling the shares of common stock offered by this prospectus:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	any other method permitted pursuant to applicable law; or
•	under Rule 144, Rule 144A or Regulation S under the Securities Act, if available, rather than under this prospectus.

There is currently a limited public trading market for our common stock. Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

The shares may be sold directly or through broker-dealers acting as principal or agent, or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge our common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or from purchasers of the offered shares for whom they may act as agents. In addition, underwriters may sell the shares to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts. If a selling stockholder is deemed to be an underwriter, the selling stockholder may be subject to certain statutory liabilities including, but not limited to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. Selling stockholders who are deemed underwriters within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. The SEC staff is of a view that selling stockholders who are registered broker-dealers or affiliates of registered broker-dealers may be underwriters under the Securities Act. In compliance with FINRA guidelines, the maximum commission or discount to be received by a member of FINRA or an independent broker-dealer may not exceed 8% for the sale of any securities registered hereunder. We will not pay any compensation or give any discounts or commissions to any underwriter in connection with the securities being offered by this prospectus. The selling stockholders have advised us that they have not entered into any written or oral agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. Each selling stockholder has in turn agreed to indemnify us for certain specified liabilities. See “Description of Capital Stock—Registration Rights Agreements.”

In order to comply with the securities laws of some states, if applicable, the shares of common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and in compliance.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person. The anti-manipulation rules under the Exchange Act may apply to sales of common stock in the market and to the activities of the selling stockholders and their affiliates. Regulation M may restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the particular shares of common stock being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

In accordance with FINRA Rule 5110(g)(1), Canaccord Genuity LLC and any persons related to Canaccord Genuity LLC who purchased or otherwise acquired shares (i) in the May Private Placements (ii) subsequent to the initial filing of the registration statement of which this prospectus is a part and deemed to be underwriting compensation by FINRA, and/or (iii) that are excluded from underwriting compensation pursuant to FINRA Rule 5110(d)(5), will agree not to sell, transfer, assign, pledge, hypothecate or subject to any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such shares, for the 180-day period prescribed by FINRA Rule 5110(g)(1), except as otherwise provided in FINRA Rule 5110(g)(2).

LEGAL MATTERS

The validity of our common stock and certain legal matters will be passed upon for us by Latham & Watkins LLP.

EXPERTS

Our consolidated financial statements as of December 31, 2018 and August 31, 2018 included in this prospectus, have been audited by RBSM LLP, an independent registered public accounting firm, as stated in their report appearing herein, and M&K CPAS, PLLC, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. The financial statements of Bona Vida and TruPet included in this prospectus, have been audited by MNP LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act with respect to the shares of common stock being offered by the selling stockholders named in this prospectus. This prospectus does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the common stock offered by this prospectus, we refer you to the registration statement and its exhibits. Where we make statements in this prospectus as to the contents of any contract or any other document, for the complete text of that document, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

You can read our Securities and Exchange Commission filings, including the registration statement of which this prospectus is a part, over the Internet at the Securities and Exchange Commission’s website at www.sec.gov. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

We file periodic reports, proxy statements, and other information with the SEC These documents may be accessed through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov).

Our website is located at https://www.betterchoicecompany.com. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be a part of this prospectus.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Better Choice Company Inc. and subsidiaries (formerly Sport Endurance, Inc.)

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Better Choice Company Inc. and subsidiaries (formerly Sport Endurance, Inc.) (collectively, the “Company”) as of December 31, 2018 and August 31, 2018, and the related consolidated statements of operations, changes in stockholders’ deficit and cash flows for the four months ended December 31, 2018 and year ended August 31, 2018, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2018 and August 31, 2018, and the results of its operations and its cash flows for the four months ended December 31, 2018 and year ended August 31, 2018, in conformity with U.S. generally accepted accounting principles. The consolidated balance sheets as of August 31, 2017, and the related consolidated statements of operations, changes in stockholders’ deficit and cash flows for the year ended August 31, 2017 and related notes were audited by another accounting firm.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ RBSM LLP

We have served as the Company’s auditor since 2018.

New York, NY
July 24, 2019

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Sport Endurance, Inc.

We have audited the accompanying balance sheets of Sport Endurance, Inc. as of August 31, 2017 and 2016 and the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended August 31, 2017 and 2016. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements for the periods described above present fairly, in all material respects, the financial position of Sport Endurance, Inc., as of August 31, 2017 and 2016, and the results of its operations, stockholders’ equity (deficit) and cash flows for the periods described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has insufficient working capital, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC
www.mkacpas.com
Houston, Texas

November 29, 2017

Better Choice Company Inc.
(formerly Sport Endurance, Inc.)
CONSOLIDATED BALANCE SHEETS

	December 31, 2018	August 31, 2018	August 31 2017
ASSETS
Current assets
Cash and cash equivalents	$355,104	$199,674	$1,442
Inventory	9,402	9,402	14,882
Total current assets	364,506	209,076	16,324
Investment in TruPet	2,200,000	—	—
Total Assets	$2,564,506	$209,076	$16,324
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable and accrued liabilities	$137,994	$106,445	$132,566
Dividends payable	53,501	20,280	—
Derivative liability	7,379,893	2,317,412	312,878
Accrued officer salary	124,000	140,000	120,000
Notes payable and accrued interest - related party	—	—	233,011
Convertible notes, net of unamortized debt discounts of $0, $752,990 and $153,234, respectively	—	274,214	400,743
Total current liabilities	7,695,388	2,858,351	1,199,198
Commitments and contingencies	—	—	—
Stockholders’ deficit
Preferred stock, $0.001 par value, 20,000,000 shares authorized, 16,294,000, 19,194,000, and 19,999,000 shares undesignated and unissued as of December 31, 2018, August 31, 2018, and August 31, 2017, respectively

Series A Preferred stock, $0.001 par value, 1,000 shares designated, 1,000 shares issued and outstanding as of December 31, 2018, August 31, 2018, and August 31, 2017	1	1	1
Series B Convertible Preferred stock, $0.001 par value, 805,000 shares designated, 0, 803,969.73 and 0 shares issued and outstanding as of December 31, 2018, August 31, 2018 and August 31, 2017, respectively	—	804	—
Series E Convertible Preferred stock, $0.001 par value, 2,900,000 shares authorized, 2,846,355.54, 0, and 0 shares issued and outstanding as of December 31, 2018, August 31, 2018, and August 31, 2017, respectively	2,846	—	—
Common stock, $0.001 par value, 580,000,000 shares authorized; 3,415,859, 3,064,763, and 3,008,730 shares issued and outstanding as of December 31, 2018, August 31, 2018, and August 31, 2017, respectively	3,416	3,065	3,009
Additional paid-in capital	5,335,004	3,406,146	1,927,960
Subscription receivable	—	—	(5,372)
Accumulated deficit	(10,472,149)	(6,059,291)	(3,108,472)
Total stockholders’ deficit	(5,130,882)	(2,649,275)	(1,182,874)
Total liabilities and stockholders’ deficit	$2,564,506	$209,076	$16,324

See accompanying notes to the consolidated financial statements.

Better Choice Company Inc.
(formerly Sport Endurance, Inc.)
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Transition Period Ended December 31, 2018	For the Comparable Period Ended December 31, 2017 Unaudited	For the Year Ended August 31, 2018	For the Year Ended August 31, 2017
Revenue	$—	$214	$475	$1,734
Cost of goods sold	—	27	211	334
Gross profit	—	187	264	1,400
Operating expenses:
Selling, general and administrative	292,060	105,734	528,151	525,438
Total operating expenses	292,060	105,734	528,151	525,438
Operating loss	(292,060)	(105,547)	(527,887)	(524,038)
Other income (expense):
Interest on notes payable	(14,184)	(24,221)	(111,407)	(48,372)
Interest on notes payable - related parties	—	(1,516)	(2,291)	(2,011)
Interest expense - amortization of discount on notes payable	(118,708)	(177,573)	(532,907)	(780,293)
Interest expense - fair value of derivative in excess of notes payable	—	—	(447,680)	—
Gain on exchange/restructuring of debt	472,267	—	1,033,669	—
Loss on restructuring of debt	—	(122,878)	(6,409)	—
Loss on conversion of debt	—	—	(474,648)	—
Excess value of derivative liabilities over net proceeds of sale of common stock at inception	(3,638,849)	—	—	—
(Loss) gain on change in fair value of derivative liability	(821,324)	28,523	(45,348)	(388,544)
Total other expense	(4,120,798)	(297,665)	(587,021)	(1,219,220)
Net loss from continuing operations before tax	(4,412,858)	(403,212)	(1,114,908)	(1,743,258)
Provision for income tax	—	—	—	—
Net loss from continuing operations after tax	(4,412,858)	(403,212)	(1,114,908)	(1,743,258)
Net loss from discontinued operations, net of taxes	—	—	(1,835,911)	—
Net loss	(4,412,858)	(403,212)	(2,950,819)	(1,743,258)
Preferred stock dividend	(64,840)	—	(20,280)	—
Net loss available to common shareholders	$(4,477,698)	$(403,212)	$(2,971,099)	$(1,743,258)
Net loss per share - continuing operations: basic and diluted	$(1.47)	$(0.13)	$(0.37)	$(0.58)
Net loss per share - discontinued operations: basic and diluted	NA	NA	$(0.60)	NA
Net loss per share - available to common shareholders: basic and diluted	$(1.49)	$(0.13)	$(0.98)	$(0.58)
Weighted average shares outstanding - basic	2,999,076	3,018,450	3,046,232	2,996,871
Weighted average shares outstanding - diluted	2,999,076	3,018,450	3,046,232	2,996,871

See accompanying notes to the consolidated financial statements.

Better Choice Company Inc.
(formerly Sport Endurance, Inc.)
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

	Preferred Stock Series A		Preferred Stock Series B		Preferred Stock Series E			Common Stock		Additional Paid-In Capital	Common Stock Subscriptions Receivable	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount	Shares	Amount		Shares	Amount
Balance, August 31, 2016	1,000	$1	—	$—	—		$—	2,991,358	$2,992	$793,270	$(5,372)	$(1,365,214)	$(574,323)
Issuance of commitment shares	—	—	—	—	—		—	1,346	1	68,949	—	—	68,950
Derivative reclass from liability to equity upon redemption	—	—	—	—	—		—	—	—	1,015,757	—	—	1,015,757
Issuance of shares for conversion of note payable and accrued interest	—	—	—	—	—		—	16,026	16	49,984	—	—	50,000
Net loss for the period	—	—	—	—	—		—	—	—	—	—	(1,743,258)	(1,743,258)
Balance, August 31, 2017	1,000	$1	—	$—	—		$—	3,008,730	$3,009	$1,927,960	$(5,372)	$(3,108,472)	$(1,182,874)
Conversion of notes payable and accrued interest to common stock	—	—	—	—	—		—	56,034	56	702,538	—	—	702,594
Conversion of notes payable and accrued interest to Preferred Stock Series B	—	—	803,969.73	804	—		—	—	—	795,928	—	—	796,732
Write-off subscriptions receivable	—	—	—	—	—		—	—	—	—	5,372	—	5,372
Preferred stock dividend	—	—	—	—	—		—	—	—	(20,280)	—	—	(20,280)
Net loss for the period												(2,950,819)	(2,950,819)
Balance, August 31, 2018	1,000	$1	803,969.73	$804		$		3,064,764	$3,065	$3,406,146	$—	$(6,059,291)	$(2,649,275)
Exchange of notes, interest, Series B Preferred and Warrants with Series E Preferred Stock			(803,969.73)	(804)	2,846,355.54		2,846			2,019,920			2,021,962
Purchase and retirement of common stock								(1,048,904)	(1,049)	(26,222)			(27,271)
Sale of common stock, net of issuance costs								1,400,000	1,400	—			1,400
Preferred stock dividend										(64,840)			(64,840)
Net loss for the period												(4,412,858)	(4,412,858)
Balance, December 31, 2018	1,000	$1	—	$—	2,846,355.54		$2,846	3,415,859	$3,416	$5,335,004	$—	$(10,472,149)	$(5,130,882)

See accompanying notes to the consolidated financial statements.

Better Choice Company Inc.
(formerly Sport Endurance, Inc.)
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Transition Period Ended December 31, 2018	Comparable Period Ended December 31, 2017 Unaudited	Year Ended August 31, 2018	Year Ended August 31, 2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss - continuing operations	$(4,412,858)	$(403,212)	$(1,114,908)	$(1,743,258)
Adjustments to reconcile net loss to net cash used in operating activities:
Gain on exchange transaction	(472,267)	—	—	—
Change in fair market value of derivative liabilities	821,324	(28,523)	45,348	388,544
Excess value of derivative liabilities	3,638,849	—	447,680	—
Amortization of discount on convertible debt	118,708	177,573	532,907	780,293
Gain on restructure of debt	—	—	(1,033,669)	—
Loss on restructure of debt	—	122,878	6,409	—
Loss on conversion of debt to equity	—	—	474,648	—
Penalty on debt extension	—	—		306,345
Subscription receivable write-off	—	—	2,172
Changes in operating assets and liabilities:
Accounts receivable	—	—	—	45
Inventory	—	27	5,480	(8,484)
Accrued officer salary	(16,000)	32,000	20,000	96,000
Interest payable - related party	—	566	(2,011)	2,011
Accounts payable and accrued liabilities	97,846	(30,859)	(226,502)	138,749
Net cash used in operating activities - continuing operations	(224,398)	(129,550)	(842,446)	(39,755)
Net cash provided by operating activities - discontinued operations	—	—	39,178	—
CASH FLOWS FROM INVESTING ACTIVITIES
Investment in TruPet	(2,200,000)	—	—	—
Net cash used in investing activities	(2,200,000)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable - related party	—	35,500	35,500
Repayments of notes payable - related party	—	(75,000)	(266,500)	186,000
Proceeds from convertible debt	—	241,250	1,232,500	—
Principal payments made on convertible debt	—	—	—	(155,000)
Cash paid for the purchase of common stock	(27,271)	—	—	—
Cash from the sale of common stock	2,607,099
Net cash provided by financing activities	2,579,828	201,750	1,001,500	31,000
Net increase in cash and cash equivalents - continuing operations	155,430	72,200	159,054	(8,755)
Net increase in cash and cash equivalents - discontinued operations	—	—	39,178	—
Cash and cash equivalents at beginning of year	199,674	1,442	1,442	10,197
Cash and cash equivalents at end of year	$355,104	$73,642	$199,674	$1,442
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$—	$950	$4,302	$—
Income taxes paid	—	—	—	—

See accompanying notes to the consolidated financial statements.

	Transition Period Ended December 31, 2018		Comparable Period Ended December 31, 2017 Unaudited	Year Ended August 31, 2018	Year Ended August 31, 2017
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Common stock issued for conversion of notes payable		$—	$55,000	$702,592	$50,000
Preferred stock Series B issued for cancellation of notes payable and accrued interest		$—	$—	$1,860,249	$—
Preferred Stock Series E issued for cancellation of notes payable, accrued interest, Series B Preferred Stock and warrants		$2,022,766	$—	$—	$—
Accrued interest capitalized into principal of convertible notes		$—	$—	$15,823	$39,382
Note payable for loan of BTC		$—		$5,000,000	$—
BTC loan to third party		$—	$—	$5,500,000	$—
Discount on notes payable due to beneficial conversion feature	$		$126,557	$1,132,663	$677,437
Settlement of derivative		$2,003,390	$23,447	$—	$1,015,757
Stock issued for commitment fee		$—	$—	$—	$68,950
Accrued preferred stock dividends		$64,840	$—	$20,280	$—
Fair value of warrants issued with sale of common stock allocated to additional paid in capital		$2,605,699	$—	$—	$—

See accompanying notes to the consolidated financial statements.

Better Choice Company, Inc.
(formerly Sport Endurance, Inc.)
Notes to the Consolidated Financial Statements

Note 1 – Nature of Business and Significant Accounting Policies

Nature of Business

Better Choice Company, Inc. (the “Company”) was originally incorporated in the State of Nevada on January 3, 2001 (“Inception”). The Company was dormant until it was revived in 2009 with a name change to Sport Endurance, Inc. on August 6, 2009. Effective March 11, 2019, we changed our name to Better Choice Company Inc. after reincorporating in Delaware.

The Company previously marketed for sale three sport nutritional products which it suspended in March 2018. On March 14, 2018, the Company, through its wholly-owned subsidiary Yield Endurance, Inc. (“Yield”), entered into a series of agreements under which Yield borrowed $5 million of bitcoin (“BTC”). The Company simultaneously entered into transactions with Madison Partners LLC and Prism Funding Co. LP to lend the BTC to third parties. On August 21, 2018, the Company entered into a series of restructuring agreements to unwind the BTC transactions thereby exiting the BTC and cryptocurrency markets; see note 3.

Effective March 11, 2019, Sport Endurance, Inc. merged into its wholly-owned subsidiary, Better Choice Company Inc., a Delaware corporation. As a result, the name of Sport Endurance, Inc. was changed to Better Choice Company Inc. Pursuant to the merger, each outstanding share of common stock of Sport Endurance, Inc. converted into one share of common stock of Better Choice Company Inc. and each outstanding share of Series E Convertible Preferred Stock (the “Series E”) of Sport Endurance, Inc. converted into one share of Series E Convertible Preferred Stock of Better Choice Company Inc.

On December 17, 2018, the Company made a $2,200,000 investment in TruPet LLC, an online seller of pet foods, flea and tick products, pet nutritional products and related pet supplies. On February 2, 2019 and February 28, 2019, respectively, the Company entered into definitive agreements to acquire the remainder of TruPet LLC and all of the outstanding shares of Bona Vida, Inc., an emerging hemp based CBD platform focused on developing a portfolio of brand and product verticals within the animal health and wellness space. The definitive agreements are based on various conditions being met including completion of a financing (See Note 4).

On March 14, 2019, the Company filed a certificate of amendment of certificate of incorporation (the “Amendment”) with the Delaware Secretary of State to effect a one-for-26 reverse split of the Company’s common stock. The Amendment took effect on March 15, 2019. No fractional shares will be issued or distributed as a result of the Amendment. These financial statements give retroactive effect to the reverse stock split for all periods presented, unless otherwise specified. On April 22, 2019, the Company filed a certificate of amendment of certificate of incorporation with the Delaware Secretary of State which reduced its number of authorized shares of common stock from 580,000,000 to 88,000,000 and authorized shares of preferred stock from 20,000,000 to 4,000,000.

Basis of Presentation

The audited consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles and applicable rules and regulations of the United States Securities and Exchange Commission (“SEC”).

Effective March 15, 2019, the board of directors of the Company approved a change in our fiscal year end from August 31 to December 31. As a result of this change, we are filing this Transition Report on Form 10-KT for the four month transition period ended December 31, 2018. References to any of our previous fiscal years mean the fiscal years ending on August 31.

All amounts referred to in the notes to the consolidated financial statements are in United States Dollars ($) unless stated otherwise.

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management utilizes various other estimates, including but not limited to determining the collectability of accounts receivable, the fair value of warrants issued, the fair value of conversion features, the recognition of revenue, the valuation allowance for deferred tax assets and other legal claims and contingencies. The results of any changes in accounting estimates are reflected in the financial statements in the period in which the changes become evident. Estimates and assumptions are reviewed periodically and the effects of revisions are reflected in the period that they are determined to be necessary.

Cash and Cash Equivalents

Cash and equivalents include investments with initial maturities of three months or less. The Company maintains its cash balances at credit-worthy financial institutions that are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. Deposits with these banks may exceed the amount of insurance provided on such deposits; however, these deposits typically may be redeemed upon demand and, therefore, bear minimal risk. At December 31, 2018 and August 31, 2018, the uninsured balances amounted to $95,412 and $0, respectively.

Inventory

Inventory consists of finished goods and is stated at the lower of cost by the first-in, first-out method or net realizable value. The Company currently has approximately 2,432 containers of “Ultra Peak T” included in inventory at December 31, 2018 and August 31, 2018.

Revenue Recognition

Adoption of ASU 2014-09, Revenue from Contracts with Customers

On September 1, 2018, the Company adopted Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 606, Revenue from Contracts with Customers (“ASC 606”) using the modified retrospective (cumulative effect) transition method. Under this transition method, results for reporting periods beginning September 1, 2018 or later are presented under ASC 606, while prior period results continue to be reported in accordance with previous guidance. The cumulative effect of the initial application of ASC 606 was immaterial, no adjustment was recorded to the opening balance of retained earnings. The timing of revenue recognition for our revenue stream was not materially impacted by the adoption of this standard. The Company believes its business processes, systems and controls are appropriate to support recognition and disclosure under ASC 606. Overall, the adoption of ASC 606 did not have a material impact on the Company’s balance sheet, statement of operations and statement of cash flows for the period ended December 31, 2018. ASC 606 also requires additional disclosures about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to fulfill a contract. As described below, the analysis of contracts under ASC 606 supports the recognition of revenue at a point in time, resulting in revenue recognition timing that is materially consistent with the Company’s historical practice of recognizing product revenue when title and risk of loss pass to the customer.

Policy

The Company recognizes revenue upon product delivery. All of our products are shipped through a third party fulfillment center to the customer and the customer takes title to product and assumes risk and ownership of the product when it is delivered. Shipping charges to customers and sales taxes collectible from customers, if any, are included in revenues.

For revenue from product sales, the Company recognizes revenue in accordance with ASC 606. A five-step analysis must be met as outlined in Topic 606: (i) identify the contract with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, (iv) allocate the transaction price to the performance obligations, and (v) recognize revenue when (or as) performance obligations are satisfied. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded.

Contract Assets

The Company does not have any contract assets such as work-in-process. All trade receivables on the Company’s balance sheet are from contracts with customers.

Contract Costs

Costs incurred to obtain a contract are capitalized unless short term in nature. As a practical expedient, costs to obtain a contract that are short term in nature are expensed as incurred. The Company does not have any contract costs capitalized as of December 31, 2018.

Contract Liabilities - Deferred Revenue

The Company’s contract liabilities may consist of advance customer payments and deferred revenue. Deferred revenue results from transactions in which the Company has been paid for products by customers, but for which all revenue recognition criteria have not yet been met. Once all revenue recognition criteria have been met, the deferred revenues are recognized.

Income Taxes

The Company utilizes ASC 740, Accounting for Income Taxes, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company accounts for uncertain tax positions in accordance with the provisions of ASC 740, “Income Taxes”. Accounting guidance addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the consolidated financial statements, under which a company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.

The tax benefits recognized in the consolidated financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. Accordingly, the Company would report a liability for unrecognized tax benefits resulting from uncertain tax positions taken or expected to be taken in a tax return. The Company elects to recognize any interest and penalties, if any, related to unrecognized tax benefits in tax expense.

The Tax Cuts and Jobs Act (the “Tax Act”) was enacted on December 22, 2017. The Tax Act reduces the U.S. federal corporate tax rate from 35% to 21%. As of the completion of these consolidated financial statements and related disclosures, we have made a reasonable estimate of the effects of the Tax Act. This estimate incorporates assumptions made based upon the Company’s current interpretation of the Tax Act, and may change as the Company may receive additional clarification and implementation guidance and as the interpretation of the Tax Act evolves. In accordance with SEC Staff Accounting Bulletin No. 118, the Company will finalize the accounting for the effects of the Tax Act no later than the fourth quarter of fiscal year 2019. Future adjustments made to the provisional effects will be reported as a component of income tax expense in the reporting period in which any such adjustments are determined. See Note 12 for additional information. Based on the new tax law that lowers corporate tax rates, the Company revalued its deferred tax assets. Future tax benefits are expected to be lower, with the corresponding one time charge being recorded as a component of income tax expense.

Fair Value of Financial Instruments

Under FASB ASC 820-10-05, the Financial Accounting Standards Board establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. This Statement reaffirms that fair value is the relevant measurement attribute. The adoption of this standard did not have a material effect on the Company’s financial statements as reflected herein. The carrying amounts of cash and accrued expenses reported on the balance sheet are estimated by management to approximate fair value primarily due to the short term nature of the instruments.

Fair Value Measurements

The Company follows Accounting Standards Codification (“ASC”) 820–10 “Fair Value Measurement” of the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification to measure the fair value of its financial instruments and disclosures about fair value of its financial instruments. ASC 820–10 establishes a framework for measuring fair value and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, ASC 820–10 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels.

The three (3) levels of fair value hierarchy defined by ASC 820–10 are described below:

•	Level 1- fair value measurements are those derived from quoted prices (unadjusted in active markets for identical assets or liabilities);
•	Level 2- fair value measurements are those derived from inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly (i.e. as prices) or indirectly (i.e. derived from prices); and
•	Level 3- fair value measurements are those derived from valuation techniques that include inputs for the asset or liability that are not based on observable market data (unobservable inputs).

Financial instruments classified as Level 1 - quoted prices in active markets include cash.

These financial instruments are measured using management’s best estimate of fair value, where the inputs into the determination of fair value require significant management judgment to estimation. Valuations based on unobservable inputs are highly subjective and require significant judgments. Changes in such judgments could have a material impact on fair value estimates. In addition, since estimates are as of a specific point in time, they are susceptible to material near-term changes. Changes in economic conditions may also dramatically affect the estimated fair values.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2018 and August 31, 2018. The respective carrying value of certain financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include cash, accounts payable and accrued expenses.

Derivative Financial Instruments

ASC 815 generally provides three criteria that, if met, require companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments. These three criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re- measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument subject to the requirements of ASC 815. ASC 815 also provides an exception to this rule when the host instrument is deemed to be conventional, as described.

The accounting treatment of derivative financial instruments requires that the Company record the embedded conversion option and warrants at their fair values as of the inception date of the agreement and at fair value as of each subsequent balance sheet date. Any change in fair value is recorded as non-operating, non-cash income or expense for each reporting period at each balance sheet date. The Company reassesses the classification of its derivative instruments at each balance sheet date. If the classification changes as a result of events during the period, the contract is reclassified as of the date of the event that caused the reclassification.

The pricing model we use for determining fair value of our derivatives is the Lattice Model. Valuations derived from this model are subject to ongoing internal and external verification and review. The model uses market-sourced inputs such as interest rates and stock price volatilities. Selection of these inputs involves management’s judgment and may impact net income (see note 11).

Conversion options are recorded as debt discount and are amortized as interest expense over the life of the underlying debt instrument using effective interest method.

Basic and Diluted Loss Per Share

The basic net loss per common share is computed by dividing the net loss by the weighted average number of common stock outstanding. Diluted net loss per common share is computed by dividing the net loss adjusted on an “as if converted” basis, by the weighted average number of common stock outstanding plus potential dilutive securities. Following shares were not included in the calculation of diluted loss per share because the effect would be anti-dilutive.

	December 31, 2018	August 31, 2018	August 31, 2017
Conversion of notes payable	—	82,974	44,245
Conversion of Series B Convertible Preferred Stock	—	1,046,423	—
Conversion of Series E Convertible Preferred Stock	3,681,273	—	—
Options	38,462	—	—
Warrants to purchase common stock	700,000	463,631	—
	4,419,735	1,593,028	44,245

Related Parties

Parties are considered to be related to the Company if the parties that, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. All transactions with related parties are recorded at fair value of the goods or services exchanged.

Discontinued Operations

ASC 360-10-45-9 requires that a long-lived asset (disposal group) to be sold shall be classified as held for sale in the period in which a set of criteria have been met, including criteria that the sale of the asset (disposal group) is probable and actions required to complete the plan indicate that it is unlikely that significant changes to the plan will be made or that the plan will be withdrawn. This criteria was achieved on August 21, 2018. Since the business was started and discontinued during the year ended August 31, 2018, there was no impact on the comparable consolidated financial statements.

Investments

The Company records minority interest equity investments at cost.

Recently Issued Accounting Pronouncements

In February 2016, FASB issued ASU No. 2016–02, “Leases (Topic 842)”, which creates new accounting and reporting guidelines for leasing arrangements. The new guidance requires organizations that lease assets to recognize assets and liabilities on the balance sheet related to the rights and obligations created by those leases, regardless of whether they are classified as finance or operating leases. Consistent with current guidance, the recognition, measurement, and presentation of expenses and cash flows arising from a lease primarily will depend on its classification as a finance or operating lease. The guidance also requires new disclosures to help financial statement users better understand the amount, timing and uncertainty of cash flows arising from leases. The new standard is effective for annual reporting periods beginning after December 15, 2018, including interim periods within that reporting period, with early application permitted. The Company is currently evaluating the impact of the new pronouncement on its consolidated financial statements.

In July 2017, the FASB issued ASU 2017-11, ”Earnings Per Share (Topic 260), Distinguishing Liabilities from Equity (Topic 480) and Derivatives and Hedging (Topic 815): I. Accounting for Certain Financial Instruments with Down Round Features; II. Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Non-controlling Interests with a Scope Exception”. Part I of this update addresses the complexity of accounting for certain financial instruments with down round features. Down round features are features of certain equity-linked instruments (or embedded features) that result in the strike price being reduced on the basis of the pricing of future equity offerings. Current accounting guidance creates cost and complexity for entities that issue financial instruments (such as warrants and convertible instruments) with down round features that require fair value measurement of the entire instrument or conversion option. Part II of this update addresses the difficulty of navigating Topic 480, Distinguishing Liabilities from Equity, because of the existence of extensive pending content in the FASB Accounting Standards Codification. This pending content is the result of the indefinite deferral of accounting requirements about mandatorily redeemable financial instruments of certain nonpublic entities and certain mandatorily redeemable non-controlling interests. The amendments in Part II of this update do not have an accounting effect. ASU 2017-11 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2018. The Company expects to implement ASU 2017-11 on January 1, 2019 and does not believe it will have a material impact on its consolidated financial statements.

ASU 2018-02 - On December 22, 2017, the U.S. federal government enacted a tax bill, H.R.1, An Act to Provide for Reconciliation Pursuant to Titles II and V of the Concurrent Resolution on the Budget for Fiscal Year 2018 (the “Tax Cuts and Jobs Act”). Stakeholders raised a narrow-scope financial reporting issue that arose as a consequence of the Tax Cuts and Jobs Act of 2017. The amendments in this Update allow a reclassification from accumulated other comprehensive income to retained earnings for stranded tax effects resulting from the Tax Cuts and Jobs Act of 2017. The amendments in this Update affect any entity that is required to apply the provisions of Topic 220, Income Statement-Reporting Comprehensive Income, and has items of other comprehensive income for which the related tax effects are presented in other comprehensive income as required by the Generally Adopted Accounting Principles (“GAAP”). The amendments in this update are effective for all entities for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. Early adoption of the amendments in this Update is permitted, including adoption in any interim period, (1) for public business entities for reporting periods for which financial statements have not yet been issued and (2) for all other entities for reporting periods for which financial statements have not yet been made available for issuance. The amendments in this Update should be applied either in the period of adoption or retrospectively to each period (or periods) in which the effect of the change in the U.S. federal corporate income tax rate in the Tax Cuts and Jobs Act is recognized.

This Accounting Standards Update is the final version of Proposed Accounting Standards Update 2018-210—Income Statement—Reporting Comprehensive Income (Topic 220), which has been deleted. We are currently evaluating the impact of adopting ASU 2017-13 on our consolidated financial statements.

ASU 2018-05 Accounting Standards Update adds SEC paragraphs pursuant to the SEC Staff Accounting Bulletin No. 118, which expresses the view of the staff regarding application of Topic 740, Income Taxes, in the reporting period that includes December 22, 2017 - the date on which the Tax Cuts and Jobs Act was signed into law. We are currently evaluating the impact of adopting ASU 2017-13 on our consolidated financial statements.

In June 2018, the FASB issued ASU 2018-07, Compensation—Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting, which expands the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees. The guidance is effective for public entities, certain not-for-profit entities, and certain employee benefit plans for fiscal years beginning after December 15, 2018, including interim periods within that fiscal year. For all other entities, ASU 2018-07 is effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted, but no earlier than an entity’s adoption date of Topic 606. The Company is evaluating the impact of adopting this pronouncement.

In July 2018, the FASB issued ASU 2018-10 Leases (Topic 842), Codification Improvements and ASU 2018-11 Leases (Topic 842), Targeted Improvements, to provide additional guidance for the adoption of Topic 842. ASU 2018-10 clarifies certain provisions and correct unintended applications of the guidance such as the application of implicit rate, lessee reassessment of lease classification, and certain transition adjustments that should be recognized to earnings rather than to stockholders’ equity. ASU 2018-11 provides an alternative transition method and practical expedient for separating contract components for the adoption of Topic 842. In February 2016, the FASB issued ASU 2016-02 Leases (Topic 842) which requires an entity to recognize assets and liabilities arising from a lease for both financing and operating leases with terms greater than 12 months. ASU 2018-11, ASU 2018-10 and ASU 2016-02 (collectively, “the new lease standards”) are effective for fiscal years beginning after December 15, 2018, with early adoption permitted. The Company is currently evaluating the effect the new lease standards will have on its Condensed Consolidated Financial Statements; however, the Company anticipates recognizing assets and liabilities arising from any leases that meet the requirements under the new lease standards on the adoption date and including qualitative and quantitative disclosures in the Company’s Notes to the Condensed Consolidated Financial Statements.

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820) Changes to the Disclosure Requirements for Fair Value Measurement.

The amendments in this Update modify the disclosure requirements on fair value measurements in Topic 820, Fair Value Measurement.

Removals

The following disclosure requirements were removed from Topic 820:

1.	The amount of and reasons for transfers between Level 1 and Level 2 of the fair value hierarchy
2.	The policy for timing of transfers between levels
3.	The valuation processes for Level 3 fair value measurements
4.	For nonpublic entities, the changes in unrealized gains and losses for the period included in earnings for recurring Level 3 fair value measurements held at the end of the reporting period.

Modifications

The following disclosure requirements were modified in Topic 820:

1.	In lieu of a rollforward for Level 3 fair value measurements, a nonpublic entity is required to disclose transfers into and out of Level 3 of the fair value hierarchy and purchases and issues of Level 3 assets and liabilities.
2.	For investments in certain entities that calculate net asset value, an entity is required to disclose the timing of liquidation of an investee’s assets and the date when restrictions from redemption might lapse only if the investee has communicated the timing to the entity or announced the timing publicly.
3.	The amendments clarify that the measurement uncertainty disclosure is to communicate information about the uncertainty in measurement as of the reporting date.

Additions

The following disclosure requirements were added to Topic 820; however, the disclosures are not required for nonpublic entities:

1.	The changes in unrealized gains and losses for the period included in other comprehensive income for recurring Level 3 fair value measurements held at the end of the reporting period.
2.	The range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements. For certain unobservable inputs, an entity may disclose other quantitative information (such as the median or arithmetic average) in lieu of the weighted average if the entity determines that other quantitative information would be a more reasonable and rational method to reflect the distribution of unobservable inputs used to develop Level 3 fair value measurements.

In addition, the amendments eliminate at a minimum from the phrase an entity shall disclose at a minimum to promote the appropriate exercise of discretion by entities when considering fair value measurement disclosures and to clarify that materiality is an appropriate consideration of entities and their auditors when evaluating disclosure requirements.

The amendments in this Update are effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. The amendments on changes in unrealized gains and losses, the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements, and the narrative description of measurement uncertainty should be applied prospectively for only the most recent interim or annual period presented in the initial fiscal year of adoption. All other amendments should be applied retrospectively to all periods presented upon their effective date. Early adoption is permitted upon issuance of this Update. An entity is permitted to early adopt any removed or modified disclosures upon issuance of this Update and delay adoption of the additional disclosures until their effective date.

The impact of this ASU on the Company’s consolidated financial statements is not expected to be material.

There are various other updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on our consolidated financial position, results of operations or cash flows.

Note 2 – Going Concern

Going Concern Evaluation

In connection with preparing consolidated financial statements for the transition period ended December 31, 2018, management evaluated whether there were conditions and events, considered in the aggregate, that raised substantial doubt about the Company’s ability to continue as a going concern within one year from the date that the financial statements are issued.

The Company considered the following:

•	Net loss of $4,412,858 for the transition period ended December 31, 2018.
•	At December 31, 2018, the Company had an accumulated deficit of $10,472,149.
•	At December 31, 2018, the Company had working capital deficit of $7,330,882.

Ordinarily, conditions or events that raise substantial doubt about an entity’s ability to continue as a going concern relate to the entity’s ability to meet its obligations as they become due.

The Company evaluated its ability to meet its obligations as they become due within one year from the date that the financial statements are issued by considering the following:

On April 25, 2019, the Company entered into Subscription Agreements with accredited investors for the sale by the Company in a private placement (the “Private Placement”) of (i) 4,946,640 shares of the Company’s common stock at a purchase price of $3.00 per share and (ii) warrants to purchase up to 4,946,640 shares of Common Stock, exercisable at any time after issuance at an exercise price equal to $4.25 per share, subject to adjustments as provided under the terms of the warrants. The warrants are exercisable for 24 months from the initial issue date. On May 6, 2019, the Company closed the Private Placement. At the closing of the Private Placement, the Company issued 5,744,991 shares of its Common Stock at a purchase price of $3.00 per share and warrants to purchase up to 5,744,991 shares of its Common Stock at an exercise price of $4.25 per share (the “Warrants”). The Warrants are exercisable for 24 months from the Closing. The aggregate gross proceeds for the Private Placement were approximately $17.2 million.

On May 6, 2019, the Company entered into a Loan Agreement (the “Loan Agreement”) by and between the Company and Franklin Synergy Bank, a Tennessee banking corporation (the “Lender”), pursuant to which, at the Company’s option and subject to the occurrence of the certain funding conditions, the Lender is obligated to provide advances to the Company in an aggregate amount less than or equal to $6,200,000 (the “Loan”).

On May 6, 2019, the Company completed the acquisition of (i) Bona Vida, Inc. in accordance with the terms of the Agreement and Plan of Merger, dated as of February 28, 2019, by and among the Company, BCC Merger Sub, Inc. (“Merger Sub”), and Bona Vida, Inc., as amended by Amendment No. 1 thereto made and entered into as of May 3, 2019, pursuant to which Merger Sub merged with and into Bona Vida, with Bona Vida surviving as a wholly owned subsidiary of the Company and (ii) TruPet LLC in accordance with the terms of the Securities Exchange Agreement, dated as of February 2, 2019, by and between the Company and TruPet LLC, as amended by Amendment No. 1 thereto made and entered into as of May 6, 2019, pursuant to which the Company agreed to acquire 93.3% of the outstanding TruPet membership interests with TruPet remaining as a wholly-owned subsidiary of the Company (the ”Acquisitions”). Following the completion of the Acquisitions, the business conducted by the Company became primarily the businesses conducted by TruPet and Bona Vida, which is as an online seller of pet foods, pet nutritional products and related pet supplies and as an emerging hemp-based CBD platform focused on developing a portfolio of brand and product verticals within the animal health and wellness space, respectively.

Under the terms of the Bona Vida Merger Agreement, the Company issued 18,003,273 shares of its common stock, par value $0.001 per share (“Common Stock”), to Bona Vida’s stockholders for all shares of Bona Vida’s common stock outstanding immediately prior to the Bona Vida Acquisition. The Company also offered to purchase each warrant held by Bona Vida warrant holders for CAD $0.75 per share, with any outstanding warrants at closing being cancelled. Under the terms of the TruPet Merger Agreement, the Company issued 15,027,533 shares of its Common Stock to TruPet’s members for 93.3% of the issued and outstanding membership interests of TruPet outstanding immediately prior to the TruPet Acquisition.

Following the completion of the Acquisitions, the business conducted by the Company became primarily the businesses conducted by TruPet and Bona Vida, which is as an online seller of pet foods, pet nutritional products and related pet supplies and as an emerging hemp-based CBD platform focused on developing a portfolio of brand and product verticals within the animal health and wellness space, respectively.

Management concluded that above factors alleviates doubts about the Company’s ability to generate enough cash from operations and other available sources to satisfy its obligations for the next twelve months from the issuance date.

The Company will take the following actions if it starts to trend unfavorably to its internal profitability and cash flow projections, in order to mitigate conditions or events that would raise substantial doubt about its ability to continue as a going concern:

•	Raise additional capital through line of credit and/or loans financing for future mergers and acquisition.
•	Implement additional restructuring and cost reductions.
•	Raise additional capital through a private placement.

At July 1, 2019 and December 31, 2018, the Company had $10,739,705 and $355,104, respectively in cash and cash equivalents.

Note 3 – Discontinued Operations

On August 21, 2018, the Company at the request of other parties to the March 2018 agreements cancelled all of the business agreements, related to Yield. The Company’s guaranty of the $5.5 million Note payable was cancelled and the warrants were modified. As a result, the Company entered into a Restructuring Agreement and conveyed to Madison its ownership interest in Yield, including the right to continue the business and affairs of Yield stemming from the March 2018 bitcoin transaction in which the Company sought to enter into bitcoin and other cryptocurrency lending arrangements.

Pursuant to the terms of the Restructuring Agreement, the parties agreed to modify the terms of the Former Agreements by (a) assigning to Madison all of the capital stock of Yield to provide for the continuation of the business of Yield as a subsidiary of Madison, (b) terminating the Guaranty Agreement by and between the Company and Prism, and (c) canceling 576,923 of the 961,538 warrants issued to Prism in connection with the NPA. On the Effective Date, the Company transferred its capital stock of Yield to Madison (the “Transfer”) and terminated the Guaranty Agreement, thus, the Company’s liability for the Senior Note, as defined below, issued pursuant to the NPA, was extinguished upon the Transfer.

In connection with the Restructuring Agreement, the Company entered into a Securities Purchase Agreement with Madison pursuant to which the Company transferred to Madison all of the capital stock of Yield. Further, the parties released each other from claims with respect to the original purchase of the BTC and the Former Agreements. No payments under the Bitcoin Agreement will be required to be made to the Company.

There are no continuing cash inflows or outflows to or from the discontinued operations.

The following information presents the major classes of line items constituting the after-tax loss from discontinued operations in the consolidated statements of operations for the year ended August 31, 2018:

Share income	$(48,593)
Sales, general and administrative	368,032
Interest expense – accrued interest	117,534
Interest expense – excess value of warrants	2,988,090
Interest expense – amortization of discount on note payable	5,500,000
Mark to market BTC	509,730
Mark to market derivative liability	(4,051,087)
Reserve for uncollectible note receivable	4,490,270
Gain on disposal of discontinued operations	(8,038,065)
Loss from discontinued operations, net of tax	$1,835,911

The following table presents the calculation of the gain on the sale of discontinued operations:

Assets of discontinued operations disposed in sale	$(9,415)
Liabilities of discontinued operations disposed in sale	9,648,488
Fair value of warrants to purchase 384,615 shares of common stock to buyer	(1,601,008)
Gain on disposal of discontinued operations	$8,038,065

Note 4 – Investment in TruPet

On December 17, 2018 the Company acquired a minority interest in TruPet. The Company invested $2,200,000 into TruPet and acquired a Series A Membership Interest equal to approximately 6.7% of the Membership Interests. The Company is entitled to appoint one of the five managers and certain preferential informational rights. The Company entered into a definitive agreement to acquire the remainder of TruPet in February 2019. The definitive agreement is based on various conditions being met including completion of a financing. On May 6, 2019, the Company acquired the remaining 93.3% of the outstanding TruPet membership interests for 15,027,533 shares of its common stock. See note 13.

Note 5 – Dividends Payable

On May 30, 2018, the Company issued 803,969.73 shares of its Series B Preferred Stock with a stated value of $0.99 per share for a total stated value of $795,930 (the “Series B Preferred Stock”). The Series B Preferred Stock accrued dividends at the rate of 10% per annum on the stated value. During the year ended August 31, 2018, the Company accrued dividends payable in the amount of $20,280 on the Series B Preferred Stock.

At October 22, 2018, the Company had accrued dividends payable on the Series B Preferred stock in the amount of $31,619. On October 22, 2018, the Company entered into an exchange agreement whereby, in part, the Series B Preferred Stock and accrued dividends were exchanged for Series E Preferred Stock (see note 10). The Series E Preferred Stock also accrued dividends at the rate of 10% per annum on the stated value. During the Transition Period ended December 31, 2018, the Company accrued dividends in the amount of $53,501 on the Series E Preferred Stock.

Note 6 – Accounts Payable and Accrued Liabilities

Accounts payable and accrued liabilities consist of the following:

	December 31, 2018	August 31, 2018	August 31, 2017
Trade accounts payable	$120,774	$39,052	$106,726
Payroll and related	17,220	15,931	9,179
Accrued interest	—	51,462	16,661
	$137,994	$106,445	$132,566

Note 7 – Related Party Transactions

On April 29, 2016, the Company’s Board ratified an oral agreement with Mr. Lelong, effective February 1, 2016, pursuant to which he will receive an annual salary of $96,000 for serving as an executive officer of the Company. During the year ended August 31, 2017, the Company received loans in the aggregate amount of $231,000 from Mr. Lelong. The Company recorded imputed interest in the amount of $2,011 during the year ended August 31, 2017 related to the advances from Mr. Lelong.

During the year ended August 31, 2018, the Company paid salary to Mr. Lelong in the amount of $76,000, and accrued an additional $20,000 in salary payable; at August 31, 2018, the amount of accrued salary payable to Mr. Lelong was $140,000.

During the Transition Period ended December 31, 2018, the Company paid salary to Mr. Lelong in the amount of $32,000 and paid accrued salary in the amount of $16,000; at December 31, 2018, the amount of accrued salary payable to Mr. Lelong was $124,000.

During the year ended August 31, 2018, the Company received loans in the aggregate amount of $35,500 from Mr. Lelong, and accrued interest in the amount $2,291; the Company also repaid to Mr. Lelong principal and interest in the amounts of $266,500 and $4,302, respectively. At August 31, 2018, the balance due to Mr. Lelong under these loans is $0.

Note 8 – Derivative Liability

The Company entered into convertible note agreements containing beneficial conversion features. One of the features is a ratchet reset provision which allows the note holders to reduce the conversion price should the Company issue equity with an effective price per share that is lower than the stated conversion price in the note agreement (see note 9). The Company accounts for the fair value of the conversion feature in accordance with ASC 815, Accounting for Derivatives and Hedging and EITF 07-05, the embedded derivatives should be bundled and valued as a single, compound embedded derivative, bifurcate treated as a derivative liability. The Company is required to carry the embedded derivative on its balance sheet at fair value and account for any unrealized change in fair value as a component in its results of operations.

The Company recognized that the conversion feature embedded within its convertible debts is a financial derivative. GAAP required that the Company’s embedded conversion option be accounted for at fair value.

During the period ended December 31, 2018, the Company sold 1,400,000 shares of common stock and 700,000 two-year warrants to purchase one share of common stock at a price of $3.90 per share for total proceeds of $2,607,099, net of issuance costs. The warrant holders have an option to settle in cash in the event of a change of control of the Company. The Company considers these warrants a derivative liability, and calculated the fair value of this liability utilizing a Lattice Model that values the warrant based upon a probability weighted discounted cash flow model.

The following schedule shows the change in fair value of the derivative liabilities for the period ended December 31, 2018, August 31, 2018 and August 31, 2017:

Derivative Liability
Liabilities Measured at Fair Value
Balance as of August 31, 2016	$254,952
Issuances	685,139
Redemptions / conversions	(1,015,757)
Revaluation loss	388,544
Balance as of August 31, 2017	$312,878
Issuances	1,565,487
Redemptions / conversions	(1,207,308)
Reclass from sale of discontinued operations	1,601,007
Revaluation loss	45,348
Balance as of August 31, 2018	$2,317,412
Issuances	6,244,548
Redemptions / conversions	—
Revaluation loss	1,135,345
Balance as of December 31, 2018	$7,379,893

Derivative liabilities incurred during the period ended August 31, 2018 were valued based upon the following assumptions and key inputs:

	August 31, 2018	August 2017
Assumption
Expected dividends:	0%	0%
Expected volatility:	121.1-246.8%	37.8-276.9%
Expected term (years):	0.21-1.00 years	0.04-0.50 years
Risk free interest rate:	0.97-2.08.%	0.26-0.98%
Stock price	0.35-1.11	0.51-1.97

Derivative liabilities incurred during the period ended December 31, 2018 were valued based upon the following assumptions and key inputs:

-	The quoted stock price ranged from of $6.76 to $11.18 and would fluctuate with the Company’s historic volatility.
-	The projected volatility curve from an annualized analysis for each valuation period was based on the historical volatility of the Company and the term remaining for each Warrant – the volatility ranged from 198.1-207.8%.
-	The full reset events projected to occur based on future financing events on March 31, 2019 and December 31, 2019 resulting in a potential reset exercise price.
-	Adjustments to warrant exercise prices have not occurred to date due to reset events.
-	A fundamental transaction was projected to potentially occur on 4/30/19 or 12/31/19. The likelihood of such an event was estimated at 85% for the 4/30/19 event as of December/January 2019 increasing to 95% by 12/31/18. The 12/31/19 event was estimated at 50% for all dates.
-	The option to force early exercise was estimated at 0% since it was unlikely that the Company would meet the registration and trading volume requirements necessary to trigger the option.

Note 9 – Convertible Notes Payable

	December 31, 2018	August 31, 2018	August 31, 2017
May 2016 Convertible Notes

On May 11, 2016 the Company entered into Securities Purchase Agreements with certain purchasers (“the May 2016 Convertible Noteholders”). The Company issued 3.5% original issue discount (“OID”) senior secured convertible promissory notes having an aggregate face amount of $440,000 (the “May 2016 Convertible Notes”). These notes bear interest at a rate of 10% per annum and mature in six months. The Company received cash proceeds of $424,600 net of the 3.5% original issue discount of $15,400. At the Holders option the principal and accrued interest under the Notes are convertible into common stock at a rate of $13 per share and have a full reset feature. The Notes are secured by all assets of the Company. The Company at any time may prepay in whole or in part the outstanding principal and accrued interest at 125% during the first 90 days and 130% for the period from the 91st day through maturity. During November 2016, the Company entered into forbearance agreements with the May 2016 Convertible Noteholders extending its time to pay the Notes until December 16, 2016. In December 2016, the Company entered into agreements with the May 2016 Convertible Noteholders to substantially restructure the terms of the May 2016 Convertible Notes; see January and February 2017 Convertible Notes below.

	December 31, 2018	August 31, 2018	August 31, 2017
During the years ended August 31, 2018 and 2017, the Company charged to interest expense the amounts of $0 and $172,735, respectively, in connection with the amortization of the discount on these notes.	$—	$—	$—

January and February 2017 Convertible Notes

In December 2016, the Company entered into restructuring agreements with the May 2016 Convertible Noteholders in connection with the May 2016 Convertible Notes (see above) under the following terms: new notes (the “January and February 2017 Convertible Notes”) would be issued for the amounts due under the May 2016 Convertible Notes; penalties, fees, and accrued interest in the aggregate amount of $212,702 were added to the principal amount due under the January and February 2017 Convertible Notes; 1,346 shares of common stock were issued as a commitment fee; the January and February 2017 Convertible Notes were issued at a discount of 3.5%, bear interest at the rate of 10% per annum, are convertible at a rate of $13.00 per share, and contain a variable conversion rate whereby, should the Company subsequently sell common stock at a price less than the conversion price, the conversion price of the January and February 2017 Convertible Notes will be reduced to match the lower conversion price. In addition, the proceeds from one of the January and February 2017 Convertible Notes were used to fully redeem one of the May 2016 Convertible Notes. The aggregate original amount of principal due under the January and February 2017 Convertible Notes was $614,258. Two of the January and February 2017 Convertible Notes in the aggregate amount of $494,340 were due on March 31, 2017, and one of the January and February 2017 Convertible Notes in the amount of $119,918 was due on August 17, 2017. In April 2017, the Company received forbearance letters from the Note Purchasers of the January and February 2017 Convertible Notes that were due on March 31, 2017 to extend the due date to April 17, 2017 in exchange for principal payments in the aggregate amount of $75,000; on April 18, 2017, the Company received forbearance letters to further extend the due date to May 1, 2017 in exchange for principal payments in the aggregate amount of $45,000; and on May 1 and 2, 2017, the company entered into forbearance agreements with the holders of the January and February 2017 Convertible Notes to extend the due date to June 2, 2017. On June 5 and June 13, 2017, the Company entered into forbearance agreements with the holders of two of the three January and February 2017 Convertible Notes to extend the due dates to December 27, 2017 in exchange for increase in principal in the aggregate amount of $78,907. On August 17, 2017, the Company entered into a forbearance agreement with the holders of the third January and February Convertible Note to extend the due date to December 27, 2017 in exchange for $10. At August 31, 2017, three of the January and February 2017 Convertible Notes were outstanding in the aggregate amount of $553,976; these notes are due December 27, 2017. During the year ended December 31, 2017, the holders of the January and February 2017 Convertible Notes converted an aggregate of $33,865 in principal and $21,135 in accrued interest into 17,628 shares of common stock; the Company recorded an aggregate loss in the amount of $122,878 on these conversions.

On January 17, 2018, the Note Purchasers of one of the January and February 2017 Convertible Notes in the principal amount of $241,802 purchased the remaining two January and February 2017 Convertible Notes in the

	December 31, 2018	August 31, 2018	August 31, 2017
aggregate principal amount of $278,309. The Company then entered into an agreement with the Note Purchasers to exchange the three January and February 2017 Convertible Notes (the “January 2018 Note Exchange”) in the aggregate principal amount of $520,111 for a new Convertible Note in the principal amount of $542,343 (the “January 2018 Convertible Note”). The Company revalued the derivative liability associated with the conversion feature associated with January and February 2017 notes and compared it with the derivative liability on the January 2018 convertible note, and recorded an expense in the amount of $396,611 related to the change in value. The Company recorded a loss in the amount of $6,409 on the January 2018 Note Exchange related to modification of notes.

During the year ended August 31, 2018 and 2017, the Company charged to interest expense the amounts of $153,234 and $154,848, respectively in connection with the amortization of the discount on these notes.	$—	$—	$553,977

November 2017 Convertible Note

On November 17, 2017, the Company entered into a Securities Purchase Agreement with the Note Purchaser. The Company issued a 3.5% original issue discount (“OID”) senior secured convertible promissory note having an aggregate face amount of $250,000 (the “November 2017 Convertible Note”). This note bears interest at a rate of 10% per annum and matures in six months. The Company received cash proceeds of $241,250 net of the 3.5% original issue discount of $8,750. At the Note Purchaser’s option, the principal and accrued interest under the note are convertible into common stock at a rate of $13.00 per share and have a full reset feature. The note is secured by all assets of the Company. The Company at any time may prepay in whole or in part the outstanding principal and accrued interest at 120% during the first 90 days and 130% for the period from the 91st day through maturity. In addition, the Company granted the investor the Option to lend the Company $48,250 on or before January 15, 2018. If the Option is exercised, the Company would issue the investor a $50,000 3.5% original issue discount senior secured convertible promissory note. During the three months ended May 31, 2018, the Company accrued interest in the amount of $12,283 on this note. On May 31, 2018, the Company converted the outstanding balance of principal and interest in the amounts of $250,000 and $13,125, respectively, into a total of 265,782.83 shares of Series B Preferred Stock; the Company recorded a gain on settlement of notes payable in the amount of $130,252 in connection with this transaction.

During the years ended August 31, 2018 and 2017, the Company charged to interest expense the amounts of $135,307 and $0 respectively, in connection with the amortization of the discount on these notes.	$—	$—	$—

January 2018 Convertible Note

On January 17, 2018, the Company entered into an agreement with the Note Purchaser to exchange the three January and February 2017 Convertible Notes for a new Convertible Note (the “January 2018 Convertible Note”). The Company exchanged outstanding principal in the amount of $520,111 and accrued interest of $15,823 for the January 2018 Convertible Note with a face amount of $542,343, and an original issue discount of $18,982; the Company revalued the derivative liability associated with the conversion

	December 31, 2018	August 31, 2018	August 31, 2017
feature associated with January and February 2017 notes and compared it with the derivative liability on the January 2018 convertible notes, and recorded an expense in the amount of $396,611 related to the change in value. A non-cash loss on restructuring of debt in the amount of $6,409 was recognized on this transaction during the year ended August 31, 2018. The January 2018 Convertible Note is a senior secured promissory note, bears interest at a rate of 10% per annum, and matures in 12 months. At the Note Purchaser’s option, the principal and accrued interest under the January 2018 Convertible Note are convertible into common stock at a rate of $0.78 per share and have a full reset feature. The note is secured by all assets of the Company. The Company at any time may prepay in whole or in part the outstanding principal and accrued interest at 120% during the first 90 days and 130% for the period from the 91st day through maturity. On January 29, 2018, the Note Purchaser converted $28,148 in principal and $1,808 in accrued interest into 38,405 shares of common stock. The Company recorded a loss of $351,769 on the conversion of note payable and accrued interest. During the three months ended May 31, 2018, the Company accrued interest in the amount of $13,125 on this note. On May 31, 2018, the Company converted the outstanding balance of principal and interest in the amounts of $514,195 and $18,610, respectively, into a total of 538,186.87 shares of Series B Preferred Stock; the Company recorded a gain in the amount of $933,263 on this transaction, and amortized the remaining discount in the amount of $68,855 to interest expense.

During the years ended August 31, 2018 and 2017, the Company charged to interest expense the amounts of $0 and $0, respectively, in connection with the amortization of the discount on these notes.	$—	$—	$—

February 2018 Convertible Note

On February 15, 2018, the Company entered into a Securities Purchase Agreement with the Note Purchaser. The Company issued a 3.5% OID senior secured convertible promissory note with a face amount of $250,000 (the “February 2018 Convertible Note”). The February 2018 Convertible Note bears interest at a rate of 10% per annum and matures in nine months. The Company received cash proceeds of $241,250 net of the 3.5% original issue discount of $8,750. At the Note Purchaser’s option, the principal and accrued interest under the note are convertible into common stock at a rate of $13.00 per share and have a full reset feature. The February 2018 Convertible Note is secured by all assets of the Company. The Company at any time may prepay in whole or in part the outstanding principal and accrued interest at 120% during the first 90 days and 130% for the period from the 91st day through maturity. In addition, the Company granted the Note Purchaser 19,231 warrants to purchase 19,231 shares of the Company’s common stock with an exercise price of $0.26. The warrants have a five-year term. A derivative liability in the amount of $667,470 was created with regard to the conversion features and warrants associated with this note; $241,250 was charged to discount on notes payable, and the balance of $426,220 was charged to interest expense during the three months ended February 28, 2018. On March 26, 2018, the Company and the Note Purchaser agreed to eliminate the reset feature of this note. During the year ended August 31, 2018, the Company accrued interest in the amount of $13,681 on this note; as of August 31, 2018, principal in the

	December 31, 2018	August 31, 2018	August 31, 2017
amount of $250,000 was outstanding under the February 2018 Convertible Note. During the three months ended November 30, 2018, the Company accrued interest in the amount of $3,611 on this note. In October 2018, the February 2018 Convertible Note, accrued interest and warrants were converted to a new series of the Company’s preferred stock; see note 10.

During the Transition Period ended December 31, 2018, the Company charged to interest expense the amounts of $16,298 in connection with the amortization of the discount on these notes. During the years ended August 31, 2018 and 2017, the Company charged to interest expense the amounts of $51,388 and $0, respectively, in connection with the amortization of the discount on these notes.	$—	$250,000	$—

March 2018 Convertible Note

On March 9, 2018, the Company issued a 3.5% OID senior secured convertible promissory note with a face amount of $777,202 (the “March 2018 Convertible Note”). The March 2018 Convertible Note bears interest at a rate of 10% per annum and matures in nine months. The Company received cash proceeds of $750,000 net of the 3.5% original issue discount of $27,202. At the Note Purchaser’s option, the principal and accrued interest under the note are convertible into common stock at a rate of $13.00 per share. The March 2018 Convertible Note is secured by all assets of the Company. The Company at any time may prepay in whole or in part the outstanding principal and accrued interest at 120% during the first 90 days and 130% for the period from the 91st day through maturity. In addition, the Company granted the Note Purchaser 59,785 warrants to purchase 59,785 shares of the Company’s common stock with an exercise price of $0.26. The warrants have a five-year term. A derivative liability in the amount of $771,460 was created with regard to the conversion features and warrants associated with this note, which was charged to discount on notes payable. On May 9, 2018, the Note Purchaser transferred their ownership in $497,458 of principal and $18,042 of accrued interest in the March 2018 Convertible Note to a third party. The Company revalued the derivative liability associated with the conversion feature of the March 2018 note at the time of this restructure, and recorded a gain on revaluation in the amount of $40,072. During the year ended August 31, 2018, the Company accrued interest in the amount of $37,780 on the March 2018 Convertible. As of August 31, 2018, principal in the amount of $777,202 was outstanding under the March 2018 Convertible Note. During the three months ended November 30, 2018, the Company accrued interest in the amount of $11,226 on this note. In October 2018, the March 2018 convertible note, accrued interest and warrants were converted to a new series of the Company’s preferred stock; see note 10.

During the Transition Period ended December 31, 2018, the Company charged to interest expense the amounts of $102,410, in connection with the amortization of the discount on these notes. During the years ended August 31, 2018 and 2017, the Company charged to interest expense the amounts of $192,978 and $0, respectively, in connection with the amortization of the discount on these notes.	$—	$777,202	$—

	December 31, 2018	August 31, 2018	August 31, 2017
Total	$—	$1,027,202	$553,977
Less: Unamortized discount	—	(752,988)	(153,234)
Total, net of discount	$—	$274,214	$400,743
Current portion	$—	$1,027,202	$553,977
Long term	—	—	—
Total	$—	$1,027,202	$553,977

March 2018 Note to Prism

Under the terms of a series of agreements (the “Former Agreements”), Yield issued Prism Funding Co, LP (“Prism”) a 10% OID Senior Secured Convertible Note (the “Senior Note”) in the principal amount of $5,500,000 and received the BTC. The Senior Note was payable 30 days following written demand from Prism (the “Maturity Date”) and with interest at 10% per annum. Pursuant to the terms of the restructuring agreement entered into in August 2018, the Company’s liability for the Senior Note was extinguished upon the restructuring of the BTC loan (see note 3).

Note 10 – Stockholders’ Deficit

Preferred stock

The Company is authorized to issue 20,000,000 shares of $0.001 par value preferred stock as of December 31, 2018, August 31, 2018, and August 31, 2017. The Company has 1,000 shares of Series A preferred stock issued and outstanding as of December 31, 2018, August 31, 2018, and August 31, 2017.

Series B Convertible Preferred Stock

On May 30, 2018, the Company authorized 805,000 shares of Series B Convertible Preferred Stock. The Series B Convertible Preferred Stock has a stated value of $0.99 per share; is convertible to common stock at a price of $0.78 per share, based upon stated value; and accrues dividends at the rate of 10% per annum on the stated value. The Series B Convertible Preferred Stock has voting rights equal to those of the underlying common stock. Under certain default condition, the Series B Convertible Preferred Stock is subject to mandatory redemption at 125%, and the conversion price resets to 75% of the market price of the Company’s common stock.

On May 30, 2018, the Company issued 803,969.73 shares of Series B Convertible Preferred Stock for the conversion of debt. The Company began to accrue dividends on the Series B Convertible Preferred Stock on June 1, 2018. From June 1, 2018 through August 31, 2018, the Company accrued dividends in the amount of $20,280 on the Series B Convertible Preferred Stock; from September 1, 2018 through October 22, 2018, the Company accrued dividends in the amount of $11,339 on the Series B Convertible Preferred Stock. On October 22, 2018, all 803,969.73 outstanding shares of the Series B Convertible Preferred Stock and accrued dividends in the amount of $31,619 were exchanged for shares of the Company’s Series E Convertible Preferred Stock. At December 31, 2018, August 31, 2018, and August 31, 2017, there were 0, 803,969.73 and 0 shares of the Series B Convertible Preferred Stock outstanding, respectively.

Series E Convertible Preferred Stock

On October 22, 2018, the Company authorized 2,900,000 shares of its Series E Convertible Preferred Stock. The Series E Convertible Preferred Stock has a stated value of $0.99 per share; is convertible to common stock at a price of $0.78 per share, based upon stated value; and accrues dividends at the rate of 10% per annum on the stated value. The Series E Convertible Preferred Stock has voting rights equal to those of the underlying common stock. Under certain default condition, the Series E Convertible Preferred Stock is subject to mandatory redemption at 125%, and the conversion price resets to 75% of the market price of the Company’s common stock.

On October 22, 2018, the Company entered into an Exchange Agreement whereby the following were exchanged for 2,846,355.54 shares of Series E Convertible Preferred Stock: (i) Convertible debt and accrued interest in the amounts of $1,027,202 and $66,299, respectively; (ii) 803,969.73 shares of Series B Convertible Preferred Stock; (iii) accrued dividends in the amount $31,619 on the Series B Convertible Preferred Stock; and (iv) outstanding warrants to purchase 463,631 shares of the Company’s common stock. A derivative liability in the amount of $2,003,390 related to the convertible debt and was also settled pursuant to the Exchange Agreement. The Company valued the 2,846,355.14 shares of Series E Convertible Preferred Stock at $2,022,766, and recorded a gain in the amount of $472,267 on the Exchange Agreement during the Transition Period ended December 31, 2018. The Company accrued dividends in the amount of $53,501 on the Series E Preferred Stock during the Transition Period ended December 31, 2018. At December 31, 2018, August 31, 2018, and August 31,2017, there were 2,846,355.54, 0 and 0 shares of the Series E Convertible Preferred Stock outstanding, respectively.

Common stock

The Company was authorized to issue 580,000,000 shares of $0.001 par value common stock as of December 31, 2018, August 31, 2018, and August 31, 2017. On April 22, 2019, the Company filed a certificate of amendment of certificate of incorporation with the State of Delaware which reduced the number of authorized shares of common stock to 88,000,000. The Company has 3,415,859, 3,064,763 and 3,008,730 shares of common stock issued and outstanding as of December 31, 2018, August 31, 2018 and August 31, 2017, respectively.

On March 14, 2019, the Company filed a certificate of amendment of Certificate of Incorporation with the Delaware Secretary of State to effect a one-for-26 reverse split of common stock effective March 15, 2019. All of the common stock amounts and per share amounts in these financial statements and footnotes have been retroactively adjusted to reflect the effect of this reverse split.

Transition Period Ended December 31, 2018:

On November 28, 2018, the Company repurchased 1,048,904 shares of the Company’s common stock from two shareholders in a series of private transactions. The Shares were repurchased by the Company for the par value of the Shares or a total of $27,271.

On December 12, 2018, the Company closed a private placement offering (the “December Offering”) of 1,425,641 units (the “Units”), each unit consisting of (i) one share of the Company’s common stock, par value $0.001 per share and (ii) a warrant to purchase one half of a share of Common Stock. The Units were offered at a fixed price of $1.95 per Unit for gross proceeds of $2,779,840. Costs associated with the December Offering were $122,741, and net proceeds were $2,657,099. $2,607,099 of the net proceeds were received by the Company during the period ended December 31, 2018 for the sale of 1,400,000 common shares, and $50,000 of the net proceeds were received on January 8, 2019 for the sale of 25,641 common shares. The Warrants are exercisable over a two-year period at the initial exercise price of $3.90 per share. The Company entered into a Securities Purchase Agreement, dated as of the Closing Date (the “SPA”) with each investor in the December Offering.

In connection with the December Offering, the Company also entered into a Registration Rights Agreement, dated as of the Closing Date (the “Registration Rights Agreement”) with each investor in the Offering. Pursuant to the Registration Rights Agreement, the Company agreed to use commercially reasonable efforts to file with the Securities and Exchange Commission a registration statement on Form S-1 (or other applicable form) within 60 days following the Closing Date to register the resale of the shares of Common Stock sold in the Offering and shares of Common Stock issuable upon exercise of the Warrants.

Year Ended August 31, 2018:

On September 28, 2017, the Company issued 8,013 shares of common stock, for the conversion of $16,347 of principal and $8,653 of accrued interest of convertible notes payable.

On November 15, 2017, the Company issued 9,615 shares of common stock, for the conversion of $17,518 of principal and $12,482 of accrued interest of convertible notes payable.

On January 29, 2018, the Company issued 38,405 shares of common stock, for the conversion of $28,148 of principal and $1,808 of accrued interest of convertible notes payable.

Year ended August 31, 2017

On January 4, 2017, the Company issued 1,346 shares of common stock, valued at $68,950 as commitment shares to convertible note holders. These shares were issued at fair value based on the market price at issuance of $46.80 per share.

On May 2, 2017, the Company issued 8,013 shares of common stock, for the conversion of $15,000 of principal and $10,000 of accrued interest of convertible notes payable.

On June 2, 2017, the Company issued 8,013 shares of common stock, for the conversion of $25,000 of principal of convertible notes payable.

Warrants

The following table summarizes the significant terms of warrants outstanding at December 31, 2018:

Range of exercise Prices	Number of warrants Outstanding	Weighted average remaining contractual life (years)	Weighted average exercise price of outstanding Warrants	Number of warrants Exercisable	Weighted average exercise price of exercisable Warrants
$3.90	700,000	1.96	3.90	700,000	$3.90
Total	700,000	1.96	3.90	700,000	3.90

Transactions involving warrants are summarized as follows:

	Number of Warrants	Weighted Average Exercise Price
Warrants outstanding at August 31, 2016	—	—
Issued	—	—
Exercised	—	—
Cancelled / Expired	—	—
Warrants outstanding at August 31, 2017	—	—
Issued	1,040,554	$0.26
Exercised	—	—
Cancelled / Expired	(576,923)	0.26
Warrants outstanding at August 31, 2018	463,631	$0.26
Issued	700,000	3.90
Exercised	—	—
Cancelled / Expired	(463,631)	0.26
Warrants outstanding at December 31, 2018	700,000	$3.90

During the year ended August 31, 2018, the Company issued an aggregate of 79,016 five-year warrants at an exercise price of $0.26 in connection with convertible debt. The Company also issued 961,538 five-year warrants at an exercise price of $0.26 in connection with discontinued operations; of these, 576,923 were cancelled pursuant to the restructuring of discontinued operations; see note 3.

On October 22, 2018, the Company exchanged 463,631 warrants along with certain additional securities for shares of Series E Convertible Preferred Stock.

On December 12, 2018, the Company closed the December Offering which included the issuance of 700,000 warrants (the “December Warrants”) with an exercise price of $3.90 per share. The holders of the December Warrants have an option to settle in cash in the event of a change of control of the Company. The Company considers the December 2018 warrants to be derivative liabilities, and calculated the fair value of the December 2018 warrants by utilizing a Lattice Model that values the warrant based upon a probability weighted discounted cash flow model.

At December 31, 2018, outstanding warrants had an intrinsic value of $5,095,996. Intrinsic value is the difference between the exercise price of the warrants and the market price of the Company’s stock, which was $11.18 at December 31, 2018.

Stock Options

On December 21, 2018, the Company issued 19,231 options to each of Michael Young, the Company’s chairman, and to David Lelong, the Company’s President, Chief Financial Officer and Secretary (an aggregate of 38,462 options). These options have a five-year term, an exercise price of $6.76 and vest quarterly over a one-year period beginning January 1, 2019. The fair value of each grant of 19,231 options was $154,983. The Company used the Black-Scholes pricing model to determine the fair value of the options.

The following table summarizes the significant terms of options outstanding at December 31, 2018:

Range of exercise prices	Number of options outstanding	Weighted average remaining contractual life (years)	Weighted average exercise price of outstanding options	Number of options exercisable	Weighted average exercise price of exercisable options
$6.76	38,462	4.98	$6.76	0	N/A

Aggregate intrinsic value of options outstanding and exercisable at December 31, 2018 was $170,002. Aggregate intrinsic value represents the difference between the Company’s closing stock price on the last trading day of the fiscal period, which was $11.18 as of December 31, 2018, and the exercise price multiplied by the number of options outstanding.

Transactions involving options are summarized as follows:

	Number of Options	Weighted Average Exercise Price
Options outstanding at August 31, 2016	—	$—
Granted	—	—
Exercised	—	—
Cancelled / Expired	—	$—
Options outstanding at August 31, 2017	—	—
Granted	—	—
Exercised	—	—
Cancelled / Expired	—	—
Options outstanding at August 31, 2018	—	$—
Granted	38,462	6.76
Exercised
Cancelled / Expired
Options outstanding at December 31, 2018	38,462	$6.76

Note 11 – Fair Value of Financial Instruments

Under FASB ASC 820-10-05, the Financial Accounting Standards Board establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. This Statement reaffirms that fair value is the relevant measurement attribute. The adoption of this standard did not have a material effect on the Company’s financial statements as reflected herein. The carrying amounts of cash, accounts payable and accrued expenses reported on the balance sheet are estimated by management to approximate fair value primarily due to the short term nature of the instruments. The Company had no other items that required fair value measurement on a recurring basis.

The Company’s financial assets and liabilities are measured using inputs from the three levels of the fair value hierarchy. The three levels are as follows:

Level 1 - Inputs are unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 - Inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market corroborated inputs).

Level 3 - Unobservable inputs that reflect our assumptions about the assumptions that market participants would use in pricing the asset or liability.

The following summarized the Company’s financial liabilities that are recorded at fair value on a recurring basis at December 31, 2018, August 31, 2018 and August 31, 2017.

	December 31, 2018
	Level 1	Level 2	Level 3	Total
Liabilities
Derivative liabilities	$—	$—	$7,379,893	$7,379,893
	August 31, 2018
	Level 1	Level 2	Level 3	Total
Liabilities
Derivative liabilities	$—	$—	$2,317,412	$2,317,412
	August 31, 2017
	Level 1	Level 2	Level 3	Total
Liabilities
Derivative liabilities	$—	$—	$312,878	$312,878

Note 12 – Income Taxes

Deferred income taxes result from the temporary differences primarily attributable to amortization of intangible assets and debt discount and an accumulation of net operating loss carryforwards for income tax purposes with a valuation allowance against the carryforwards for book purposes.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. Included in deferred tax assets are Federal, State and Local net operating loss carryforwards of approximately $2,970,000, the majority of which will expire in 2037. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Due to significant changes in the Company’s ownership, the Company’s future use of its existing net operating losses may be limited.

The provision (benefit) for income taxes differs from the amount of income tax determined by applying the applicable Federal statutory income tax rates (21% for the period ended December 31, 2018 and year ended August 31, 2018 and 34% for the year ended August 31, 2017) to the loss before taxes as a result of the following differences:

	December 31, 2018	August 31, 2018	August 31, 2017
Federal income tax (benefit) at statutory rate	$(926,700)	$(619,672)	$(592,708)
State income tax (benefit), net of Federal	(441,286)	(295,082)	(191,758)
Permanent differences – change in value of derivative liability and other	1,314,116	619,000
Effect of change in Federal statutory rate	—	230,616	—
Changes in valuation allowance	53,870	65,138	784,466
Total	$—	$—	$—

Deferred income taxes reflect the tax impact of temporary differences between the amounts of assets and liabilities for financial reporting purposes and such amounts as measured by tax laws and regulations.

Deferred income taxes include the net tax effects of net operating loss (NOL) carryforwards and the temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. As of December 31, 2018, August 31, 2018 and August 31, 2017 significant components of the Company’s deferred tax assets are as follows:

	December 31, 2018	August 31, 2018	August 31, 2017
Deferred Tax Assets (Liabilities):
Net operating loss carryforwards	$920,390	$820,494	$741,267
Accrued compensation	39,680	44,800	54,000
Valuation allowance	(960,070)	(865,294)	(795,267)
Net deferred tax assets (liabilities)	$—	$—	$—

Note 13 – Subsequent Events

On January 4, 2019, the Company repurchased 935,897 shares of the Company’s common stock from David Lelong, the Company’s former Chief Executive Officer, in a private transaction. The Shares were repurchased by the Company for the par value of the pre-reverse split shares of $0.001 per share or a total of $24,333. Prior to the repurchase, the shares represented approximately 38% of the Company’s outstanding common stock.

On January 8, 2019, the Company issued 25,641 shares of common stock for cash of $50,000 pursuant to the December Offering.

On January 17, 2019, the Company adopted the 2019 Equity Incentive Plan which covers the potential issuance of 180,769 shares of common stock.

On January 18, 2019, an investor converted 49,155 shares of the Company’s Series E Convertible Preferred Stock into 62,389 shares of common stock.

On February 1, 2019, the four holders of the Series E Convertible Preferred Stock, in exchange for $10 each (a total of $40), agreed to waive the right to receive any dividends which would accrue on the Series E for a one year period beginning on October 22, 2018.

On February 2, 2019, the Company approved the Company’s entry into a six-month Employment Agreement, effective February 1, 2019, with its Chief Executive Officer Mr. David Lelong. Mr. Lelong shall accrue monthly at a rate of 18% per annum.

On February 6, 2019, an investor converted 49,523 shares of the Company’s Series E Convertible Preferred Stock into 62,856 shares of common stock.

On February 11, 2019, an investor converted 54,000 shares of the Company’s Series E Convertible Preferred Stock into 68,538 shares of common stock.

On February 12, 2019 the Company filed a Certificate of Withdrawal of Certificate of Designation for the Company’s Series B Preferred Stock.

On February 19, 2019, the Company filed a Certificate of Amendment to Articles of Incorporation permitting the Company’s Board of Directors to amend the certificate of designation for any class or series of the Company’s preferred stock without the vote of such class or series, unless such certificate of designation specifically prohibits the Board from amending such certificate of designation.

On February 20, 2019, the Company filed a Certificate of Amendment to Certificate of Designation for the Company’s Series A Preferred Stock permitting the Board to convert all outstanding shares of Series A into shares of the Company’s common stock at the Board’s discretion.

On February 22, 2019, the Company issued 115 shares of common stock in exchange for 1,000 shares of Series A.

On March 4, 2019, Mr. David Lelong resigned from his position as the Company’s Chief Executive Officer effective immediately. Mr. Lelong remains as the President, Chief Financial Officer, Secretary and Treasurer of the Company.

On March 4, 2019, the Board of Directors of the Company appointed Mr. Damian Dalla-Longa and Ms. Lori Taylor as the Company’s Co-Chief Executive Officers.

On March 7, 2019, the Company filed a Certificate of Withdrawal of Certificate of Designation for the Company’s Series A Preferred Stock. The filing of the Amendment in Nevada was approved by the Company’s Board of Directors and there were no shares of Series A outstanding on the Effective Date.

On March 8, 2019, the Company issued a Canadian investment banker 141,026 shares of the Company’s common stock for advisory services rendered.

Effective March 11, 2019, Sport Endurance, Inc. merged into its wholly-owned subsidiary, Better Choice Company Inc., a Delaware corporation. As a result, the name of Sport Endurance, Inc. was changed to Better Choice Company Inc. Pursuant to the merger, each outstanding share of common stock of Sport Endurance, Inc. converted into one share of common stock of Better Choice Company Inc. and each outstanding share of Series E Convertible Preferred Stock of Sport Endurance, Inc. converted into one share of Series E of Better Choice Company Inc.

On March 14, 2019, Mr. David Lelong notified the Company of his resignation as a member of the Company’s Board of Directors effective immediately.

On March 15, 2019, the Board appointed the Company’s Co-Chief Executive Officers, Mr. Damian Dalla-Longa and Ms. Lori Taylor, to the Board, as well as Mr. Jeff Davis and Michael Galego. Mr. Galego will be the Chairman of the Board.

On March 15, 2019, the Company effected a 1 for 26 reverse split of its common stock. An additional 682 shares of common stock were issued as a result of rounding up of any fractional shares as a result of the reverse split.

On April 1, 2019, the Company issued 200,000 shares of common stock in connection with a licensing agreement.

On April 22, 2019, the Company filed a certificate of amendment of certificate of incorporation with the State of Delaware which reduced the number of authorized shares of common stock to 88,000,000.

On April 25, 2019, the Company entered into Subscription Agreements with accredited investors for the sale by the Company in a private placement (the “Private Placement”) of (i) 4,946,640 shares of the Company’s common stock at a purchase price of $3.00 per share and (ii) warrants to purchase up to 4,946,640 shares of Common Stock, exercisable at any time after issuance at an exercise price equal to $4.25 per share, subject to adjustments as provided under the terms of the warrants. The warrants are exercisable for 24 months from the initial issue date. On May 6, 2019, the Company closed the Private Placement. At the closing of the Private Placement, the Company issued 5,744,991 shares of its Common Stock at a purchase price of $3.00 per share and warrants to purchase up to 5,744,991 shares of its Common Stock at an exercise price of $4.25 per share (the “Warrants”). The Warrants are exercisable for 24 months from the Closing. The aggregate gross proceeds for the Private Placement were approximately $17.2 million.

On April 29, 2019, the board of directors of the Company approved the Company’s New 2019 Incentive Award Plan (the “2019 Plan”) which became effective on such date (the “Effective Date”), subject to the approval by the Company’s stockholders. The 2019 Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, other stock or cash-based awards or a dividend equivalent award (each an “Award”). Non-employee directors of the Company and employees and consultants of the Company or any of its subsidiaries are eligible to receive awards under the 2019 Plan. The 2019 Plan authorizes the issuance of (i) 6,000,000 shares of common stock plus (ii) an annual increase on the first day of each calendar year beginning on January 1, 2020 and ending on and including January 1, 2029, equal to the lesser of (A) 10% of the shares of common stock outstanding (on an as-converted basis) on the last day of the immediately preceding fiscal year and (B) such smaller number of shares of common stock as determined by the Board.

On May 2, 2019, the board of directors approved the grant to certain executives of the Company of non-qualified stock options to purchase shares of the Company’s common stock under the 2019 Plan at a per-share exercise price equal to the fair market value of a share of the Company’s common stock on the date of grant. In accordance with an agreement with the Company, the stock options vest and become exercisable monthly over 2 years in equal installments of 1/24 each month. The stock options will be accelerated upon a Change of Control, as defined in the 2019 Plan. Any exercise of stock options may, at the election of the executives, be exercised with a “cashless exercise” by using shares from any such exercise to pay the exercise price, which shares, for such purpose, being valued at the fair market value, as determined under the 2019 Plan, on the date of exercise.

On May 2, 2019, an investor converted 60,000 shares of the Company’s Series E Convertible Preferred Stock into 76,154 shares of common stock.

The following executive officers of the Company were granted the number of stock options under the 2019 Plan, in each case as listed after their names: Damian Dalla-Longa, 1,200,000 stock options; Lori Taylor, 1,150,000 stock options; and Anthony Santarsiero, 1,000,000 stock options.

On May 6, 2019, the Company entered into a Loan Agreement (the “Loan Agreement”) by and between the Company and Franklin Synergy Bank, a Tennessee banking corporation (the “Lender”), pursuant to which, at the Company’s option and subject to the occurrence of the funding conditions described below and other customary funding conditions, the Lender is obligated to provide advances to the Company in an aggregate amount less than or equal to $6,200,000 (the “Loan”).

Under the Revolving Line of Credit Promissory Note entered into by the Company (the “Note”), all advances bear interest from the date of such advance until such amount is due and payable (whether on any payment date, at maturity, by acceleration or otherwise), at a fixed rate of interest equal to 3.70% per annum, which may be adjusted from time to time subject to certain conditions. In addition, the Company paid a fee of $10,000 upon closing. The Company is also required to pay a late charge equal to 5% of the aggregate amount of any payments of principal and/or interest that are paid more than 10 days after the due date.

The Note may be permanently prepaid at any time in whole or in part without penalty or premium in accordance with, and subject to any limitations on prepayments set forth in, the Loan Agreement. The Company is also required to make mandatory prepayments of the Loan and interest and expenses thereon, subject to specified exceptions, upon defaulting on any payments of principal or interest on the Loan, the occurrence of certain specified defaults of the covenants in the Loan Agreement, the occurrence of a material adverse change in the business, operations or conditions of the Company and specified other events.

TruPet LLC and Bona Vida, Inc. became guarantors of the Company’s obligations under the Loan Agreement after the closing of the acquisitions described below. In addition, pursuant to a Security Agreement by and between the Company and Lender dated the date of the Loan Agreement (the “Security Agreement”), the Company has granted the Lender a security interest in all assets of the Company owned or later acquired. The Loan Agreement also contains certain events of default, representations, warranties and covenants of the Company and its subsidiaries. For example, the Loan Agreement contains representations and covenants that, subject to exceptions, restrict the Company’s ability to do the following, among other things: incur additional indebtedness, engage in certain asset sales or undergo a change in ownership.

On May 6, 2019, the Company completed the acquisition of (i) Bona Vida, Inc. in accordance with the terms of the Agreement and Plan of Merger, dated as of February 28, 2019, by and among the Company, BCC Merger Sub, Inc. (“Merger Sub”), and Bona Vida, Inc., as amended by Amendment No. 1 thereto made and entered into as of May 3, 2019, pursuant to which Merger Sub merged with and into Bona Vida, with Bona Vida surviving as a wholly owned subsidiary of the Company and (ii) TruPet LLC in accordance with the terms of the Securities Exchange Agreement, dated as of February 2, 2019, by and between the Company and TruPet LLC, as amended by Amendment No. 1 thereto made and entered into as of May 6, 2019, pursuant to which the Company agreed to acquire 93.3% of the outstanding TruPet membership interests with TruPet remaining as a wholly-owned subsidiary of the Company (the ”Acquisitions”). Following the completion of the Acquisitions, the business conducted by the Company became primarily the businesses conducted by TruPet and Bona Vida, which is as an online seller of pet foods, pet nutritional products and related pet supplies and as an emerging hemp-based CBD platform focused on developing a portfolio of brand and product verticals within the animal health and wellness space, respectively.

Under the terms of the Bona Vida Merger Agreement, the Company issued 18,003,273 shares of its common stock, par value $0.001 per share (“Common Stock”), to Bona Vida’s stockholders for all shares of Bona Vida’s common stock outstanding immediately prior to the Bona Vida Acquisition. The Company also offered to purchase each warrant held by Bona Vida warrant holders for CAD $0.75 per share, with any outstanding warrants at closing being cancelled. Under the terms of the TruPet Merger Agreement, the Company issued 15,027,533 shares of its Common Stock to TruPet’s members for 93.3% of the issued and outstanding membership interests of TruPet outstanding immediately prior to the TruPet Acquisition.

Following the completion of the Acquisitions, the business conducted by the Company became primarily the businesses conducted by TruPet and Bona Vida, which is as an online seller of pet foods, pet nutritional products and related pet supplies and as an emerging hemp-based CBD platform focused on developing a portfolio of brand and product verticals within the animal health and wellness space, respectively.

On May 6, 2019, the Company entered into executive employment agreements with each of Damian Dalla-Longa, Co-Chief Executive Officer, Lori Taylor, Co-Chief Executive Officer, and Anthony Santarsiero, President and Director of Operations, each of which is effective as of May 6, 2019.

On May 10, 2019, an investor converted 689,394 shares of the Company’s Series E Convertible Preferred Stock into 682,500 shares of common stock.

On May 13, 2019, the Company issued 100,000 shares of common stock to Damian Dalla-Longa, Co-Chief Executive Officer, pursuant to a change-of-control provision in the employment agreement between Mr. Dalla-Longa and Bona Vida.

On May 17, 2019, the Company filed an Amended and Restated Certificate of Designations, Preferences and Rights of the Series E Convertible Preferred Stock of Better Choice Company Inc. with the Delaware Secretary of State to increase the limit on beneficial ownership of certain holders of Series E Convertible Preferred Stock.

On May 21, 2019, the Board of Directors of the Company approved a change to the Company’s fiscal year end from August 31 to December 31 of each year. The fiscal year change for the Company is effective beginning with the Company’s 2019 fiscal year, which now began January 1, 2019 and ends December 31, 2019.

On May 22, 2019, an investor converted 236,364 shares of the Company’s Series E Convertible Preferred Stock into 300,000 shares of common stock.

On May 28, 2019, David Lelong resigned as Chief Financial Officer, President, Secretary and Treasurer of the Company, effective immediately.

On May 28, 2019, Anthony Santarsiero, 35, has been appointed as President and Director of Operations of the Company.

On June 10, 2019, the Company entered into a First Amendment to Registration Rights Agreement (the “Registration Rights Agreement Amendment”) with the stockholders signatory thereto, which amends the Registration Rights Agreement, dated as of May 6, 2019, by and among the Company and the stockholders named therein (the “Private Placement Investors”), entered into in connection with the previously announced private placement of shares of the Company’s commons stock and warrants to purchase common stock (the “Original Registration Rights Agreement”). Pursuant to the terms of the Original Registration Rights Agreement, the Company, among other things, granted certain registration rights to the Private Placement Investors. The Registration Rights Agreement Amendment extends the deadline by which the Company must file with the Securities and Exchange Commission (“SEC”) a Registration Statement covering the resale of the shares of the Company’s common stock purchased in the private placement, including the shares issuable upon exercise of the warrants to purchase common stock, by 42 days from July 5, 2019 to August 16, 2019, and extends the applicable deadline for seeking to have such Registration Statement declared effective by the SEC by the same amount.

On June 29, 2019, the Company appointed Andreas Schulmeyer as Chief Financial Officer to serve as the Company’s principal financial officer and principal accounting officer, effective June 29, 2019, and to commence full-time employment on July 29, 2019.

On July 12, 2019, the Company filed a Form 8-K disclosing the following: that as a result of the issuance of shares of our common stock pursuant to the Bona Vida Merger Agreement and TruPet Merger Agreement, a change in control from the legacy stockholders of the Company occurred on May 6, 2019; that the Bona Vida Merger and TruPet Merger are being accounted for as a reverse acquisition and recapitalization of the Company for financial accounting purposes, whereby TruPet is deemed to be the acquirer for accounting purposes, and the Company’s historical financial statements before the Acquisitions will be replaced with the historical financial statements of TruPet before the Acquisitions in future filings with the SEC; that the Company intends to appoint a new auditor for the combined entity; and that the Company also intends to file the historical financial statements of Bona Vida and TruPet, along with a pro forma presentation illustrating the effects of the Acquisitions, to comply with Rule 8-04 and Rule 8-05 of Regulation S-X and Item 9.01 of Form 8-K.

On July 23, 2019, the Company filed a Form 8-K/A which included the audited financial statements of TruPet LLC as of and for the years ended December 31, 2018 and December 31, 2017 and the notes related thereto and the related independent auditor’s report of MNP LLC; the unaudited interim financial statements of TruPet LLC as of and for the three months ended March 31, 2019 and March 31, 2018 and the notes related thereto; the audited financial statements of Bona Vida, Inc. from the date of incorporation, March 29, 2018, to December 31, 2018 and the notes related thereto and the related independent auditor’s report of MNP LLC; the unaudited interim financial statements of Bona Vida, Inc. as of and for the three months ended March 31, 2019 and the notes related thereto; the audited financial statements of TruPet LLC; and the unaudited pro forma combined financial statements of Better Choice Company Inc. as of and for the three months ended March 31, 2019 and for the twelve months ended December 31, 2018 and the related notes thereto.

We evaluated subsequent events after the balance sheet date through the date the financial statements were issued. We did not identify any additional material events or transactions occurring during this subsequent event reporting period that required further recognition or disclosure in these financial statements.

Better Choice Company Inc.
Condensed Consolidated Balance Sheets
As of June 30, 2019 and December 31, 2018
(Dollars in thousands)

	6/30/2019 (Unaudited)	12/31/2018
Assets
Current Assets
Cash and cash equivalents	$5,019	$3,946
Restricted cash	6,243	—
Accounts receivable, net	333	276
Inventories, net	1,707	1,557
Prepaid expenses and other current assets	1,134	269
Total Current Assets	14,436	6,048
Property and equipment, net	59	71
Right of use asset, operating lease, net of accumulated amortization	840	—
Intangible assets, net	961	—
Other assets	182	28
Total Assets	$16,478	$6,147
Liabilities & Stockholders’ Deficit
Current Liabilities
Line of credit	$—	$4,600
Other liabilities	—	1,899
Long-term debt, current portion	6,200	1,600
Accounts payable	2,413	765
Due to related parties	134	—
Accrued liabilities	2,198	244
Deferred revenue	318	66
Operating lease liability, current portion	262	—
Warrant derivative liability	2,304	—
Total Current Liabilities	13,829	9,174
Operating lease liability	590	—
Deferred rent	15	15
Total Liabilities	14,434	9,189
Commitments and contingencies	—	—
Redeemable Series E Convertible Preferred Stock, $0.001 par value, 2,900,000 & 0 shares authorized, 1,707,919 & 0 shares issued and outstanding at June 30, 2019 and December 31, 2018, respectively.	13,007	—
Stockholders’ Deficit
Common Stock, $0.001 par value, 88,000,000 shares authorized, 43,168,161 & 11,661,485 shares issued and outstanding at June 30, 2019 and December 31, 2018, respectively.	43	12
Convertible Series A Preferred Units, $0.001 par value, units equivalent to 0 & 2,391,403 Common Stock issued and outstanding at June 30, 2019 and December 31, 2018, respectively	—	2
Additional paid-in capital	170,017	13,642
Accumulated deficit	(181,023)	(16,698)
Total Stockholders’ Deficit	(10,963)	(3,042)
Total Liabilities, Redeemable Preferred Stock and Stockholders’ Deficit	$16,478	$6,147

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Better Choice Company Inc.
Condensed Consolidated Statements of Operations
For the Three and Six Months Ended June 30, 2019 and 2018
(Dollars in thousands, except per share amounts)

	For the Six Months ended June 30,		For the Three Months ended June 30,
	2019	2018	2019	2018

Net Sales	$7,635	$7,064	$4,084	$3,817
Cost of Goods Sold	4,082	3,329	2,421	1,384
Gross Profit	3,553	3,735	1,663	2,433
Operating Expenses:
General & Administrative Expense	6,004	1,351	4,571	665
Share-Based Compensation Expense	4,212	—	4,006	—
Sales & Marketing	5,597	2,819	3,412	1,512
Other Operating Expenses	1,721	1,899	937	958
Total Operating Expenses	17,534	6,069	12,926	3,135
Loss from Operations	(13,981)	(2,334)	(11,263)	(702)
Other Income (Expense)
Interest Expense	(124)	(66)	(62)	(43)
Loss on Acquisition	(149,988)	—	(149,988)	—
Change in Fair Value of Derivative Liability	(193)	—	(193)	—
Total Other Expenses	(150,305)	(66)	(150,243)	(43)

Net Loss	(164,286)	(2,400)	(161,506)	(745)
Preferred dividends	27	—	27	—
Net Loss Available to Common Stockholders	$(164,313)	$(2,400)	$(161,533)	$(745)
Weighted Average Number of Shares Outstanding	21,202,188	11,497,128	30,638,048	11,497,128
Loss per share, basic and diluted	$(7.75)	$(0.21)	$(5.27)	$(0.06)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Better Choice Company Inc.
Condensed Consolidated Statements of Changes in Stockholders’ Deficit

	Common Stock		Series A Preferred Units		Additional Paid-in Capital	Accumulated Deficit	Total
	Shares	Amount	Shares	Amount
Balance at December 31, 2017	11,497,128	$11,497			$8,545,446	$(10,672,090)	$(2,115,147)
Net loss for the period						(1,655,302)	(1,655,302)
Subtotal - March 31, 2018	11,497,128	11,497			8,545,446	(12,327,392)	(3,770,449)

Net loss for the period						(744,558)	(744,558)
Subtotal - June 30, 2018	11,497,128	11,497			8,545,446	(13,071,950)	(4,515,007)

Shares issued pursuant to private placement			2,391,403	2,391	4,665,609		4,668,000
Stock compensation pursuant to services provided	164,357	164			430,647		430,811
Net loss for the period						(3,626,157)	(3,626,157)
Balance at December 31, 2018	11,661,485	11,661	2,391,403	2,391	13,641,701	(16,698,107)	(3,042,353)

Impact on Prior Year of Adoption of ASC 842						(11,824)	(11,824)
Shares issued pursuant to private placement			69,115	69	149,931		150,000
Stock compensation pursuant to services provided	18,964	19			206,147		206,166
Net loss for the period						(2,780,082)	(2,780,082)
Subtotal - March 31, 2019	11,680,449	11,680	2,460,517	2,461	13,997,779	(19,490,013)	(5,478,093)

Stock compensation pursuant to services provided	1,099,822	1,100			2,225,907		2,227,006
Stock based commissions to third parties	798,492	798			4,790,156		4,790,955
Conversion of Series A Preferred Units to Common Stock	2,460,517	2,461	(2,460,517)	(2,461)			—
Retired TruPet Units	(1,011,748)	(1,012)			(2,198,988)		(2,200,000)

Subtotal - May 6, 2019 (Pre-Transaction)	15,027,533	15,028	—	—	18,814,854	(19,490,013)	(660,132)

Acquisition of Better Choice Company	3,117,364	3,117			18,701,067		18,704,184
Acquisition of Bona Vida	18,003,273	18,003			108,001,637		108,019,640
PIPE (net of issuance costs)	5,744,991	5,745			15,670,045		15,675,790
Subtotal - May 6, 2019 (Post-Transaction)	41,893,161	41,893			161,187,602	(19,490,013)	141,739,482

Stock compensation pursuant to services provided	100,000	100			599,900		600,000
Conversion of Series E Preferred Stock	1,175,000	1,175			7,050,678		7,051,853
Vesting of stock options for services provided					1,178,997		1,178,997
Net loss for the period						(161,533,182)	(161,533,182)
Balance at June 30, 2019	43,168,161	$43,168			$170,017,177	$(181,023,195)	$(10,962,849)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Better Choice Company Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
For the Six Months Ended June 30, 2019 and 2018
(Dollars in thousands)

	June 30, 2019	June 30, 2018
Cash Flow from Operating Activities
Net loss	$(164,286)	$(2,400)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	45	7
Stock-based compensation expense	4,212	—
Non-cash lease expense	2	—
Change in fair value of derivative liability	193	—
Loss on acquisition	149,988	—
Other	(4)	—
(Increase) decrease in operating assets
Accounts receivable	(27)	(50)
Inventories	42	(296)
Prepaid expenses and other assets	(466)	48
Change in operating lease right of use asset	(457)	—
(Decrease) increase in current liabilities
Accounts payable	(32)	530
Accrued liabilities	1,600	76
Deferred revenue	252	68
Deferred rent	—	(9)
Change in Lease liability	457	—

Cash Used in Operating Activities	$(8,481)	$(2,026)

Cash Flow from Investing Activities
Cash spent for acquisition of fixed assets (Office Furniture)	(4)	(31)
Cash acquired in merger	1,955	—
Security deposits paid	(81)	—

Cash Provided by (Used in) Investing Activities	$1,870	$(31)

Cash Flow from Financing Activities
Repayment of advance	(1,899)	—
Proceeds from private placement of Series A Preferred Units	150	—
Proceeds from private issuance of public equity	15,676	—
Payment of old debt	(6,200)	—
Proceeds from the issuance of debt	6,200	2,013

Cash Provided by Financing Activities	$13,927	$2,013

Net Changes in Cash, Cash Equivalents and Restricted Cash	$7,316	$(44)
Total Cash, Cash Equivalents and Restricted Cash, Beginning of Period	3,946	157
Total Cash, Cash Equivalents and Restricted Cash, End of Period	$11,262	$113

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Supplemental Cash Flow Information

The following represent noncash financing and investing activities and other supplemental disclosures related to the statement of cash flows:

On May 6, 2019, the Company acquired the net assets of Bona Vida and Better Choice in exchange for shares:

Dollars in thousands

Assets
Current Assets
Accounts receivable, net	$30
Inventories, net	193
Prepaid expenses and other current assets	399
Total Current Assets	622
Intangible Assets	986
Other assets	74
Total Assets	$1,682
Liabilities
Current Liabilities
Accounts payable	$(1,814)
Accrued liabilities	(325)
Total Current Liabilities	(2,139)
Warrant derivative liability	(2,111)
Total Liabilities	$(4,250)

Redeemable Series E Preferred Stock	$20,059

On January 1, 2019, the Company adopted ASC 842 which resulted in the acquisition of right of use assets and lease liabilities as follow:
Right of use asset and lease liability acquired under operating leases
Right of Use asset recorded upon adoption of ASC 842	$477
Lease liability recorded upon adoption of ASC 842	(489)

The Company paid no income taxes during the six months ended June 30, 2019 or 2018.

Cash interest paid amounted to $123 and $66 during the six months ended June 30, 2019 and 2018, respectively.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Notes to the Unaudited Condensed Consolidated Financial Statements

Note 1 – Nature of Business and Summary of Significant Accounting Policies

Nature of the Business

Better Choice Company, Inc. (the “Company”) is a holistic pet wellness company providing high quality, hemp-based, raw cannabidiol (“CBD”) infused and non-CBD infused food, treats and supplements, dental care products, and accessories for pets and their human parents. Our products are formulated and manufactured using only high-quality ingredients manufactured, tested and packaged to our specifications. On May 6, 2019, the Company acquired TruPet LLC and Bona Vida Inc. in a pair of all-stock transactions (the “acquisitions”). The acquisition of TruPet LLC is a reverse acquisition for accounting purposes, with TruPet as the accounting acquirer.

The majority of our products are sold online directly to consumers with additional sales through online retailers and pet specialty stores. We have a limited selection of CBD infused canine products available on our Bona Vida website. The information contained in, or accessible through, these websites does not constitute a part of this Quarterly Report.

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information and with the instructions to Form 10–Q and Article 10 of Regulation S–X. Accordingly, they do not include all of the information and notes required by accounting principles generally accepted in the United States of America. However, in the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of the financial position and operating results have been included. Operating results for the three and six months ended June 30, 2019 are not necessarily indicative of the results that may be expected for any subsequent quarters or for the year ending December 31, 2019. The significant accounting policies applied by the Company are described below. We present our tables, except for the Statements of Stockholders’ Deficit, in dollars (thousands), numbers in the text in dollars (millions) and % as rounded up or down.

Basis of Measurement

The unaudited condensed consolidated financial statements of the Company are presented on a going concern basis, under the historical cost convention except for certain financial instruments that are measured at fair value, as explained in the accounting policies below. Historical cost is measured as the fair value of the consideration provided in exchange for goods and services. The Company’s functional and presentation currency is United States dollars (“USD”).

Consolidation

The consolidated financial statements and related notes include the accounts of the Company and its wholly-owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

Cash and cash equivalents include demand deposits held with banks and highly liquid investments with remaining maturities of ninety days or less at acquisition date. For purposes of reporting cash flows, the Company considers all cash accounts that are not subject to withdrawal restrictions or penalties to be cash and cash equivalents.

Restricted Cash

As part of the revolving credit agreement with Franklin Synergy Bank, the Company is required to maintain a cash balance of $6.2 million in its account. Any withdrawals from the account require an equal reduction to the funds available under the revolving credit agreement.

Dollars in thousands	June 30, 2019	December 31, 2018
Cash and cash equivalents	$5,019	$3,946
Restricted cash	6,243	0
Total cash, cash equivalents and restricted cash	$11,262	$3,946

Accounts Receivable

Accounts receivable represents amounts due from customers less an allowance for doubtful accounts. A provision is recorded for impairment when there is objective evidence (such as significant financial difficulties of the debtor) that the Company will not be able to collect all amounts due according to the original terms of the receivable. A provision is recorded as the difference between the carrying value of the receivable and the present value of future cash flows expected from the debtor, with an offsetting amount recorded as an allowance, reducing the carrying value of the receivable. The provision is included in general and administrative expense in the statements of operations. As of the period ended June 30, 2019 and December 31, 2018, the Company considers accounts receivable to be fully collectible and, accordingly, no allowance for doubtful accounts has been recorded.

Inventories

Inventories are recorded at the lower of cost and net realizable value. The net realizable value represents the estimated selling price for inventories in the ordinary course of business, less all estimated costs of completion and costs necessary to make the sale.

Cost is determined on a standard cost basis and includes the purchase price and other costs, such as transportation costs. Inventory average cost is determined on a first-in, first-out (“FIFO”) basis and trade discounts are deducted from the purchase price.

Property and Equipment

Property and equipment are carried at cost and includes expenditures for new additions and other additions, which substantially increase the useful lives of existing assets. Depreciation is computed at various rates by use of the straight-line method. Depreciable lives are generally as follows:

Furniture and Fixtures	5 to 7 years
Equipment	7 years

Expenditures for normal repairs and maintenance are charged to operations as incurred. The cost of property or equipment retired or otherwise disposed of and the related accumulated depreciation are removed from the accounts in the year of disposal with the resulting gain or loss reflected in earnings.

The Company assesses potential impairments of its property and equipment whenever events or changes in circumstances indicate that the asset’s carrying value may not be recoverable. An impairment charge would be recognized when the carrying amount of property and equipment is not recoverable and exceeds its fair value. The carrying amount of property and equipment is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the property and equipment.

Income Taxes

No provision has been made for federal and state income taxes prior to the date of the acquisitions since the proportionate share of TruPet’s income or loss was included in the personal tax returns of its members because TruPet was a limited liability company. Subsequent to the acquisitions, the Company, as a corporation, is required to provide for income taxes.

The Company utilizes Accounting Standards Codification (“ASC 740”), “Accounting for Income Taxes”, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The effective tax rate for each of the three months and the six months ended June 30, 2019 is 0%. The effective tax rate differs from the U.S. Federal statutory rate of 21% primarily because our previously reported losses have been offset by a valuation allowance due to uncertainty as to the realization of those losses.

The Company accounts for uncertain tax positions in accordance with the provisions of ASC 740. Accounting guidance addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements, under which a company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.

The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. Accordingly, the Company would report a liability for unrecognized tax benefits resulting from uncertain tax positions taken or expected to be taken in a tax return. The Company elects to recognize any interest and penalties, if any, related to unrecognized tax benefits in tax expense.

The Tax Cuts and Jobs Act (the “Tax Act”) was enacted on December 22, 2017. The Tax Act reduces the U.S. federal corporate tax rate from 35% to 21%. As of the completion of these unaudited condensed financial statements, we have made a reasonable estimate of the effects of the Tax Act. This estimate incorporates assumptions made based upon the Company’s current interpretation of the Tax Act and may change as the Company may receive additional clarification and implementation guidance and as the interpretation of the Tax Act evolves. In accordance with SEC Staff Accounting Bulletin No. 118, the Company will finalize the accounting for the effects of the Tax Act no later than the end of the fourth quarter of fiscal year 2019. Future adjustments made to the provisional effects will be reported as a component of income tax expense in the reporting period in which any such adjustments are determined. Based on the new tax law that lowers corporate tax rates, the Company revalued its deferred tax assets. Future tax benefits are expected to be lower, with the corresponding one-time charge being recorded as a component of income tax expense.

Revenue

The Company recognizes revenue to depict the transfer of promised goods to the customer in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods.

In order to recognize revenue, the Company applies the following five (5) steps:

•	Identify a customer along with a corresponding contract;
•	Identify the performance obligation(s) in the contract to transfer goods to a customer;
•	Determine the transaction price the Company expects to be entitled to in exchange for transferring promised goods to a customer;
•	Allocate the transaction price to the performance obligation(s) in the contract; and
•	Recognize revenue when or as the Company satisfies the performance obligation(s).

A description of the Company’s revenue generating activities is listed below:

Direct-to-consumer (“DTC”) – Our products are offered through our online stores where customers place orders online or through our customer service number. Revenue is recorded, net of discounts, at the time the order is received by the customer. Revenue is deferred for orders that have been placed, and paid for, but have not yet been received by the customer during the reporting period. As our customers have a 60-day guarantee on the product purchased, the Company records a liability for two months of estimated returns based on historical experience.

Loyalty Program - The Company offers a loyalty program to all of its direct-to-consumer customers. There are two tiers to the program.

Tier 1: the customer will earn 6 points for every $1 spent.

Tier 2: the customer can earn points at a much faster rate and will also have opportunities to earn bonus points for different events, such as a birthday. This tier is known as the TruDog Love Club, and the customer accumulates twelve points for every $1 spent.

The redemption requirements are the same under both levels and, for every five hundred points earned, customers receive a $5 gift code which can be redeemed for goods purchased in the future. The Company records a reduction to sales revenue and deferred revenue when the customer accumulates loyalty points.

Wholesale Sales – This channel includes the sale of our products to wholesale customers for resale. The Company’s policy is to recognize revenue at the time the product is shipped to the wholesale customer, net of estimated returns and allowances.

Consignment – The Company partners with an Amazon channel partner to market and sell TruDog products. Revenue is recognized, net of returns, when our partner ships the product to the end customer. The commission, selling, marketing and storage fees are recognized at the time the services are rendered by the channel partner and are recorded by the Company, as follows:

•	Commission, selling and marketing fees as sales and marketing expenses; and
•	Storage fees as cost of goods sold.

Cost of Goods Sold

Cost of goods sold consists primarily of the cost of product obtained from the contract manufacturing plants, packaging materials and CBD oils directly sourced by the Company, and freight for shipping product from our contract manufacturing plants to our warehouse. We review inventory on hand periodically to identify damages, slow moving inventory, and/or aged inventory. Based on the analysis, we record inventories on the lower of cost and net realizable value, with any reduction in value expensed as cost of goods sold.

Advertising

The Company charges advertising costs to expense as incurred and such charges are included in sales and marketing expenses.

Advertising costs, consisting primarily of Facebook advertising, search costs and email advertising, were $2.3 million and $1.2 million for the three-month periods ended June 30, 2019 and 2018, respectively. For the six-month periods ended June 30, 2019 and 2018, advertising costs were $3.5 million and $2.2 million, respectively.

Research and Development

Research is a planned search or a critical investigation aimed at discovering new knowledge and information with the hope that such knowledge will be useful in developing a new product or service (referred to as a “product”) or a new process or technique (referred to as a “process”) or bringing about a significant improvement to an existing product or process. Development is the translation of research findings or other knowledge into a plan or design for a new product or process or for a significant improvement to an existing product or process whether intended for sale or use. It includes the conceptual formulation, design and testing of product alternatives, construction of prototypes and operation of pilot plants. No research and development costs were incurred during the three or six month period ended June 30, 2019 and June 30, 2018.

Shipping and Handling / Freight Out

The Company recognizes shipping and handling costs as a fulfillment cost, included in other operating expenses as they are incurred prior to the customer obtaining control of the products. Shipping and handling costs primarily consist of costs associated with moving finished products to customers through third-party carriers.

Shipping and handling costs were $0.6 million and $0.7 million for the three-month periods ended June 30, 2019 and 2018, respectively. For the six-month periods ended June 30, 2019 and 2018, shipping and handling costs were $1.2 million and $1.3 million, respectively.

Additionally, for direct to consumer customers, the Company may recover such costs by passing them onto the customer. In these instances, the Company includes the freight charges billed to customers in total revenue.

The amount included in revenue related to such recoveries was $0.2 million and $0.3 million for the three-month periods ended June 30, 2019 and 2018, respectively. For the six-month periods ended June 30, 2019 and 2018, the amounts included in revenue related to such recoveries was $0.4 million and $0.6 million, respectively.

Fair Value of Financial Instruments

A financial instrument is defined as cash, evidence of an ownership interest in an entity, or a contract that both:

•	Imposes on one entity a contractual obligation either:
○	To deliver cash or another financial instrument to a second entity; or
○	To exchange other financial instruments on potentially unfavorable terms with the second entity.

•	Conveys to that second entity a contractual right either:
○	To receive cash or another financial instrument from the first entity; or
○	To exchange other financial instruments on potentially favorable terms with the first entity.

The Company’s financial instruments recognized in the balance sheet consist of cash and cash equivalents, restricted cash accounts, accounts receivable, deposits, accounts payable, line of credit, due to related party, accrued and other liabilities, warrant derivative liability and long-term debt. Warrant derivative liability is measured at fair value each reporting period. The fair values of the remaining financial instruments approximate their carrying values.

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The Company has applied the framework for measuring fair value which requires a fair value hierarchy to be applied to all fair value measurements. The fair value of the warrant derivative liability is considered a Level 3 financial instrument.

All financial instruments recognized at fair value in the balance sheet are classified into one of three levels in the fair value hierarchy as follows:

•	Level 1 – valuation based on quoted prices (unadjusted) observed in active markets for identical assets or liabilities. Cash is measured based on Level 1 inputs.
•	Level 2 – valuation techniques based on inputs that are quoted prices of similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; inputs other than quoted prices used in a valuation model that are observable for that instrument; and inputs that are derived from or corroborated by observable market data by correlation or other means.
•	Level 3 – valuation techniques with significant unobservable market inputs.

Derivative Financial Instruments

Financial Accounting Standards Board (“FASB”) ASC Topic 815, “Derivatives and Hedging”, generally provides three criteria that, if met, require companies to bifurcate conversion options from its host instruments and account for them as free standing derivative financial instruments. These three criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument subject to the requirements of ASC 815. ASC 815 also provides an exception to this rule when the host instrument is deemed to be conventional, as described.

The accounting treatment of derivative financial instruments requires that the Company record the embedded conversion option and warrants at their fair values as of the inception date of the agreement and at fair value as of each subsequent balance sheet date. Any change in fair value is recorded as non-operating, non-cash income or expense for each reporting period at each balance sheet date. The Company reassesses the classification of its derivative instruments at each balance sheet date. If the classification changes as a result of events during the period, the contract is reclassified as of the date of the event that caused the reclassification.

The pricing model we use for determining fair value of our derivatives is the Lattice Model. Valuations derived from this model are subject to ongoing internal and external verification and review. The model uses market-sourced inputs such as interest rates and stock price volatilities. Selection of these inputs involves management’s judgment and may impact net income (see Note 8).

Basic and Diluted Loss Per Share

Basic and diluted loss per share has been determined by dividing the net loss available to stockholders for the applicable period by the basic and diluted weighted average number of shares outstanding, respectively. Common Stock equivalents and incentive shares are excluded from the computation of diluted loss per share when their effect is anti-dilutive.

Stock-Based Compensation

The Company recognizes a compensation expense for all equity–based payments in accordance with FASB ASC Topic 718, “Compensation – Stock Compensation”. The Company accounts for share–based payments granted to non–employees in accordance with FASB ASC Topic 505–50, “Equity Based Payments to Non–Employees.” The Company follows the fair value method of accounting for stock awards granted to employees, directors, officers and consultants. Stock-based awards to employees are measured at the fair value of the related stock-based awards. Stock-based payments to others are valued based on the related services rendered or goods received or if this cannot be reliably measured, on the fair value of the instruments issued. Issuances of such awards are valued using the fair value of the awards at the time of grant. The Company recognizes stock-based payment expenses over the vesting period based on the number of awards expected to vest over that period on a straight-line basis. Forfeitures are accounted for as they occur.

The fair value of an option award is estimated on the date of grant using the Black–Scholes option valuation model. The Black–Scholes option valuation model requires the development of assumptions that are inputs into the model. These assumptions are the expected stock volatility, the risk–free interest rate, the expected life of the option, the dividend yield on the underlying stock and the expected forfeiture rate. Expected volatility is calculated based on the analysis of other public companies within the pet wellness sector. Risk–free interest rates are calculated based on continuously compounded risk–free rates for the appropriate term.

Determining the appropriate fair value model and calculating the fair value of equity–based payment awards requires the input of the subjective assumptions described above. The assumptions used in calculating the fair value of equity–based payment awards represent management’s best estimates, which involve inherent uncertainties and the application of management’s judgment. The Company is required to estimate the expected forfeiture rate and recognize expense only for those shares expected to vest.

Use of Estimates

The preparation of these financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of expenses during the reporting periods.

The Company evaluates its estimates on an ongoing basis. The Company bases its estimates on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Segment Information

Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision-maker in making decisions regarding resource allocation and assessing performance. To date, the Company has viewed its operations and manages its business as one segment operating in the United States of America. The Company’s chief operating decision-maker does not review operating results on a disaggregated basis; rather, the chief operating decision-maker reviews operating results on an aggregate basis.

License Intangibles

License intangibles are recorded at fair value at the date of acquisition and are amortized ratably over the life of the license agreement.

Commitments and Contingencies

We may be involved in legal proceedings, claims, and regulatory, tax, or government inquiries and investigations that arise in the ordinary course of business resulting in loss contingencies. We accrue for loss contingencies when losses become probable and are reasonably estimable. If the reasonable estimate of the loss is a range and no amount within the range is a better estimate, the minimum amount of the range is recorded as a liability.

We do not accrue for contingent losses that are considered to be reasonably possible, but not probable; however, we disclose the range of such reasonably possible losses. Loss contingencies considered remote are generally not disclosed.

We have entered into debt, royalty and lease agreements for which we are committed to pay certain amounts over a period of time. See Notes 5, 6 and 7.

Reclassification of Prior Period Presentation

Certain reclassifications have been made to conform the prior period data to the current presentations. These reclassifications had no effect on the reported results.

Recently Issued Accounting Pronouncements

The Company has reviewed the Accounting Standards Update (“ASU”) accounting pronouncements and interpretations thereof issued by the FASB that have effective dates during the reporting period and in future periods.

New Standards and Interpretations:

Adoption of FASB ASC Topic 842 “Leases”

The amendments in this update establish a comprehensive new lease accounting model. The new standard: (a) clarifies the definition of a lease; (b) requires a dual approach to lease classification similar to current lease classifications; and (c) causes lessees to recognize leases on the balance sheet as a lease liability with a corresponding right-of-use asset for leases with a lease term of more than twelve months. The new standard is effective for fiscal years and interim periods beginning after December 15, 2018, with early adoption permitted. A modified retrospective transition approach is required for leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, including a number of optional practical expedients that entities may elect to apply. In July 2018, the FASB issued ASU No. 2018-11, “Leases (Topic 842): Targeted Improvements”, an update which provides another transition method, the prospective transition method, which allows entities to initially apply the new lease standard at the adoption date and recognize a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. The Company adopted the new standard on January 1, 2019 using the prospective transition method.

The Company has identified all leases to determine the impact of ASC 842 on its consolidated financial statements. The Company has elected to apply the practical expedient to certain classes of leases, whereby the separation of components of leases into lease and non-lease components is not required, and all of the practical expedients to all leases, (1) whether any expired or existing contracts are or contain leases, (2) lease classification for any expired or existing leases and (3) initial direct costs for any existing leases. The adoption of the new standard resulted in the recording on the consolidated balance sheet as of January 1, 2019 a right-of-use asset of $0.5 million, a lease liability of $0.5 million and a corresponding cumulative adjustment to accumulated deficit of an immaterial amount in accordance with ASC 842.

Adoption of FASB ASU No. 2018-07 “Improvements to Nonemployee Share-Based Payment Accounting”

On January 1, 2019, the Company adopted ASU No. 2018-07 “Improvements to Nonemployee Share-Based Payment Accounting”. The amendments in this update expanded the scope of ASC 718 to include share-based payment transactions for acquiring goods and services from non-employees. The requirements of ASC 718 are applied to nonemployee awards except for specific guidance on inputs to an option pricing model and the attribution of cost. The amendments specify that ASC 718 applies to all share-based payment transactions in which a grantor acquires goods or services to be used or consumed in a grantor’s own operations by issuing share-based payment awards. The amendments also clarify that ASC 718 does not apply to share-based payments used to effectively provide (1) financing to the issuer or (2) awards granted in conjunction with selling goods or services to customers as part of a contract accounted for under ASC 606, “Revenue from Contracts with Customers.”

The Company is treating the inclusion of share-based payments to non-employees as a change in accounting principle prospectively beginning in the period ending June 30, 2019. As the Company did not make any share-based payments to non-employees in prior periods, there was no impact on the results of operations in prior periods.

Adoption of ASU 2018-13 “Fair Value Measurement”

In August 2018, the FASB issued ASU 2018-13, “Fair Value Measurement (Topic 820) Changes to the Disclosure Requirement for Fair Value Measurement” which amends ASC 820 to expand the disclosures required for items subject to Level 3, fair value remeasurement, including the underlying assumptions. ASU 2018-13 is effective for public companies for fiscal years beginning after December 15, 2019. The Company has early adopted the disclosures as permitted under the ASU.

New and Revised Standards not Yet Adopted:

In June 2016, the FASB issued ASU No. 2016-13 “Financial Instruments – Credit Losses: Measurement of Credit Losses on Financial Instruments (Topic 326)”. ASU 2016-13 changes the impairment model for most financial assets. The new model uses a forward-looking expected loss method, which will generally result in earlier recognition of allowances for losses. ASU 2016-13 is effective for annual and interim periods beginning after December 15, 2019. The Company does not anticipate any material impact from the implementation of this ASU.

The Company has carefully considered other new pronouncements that alter previous generally accepted accounting principles and does not believe that any new or modified principles will have a material impact on the Company’s reported balance sheet or operations in 2019.

Note 2 - Acquisition of TruPet LLC and Bona Vida, Inc.

On May 6, 2019, the Company completed the acquisitions through the issuance of shares of Common Stock, par value $0.001 of the Company (the “Common Stock”). Following the completion of the acquisitions, the business conducted by the Company became primarily the businesses conducted by TruPet and Bona Vida. TruPet is a North American online seller of pet foods, pet nutritional products and related pet supplies. Bona Vida is an emerging hemp based CBD platform focused on developing a portfolio of brand and product verticals within the animal health and wellness space. The completion of the acquisitions has created a vertically integrated pet wellness company providing high-quality raw CBD infused and non-CBD infused food, treats and supplements in addition to dental care products and accessories for pets and their human parents.

Based upon the guidance described in ASC 805-10-25-4 and 5, TruPet LLC has been determined to be the accounting acquirer. As such, the historical financial statements are those of TruPet, and TruPet’s equity has been re-cast to reflect shares of Common Stock received in the acquisitions.

At the closing of the TruPet transaction, the Company issued 15,027,533 shares of Common Stock in exchange for the remaining 93% of the outstanding interests in TruPet. BCC had acquired the initial 7% of TruPet in December 2018. Immediately after the consummation of the acquisitions, the TruPet members, in the aggregate, owned 38% of the combined company. The Company retired 914,919 TruPet Member Units (equivalent to 1,011,748 Common Shares) owned by Better Choice Company as part of the acquisition.

Bona Vida did not meet the definition of a business and therefore asset acquisition accounting was applied. At the closing of the Bona Vida transaction, the Company issued 18,003,273 shares of Common Stock in exchange for 100% of the outstanding shares of Bona Vida. Immediately after the consummation of the acquisitions, the Bona Vida stockholders, in the aggregate, owned 46% of the combined company.

Better Choice Company did not meet the definition of a business and therefore asset acquisition accounting was applied. The fair value of Better Choice Company’s net liabilities and redeemable preferred stock acquired by TruPet is estimated to be $19.5 million. The estimated purchase price has been allocated based on a preliminary estimate of the fair value of Better Choice Company assets acquired and liabilities assumed and redeemable preferred stock assumed with the remainder recorded as an expense. The loss on acquisition of Better Choice Company assets was $38.2 million.

The fair value of Bona Vida’s net assets acquired is estimated to be $1.0 million. The estimated purchase price has been allocated based on a preliminary estimate of the fair value of assets acquired and liabilities. The excess of the consideration paid over the net assets acquired has been recorded as an expense. The loss on acquisition of Bona Vida’s assets was $107.0 million.

On May 6, 2019, the fair value of the following assets and liabilities were acquired:

Dollars in thousands	Better Choice Company	Bona Vida	Total
Assets
Current Assets
Cash and cash equivalents	$1,546	$384	$1,930
Restricted cash		25	25
Accounts receivable		30	30
Intercompany receivables	6,161	38	6,199
Inventories		193	193
Prepaid expenses and other current assets	52	347	399
Total Current Assets	7,759	1,017	8,776
Intangible assets, net of amortization	986		986
Other assets		74	74
Total Assets	$8,745	$1,091	$9,836

Liabilities and Redeemable Preferred Stock
Current Liabilities
Warrant derivative liability	$2,111	$—	$2,111
Accounts payable & accrued liabilities	2,071	69	2,140
Long term debt, current portion	6,200		6,200
Total Current Liabilities	$10,382	$69	$10,451
Total Liabilities	$10,382	$69	$10,451
Redeemable Series E Preferred Stock	$20,059	$—	$20,059

Note 3 - Inventories

Inventories reflected on the accompanying balance sheets are summarized as follows:

Dollars in thousands	June 30, 2019	December 31, 2018
Food, treats and supplements	$1,682	$1,301
Other products and accessories	87	191
Inventory packaging and supplies	168	133
	1,937	1,625
Inventory reserve	(230)	(68)
	$1,707	$1,557

Note 4 - Property and Equipment

Property and equipment consist of the following:

Dollars in thousands	June 30, 2019	December 31, 2018
Warehouse equipment	$49	$49
Computer equipment	14	14
Furniture and fixtures	76	46
Total property and equipment	139	109
Accumulated depreciation	(80)	(38)
	$59	$71

Depreciation expense was immaterial for the three and six-month periods ended June 30, 2019 and 2018, respectively. Depreciation expense is included as a component of general and administrative expenses.

Note 5 – Operating Leases

The Company adopted Topic 842 “Leases” effective January 1, 2019. A modified retrospective transition approach was followed by applying the new standard to all leases existing at the date of initial application. We chose to use January 1, 2019 as our date of initial application of the standard. Since we adopted the new standard on January 1, 2019 and use the effective date as our date of initial application, financial information will not be updated, and the disclosures required under the new standard will not be provided for dates and periods before January 1, 2019.

The new standard provides a number of optional practical expedients in transition. We elected the ‘package of practical expedients’, which permits us not to reassess under the new standard our prior conclusions about lease identification, lease classification and initial direct costs. We did not elect the use-of-hindsight or the practical expedient pertaining to land easements; the latter not being applicable to us. We elected all of the new standard’s available transition practical expedients.

The new standard establishes a right-of-use model (“ROU”) that requires a lessee to recognize a ROU asset and lease liability on the balance sheet for all leases with a term longer than 12 months. Operating lease right-of-use assets and liabilities were recognized at the commencement date based on the present value of lease payments over the lease term. As the Company’s leases do not provide an implicit rate, an incremental borrowing rate based on the information available at the commencement date was used in determining the present value. The Company will use the implicit rate when readily determinable.

This standard did not have a material effect on our financial statements. The adoption of Topic 842 resulted in an immaterial cumulative effect adjustment to accumulated deficit and the Company recognized operating lease right-of-use assets of $0.5 million and operating lease liabilities of $0.5 million on January 1, 2019. The most significant future effects relate to (1) the recognition of new ROU assets and lease liabilities on our balance sheet for our real estate operating leases and (2) providing significant new disclosures about our leasing activities.

The Company leases its office and warehouse facilities under operating leases which originally expired in November 2018. These agreements were modified in October 2017 for additional space leased. With this modification, the rent term was also revised and extended until October 2022, at a base prices of $13.02 per square foot for the existing lease and $15.50 per square foot for the additional space leased, with a 3.5% annual escalation clause and a one-time option to renew the leases for an additional 5-year term. In addition to base monthly rent, the agreement requires the Company to pay its proportionate share of real estate taxes, insurance, and common area maintenance expenses.

In February and May 2019, the Company entered into two additional operating leases for office and warehouse facilities under three- year lease agreements at base monthly rental rates of $8,856 and $4,492, respectively. The monthly rent shall increase each year which will be based on the Consumer Price Index promulgated by the United States Bureau of Labor Statistics. The rent adjustment will not be less than two percent or exceed five percent per year.

The Company determines if an arrangement contains a lease at inception based on the ability to control a physically distinct asset. Operating and finance lease right-of-use assets are recorded in the consolidated balance sheets based on the initial measurement of the lease liability as adjusted to include prepaid rent and initial direct costs less any lease incentives received. Lease liabilities are measured at the commencement date based on the present value of the lease payments over the lease term. Lease payments are generally fixed but may include provisions for future rent increases. The Company separately accounts for variable components within lease agreements including common area maintenance, insurance and real estate taxes. The Company uses its incremental borrowing rate to present value the lease liability as key inputs to determine the interest rate implicit in the lease are not shared by lessors.

Operating lease expense is recorded on a straight-line basis over the lease term. Right-of-use assets and lease liabilities for short-term leases are not recognized in the consolidated balance sheets. Payments for leases with a term of one month or less are recognized in the consolidated statements of operations as incurred. We have no leases that are considered short term (one year or less).

Rent expenses related to our real estate leases for which a right of use asset has been recognized totaled $0.1 million and $0.1 million for the three and six months ended June 30, 2019, respectively. Estimated expenses for variable lease costs are immaterial for the three and six months period ended June 30, 2019.

Rent expense for operating leases in effect and recorded prior to the adoption of ASC 842. Leases amount to an immaterial amount and $0.1 million for the three and six-month periods ended June 30, 2018, respectively.

The table below presents the operating lease-related assets and liabilities recorded on the consolidated balance sheets:

Dollars in thousands
Leases	Balance Sheet Classification	June 30, 2019
Assets
Non-current assets	Operating lease right-of-use assets, net of accumulated amortization	$840
Total operating lease assets		$840

Liabilities
Current
Operating	Operating lease liabilities	(262)
Non-current
Operating	Operating lease liabilities	(590)
Total operating lease liabilities		$(852)

The table below presents the maturity of lease liabilities as of June 30, 2019:

Dollars in thousands
Lease payments	Operating Leases
Remainder of 2019	$147
2020	299
2021	303
2022	169
Total undiscounted minimum future lease payments	918
Less: imputed interest	66
Present value of lease liabilities	$852

Note 6 – License Intangibles and Royalties

On May 6, 2019, the Company entered into a licensing agreement with Elvis Presley Enterprises, LLC which is fairly valued at $1 million and related to an April 2019 agreement between Better Choice Company, Authentic Brands and Elvis Presley Enterprises focused on the development of hemp-derived CBD products under the Elvis Presley Hound Dog name. Product development is expected to be complete in late 2019.

The initial term of the licensing agreement ends on December 31, 2025. The license agreement is amortized on a straight-line basis over the life of the agreement. During the period from May 6, 2019 through June 30, 2019, an immaterial amount in amortization was expensed related to the Hound Dog license.

Royalties are required to be paid quarterly at a rate of 5% of net retail sales and 10% of net wholesale sales. The contract includes Guaranteed Minimum Royalty Payments for each of the contract years as per the table below:

Dollars in thousands
Contract Year	Guaranteed Minimum Royalty
2019-2020	$1,500
2021	$1,000
2022	$1,125
2023	$1,250
2024	$1,500
2025	$1,750

As of June 30, 2019, the Company had paid $0.6 million of the 2019-2020 Guaranteed Minimum Royalty Payments which were recorded as prepaid expenses. There were no sales related to Hound Dog products during the three and six-month periods ended June 30, 2019.

The Company entered into an agreement for the payment of royalties related to sales of the Orapup brand dental system in November 2015. The agreement called for a 10% royalty to be paid on the first $2.5 million of related sales for a term of three years. Thereafter, commencing on the earlier of the end of the three-year term or having reached $2.5 million in sales, a 2% royalty was to be paid thereafter. Royalty expense was minimal during 2017 and 2018. In November 2018, the parties reached a settlement whereby the Company paid $0.1 million to fulfill all of its present and future obligations related to this agreement. Due to the settlement by the parties, the Company no longer has any royalty obligation related to the Orapup brand dental system.

Note 7 - Line of Credit and Debt

In May 2017, the Company along with the majority owners serving as co-borrowers entered into a credit facility providing for up to $2 million of borrowings. Through various amendments, the maximum borrowings under the line increased to $4.6 million with a maturity of May 2019. Borrowings bear interest at LIBOR plus 3%. At June 30, 2019 and December 31, 2018, outstanding borrowings amounted to $0 and $4.6 million, respectively.

The line of credit was secured by personal assets of the co-borrowers. Covenants under the line of credit required the Company to be within a certain quarterly and annual loss limitation threshold, and certain other restrictions. As of December 31, 2018, the Company was in compliance with its covenants and/or obtained waivers from the lien holders. At June 30, 2019 and December 31, 2018, outstanding borrowings amounted to $0 and $1.6 million, respectively.

At December 31, 2018, our long-term debt consisted of an unsecured note payable to a director of the Company bearing 26.6% interest with principal and interest due within 30 days after change of control. No interest was paid during 2019.

On May 6, 2019, Better Choice Company refinanced the $4.6 million line of credit and the $1.6 million note payable to the director with a $6.2 million revolving credit agreement with Franklin Synergy Bank. All advances relating to this revolving credit agreement bear a fixed rate of interest equal to 3.7% per annum, which may be adjusted from time to time subject to certain conditions. In addition, the Company paid a fee of $10,000 upon closing. The Company is also required to pay a late charge equal to 5% of the aggregate amount of any payments of principal and/or interest that are paid more than 10 days after the due date. This note matures on May 6, 2020. The Franklin Synergy Bank note requires that the Company maintain deposits on account at the bank in the total amount of $6.2 million. If withdrawals are made from the account, the amount available under the revolving credit agreement decreases by the amount of the withdrawal.

TruPet and Bona Vida became guarantors of the Company’s obligations under the Loan Agreement after the closing of the acquisitions. In addition, pursuant to a Security Agreement by and between the Company and Lender dated the date of the Loan Agreement (the “Security Agreement”), the Company has granted the Lender a security interest in all assets of the Company owned or later acquired. The Loan Agreement also contains certain events of default, representations, warranties and covenants of the Company and its subsidiaries. For example, the Loan Agreement contains representations and covenants that, subject to exceptions, restrict the Company’s ability to do the following, among things: incur additional indebtedness, engage in certain asset sales, or undergo a change in ownership.

Interest expense of approximately $0.1 million and $0.1 million was recorded in the statements of operations related to the lines of credit and director note for the three and six months ended June 30, 2019, respectively.

Interest expense of approximately an immaterial amount and approximately $0.1 million was recorded in the statements of operations related to the line of credit and the director note for the three and six months ended June 30, 2018, respectively.

Note 8 – Warrant Derivative Liability

On December 12, 2018, the Company closed a private placement offering (the “December Offering”) of 1,425,641 units (the “Units”), each unit consisting of (i) one share of the Company’s Common Stock and (ii) a warrant to purchase one half of a share of Common Stock. The Units were offered at a fixed price of $1.95 per Unit for gross proceeds of $2.8 million. Costs associated with the December Offering were $0.1 million, and net proceeds were $2.7 million. $2.6 million of the net proceeds were received by the Company during the period ended December 31, 2018 for the sale of 1,400,000 common shares, and $0.1 million of the net proceeds were received on January 8, 2019 for the sale of 25,641 common shares. The warrants are exercisable over a two-year period at the initial exercise price of $3.90 per share. The warrant holders have an option to settle in cash in the event of a change of control of the Company. The Company considers these warrants a derivative liability and calculated the fair value of this liability utilizing a Lattice Model that values the warrant based upon a probability weighted discounted cash flow model.

At May 6, 2019, the derivative liability was recorded at fair value as part of the purchase price of Better Choice Company by TruPet.

The following schedule shows the change in fair value of the derivative liabilities for the period from May 6, 2019 through June 30, 2019.

Dollars in thousands	Warrant Liability
Assumption of warrants pursuant to May 6, 2019 acquisition of Better Choice Company	$2,110
Change in fair value of derivative liability	193
Balance as of June 30, 2019	$2,304
	May 6, 2019	June 30, 2019
Warrant Liability
Stock Price	$6.00	$6.35
Exercise Price	$3.90	$3.90
Remaining term (in years)	1.60 – 1.68	1.45 – 1.53
Volatility	64%	65%
Risk-free interest rate	2.39%	1.98%

The warrants feature provisions to reset the exercise price in the event of certain fundamental transactions. Such a transaction is considered a likelihood of 50% for December 31, 2019.

Additionally, the warrants feature provisions to force an early exercise in the event of the Company’s stock trading above a certain threshold for a specified period. The Company considers the likelihood of meeting these conditions to be zero.

If all shares were redeemed at June 30, 2019, the Company would be required to pay $2.3 million if all warrants were settled in cash as a result of a fundamental transaction or issue 712,823 shares if all warrants were settled in shares.

Note 9 - Loyalty Program Provision

The Company offers a loyalty program to all of its direct-to-consumer customers. The loyalty program is designed to increase customer visits and spending. There are two tiers to the program as outlined below:

Tier 1: the customer earns six points for every $1 spent

Tier 2: the customer earns points at a much faster rate and will also have opportunities to earn bonus points for different events, such as a birthday. This tier is known as the TruDog Love Club (TLC), and the customer accumulates twelve points for every $1 spent.

The redemption requirements are the same under both levels, for every five hundred points earned, customers receive a $5 gift code which can be redeemed for goods purchased in the future. The Company records a liability provision of 45% of all accrued and unredeemed points based on historical redemption rates. The redemption rate is consistent with the redemption rate used for the period ending December 31, 2018. We have included the redemption amounts as deferred revenue on the Condensed Consolidated Balance Sheets. As of June 30, 2019 and December 31, 2018, earned, but not redeemed, loyalty program awards are estimated to be $0.2 million and $0.1 million, respectively, and are recorded as a deferred revenues.

Note 10 – Other Liabilities

Other liabilities include outstanding amounts on bank issued revolving credit cards. Interest rates on the issued credit cards was 22% for purchases and 24.24% for cash advances for the three and six months ended June 30, 2019 and 2018.

Under the terms of a Business Cash Advance Agreement, during 2018, the Company sold $2.0 million of future receivables for proceeds of $1.9 million. Future receivables are defined as all future payments made by cash, check,

ACH, direct or pre-authorized debit, wire transfer, credit card, debit card, charge card or other form of payment related to the business of the Company. The creditor had the right to decline to purchase any future receivables and/or adjust the amount of the advance. In the event of a sale, disposition, assignment, transfer or otherwise of all or substantially all of the business assets, the creditor’s consent was required or repayment in full of the amount of future receivables remaining. The future receivables were remitted to the creditor based on a percentage of daily cash receipts. All remaining advances were repaid as of June 30, 2019.

Dollars in thousands	Advance #1	Advance #2	Advance #3	Total
Opening balance – January 1, 2018	$—	$—	$—	$—
Advance of outstanding amounts	399	965	1,050	2,414
2018 Payments	(429)	(256)	(102)	(787)
Rollover to Advance #3		(824)	824
Advance fixed fee	30	115	126	271
Closing Balance – December 31, 2018	—	—	1,899	1,899
Payments			(1,899)	(1,899)
Balance June 30, 2019	$—	$—	$—	$—

Note 11 – Redeemable Preferred Stock

On October 22, 2018, the Board of Directors of Better Choice Company approved a resolution to designate a series of 2,900,000 shares of its Series E Convertible Preferred Stock pursuant to its articles of incorporation. The Series E Convertible Preferred Stock has a stated value of $0.99 per share; is convertible to Common Stock at a price of $0.78 per share and accrues dividends at the rate of 10% per annum on the stated value. The Series E Convertible Preferred Stock has voting rights equal to those of the underlying Common Stock. Under certain default conditions, the Series E Convertible Preferred Stock is subject to mandatory redemption in cash equal to 125% of the greater of $0.99 per share ($1.23 per share) or 75% of the market price of the Common Stock. As the redemption is outside the control of the Company, the Series E Convertible Preferred Stock has been recorded as mezzanine equity between liabilities and equity in the balance sheet.

On May 6, 2019, the Series E Convertible Preferred Stock was recorded at its fair value based on the $6.00 per share closing price of Better Choice Company’s common shares as they remained outstanding after the reverse acquisitions discussed in Note 2 above.

On May 10, 2019 and May 13, 2019, holders of the Company’s Series E Convertible Preferred Stock converted 689,394 and 236,364 preferred shares into 875,000 and 300,000 shares of the Company’s Common Stock, respectively.

Pursuant to waiver letters executed by each investor, the holders of the Company’s Series E Convertible Preferred Stock agreed to waive their right to the distribution of dividends until October 22, 2019.

The below table summarizes changes in the balance of Series E Convertible Preferred Stock for the periods ended June 30, 2019 and December 31, 2018 including its value prior to acquisition by the Company.

Dollars in thousands	Number	Amount
Issued on October 18, 2018	2,846,356	$2,023
Converted to Common Stock	(212,678)	(152)
Balance on May 6, 2019	2,633,678	1,871
Purchase price adjustment		18,188
Outstanding at May 6, 2019	2,633,678	20,059
Converted to Common Stock	(925,758)	(7,052)
Balance at June 30, 2019	1,707,920	$13,007

Note 12 - Stockholders’ Deficit

On May 6, 2019, Better Choice Company completed the acquisition of TruPet pursuant to a Stock Exchange Agreement dated February 2, 2019 and amended May 6, 2019. At the closing of the transaction, Better Choice Company issued 15,027,533 shares of its Common Stock in exchange for 93% of the outstanding ownership units of TruPet. Additionally, on May 6, 2019, Better Choice Company also completed the acquisition of Bona Vida pursuant to an Agreement and Plan of Merger dated February 28, 2019 and amended May 3, 2019. At the closing of the transaction, Better Choice Company issued 18,003,273 shares of its Common Stock in exchange for all outstanding shares of Bona Vida. The operations of Better Choice Company subsequent to the acquisitions are those of TruPet and Bona Vida. For accounting purposes, the transaction is considered a reverse merger whereby TruPet is considered the accounting acquirer of Better Choice Company.

As a result of the transaction the historical TruPet members’ equity (units and incentive units) has been recast to reflect the equivalent Better Choice Common Stock for all periods presented after the transaction. Prior to the transaction, TruPet was a Limited Liability Company and as such, the concept of authorized shares was not relevant.

Series A Preferred Units

In December 2018, the Company completed a private placement and issued 2,162,536 Series A Preferred Units (no par value) to unrelated parties for $2.40 per unit. The proceeds were approximately $4.7 million, net of $0.5 million of share issuance costs. Additionally, on February 12, 2019, an additional private placement of 62,500 Series A Preferred Units at $2.40 per unit was completed. The proceeds were approximately $0.2 million, net of share issuance costs.

On May 6, 2019, all Series A Preferred Units were converted to 2,460,517 shares of Common Stock.

Series E Preferred Stock

On May 6, 2019, the Company acquired 2,633,678 shares of Series E Preferred Stock issued by Better Choice Company in the transaction. Series E Preferred Stock is treated as mezzanine equity as it has redemption features that can be exercised by the holder under certain instances outside the control of the Company. 925,758 shares of Series E Preferred Stock were converted to Common Stock in the three- and six-month period ended June 30, 2019. As of June 30, 2019, 1,707,920 shares of Series E Preferred Stock remain outstanding. Full conversion of the remaining Series E Preferred Stock would result in the issuance of 2,167,745 shares of Common Stock.

Common Stock

The Company was authorized to issue 580,000,000 shares of Common Stock as of December 31, 2018. On April 22, 2019, the Company filed a certificate of amendment of certificate of incorporation with the State of Delaware which reduced the number of authorized shares of Common Stock to 88,000,000. The Company has 43,168,161 and 11,661,485 shares of Common Stock issued and outstanding as of June 30, 2019 and December 31, 2018, respectively.

On March 14, 2019, the Company filed a certificate of amendment of Certificate of Incorporation with the Delaware Secretary of State to effect a one-for-26 reverse split of Common Stock effective March 15, 2019. All of the Common Stock amounts and per share amounts in these financial statements and footnotes have been retroactively adjusted to reflect the effect of this reverse split.

On December 12, 2018, Better Choice Company closed a private placement offering (the “December Offering”) of 1,425,641 units (the “Units”), each unit consisting of (i) one share of the Company’s Common Stock and (ii) a warrant to purchase one half of a share of Common Stock. The Units were offered at a fixed price of $1.95 per Unit for gross proceeds of $2.8 million. Costs associated with the December Offering were $0.1 million, and net proceeds were $2.7 million. Net proceeds of $2.6 million were received by the Company during the period ended December 31, 2018 for the sale of 1,400,000 common shares, and $0.1 million of the net proceeds were received on January 8, 2019 for the sale of 25,641 common shares. The Warrants are exercisable over a two-year period at the initial exercise price of $3.90 per share. (See Note 8 – Warrant Derivative Liability). A portion of the proceeds from this private placement was used to acquire the initial 7% of TruPet.

In connection with the December Offering, Better Choice Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with each investor in the Offering. Pursuant to the Registration Rights Agreement, the Company agreed to use commercially reasonable efforts to file with the Securities and Exchange Commission a registration statement on Form S-1 (or other applicable form) within 60 days following the closing date to register the resale of the shares of Common Stock sold in the Offering and shares of Common Stock issuable upon exercise of the Warrants.

On November 18, 2018 the Company entered into a consulting agreement for management services. The consultant was awarded the equivalent of 303,427 shares of Common Stock, half which vested on November 18, 2018 and the remainder on a monthly schedule over 2 years.

During the period from January 1, 2019 through May 5, 2019, equity awards for the equivalent of 979,716 shares were issued to employees and consultants and were valued at a weighted average value per share of $2.26, the fair value at the date of award. The awards vested over three years.

However, on May 6, 2019, all equity incentive awards issued prior to May 6, 2019 immediately vested. As a result of the immediate vesting of these awards, share-based compensation expense equal to $2.2 million and $2.4 million has been recorded during the three and six-months ended June 30, 2019. There were no equity awards issued or outstanding during the three and six months ended June 30, 2018.

The Company retired 914,919 member units (equivalent to 1,011,748 Common Shares) in TruPet representing the 7% Better Choice Company ownership of TruPet valued at $2.2 million which was recorded as part of loss on acquisition.

The Company also issued 5,744,991 million units for gross proceeds of $3.00 per unit, also closing on May 6, 2019 (the “PIPE Transaction”). Each unit included one common share of Better Choice Company stock, and a warrant to purchase an additional share. The funds raised from the PIPE Transaction will be used to fund the operations of the combined company. Net proceeds of $15.7 million were received in the private placement, allocable between shares of Common Stock and warrants.

Pursuant to Damian Dalla-Longa’s (“Mr. Dalla-Longa”) employment agreement with Bona Vida dated October 29, 2018, he was entitled to a $500,000 Change of Control payment. It was later agreed to and included in Mr. Dalla-Longa’s Better Choice Company employment agreement dated May 6, 2019, that he would receive 100,000 common shares in the Company in consideration for the $500,000 Change of Control payment. The 100,000 common shares were valued at $6.00 per share, which was the market value as of the date of Mr. Dalla-Longa’s employment agreement.

Stock Options

On May 6, 2019, the Company acquired the Better Choice Company, Inc. 2019 Incentive Award Plan (“2019 Incentive Award Plan”) which became effective as of April 29, 2019. The 2019 Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, other stock or cash-based awards or a dividend equivalent award (each an “Award”). Non-employee directors of the Company and employees and consultants of the Company or any of its subsidiaries are eligible to receive awards under the 2019 Plan. The 2019 Plan authorizes the issuance of (i) 6,000,000 shares of common stock plus (ii) an annual increase on the first day of each calendar year beginning on January 1, 2020 and ending on and including January 1, 2029, equal to the lesser of (A) 10% of the shares of common stock outstanding (on an as-converted basis) on the last day of the immediately preceding fiscal year and (B) such smaller number of shares of common stock as determined by the Board. At the time of acquisition, the following grants had been issued under the 2019 Incentive Award Plan:

On May 6, 2019, as part of the merger, the Company acquired options to purchase an aggregate of 3,750,000 shares of the Company’s Common Stock at an exercise price of $5.00 per share. These options had been granted to management of Better Choice Company on May 2, 2019. Subject to the holder’s continued service to the Company, each such option vests with respect to 1/24th of the underlying shares on each monthly anniversary of the grant date such that the option is fully vested on the second anniversary of the grant date.

On May 6, 2019, as part of the merger, the Company acquired options to purchase an aggregate of 1,500,000 shares of the Company’s Common Stock at an exercise price of $5.00 per share. These options had been granted to non-employee directors of Better Choice Company on May 2, 2019. Subject to the holder’s continued service to the Company, each such option vests with respect to 1/24th of the underlying shares on each monthly anniversary of the grant date such that the option is fully vested on the second anniversary of the grant date.

After the acquisition, the following stock option awards were granted under the 2019 Incentive Award Plan, subject to stockholder approval of the 2019 Incentive Award Plan:

On May 21, 2019, the Company granted to third-party consultants options to purchase an aggregate of 60,000 shares of the Company’s Common Stock at an exercise price of $7.50 per share. Subject to the holder’s continued service to the Company, each such option vests with respect to 1/36th of the underlying shares on each monthly anniversary of the grant date, such that the option is fully vested on the third anniversary of the grant date.

On May 21, 2019, the Company granted to employees options to purchase an aggregate of 30,000 shares of the Company’s Common Stock at an exercise price of $7.50 per share. Subject to the holder’s continued service to the Company, each such option vests with respect to 25% of the underlying shares on the first anniversary of the grant date and the remainder vests in 24 equal installments on each monthly anniversary of the grant date following the first anniversary of the grant date, such that the option is fully vested on the third anniversary of the grant date.

On June 29, 2019, the Company granted to employees options to purchase an aggregate of 3,000 shares of the Company’s Common Stock options at an exercise price of $7.50 per share. Subject to the holder’s continued service to the Company, each such option vests with respect to 25% of the underlying shares on the first anniversary of the grant date and the remainder vests in 24 equal installments on each monthly anniversary of the grant date following the first anniversary of the grant date, such that the option is fully vested on the third anniversary of the grant date.

Following the stockholder approval of the 2019 Incentive Award Plan, all vested options described herein will become exercisable and may be exercised through the ten-year anniversary of the grant date (or such earlier date described in the applicable award agreement following a holder’s termination of service).

Dollars in thousands except per share amounts	Date of grant(s)	Vesting period (years)	Number	Exercise price ($)	Share-based payment expense ($)	Risk-free rate	Volatility	Dividend yield	Expiry (yrs)	Remaining Life (yrs)
Option grant	5/21/2019	2	60,000	$7.50	9	2.28%	55.00%	Nil	10	9.9
Option grant	5/21/2019	3	30,000	$7.50	5	2.28%	55.00%	Nil	10	9.9
Option grant	6/29/2019	3	3,000	$7.50	0	1.84%	56.00%	Nil	10	10.0
			93,000		$14

Pursuant to ASC 718-10-35-8, the Company recognizes compensation cost for stock and option awards with only service conditions that have a graded vesting schedule on a straight-line basis over the service period for each separately vesting portion of the award as if the award was, in-substance, multiple awards.

The following table summarizes the significant terms of options outstanding at June 30, 2019:

Range of exercise prices	Number of options outstanding	Weighted average remaining contractual life (years)	Weighted average exercise price of outstanding options	number of options exercisable	Weighted average exercise price of exercisable options
$5.00 – 7.50	5,381,462	9.8	$5.06	260,545	5.04

Transactions involving options are summarized below:

	Number of Options	Weighted Average Exercise Price
Acquired on May 6, 2019	5,288,462	$5.00
Granted	93,000	$7.50
Options outstanding at June 30, 2019	5,381,462	$5.04

The intrinsic value of outstanding options is $34.2 million as of June 30, 2019.

Warrants

On May 6, 2019, the Company acquired 913,310 warrants with a weighted average exercise price of $3.70 with the acquisition of Better Choice Company. The Company also issued 5,744,991 warrants with an exercise price of $4.25 on May 6, 2019 as part of the PIPE. No warrants were exercised in the six months ending June 30, 2019.

	Number of Warrants	Weighted Average Exercise Price
Warrants Acquired on May 6, 2019	913,310	$3.70
Issued	5,744,991	$4.25
Exercised	—	—
Canceled / expired	—	—
Warrants outstanding at June 30, 2019	6,658,301	$4.39

The intrinsic value of outstanding warrants is $13.0 million as of June 30, 2019.

Note 13 - Related Party Transactions and Material Service Agreements

Related Party Transactions

Management Services

A related party provided management services during 2018. Payments related to this arrangement were immaterial for the three and six-month period ended June 30, 2018. No payments were made to the related party during 2019. Outstanding balances were immaterial amounts for the periods ending June 30, 2019 and December 31, 2018, respectively.

Marketing Services

A related party provides online traffic acquisition marketing services for the Company. The Company paid immaterial amounts for their services during the three and six months ended June 30, 2019, respectively. The Company did not use this related party’s services in 2018. The service contract has a 30-day termination clause. Outstanding balances were $0.1 million and an immaterial amount for the periods ending June 30, 2019 and December 31, 2018, respectively.

Financial and Accounting Personnel

The Company entered into an agreement in December 2018 for assistance and support regarding its financial operation and capital raise efforts and can be terminated at any time by either party with a 60-day notice with an affiliate of the managing member. The agreement requires payments amounting to $21,160 every four weeks through December 2020. Payments related to this agreement amounted to $0.1 million and $0.2 million for the three and six-month period ended June 30, 2019, respectively.

The Company entered into an employment agreement in February 2019 with a previous executive for a term of six months. Payments related to this agreement amounted to $0.1 million and $0.2 million for the three and six-month period ended June 30, 2019.

Finder’s Fee and Other Services

The Company paid a finders’ fee of $0.3 million during the year ended December 31, 2018 to an entity owned by one of its members. Additionally, the Company paid approximately $0.4 million to this entity for other professional services rendered. No amounts have been paid in 2019.

Material Service Agreements Consummated with Third Parties:

Financial and Accounting Personnel

The Company entered into a new agreement in December 2018 for accounting management services for a fee of $8,370 to be paid every two weeks. Prior to this entering into this agreement, the same company was performing similar services in 2018 for $2,600 every two weeks.

Payments related to this agreement amounted to $0.1 million and an immaterial amount for the three-month period ended June 30, 2019 and 2018, respectively.

Payments related to this agreement amounted to $0.2 million and an immaterial amount for the six-month period ended June 30, 2019 and 2018, respectively.

Marketing Services

The Company entered into multiple agreements with marketing services with independent contractors during 2018 and 2019. Payments related to the marketing agreements amounted to $0.2 million and an immaterial amount for the three-month period ended June 30, 2019 and 2018, respectively.

Payments related to the marketing agreements amounted to $0.4 million and $0.2 million for the six-month period ended June 30, 2019 and 2018, respectively.

Placement and Selling Agent

In December 2018, the Company executed an agreement with a third party to assist the Company in identifying and negotiating with potential investors, assisting in due diligence, and other capital market functions for a term of six months. The agreement calls for a $0 base fee and a 5% commission on cash proceeds obtained in exchange for shares or equity interest in the Company. The commissions can be paid in cash or equity in the Company. This agreement has an initial six-month term and, thereafter, the Company at its option may elect to extend this agreement for one successive twelve-month term upon a sixty-day notice prior to the end of the initial term.

Payments related to this agreement amounted to $0.1 million for the year ended December 31, 2018 and was capitalized to related private placement as costs of issuance. On May 6, 2019, the Company expensed the issuance costs of $0.1 million. No other amounts were paid under this agreement in 2019.

On May 6, 2019, the Company issued the equivalent of 798,492 shares of its Common Stock to the Placement and Selling Agent. As a cost associated with the merger, this amount is presented as a loss on acquisition of $4.8 million.

Note 14 - Major Suppliers

The Company purchased approximately 83% and 72% of its inventories from one vendor for the six months ended June 30, 2019 and 2018, respectively. Additionally, the Company primarily utilized one vendor for outsourced manufacturing of meals for the six-month periods ended June 30, 2019 and the year ended June 30, 2018.

Note 15 - Concentration of Credit Risk

The Company’s financial instruments that are exposed to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivables. The Company places its cash and cash equivalents with primarily one financial institution. At times, such amounts may be in excess of the FDIC insured limit. The Company has never experienced any losses related to these balances. As of June 30, 2019 and December 31, 2018 the Company had deposits in excess of the FDIC insured limits of $10.3 million and $3.4 million, respectively.

The Company routinely assesses the financial strength of its customers and, consequently, believes that its accounts receivable credit risk exposure is limited.

Note 16 - Net Loss per Share

Basic and diluted net loss per share attributable to Common Stockholders is presented using the treasury stock method. Under the treasury stock method, the amount the employee must pay for exercising stock options and the amount of compensation cost for future service that has not yet recognized are collectively assumed to be used to repurchase shares.

Basic and diluted net loss per share is calculated by dividing net loss attributable to Common Stockholders by the weighted-average shares outstanding during the period. For the six months ended June 30, 2019 and 2018, the Company’s basic and diluted net loss per share attributable to Common Stockholders are the same, because the Company has generated a net loss to Common Stockholders and Common Stock equivalents are excluded from diluted net loss per share as they have an antidilutive impact.

The following table sets forth basic and diluted net loss per share attributable to Common Stockholders for the three and six months ended June 30, 2019 and 2018:

Dollars in thousands except per share amounts	Six Months Ended June 30		Three Months Ended June 30
	2019	2018	2019	2018
Common Stockholders
Numerator:
Net loss	$(164,286)	$(2,400)	$(161,506)	$(745)
Less: Preferred Stock Dividends	(27)	—	(27)	—
Net loss attributable to Common Stockholders	$(164,313)	$(2,400)	$(161,533)	$(745)

Dollars in thousands except per share amounts	Six Months Ended June 30		Three Months Ended June 30
	2019	2018	2019	2018
Denominator:
Weighted average shares used in computing net loss per share attributable to Common Stockholders, basic and diluted	21,202,188	11,497,128	30,638,048	11,497,128
Net loss per share attributable to Common Stockholders, basic and diluted	$(7.75)	$(0.21)	$(5.27)	$(0.06)

Note 17 - Going Concern

The Company has incurred significant losses over the last three years and has a significant accumulated deficit. These operating losses create an uncertainty about the Company’s ability to continue as a going concern for a period of twelve months from the date these unaudited condensed consolidated financial statements are issued. Management has evaluated whether the unaudited condensed consolidated financial statements should be presented as a going concern which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

The unaudited condensed consolidated financial statements have been prepared on a going concern basis. In making this assessment, management conducted a comprehensive review of the Company’s affairs including, but not limited to:

•	The Company’s financial position at June 30, 2019 which includes $0.6 million of working capital;
•	Significant events and transactions the Company has entered into, including and through the date the unaudited condensed consolidated financial statements were available to be issued;
•	The loss from operations includes $4.2 million related to non-cash stock compensation;
•	Sales and profitability forecasts for the Company for the next financial year;
•	The continued support of the Company’s members and lenders; and
•	The repayment of the line of credit with proceeds from a new $6.2 million loan. To address the future additional funding requirements members have undertaken the following initiatives:
○	To continue to monitor the Company’s ongoing working capital requirements and minimum expenditure commitments; and
○	Continue their focus on maintaining an appropriate level of corporate overhead in line with the Company’s available cash resources.

Management is confident that it will be able to meet its minimum expenditure commitments and support its planned level of overhead expenditures. There can be no assurance however that the Company will be able to raise additional capital when needed, or at terms deemed acceptable, if at all. The accompanying unaudited condensed consolidated financial statements do not include any adjustments related to the recoverability and classification of asset amounts or the classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 18 - Subsequent Events

Management has evaluated subsequent events through the date on which the unaudited condensed consolidated financial statements were issued.

On June 28, 2019, the Company granted 500,000 options to Andreas Schulmeyer, the Company’s Chief Financial Officer, subject to commencement of employment on July 29, 2019. The options have an exercise price of $6.35 and vest over a two-year period beginning with commencement of employment.

On July 23, 2019, the Audit Committee of the Board of Directors of the Company appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal periods on or after January 1, 2019.

On July 29, 2019, Mr. Schulmeyer received a grant of 6,042 common shares as a consulting fee pursuant to his employment agreement dated June 28, 2019.

On August 14, 2019, the Company granted 30,000 options to an employee of the Company. The options have an exercise price of $4.00 and vest over a three-year period.

On August 28, 2019, the Company entered into a radio advertising agreement with iHeartMedia + Entertainment, Inc. The Company issued 1,000,000 common shares which shall be entirely paid for by iHeartMedia in the form of a commitment from iHeartMedia to provide to Company advertising media inventory having an aggregate value of $5,000,000. Company has committed to using $2,500,000 of the media inventory by August 28, 2020 with the remainder of the inventory available through August 28, 2021.

On August 30, 2019, the Company granted 100,000 stock options to Mr. Schulmeyer. These options have an exercise price of $3.90 and vest over a two-year period.

On September 6, 2019, the Audit Committee notified RBSM LLP of the Audit Committee’s approval to dismiss RBSM as the Company’s independent registered public accounting firm upon filing of this Quarterly Report.

On September 9, 2019, the Company granted 30,000 options to an employee of the Company. The options have an exercise price of $3.70 and vest over a three-year period.

On September 13, 2019, Lori R. Taylor notified the Company of her decision to resign as Co-Chief Executive Officer of the Company effective as of September 13, 2019. The Company also entered into a separation agreement with Ms. Taylor, in connection with her resignation as an officer of the Company, effective as of the date thereof. Pursuant to the separation agreement all outstanding stock option awards will become fully vested on November 12, 2019, subject to Ms. Taylor’s continued cooperation with the Company through such date and subject to the effectiveness and irrevocability of the release of claims. Ms. Taylor will continue to serve as a member of the board of directors of the Company.

On September 17, 2019, the Company entered into a 5-year consulting agreement with Bruce Linton. As compensation for the services rendered, the Company has issued 2,500,000 share purchase warrants to acquire one share each of Company Common Stock with an exercise price of $0.10. An additional 1,500,000 share purchase warrants to acquire one share each of Company Common Stock with an exercise price of $10.00.

The Warrants will vest as follows: (i) 50% (or 1,250,000) of the Warrants (the “Tranche 1 Warrants”), will vest and be exercisable upon the earlier of (Y) September 17, 2020 or (Z) immediately prior to a Change in Control (as such term is defined under the Company’s 2019 Incentive Award Plan) (a “Change in Control”) and (ii) the remaining 50% (or 1,250,000) of the Warrants (the “Tranche 2 Warrants”) will vest and be exercisable upon the earlier of (Y) March 17, 2021 or (Z) immediately prior to a Change in Control, in each case, subject to Mr. Linton’s continued service to the Company through the applicable vesting date or Change in Control. The Warrants have a term expiring on September 17, 2029 (the “Expiry Date”) and will be subject to such other terms and conditions as may be determined by the Board.

The Additional Warrants will be exercisable on the earlier of (Y) March 17, 2021 or (Z) immediately prior to a Change in Control, in each case, subject to Mr. Linton’s continued service to the Company through the applicable date. The Additional Warrants have a term expiring on the Expiry Date and will be subject to such other terms and conditions as may be determined by the Board.

If Mr. Linton should cease to be engaged by the Company for any reason, other than as a result of a termination by reason of Just Cause (as such term is defined in the Independent Contractor Agreement) or as a result of Mr. Linton’s resignation as an independent contractor of the Company, the Incentive Warrants which have not then vested will immediately prior to the date Mr. Linton ceases to be engaged with the Company be deemed to become vested and such Incentive Warrants will remain exercisable until the Expiry Date.

During the month of September 2019 several warrant holders converted 1,144,999 warrants to 1,259,498 Common Stock shares. The Company received $4.0 million in return for the common shares issued.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Unitholders of Trupet LLC.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Trupet LLC. (the “Company”) as of December 31, 2018 and 2017, and the related statements of loss and comprehensive loss, unitholders’ equity, and cash flows for the years then ended, and the related notes (collectively referred to as the financial statements).

In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Material Uncertainty Related to Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has experienced ongoing losses, negative cash flows from operations, accumulated a significant deficit, has a working capital deficit and the line of credit is approaching maturity. The Company is dependent upon future sources of debt or equity financing in order to fund its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Chartered Professional Accountants

We have served as the Company’s auditor since 2019.
Toronto, Ontario
April 26, 2019

TRUPET LLC
Balance Sheets
As of December 31, 2018 and 2017

	2018	2017
Assets
Current Assets
Cash and cash equivalents	$3,946,261	$157,138
Accounts receivable, net (Note 2)	275,560	79,270
Inventories, net (Note 3)	1,556,946	1,156,830
Prepaid expenses and other current assets	269,073	60,898
Total Current Assets	6,047,840	1,454,136
Property and equipment, net (Note 4)	71,295	54,481
Other assets	27,559	27,559
Total Assets	$6,146,694	$1,536,176
Liabilities and Members’ Deficit
Current Liabilities
Line of credit (Note 5)	$4,600,000	$1,985,000
Other liabilities (Note 7)	1,898,759	58,407
Long-term debt, current portion (Note 8)	1,600,000	—
Accounts payable	764,715	676,884
Due from related parties	—	32,706
Accrued liabilities	244,593	889,069
Deferred revenue (Note 6)	65,965	—
Total Current Liabilities	9,174,032	3,642,066
Deferred rent	15,016	9,258
Total Liabilities	9,189,048	3,651,324
Members’ Deficit (Note 9)
Common units, no par value, 13,651,461 and 10,396,808 units authorized 10,545,435 and 10,396,808 units issued and outstanding at December 31, 2018 and 2017, respectively	8,913,647	8,556,943
Series A Preferred Units, no par value, 5,000,000 units authorized, 2,162,536 units issued and outstanding December 31, 2018.	4,668,000	—
Units to be issued	74,107	—
Accumulated deficit	(16,698,108)	(10,672,091)
Total Members’ Deficit	(3,042,354)	(2,115,148)
Total Liabilities and Members’ Deficit	$6,146,694	$1,536,176

See accompanying notes.

TRUPET LLC
Statements of Loss and Comprehensive Loss
For the Years Ended December 31, 2018 and 2017

	2018	2017
Net Sales	$14,784,831	$7,931,780
Cost of Goods Sold	7,488,641	4,309,602
Gross Profit	7,296,190	3,622,178
Selling, General, and Administrative Expenses	12,454,023	8,964,329
Loss from Operations	(5,157,833)	(5,342,151)
Other Income (Expense)
Interest expense	(868,184)	(42,109)
Other income	—	12,421
Net Loss and Comprehensive Loss	$(6,026,017)	$(5,371,839)
Weighted average number of units outstanding	10,474,541	10,205,688
Loss per unit, basic and diluted	(0.58)	(0.53)

See accompanying notes.

TRUPET LLC
Statements of Changes in Members’ Deficit
For the Years Ended December 31, 2018 and 2017

	Common Units		Series A Preferred Units		Units to be
	Number	Amount	Number	Amount	Issued	Deficit	Total
Balance at January 1, 2017	5,208,354	$1,471,000	—	$—	$—	$(5,300,252)	$(3,829,252)
Units issued pursuant to private placement	4,796,457	6,169,650	—	—	—	—	6,169,650
Units issued pursuant to services provided	391,997	916,293	—	—	—	—	916,293
Net loss for the period	—	—	—	—	—	(5,371,839)	(5,371,839)
Balance at December 31, 2017	10,396,808	8,556,943	—	—	—	(10,672,091)	(2,115,148)
Units issued pursuant to private placement	—	—	2,162,536	4,668,000	—	—	4,668,000
Units issued pursuant to services provided	148,627	356,704	—	—	74,107	—	430,811
Net loss	—	—	—	—	—	(6,026,017)	(6,026,017)
Balance at December 31, 2018	10,545,435	$8,913,647	2,162,536	$4,668,000	$74,107	$(16,698,108)	$(3,042,354)

See accompanying notes.

TRUPET LLC
Statements of Cash Flows
For the Years Ended December 31, 2018 and 2017

	2018	2017
Cash Flows from Operating Activities:
Net loss	$(6,026,017)	$(5,371,839)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	14,123	11,883
Unit-based compensation expense	430,811	916,293
Change in operating assets and liabilities:
Accounts receivable	(196,290)	(50,447)
Inventories	(400,116)	(373,323)
Prepaid expenses and other assets	(208,175)	(31,418)
Accounts payable	55,125	479,946
Accrued liabilities	(644,476)	442,389
Deferred revenue	65,965	—
Deferred rent	5,758	9,258
Net cash used in operating activities	(6,903,292)	(3,967,258)
Cash Flows from Investing Activities:
Purchases of property and equipment	(30,937)	(8,686)
Cash Flows from Financing Activities:
Other liabilities	1,840,352	19,720
Net borrowings on line of credit	2,615,000	1,985,000
Borrowings on long-term debt	1,600,000	—
Proceeds from shares issued pursuant to private placement, net	4,668,000	1,836,450
Net cash provided by financing activities	10,723,352	3,841,170
Net Increase (Decrease) in Cash	3,789,123	(134,774)
Cash, Beginning of Year	157,138	291,912
Cash, End of Year	$3,946,261	$157,138
Supplemental Cash Flow Disclosures:
Interest paid	$868,184	$42,109
Non-Cash Financing Activities:
Conversion of debt for equity	$0	$4,333,200

See accompanying notes.

TRUPET LLC
Notes to the Financial Statements
For the Years Ended December 31, 2018 and 2017

Note 1 – Nature of Operations and Going Concern:

TruPet LLC (the Company), is a Delaware company, originally formed as an Ohio limited liability company on August 2, 2013. On December 20, 2018, the Company was converted to a Delaware limited liability company. The Company manufactures and markets freeze dry raw diet meals, treats, and supplements for dogs and cats in fulfillment of and to help pet owners understand the benefits of feeding a species an appropriate diet. The Company’s products are distributed throughout the United States online as well as pet specialty retail stores.

As of December 31, 2018, the Company incurred a loss from continuing operations of $6,026,017 and its balance sheet reflected an excess of current liabilities over current assets of approximately $3,126,000, while its cash flows showed a deficit in cash flows from operating activities of approximately $6,903,000. Additionally, the Company’s outstanding balance on the line of credit amounted to approximately $4,600,000 as of December, 31, 2018, and is due in May 2019.

The financial statements have been prepared on a going concern basis. In making this assessment, management conducted a comprehensive review of the Company’s affairs including, but not limited to:

•	The Company’s financial position for the year ended December 31, 2018;
•	Significant events and transactions the Company has entered into, including and through the date the financial statements were available to be issued;
•	Sales and profitability forecasts for the Company for the next financial year; and
•	The continued support of the Company’s members and lenders.
•	The refinancing of the line of credit with the same bank under similar terms.

To address the future additional funding requirements members have undertaken the following initiatives:

•	To continue to monitor the Company’s ongoing working capital requirements and minimum expenditure commitments;
•	Continue their focus on maintaining an appropriate level of corporate overhead in line with the Company’s available cash resources; and
•	The Company currently has an offer to sell its interest to Sport Endurance, Inc. (“SENZ”) in return for stock in the combined entity.

The members are confident that they will be able to complete additional rounds of a capital raising that will provide the Company with sufficient funding to meet its minimum expenditure commitments and support its planned level of overhead expenditures. Therefore, it is appropriate to prepare the financial statements on the going concern basis. In the event that the Company is not able to successfully complete any additional rounds of fundraising referred to above, complete the SENZ transaction, or control their overhead, there is substantial doubt as to whether the Company will continue as going concern, and therefore, whether they will realize their assets and extinguish their liabilities in the normal course of business, and at the amounts stated in the financial statements. As such, the financial statements do not include adjustments relating to the recoverability and classification of recorded asset amounts, nor to the amounts and classification of liabilities that might be necessary should the Company not continue as a going concern.

Note 2 – Summary of Significant Accounting Policies:

Basis of Presentation

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) as issued by the Financial Accounting Standards Board (“FASB”) in effect on December 31, 2018. The significant accounting policies applied by the Company are described below.

Basis of Measurement

The financial statements of the Company are presented using and have been prepared on a going concern basis, under the historical cost convention except for certain financial instruments that are measured at fair value, as explained in the accounting policies below. Historical cost is measured as the fair value of the consideration provided in exchange for goods and services. The Company’s functional and presentation currency is United States dollars (“USD”).

Cash and Cash Equivalents

Cash and cash equivalents include demand deposits held with banks and highly liquid investments with remaining maturities of ninety days or less at acquisition date. For purposes of reporting cash flows, the Company considers all cash accounts that are not subject to withdrawal restrictions or penalties to be cash and cash equivalents.

Accounts Receivable

Accounts receivable represents amounts due from customers less the allowance for doubtful accounts. A provision is recorded for impairment when there is objective evidence (such as significant financial difficulties of the debtor) that the Company will not be able to collect all amounts due according to the original terms of the receivable. A provision is recorded as the difference between the carrying value of the receivable and the present value of future cash flows expected from the debtor, with an offsetting amount recorded as an allowance, reducing the carrying value of the receivable. The provision is included in selling, general and administrative expense in the statements of loss and comprehensive loss. As at December 31, 2018 and 2017, the Company considers accounts receivable to be fully collectible, accordingly, no allowance for doubtful accounts have been recorded.

Inventories

Inventories are recorded at the lower of cost and net realizable value. The net realizable value represents the estimated selling price for inventories in the ordinary course of business, less all estimated costs of completion and costs necessary to make the sale.

Cost is determined on a standard cost basis and includes the purchase price and other costs, such as transportation costs. Inventory’s average cost is determined on a first-in, first-out (“FIFO”) basis and trade discounts are deducted from the purchase price.

Property and Equipment

Property and equipment are carried at cost and includes expenditures for new additions and those, which substantially increase the useful lives of existing assets. Depreciation is computed at various rates by use of the straight-line method. Depreciable lives are generally as follows:

Furniture and Fixtures	5 to 7 years
Equipment	7 years

Expenditures for normal repairs and maintenance are charged to operations as incurred. The cost of property or equipment retired or otherwise disposed of and the related accumulated depreciation are removed from the accounts in the year of disposal with the resulting gain or loss reflected in earnings.

The Company assesses potential impairments of its property and equipment whenever events or changes in circumstances indicate that the asset’s carrying value may not be recoverable. An impairment charge would be recognized when the carrying amount of property and equipment is not recoverable and exceeds its fair value. The carrying amount of property and equipment is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the property and equipment.

Income Taxes

No provision has been made for federal and state income taxes since the proportionate share of the Company’s income or loss is included in the personal tax returns of the members.

Accounting principles generally accepted in the United States of America require the Company to examine its tax positions for uncertain positions. Management is not aware of any tax positions that are more likely than not to change in the next twelve months or that would not sustain an examination by applicable taxing authorities.

The Company’s policy is to recognize penalties and interest as incurred in its statements of operations.

Revenue

The Company recognizes revenue to depict the transfer of promised goods to the customer in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods.

In order to recognize revenue, the Company applies the following five (5) steps:

•	Identify a customer along with a corresponding contract;
•	Identify the performance obligation(s) in the contract to transfer goods to a customer;
•	Determine the transaction price the Company expects to be entitled to in exchange for transferring promised goods to a customer;
•	Allocate the transaction price to the performance obligation(s) in the contract;
•	Recognize revenue when or as the Company satisfies the performance obligation(s).

Revenue is recognized upon the satisfaction of the performance obligation. The Company satisfies its performance obligation and transfers control upon shipment to the customer.

Advertising

The Company charges advertising costs to expense as incurred and such charges are included in selling, general and administrative expenses. Advertising costs, consisting primarily of media ads, amounted to approximately $3,900,000 and $3,700,000 for the years ended December 31, 2018 and 2017, respectively.

Shipping and Handling / Freight Out

The Company recognizes shipping and handling costs as a fulfillment cost, included in selling, general and administrative expenses as they are incurred prior to the customer obtaining control of the products. Shipping and handling costs primarily consist of costs associated with moving finished products to customers through third-party carriers. Shipping and handling costs amounted to $2,464,873 and $561,682 for the years ended December 30, 2018 and 2017, respectively. Additionally, the Company may recover such costs by passing them onto the customer. In these instances, the Company includes the freight charges billed to customers in total revenue. The amount included in revenue related to such recoveries was $883,398 and $430,457 for the years ended December 31, 2018 and 2017, respectively.

Fair Value of Financial Instruments

The Company’s financial instruments recognized in the balance sheet and included in working capital consist of cash and cash equivalents, accounts receivable, accounts payable, line of credit, due to related party, accrued and other liabilities and long-term debt. Cash and cash equivalents are measured at fair value each reporting period. The fair values of the remaining financial instruments approximate their carrying values.

The Company’s financial instruments exposed to credit risk include cash and cash equivalents and accounts receivable (Note 13).

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The Company has applied the framework for measuring fair value which requires a fair value hierarchy to be applied to all fair value measurements.

All financial instruments recognized at fair value in the balance sheet are classified into one of three levels in the fair value hierarchy as follows:

•	Level 1 – valuation based on quoted prices (unadjusted) observed in active markets for identical assets or liabilities. Cash is measured based on Level 1 inputs.
•	Level 2 – valuation techniques based on inputs that are quoted prices of similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; inputs other than quoted prices used in a valuation model that are observable for that instrument; and inputs that are derived from or corroborated by observable market data by correlation or other means.
•	Level 3 – valuation techniques with significant unobservable market inputs.

Basic and Diluted Loss Per Unit

Basic and diluted loss per unit has been determined by dividing the net loss available to members for the applicable period by the basic and diluted weighted average number of units outstanding, respectively. Common unit equivalents and incentive units are excluded from the computation of diluted loss per unit when their effect is anti-dilutive.

Stock-Based Compensation

The Company follows the fair value method of accounting for stock awards granted to employees, directors, officers and consultants. Stock-based awards to employees are measured at the fair value of the related stock-based awards. Stock-based payments to others are valued based on the related services rendered or goods received or if this cannot be reliably measured, on the fair value of the instruments issued. Issuances of such awards are valued using the fair value of the awards at the time of grant. The Company recognizes stock-based payment expenses over the vesting period based on expectations of the number of awards expected to vest over that period on a straight-line basis.

Use of Estimates

The preparation of these financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of expenses during the reporting periods.

The Company evaluates its estimates on an ongoing basis. The Company bases its estimates on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Critical accounting estimates are reviewed and discussed with the Board of Directors. The Company considers an accounting estimate to be critical if it requires assumptions to be made that were uncertain at the time the estimate was made, if changes in the estimate or if different estimates that could have been selected would have a material impact on the Company’s results of operations or financial condition.

Significant estimates and assumptions that have the most significant effect on the amounts recognized in the financial statements relate to, but are not limited to going concern and liquidity assumptions, allowance for doubtful accounts, inventory reserves, valuation of stock-based compensation, loyalty points rewards and return and refund provisions.

Recently Issued Accounting Pronouncements

The Company has reviewed the FASB issued Accounting Standards Update (“ASU”) accounting pronouncement and interpretations thereof that have effective dates during the reporting period and in future periods.

New standards and interpretations:

Early adoption of ASC606 “Revenue from Contracts with Customers”

As permitted, the Company elected to early-adopt ASC606 for the periods reported. In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2014-09, “Revenue from Contracts with Customers” (Topic 606) (“ASU 2014-09”), which supersedes the revenue recognition requirements in ASC Topic 605, “Revenue Recognition,” and most industry-specific guidance. ASU No. 2014-09 is based on the principle that revenue is recognized to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The ASU also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments, and assets recognized from costs incurred to obtain or fulfill a contract.

The amendments in the ASU must be applied using one of two retrospective methods and are effective for annual and interim periods beginning after December 15, 2016. On July 9, 2015, the FASB modified ASU 2014-09 to be effective for annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period. As modified, the FASB permits the adoption of the new revenue standard early, but not before the annual periods beginning after December 15, 2016. There have also been various additional accounting standards updates issues by the FASB in 2016 that further amend this new revenue standard. The Company adopted ASC 606 on January 1, 2017 and there has been no impact on the financial statements as a result of the adoption of ASC 606.

Early adoption of ASU 2017-11 “Earnings Per Share”

As permitted, the Company elected to early-adopt ASU 2017-11. The FASB issued ASU No. 2017-11, Earnings Per Share (Topic 260) Distinguishing Liabilities From Equity (Topic 480) Derivatives and Hedging (Topic 815): I. Accounting for Certain Financial Instruments With Down Round Features; II. Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Non-public Entities and Certain Mandatorily Redeemable Noncontrolling Interests With a Scope Exception, allows a financial instrument with a down-round feature to no longer automatically be classified as a liability solely based on the existence of the down-round provision. The update also means the instrument would not have to be accounted for as a derivative and be subject to an updated fair value measurement each reporting period.

On consideration of the above factors, the Company elected to early adopt ASU 2017-11 on January 1, 2018, the ASU is effective for public business entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. For all other organizations, the amendments are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020.

The early adoption allows the Company to reduce the cost and complexity of accounting for financial instruments that, due to down round provisions, would otherwise require fair value measurement each reporting period and eliminate the corresponding impact and unnecessary volatility in reported earnings created by the revaluation when the Company’s share value changes.

The Company has applied the change in accounting policy retrospectively to all prior periods, as described in ASU No. 250-10-45-5, Accounting Changes and Error Corrections; however, there was no impact on the comparative period.

New standards and interpretations:

Early adoption of ASU 2017-01 “Business Combinations”

The FASB issued ASU No. 2017-01 which clarifies the definition of business. If substantially all of the fair value of the gross assets acquired is a single identifiable asset or group of similar identifiable assets, the set is not considered a business. The Company elected to early adopt ASU 2017-01 on January 1, 2018, the ASU is effective for public business entities for fiscal years beginning after December 15, 2017. For all other organizations, the amendments are effective for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019.

The Company has applied the change in accounting policy retrospectively to all prior periods, as described in ASU No. 250-10-45-5, Accounting Changes and Error Corrections; however, there was no impact on the comparative period.

New and revised standards not yet adopted:

On February 25, 2016, the FASB issued ASU 2016-02, Leases (Topic 842). This update will require organizations that lease assets to recognize on the balance sheets the assets and liabilities for the rights and obligations created by those leases. The new guidance will also require additional disclosures about the amount, timing and uncertainty of cash flows arising from leases. The provisions of this update are effective for annual and interim periods beginning after December 15, 2018. The Company is currently assessing the impact of the standard on its lease commitments disclosed in Note 10. Recognizing the present value of the remaining lease payments as a right of use asset and lease liability is expected to have a material impact, which is currently still under assessment.

In June 2018, the FASB issued ASU 2018-07- Stock Compensation (Topic 718). The amendments in this Update expand the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees. The requirements of Topic 718 should be applied to nonemployee awards except for specific guidance on inputs to an option pricing model and the attribution of cost. The amendments specific that Topic 718 applies to all share-based payment transactions in which a grantor acquires goods or services to be used or consumed in a grantor’s own operations by issuing share-based payment awards. The amendments also clarify that Topic 718 does not apply to share-based payments used to effectively provide (1) financing to the issuer or (2) awards granted in conjunction with selling goods or services to customers as part of a contract accounted for under Topic 606, Revenue from Contracts with Customers. These amendments are effective for public companies for fiscal years beginning after December 15, 2018.

In June 2016 the FASB issued Topic ASU No. 2016-13 “Financial Instruments – Credit Losses: Measurement of Credit Losses on Financial Instruments (Topic 326)” (“ASU 2016-13”). ASU 2016-13 changes the impairment model for most financial assets. The new model uses a forward-looking expected loss method, which will generally result in earlier recognition of allowances for losses. ASU 2016-13 is effective for annual and interim periods beginning after December 15, 2019 and early adoption is permitted for annual and interim periods beginning after December 15, 2018.

The Company has carefully considered other new pronouncements that alter previous generally accepted accounting principles and does not believe that any new or modified principles will have a material impact on the Company’s reported balance sheet or operations in 2019.

Note 3 – Inventories:

Inventories reflected on the accompanying balance sheets are summarized as follows:

	2018	2017
Food, treats and supplements	$1,301,274	$709,561
Other products and accessories	191,292	283,132
Inventory packaging and supplies	132,681	164,137
	1,625,247	1,156,830
Inventory reserve	(68,301)	—
	$1,556,946	$1,156,830

Note 4 – Property and Equipment:

Property and equipment consists of the following at December 31, 2018 and 2017:

	2018	2017
Warehouse equipment	49,431	49,431
Computer equipment	13,913	13,913
Furniture and fixtures	45,944	14,556
	109,288	77,900
Accumulated depreciation	(37,993)	(23,419)
	$71,295	$54,481

Depreciation amounted to $14,123 and $11,883 for the years ended December 31, 2018 and 2017, respectively, and is included as a component of selling, general, and administrative expenses.

Note 5 – Line of Credit:

The Company, along with the majority owners serving as co-borrowers, had a $2,000,000 line of credit executed in May 2017. Through various amendments, the maximum borrowings under the line increased to $4,600,000 with a maturity of May 2019. Borrowings bear interest at the Libor rate plus 3% (5.3% and 4.3% at December 31, 2018 and 2017, respectively). At December 31, 2018 and 2017, outstanding borrowings amounted to $4,600,000 and $1,985,000, respectively.

The line of credit is secured by certain investment holdings of one of the co-borrowers. Covenants under the line of credit require the Company to be within a certain quarterly and annual loss limitation threshold, and certain other restrictions. As of December 31, 2018, the Company was in compliance with their covenants. As of December 31, 2017, the Company was not in compliance with certain covenants; however, the bank granted a waiver of default remedies with respect to noncompliance as of that date and the credit agreement was modified to remove the annual loss limitation threshold.

For the years ended December 31, 2018 and 2017, the Company recorded approximately $169,000 and $38,000, respectively, of interest expense in its statements of loss and comprehensive loss related to the line of credit.

Note 6 – Loyalty Program Provision:

The TruDog Love Club is a loyalty program designed to increase customer visits and spending. The Club allows members instant access to select perks not offered to the general public, like auto-shipments and free shipping over $47. The program also enables customers to accumulate points based on their spending. For every $1 spent, customers receive twelve points, and for every five hundred points earned, customers will receive a $5 gift card which can be redeemed for goods purchased on-line. As of December 31, 2018 and 2017, earned, but not redeemed, loyalty program awards amounted to $65,965 and $0, respectively, as reflected in the balance sheets.

Note 7 – Other Liabilities:

Other liabilities include outstanding amounts on bank issued revolving credit cards. Interest rates on the issued credit cards was 19.24% for purchases and 24.24% for cash advances for the year ended December 31, 2018.

Under the terms of a Business Cash Advance Agreement, the Company has sold $2,005,794 of future receivables for proceeds of $1,879,794. Future receivables are defined as all future payments made by cash, check, ACH, direct or pre-authorized debit, wire transfer, credit card, debit card, charge card or other form of payment related to the business of the Company. The creditor has the right to decline to purchase any future receivables and/or adjust the amount of the advance. In the event of a sale, disposition, assignment, transfer or otherwise of all or substantially all of the business assets, the creditor’s consent is required or repayment in full of the amount of future receivables remaining. The transactions under the Business Cash Advance Agreement are as follows:

	Advance #1	Advance #2	Advance #3	Total
Opening balance - January 1, 2018
Initial cash advance	$—	$—	$—	$—
Advance of outstanding amounts	398,909	965,308	1,050,000	2,414,217
Total initial advances	—	—	824,486	824,486
Payments	(429,432)	(1,080,180)	(101,727)	(1,611,339)
Advance fixed fee	30,523	114,872	126,000	271,395
Closing balance - December 31, 2018	$—	$—	$1,898,759	$1,898,759

For the years ended December 31, 2018 and 2017, the Company recorded approximately $271,000 and $0, respectively, of interest expense in its statements of loss and comprehensive loss related to the credit cards.

Note 8 – Long-term Debt:

Long-term debt consists of a note payable to a director of the Company bearing 26.6% interest, unsecured, with principal and interest due within 30 days to the Company being sold. At December 31, 2018 and 2017, outstanding borrowings amounted to $1,600,000 and $0, respectively. As a result of the likelihood of a transaction resulting in a sale of the Company (Note 15), this has been classified as a current liability on the accompanying balance sheets.

For the years ended December 31, 2018 and 2017, the Company recorded approximately $426,000 and $0, respectively, of interest expense in its statements of loss and comprehensive loss related to its related party term debt.

Note 9 – Members’ Equity:

Common Units

The Company had the following transactions in its common units during the year ended December 31, 2018:

•	The Company issued 148,627 shares of the Company’s common units to employees and consultants of the Company as compensation under the Equity Incentive Plan. The value of the units amounted to $430,811 and has been recorded as a component of selling, general and administrative expenses for the year ended December 31, 2017.

The Company had the following transactions in its common units during the year ended December 31, 2017:

•	The Company issued an aggregate of 4,796,457 shares of the Company’s common units at a purchase price of $1.29 per share. The proceeds were approximately $6,170,000.
•	The Company issued 391,997 shares of the Company’s common units to an employee and a service provider of the Company as compensation. The value of the units amounted to $916,293 and has been recorded as a component of selling, general and administrative expenses for the year ended December 31, 2017.

Series A Preferred Units

In December 2018, the Company completed a private placement and issued Series A Preferred Units to unrelated parties for $2.40 per unit.

Until a Qualified Public Offering (as defined in the Company Operating Agreement, “Agreement”), any holder of Series A Preferred Units may, at any time prior to or simultaneously with a Deemed Liquidation Event (as defined in the Agreement), without the payment of additional consideration by the Series A Preferred Member, convert all or any portion of the Series A Preferred Units (including any fraction of a Unit) held by such Member into a number of Common Units based on a Series A Preferred Unit conversion price as defined in the Agreement.

The initial “Conversion Price” shall be the Original Purchase Price per Series A Preferred Unit. In order to prevent dilution of the conversion rights granted under this Agreement, the Conversion Price shall be adjusted for any unit splits, unit combinations, unit “dividends”, recapitalizations or similar transactions with respect to such Series A Preferred Units after the issuance of such Series A Preferred Units and also shall be subject to adjustment from time to time pursuant to the Agreement.

All of the outstanding Series A Preferred Units shall be automatically converted into a number of Common Units equal to (i) the total number of outstanding Series A Preferred Units multiplied by the Adjusted Original Purchase Price, divided by (ii) the Conversion Price then in effect without any further action on the part of the Company or any holder of Series A Preferred Units, upon (i) the closing of a Qualified Public Offering or (ii) the date and time, or the occurrence of an event, specified by the vote or written consent of the Unanimous Consent of the Series A Managers.

As detailed above, the Company early adopted ASU 2017-11 and accounted for Series A Preferred Units as an equity instrument.

The following summarizes the Company’s shares of common units as of December 31, 2018:

•	The Company issued an aggregate of 2,162,536 shares of the Company’s Series A Preferred Units at a purchase price of $2.29 per unit. The proceeds were approximately $4,668,000, net of $532,000 of share issuance costs.

No transactions were consummated during the year ended December 31, 2017 related to the Series A Preferred Units.

Equity Incentive Plan

In December 2018, the Company executed a limited liability company agreement by and among its members. As part of the agreement, an equity incentive plan was created whereby common units are or may be granted to an employee, consultant, officer, director, manager or other service provider of the Company. The aggregate number of common units issued pursuant to the plan, together with the aggregate number of profits interest units issued pursuant to any profits interest plan shall not exceed eight percent 8% of the total units outstanding. Therefore, the Company has 1,097,552 available units to issue under the plan as of December 31, 2018. The value of these units are estimated at the common unit fair market value of $2.40 per unit.

In November 2018, the Company awarded an affiliate of the managing member 274,388 available units under the Equity Incentive Plan in connection with its performance of services to the Company. Fifty percent of these incentive units shall vest immediately, and then subject to continuous service being rendered, the remaining incentive units shall vest in 24 equal monthly installments beginning on the effective date of the Plan which is December 2018.

Note 10 – Operating Lease Commitments:

The Company leases its office and warehouse facilities under an agreement, which originally expired in November 2018. This agreement was modified in January 2016 for additional space leased. With this modification, the rent term was also revised and extended for an additional 72 months beginning June 2016, at a base price of $12.15 per square foot, with a 3.5% annual escalation clause and a one-time option to renew the lease for an additional 5 year term. In addition to base monthly rent, the agreement requires the Company to pay its proportionate share of real estate taxes, insurance, and common area maintenance expenses.

Rent expense under this arrangement amounted to $219,262 and $128,457 for the years ended December 31, 2018 and 2017, respectively.

Future minimum commitments under this agreement is as follows at December 31, 2018:

Year Ending December 31,
2019	$257,296
2020	295,740
2021	295,740
2022	123,075
2023	—
$971,850

Note 11 – Material Service Agreements:

Material service agreements consummated with related parties:

Financial and Accounting Personnel

The Company entered into an agreement in December 2018 for assistance and support regarding its financial operation and capital raise efforts, and can be terminated at any time by either party with a 60 day notice with an affiliate of the managing member. The agreement requires payments amounting to $21,160 every 4 weeks through December 2020. Payments related to this agreement amounted to $48,312 for the year ended December 31, 2018.

Management Services

The Company pays an entity owned by one of its members for management services that can be terminated at any time by either party. Payments related to this arrangement amounted to approximately $477,000 and $0 for the years ended December 31, 2018 and 2017, respectively.

Finder’s Fee and Other Services

The Company paid a finders’ fee of $300,000 during the year ended December 31, 2018 to an entity owned by one of its members. Additionally, the Company paid approximately $437,000 to this entity for other professional services rendered. No such fees were paid to this entity in 2017.

Material service agreements consummated with third parties:

Financial and Accounting Personnel

The Company entered into an agreement in December 2018 for accounting management services for a fee of $5,770 to be paid every 2 weeks. Prior to this, the same company was performing similar services in 2018 for $3,600 every 2 weeks. Payments related to this agreement amounted to $37,710 for the year ended December 31, 2018.

Supply Chain and Inventory Control Management

The Company entered into an agreement with an independent contractor for supply chain and inventory control services in March 2017 for $1,100 per month. Payments related to this agreement amounted to $57,200 and $29,950 for the years ended December 31, 2018 and 2017, respectively.

Marketing Services

The Company entered into an agreement with an independent contractor for dedicated marketing measurement management in March 2018 for $2,995 per week. The contract can be terminated by either party with a 30 day written notice. Payments related to this agreement amounted to $26,955 for the year ended December 31, 2018.

The Company entered into an agreement with an independent contractor for e-mail marketing services and related maintenance in November 2017 for $4,000 per month. The contract can be terminated by either party with a 30 day written notice. Payments related to this agreement amounted to $48,000 and $8,000 for the years ended December 31, 2018 and 2017, respectively.

The Company entered into an agreement with an independent contractor for marketing services in March 2018 for $3,500 per month. The contract can be terminated by either party with a 30 day written notice. Payments related to this agreement amounted to $35,000 for the year ended December 31, 2018.

Material service agreements consummated with third parties:

Placement and Selling Agent

In December 2018, the Company executed an agreement with a third party to assist them in identifying and negotiating with potential investors, assisting in due diligence, and other capital market functions for a term of 6 months. The agreement calls for a $0 base fee, but a 5% commission on cash proceeds obtained in exchange for shares or equity interest in the Company. The commissions can be paid in cash or equity in the Company. This agreement has an initial six month term, and subsequent to that, with a sixty day notice prior to the end of the initial term, the Company at its option may elect to extend this agreement for one successive twelve month term. Payments related to this agreement amounted to $110,000 for the year ended December 31, 2018, and is capitalized to related private placement as costs of issuance.

Consulting and Business Advisory Services

In September 2018, the Company executed an agreement with two third parties to assist them in brand alignment, introductions to potential investors as well as introductions to others who could provide assistance to the Company. The agreement calls for a referral fee paid of the following:

•	6% of any deal completed with a person or entity that was referred by the third parties up to $10,000,000.
•	3% of $10,000,001 – $20,000,000.
•	1.5% above $20,000,001

This agreement has an initial term of one year with automatic renewal for successive one year terms. Either party can terminate the agreement with a thirty day written notice. Payments related to this agreement amounted to $132,000 for the year ended December 31, 2018, and is capitalized to related private placement as costs of issuance.

Note 12 – Royalties:

The Company entered into an agreement for the payment of royalties related to sales of the Orapup brand dental system in November 2015. The agreement calls for a 10% royalty to be paid on the first $2.5 million of related sales for a term of 3 years. Subsequent to this, commencing on the earlier of the 3 year term, or the sales ceiling of $2.5 million has been reached, a 2% royalty will be paid thereafter on the sales of the Orapup brand. In November 2018, the parties reached a settlement whereby the Company paid $100,000 to fulfill all of their present and future obligations related to this agreement. As such, in addition to this payment, royalty expense amounted to $3,091 and $15,011 for the years ended December 31, 2018 and 2017, respectively, all of which are included in selling, general and administrative expenses.

Note 13 – Concentration of Credit Risk:

The Company’s financial instruments that are exposed to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivables. The Company places its cash and cash equivalents with primarily one financial institution. At times, such amounts may be in excess of the FDIC insured limit. The Company has never experienced any losses related to these balances.

The Company routinely assesses the financial strength of its customers and, as a consequence, believes that its accounts receivable credit risk exposure is limited.

Note 14 – Major Suppliers:

The Company purchased approximately 70% and 54% of its inventories from one vendor for the years ended December 31, 2018 and 2017, respectively. Additionally, the Company primarily utilized one vendor for outsourced manufacturing of their meals for the years ended December 31, 2018 and 2017.

Note 15 – Subsequent Events:

Management has evaluated subsequent events through the date on which the financial statements were issued.

Award of Incentive Units

In January 2019, the Company awarded the following individuals or entities available units of the Equity Incentive Plan:

•	Anthony Santarsiero – 397,862 units
•	Michelle Ruble, supply chain and inventory control management (see Note 10) – 137,194 units
•	Will Mullis – 137,194 units

Provisions under these award agreements call for continuous service to the Company and will vest over a 3 year period unless a deemed liquidation or business combination event occurs, whereby the units will become 100% vested prior to consummation of such event.

Plan and Exchange Agreement

In February 2019, the Company entered into a securities and exchange agreement with Better Choice Company Inc. (“BCC”) (formerly Sports Endurance, Inc.), a Delaware corporation, TruPet LLC, a Delaware limited liability company (“TruPet”), and the holders of the Membership Interests of TruPet. The TruPet Members will sell, convey, transfer and assign to BCC, free and clear of all Encumbrances or known claims of any kind, nature or description, all of the issued and outstanding Membership Interests of TruPet on a fully diluted basis (the “TruPet Exchange Consideration”). The agreement is subject to certain conditions to close disclosed in article 6 of the agreement. Immediately after the consummation of the transaction the TruPet Members, in the aggregate, shall own 38.2% of the voting power and 38.2% of the economic interests in BCC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Bona Vida, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Bona Vida Inc. (the “Company”) as of December 31, 2018, and the related statements of loss and comprehensive loss, shareholders’ equity, and cash flows for the period from the date of incorporation, March 29, 2018 to December 31, 2018, and the related notes (collectively referred to as the financial statements).

In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018, and the results of its operations and its cash flows for the period then ended, in conformity with accounting principles generally accepted in the United States of America.

Material Uncertainty Related to Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is dependent upon future sources of equity financing in order to fund its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Chartered Professional Accountants
Licensed Public Accountants

We have served as the Company’s auditor since 2019.
Toronto, Ontario
April 9, 2019

BONA VIDA, INC.
Balance Sheet
As at December 31, 2018

	Note
Assets
Cash and cash equivalents		$1,123,968
Prepaid expenses and deposits	3	540,686
Total current assets		1,664,654

Intangible assets		9,270
Total assets		$1,673,924

Liabilities
Accrued liabilities	6	$115,946
Warrants	4	1,125,861
Total liabilities		1,241,807

Shareholders’ equity
Capital Stock	4	2,889
Preferred shares, 10,000,000 authorized, nil issued and outstanding;
Common stock, 75,000,000 authorized, par value $0.0001, 46,687,200 issued and outstanding
Additional paid in capital	4	3,594,915
Shares to be issued	5	9,546
Contributed surplus	5	94,172
Deficit		(3,269,405)
Total shareholders’ equity		432,117

Total liabilities and shareholders’ equity		$1,673,924

The accompanying notes are an integral part of these financial statements

BONA VIDA, INC.
Statement of Loss and Comprehensive Loss
From the date of incorporation, March 29, 2018 to December 31, 2018

	Note	2018
For the period ended December 31,
Expenses
Finance placement fees	4	$12,526
Salary and benefits		153,241
Selling, general and administrative		277,028
Loss on advanced royalties	7	500,000
Stock based compensation	5	1,390,718
Fair value adjustment on warrants	4	935,892
		3,269,405

Net loss and comprehensive loss		$3,269,405

Weighted average number of shares outstanding		32,597,423
Loss per share basic and diluted		$0.10

The accompanying notes are an integral part of these financial statements

BONA VIDA, INC.
Statement of Changes in Equity
From the date of incorporation, March 29, 2018 to December 31, 2018

	Note	Equity Interest			Shares to be issued	Contributed Surplus	Deficit	Total Equity
		Number	Amount	APIC
Balance as at March 29, 2018		—	$—	$—	$—	—	—	—
Shares issued to founders	4	17,800,000	—	—	—	—	—	—
Shares issued pursuant to private placement	4	10,600,000	1,060	316,940	—	—	—	318,000
Shares issued pursuant to units offering	4	12,287,200	1,229	1,991,575	—	—	—	1,992,804
Shares issued pursuant to services provided	5	6,000,000	600	1,286,400	9,546	—	—	1,296,546
Share-Based payments		—	—	—	—	94,172	—	94,172
Net loss for the period		—	—	—	—	—	(3,269,405)	(3,269,405)

Balance as at December 31, 2018		46,687,200	2,889	3,594,915	9,546	94,172	(3,269,405)	432,117

The accompanying notes are an integral part of these financial statements

BONA VIDA, INC.
Statement of Cash Flows
From the date of incorporation, March 29, 2018 to December 31, 2018

	Note
Cash flows from (used in) operating activities
Net loss and comprehensive loss		$(3,269,405)
Adjustments for non-cash items and others
Stock based compensation	5	1,390,718
Change in FV of Warrants	4	935,892
		(942,795)
Adjustments for net changes in non-cash operating assets and liabilities
Prepaid expenses and deposits	3	(540,686)
Accrued liabilities		115,946
Net cash used in operating activities		(1,367,535)
Cash flows from investing activities
Purchase of intangible assets		(9,270)
Net cash used in investing activities		(9,270)
Cash flows from financing activities
Shares/warrants issued pursuant to units offering, net of transaction costs		2,182,773
Shares issued pursuant to private placement		318,000
Net cash from financing activities		2,500,773
Net change in cash during the period		1,123,968
Cash and cash equivalents at beginning of period		—
Cash, end of period		$1,123,968

The accompanying notes are an integral part of these financial statements

BONA VIDA, INC.
Notes to the Financial Statements
From the date of incorporation, March 29, 2018 to December 31, 2018

Note 1 – Nature Of Operations And Going Concern

Bona Vida, Inc. (“Bona Vida,” or the “Company”) was originally formed as a Limited Liability Company (LLC) under the laws of the State of California on March 29, 2018. On October 4, 2018, Bona Vida was converted to a Corporation under the laws of the State of Delaware. Bona Vida is developing a portfolio of brand and product verticals within the animal and adult CBD supplement space. The Company is currently working on launching several hemp-derived CBD products within the canine supplements space.

The Company entered into a Trademark License Agreement (the “Agreement”), dated December 21, 2018, with a Company’s shareholder (the “shareholder”) who is the owner of the trademark application for “Bonavida”. Under the Agreement, the shareholder agrees for the nominal consideration to establish the Company’s right to use the trademark for the Business Purpose. Furthermore, the shareholder shall assign the trademark application to the Company once a lawful statement of use or declaration of use is filed at the United States Patent and Trademark Office such that the Company becomes the Assignee and owner of the mark. The Company is the owner and assignee of a US trademark application for “Bona Vida” in international class 005 for animal feed additives for use as nutritional supplements and international class 031 for foodstuffs for animals and pet treats.

Going Concern

There is no certainty that the Company will be successful in generating sufficient cash flow from operations or achieving and maintaining profitable operations in the future to enable it to meet its obligations as they come due and consequently continue as a going concern. The Company will require additional financing to fund its operations and it is currently working on securing this funding through corporate collaborations, public or private equity offerings, as described in Note 8. Sales of additional equity securities by the Company would result in the dilution of the interests of existing shareholders. There can be no assurance that financing will be available when required.

The Company expects the forgoing, or a combination thereof, to meet the Company’s anticipated cash requirements for the next 12 months; however, these conditions raise substantial doubt about the Company’s ability to continue as a going concern.

These financial statements have been prepared on the basis that the Company will continue as a going concern, which presumes that it will be able to realize its assets and discharge its liabilities in the normal course of business as they come due. These financial statements do not reflect the adjustments to the carrying values of assets and liabilities and the reported expenses and statement of balance sheet classifications that would be necessary if the Company was unable to realize its assets and settle its liabilities as a going concern in the normal course of operations. Such adjustments could be material.

Note 2 – Summary Of Significant Accounting Policies

Statement of compliance

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) as issued by the Financial Accounting Standards Board (“FASB”) in effect on December 31, 2018. The significant accounting policies applied by the Company are described below.

Basis of measurement

The financial statements of the Company are presented using and have been prepared on a going concern basis, under the historical cost convention except for certain financial instruments that are measured at fair value, as explained in the accounting policies below. Historical cost is measured as the fair value of the consideration provided in exchange for goods and services. The Company’s functional and presentation currency is United States dollars (“USD”).

Cash and Cash Equivalents

Cash and cash equivalents include demand deposits held with banks and highly liquid investments with remaining maturities of ninety days or less at acquisition date. For purposes of reporting cash flows, the Company considers all cash accounts that are not subject to withdrawal restrictions or penalties to be cash and cash equivalents.

BONA VIDA, INC.
Notes to the Financial Statements
From the date of incorporation, March 29, 2018 to December 31, 2018

Intangible Assets

Definite-lived intangible assets are amortized using the straight-line method over their estimated useful lives and are tested for recoverability whenever events or changes in circumstances indicate that carrying amounts of the asset group may not be recoverable. The estimated useful lives and amortization methods are reviewed at the end of each reporting year, with the effect of any changes in the estimate being accounted for on a prospective basis. In the reporting period, the Company purchased a website domain which is still under development and not available for use as of December 31, 2018 and thus has not been amortized.

Derivative Warrant Liability

The Company’s derivative warrant instruments are measured at fair value using the Black-Scholes Model which takes into account, as of the valuation date, factors including the current exercise price, the expected life of the warrant, the current price of the underlying stock and its expected volatility, expected dividends on the stock and the risk-free interest rate for the term of the warrant. The liability is revalued at each reporting period and changes in fair value are recognized in the statements of loss and comprehensive loss.

Basic and diluted loss per share

Basic and diluted loss per share has been determined by dividing the net loss available to shareholders for the applicable period by the basic and diluted weighted average number of shares outstanding, respectively. The diluted weighted average number of shares outstanding is calculated as if all dilutive options had been exercised or vested at the later of the beginning of the reporting period or date of grant, using the treasury stock method. Common share equivalents, options and warrants are excluded from the computation of diluted loss per share when their effect is anti-dilutive.

Income Taxes

Deferred taxation is recognized using the asset and liability method, on temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. However, the deferred taxation is not recognized if it arises from initial recognition of an asset or liability in a transaction other than a business combination that at the time of the transaction affects neither accounting nor taxable profit or loss. Deferred taxation is determined using tax rates (and laws) that have been enacted by the reporting date and are expected to apply when the related deferred taxation asset is realized, or the deferred taxation liability is settled.

Deferred tax assets and liabilities are offset if there is a legally enforceable right to offset current tax liabilities and assets, and they relate to income taxes levied by the same tax authority on the same taxable entity, or on different tax entities, but they intend to settle current tax liabilities and assets on a net basis or their tax assets and liabilities will be realized simultaneously.

A deferred tax asset is recognized to the extent that it is probable that future taxable profits will be available against which the temporary difference can be utilized. Deferred tax assets are reviewed at each reporting date and are reduced to the extent that it is no longer probable that the related tax benefit will be realized.

Share-Based Payment Expense

The Company follows the fair value method of accounting for stock awards granted to employees, directors, officers and consultants. Share-based awards to employees are measured at the fair value of the related share-based awards. Share-based payments to others are valued based on the related services rendered or goods received or if this cannot be reliably measured, on the fair value of the instruments issued. Issuances of shares are valued using the fair value of the shares at the time of grant; issuances of options are valued using the Black-Scholes model with assumptions based on historical experience and future expectations. The Company recognizes share-based payment expenses over the vesting period based on expectations of the number of awards expected to vest over that period on a straight-line basis.

BONA VIDA, INC.
Notes to the Financial Statements
From the date of incorporation, March 29, 2018 to December 31, 2018

Financial Instruments

The Company’s financial instruments recognized in the balance sheet and included in working capital consist of cash and cash equivalents, prepaid expenses and deposits, accrued liabilities and warrants. Cash and cash equivalents, and warrants are measured at fair value each reporting period. The fair values of the remaining financial instruments approximate their carrying values due to their short-term maturities.

The Company’s financial instruments exposed to credit risk include cash and cash equivalents. The Company places its cash and cash equivalents with institutions of high creditworthiness.

Fair Value of Financial Instruments

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The Company has applied the framework for measuring fair value which requires a fair value hierarchy to be applied to all fair value measurements.

All financial instruments recognized at fair value in the balance sheet are classified into one of three levels in the fair value hierarchy as follows:

•	Level 1 – valuation based on quoted prices (unadjusted) observed in active markets for identical assets or liabilities.
•	Level 2 – valuation techniques based on inputs that are quoted prices of similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; inputs other than quoted prices used in a valuation model that are observable for that instrument; and inputs that are derived from or corroborated by observable market data by correlation or other means.
•	Level 3 – valuation techniques with significant unobservable market inputs.

All of the Company’s financial instruments, except warrants, were determined to be Level 1 fair value measurement. The warrants were determined to be Level 3 fair value.

Use of Estimates

The preparation of these financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of expenses during the reporting periods.

The Company evaluates its estimates on an ongoing basis. The Company bases its estimates on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Critical accounting estimates are reviewed and discussed with the Board of Directors. The Company considers an accounting estimate to be critical if it requires assumptions to be made that were uncertain at the time the estimate was made, if changes in the estimate or if different estimates that could have been selected would have a material impact on the Company’s results of operations or financial condition.

Significant estimates and assumptions that have the most significant effect on the amounts recognized in the financial statements relate to, but are not limited to the following:

Share-based payments

Valuation of stock-based compensation requires management to make estimates regarding the inputs for option pricing models, such as the share price, expected life of the option, the volatility of the Company’s stock price, the vesting period of the option and the risk-free interest rate are used. Actual results could differ from those estimates. The estimates are considered for each new grant of stock options.

BONA VIDA, INC.
Notes to the Financial Statements
From the date of incorporation, March 29, 2018 to December 31, 2018

Fair value of financial instruments

The individual fair values attributed to the different components of a ﬁnancing transaction, and/or derivative ﬁnancial instruments, are determined using valuation techniques. The Company uses judgment to select the methods used to make certain assumptions and in performing the fair value calculations. These valuation estimates could be signiﬁcantly different because of the use of judgment and the inherent uncertainty in estimating the fair value of these instruments that are not quoted in an active market.

Effects of Recent Accounting Pronouncements

The Company has reviewed the FASB issued Accounting Standards Update (“ASU”) accounting pronouncement and interpretations thereof that have effective dates during the reporting period and in future periods. The Company has carefully considered the new pronouncements that alter previous generally accepted accounting principles and does not believe that any new or modified principles will have a material impact on the Company’s reported balance sheet or operations in 2019.

On February 25, 2016, the FASB issued ASU 2016-02, Leases (Topic 842). This update will require organizations that lease assets to recognize on the balance sheets the assets and liabilities for the rights and obligations created by those leases. The new guidance will also require additional disclosures about the amount, timing and uncertainty of cash flows arising from leases. The provisions of this update are effective for annual and interim periods beginning after December 15, 2018.

In June 2016 the FASB issued Topic ASU No. 2016-13 “Financial Instruments – Credit Losses: Measurement of Credit Losses on Financial Instruments (Topic 326)” (“ASU 2016-13”). ASU 2016-13 changes the impairment model for most financial assets. The new model uses a forward-looking expected loss method, which will generally result in earlier recognition of allowances for losses. ASU 2016-13 is effective for annual and interim periods beginning after December 15, 2019 and early adoption is permitted for annual and interim periods beginning after December 15, 2018.

In January 2017, the FASB issued ASU 2017-04, Intangibles – Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment (“ASU 2017-04”). The standard provides for the elimination of Step 2 from the goodwill impairment test. If impairment charges are recognized, the amount recorded will be the amount by which the carrying amount exceeds the reporting unit’s fair value with certain limitations. The ASU is effective for public companies for annual periods, and interim periods within those annual periods, beginning after December 15, 2020, and early adoption is permitted.

In June 2018, the FASB issued ASU 2018-07- Stock Compensation (Topic 718). The amendments in this Update expand the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees. The requirements of Topic 718 should be applied to nonemployee awards except for specific guidance on inputs to an option pricing model and the attribution of cost. The amendments specific that Topic 718 applies to all share-based payment transactions in which a grantor acquires goods or services to be used or consumed in a grantor’s own operations by issuing share-based payment awards. The amendments also clarify that Topic 718 does not apply to share-based payments used to effectively provide (1) financing to the issuer or (2) awards granted in conjunction with selling goods or services to customers as part of a contract accounted for under Topic 606, Revenue from Contracts with Customers. These amendments are effective for public companies for fiscal years beginning after December 15, 2018.

Note 3 – Prepaid Expenses And Deposits

Prepaid expenses and deposits comprised the following as at December 31:

2018
Other deposits	$34,436
Inventory deposit	506,250
$540,686

BONA VIDA, INC.
Notes to the Financial Statements
From the date of incorporation, March 29, 2018 to December 31, 2018

The inventory deposit constitutes deposit with one supplier for pet related food products.

Note 4 – Common Stock And Common Share Purchase Warrants

Common Stock

In October 2018, upon Company’s conversion from LLC to Corporation as detailed in Note 1, 73,500 LLC units were converted to 29,400,000 common shares. 2,500 LLC units (1,000,000 common shares) were issued in April 2018 to a third-party consultant for services provided, as detailed in Note 5.

The Company is authorized to issue 75,000,000 common stock and 10,000,000 preferred stock, each with a par value of $0.0001.

There were no issued and outstanding preferred shares as of December 31, 2018.

Common shares as at December 31, 2018 are detailed in the table below:

	Number of Common Shares	Amount, $	APIC, $
Opening balance - March 29, 2018	—	—	—
Shares issued during the period	28,400,000	1,060	316,940
Shares issued pursuant to services	6,000,000	600	1,286,400
Units private placement on October 5, 2018	12,287,200	1,229	1,991,575
Balance- December 31, 2018	46,687,200	2,889	3,594,915

Units private placement

On October 5, 2018, the Company completed a private placement offering of units for aggregate gross proceeds of $3,071,800 Canadian Dollars (CAD) ($2,326,820). A total of 12,287,200 units were issued. Each unit was sold at a price of CAD $0.25 ($0.19) per unit. Each unit was comprised of one common share and one half of one common share purchase warrant, each whole warrant being exercisable to purchase one common share at an exercise price of CAD $0.75 ($0.57) for a period of 18 months following the date of issuance.

Since the warrants’ exercise price is denominated in a currency other than the Company’s functional currency, the warrants are not considered indexed to the Company’s own stock and thus meet the definition of a financial liability.

The Company estimated a fair value of the warrants as $189,969 on issuance date, October 5, 2018, and $1,125,861 as remeasured at December 31, 2018. The fair value adjustment of $935,892 was recorded in the statement of loss and comprehensive loss.

The fair value of the warrants was estimated using the Black-Scholes valuation model based on the following assumptions:

Share price	$0.178 - $0.45
Stock price volatility	107% - 108%
Expected life of the warrants	1.25 - 1.5 years
Risk free rate	1.86% - 2.32%

Inter-relationship between key unobservable inputs and fair value measurement at December 31, 2018:

If the share price was lower (higher) by 10%, the fair value would decrease (increase) by $163,954 ($205,025).

If the volatility was lower (higher) by 10%, the fair value would decrease (increase) by $90,069 ($135,103).

Total units’ issuance cost was $156,572, $12,525 of which was assigned to warrants which are accounted for as a derivative liability and is recorded in the reporting period in the statement of loss and comprehensive loss.

BONA VIDA, INC.
Notes to the Financial Statements
From the date of incorporation, March 29, 2018 to December 31, 2018

The Company had the following warrants outstanding at December 31, 2018

Grant date	Warrants	Exercise Price ($)	Expiry
October 5, 2018	6,143,600	0.57	April 4, 2020

Note 5 – Share-Based Payments

During the period ended December 31, 2018, the Company issued 3,300,000 stock purchase options and 6,000,000 common shares to directors, officers and service providers as share based compensation. The value of the shares given was based on recent financing transactions, the fair value of options was estimated using Black-Scholes valuation model based on the assumptions as detailed below.

Common shares:

In April 2018 the Company issued 1,000,000 common shares, which were estimated at $0.125 per share, to a third-party consultant for legal services provided.

In October 2018 the Company issued 1,000,000 common shares, which were estimated at $0.178 per share, to original founders for services provided.

On October 5, 2018, the Board of Directors for the Company authorized the employment agreement for a Chief Executive Officer and awarded 3,000,000 shares of common stock, which were estimated at $0.178 per share, as compensation.

On December 21, 2018, the Board of Directors of the Company authorized and issued 1,000,000 common shares, which were estimated at $0.45 per share, to the Bona Vida management team in consideration of the management team joining the Company.

On October 5, 2018, the Company allocated 300,000 shares of common stock to management which will be issued in equal portions over two years (50% end of year 1 and 50% end of year 2). The shares were estimated at $0.178 per share and the Company recorded stock-based compensation expense $9,546 in its statement of loss and comprehensive loss in the reporting period.

Stock purchase options:

On October 5, 2018, the Company issued 1,700,000 stock purchase options at an exercise price of $1.00 to its management. 1,000,000 stock purchase options vests after a one-year period and 700,000 stock purchase options vests after a two-year period; all 1,700,000 stock purchase options are exercisable for ten years from the grant date.

On October 29, 2018, the Company issued 600,000 stock purchase option at an exercise price of $0.45 to its directors. These options vest after a one-year period and are exercisable for ten years from the grant date.

On November 21, 2018, the Company issued 600,000 stock purchase option at an exercise price of $1.00 to third party consultants. These options vest after a one-year period and are exercisable for ten years from the grant date.

On December 21, 2018, the Company issued 400,000 stock purchase option at an exercise price of $0.45 to its directors. These options vest after a one-year period and are exercisable for ten years from the grant date.

BONA VIDA, INC.
Notes to the Financial Statements
From the date of incorporation, March 29, 2018 to December 31, 2018

The components of stock purchase options are detailed in the table below.

	Date of grant	Vesting period (years)	Number	Exercise price ($)	Share- based payment expense ($)	Share price ($)	Risk-free rate	Volatility	Dividend yield	Expiry (years)
Option grant	10/05/18	1	1,000,000	1.00	35,141	0.178	2.32	108%	Nil	10
Option grant	10/05/18	2	700,000	1.00	12,299	0.178	2.32	108%	Nil	10
Option grant	10/29/18	1	600,000	0.45	16,197	0.178	2.32	108%	Nil	10
Option grant	11/21/18	1	600,000	1.00	26,008	0.45	1.86	107%	Nil	10
Option grant	12/21/18	1	400,000	0.45	4,527	0.45	1.86	107%	Nil	10
Total options grant			3,300,000		94,172

As at December 31, 2018, all stock options granted remained outstanding and not exercisable.

Note 6 – Related Party Transactions And Balances

As at December 31, 2018, the Company had an amount owing to the officers of the Company of $57,177 for salary and bonus which is recorded in accrued liabilities.

A total of $1,049,410 was recognized during the period ended December 31, 2018, for share-based payments expense to directors and officers of the Company.

Note 7 – Loss On Advanced Royalties

In May 2018, the Company advanced $500,000 as well as the rights to purchase common stock to a celebrity endorser in order to obtain the rights to use the name, likeness and endorsement services of said celebrity. In December 2018 the deal was terminated, after the advances were already paid out. Bona Vida waived the right to claim the $500,000 advance, and the celebrity waived the rights to Bona Vida’s shares.

Note 8 – Income Taxes

The reconciliation of the combined U.S. federal and state statutory income tax rate of 27.98% the effective tax rate is as follows:

Net Loss before recovery of income taxes	$(3,269,405)

Expected income tax (recovery)	$(914,897)
Other non-deductible expenses	4,716
Fair value adjustment on warrants	261,896
Change in tax benefits not recognized	648,285
Income tax (recovery) expense	$—

The Company’s income tax (recovery) is allocated as follows:
Current tax (recovery) expense	$—
Deferred tax (recovery) expense	—
$—

BONA VIDA, INC.
Notes to the Financial Statements
From the date of incorporation, March 29, 2018 to December 31, 2018

Unrecognized deferred tax assets

Deferred taxes are provided as a result of temporary differences that arise due to the differences between the income tax values and the carrying amount of assets and liabilities. Deferred tax assets have not been recognized in respect of the following deductible temporary differences:

Stock Based Compensation	$1,390,718
Capitalized start-up cost	925,943

Note 9 – Subsequent Events

The Company has evaluated subsequent events occurring after the balance sheet date through the date the consolidated financial statements were issued.

On January 9, 2019, the Company entered into a Share Purchase Agreement (the “Agreement”) to acquire GBX Labs Ltd. (“GBX”), a BVI business company incorporated under the laws of the British Virgin Islands. Pursuant to the Agreement, the Company issued a total of 10,000,000 common shares in consideration for a 100% ownership interest in GBX. On a pro-forma basis (unaudited), since GBX had no revenue and expenses in 2018, had this acquisition been completed on March 29, 2018 (date of incorporation), the net loss of the Company would not have changed.

On January 29, 2019, the Company finalized a share buy-back (“Buy-Back”) whereby it acquired 13,407,200 common shares and 303,600 warrants from existing shareholders for a total consideration of $625,000. All common shares and warrants under the Buy-Back have been cancelled by the Company.

On February 6, 2019, the Company signed a non-binding letter of intent with Sports Endurance, Inc. (“SENZ”), to be renamed Better Choice Company, Inc., to acquire 100% of Bona Vida. SENZ is prepared to complete the acquisition by purchasing the 100% of Bona Vida issued and outstanding common stock for $55,000,000 (the “Purchase Price”) equal to approximately USD $0.97 per Share. The Purchase Price is based on the assumption that 56,942,222 Shares (on fully diluted basis) are issued and outstanding on the closing date of the Transaction. The Purchase Price would be satisfied in SENZ common stock (the “SENZ Shares”) issued at an exchange ratio of 26 SENZ Shares for each Share held. Immediately following the closing (the “Closing”) of the Transaction, Bona Vida shareholders will own 468,085,106 (or 46%) of the issued and outstanding SENZ Shares (on a fully diluted basis) based on the assumption that 1,018,668,131 SENZ Shares will be issued and outstanding at Closing.

Subsequent to December 31, 2018, the Company completed several subscription agreements for the issuance of common shares for gross proceeds of $1,999,970 through the issuance of 4,444,440 common shares.

Bona Vida, Inc.
Unaudited Interim Condensed Consolidated Balance Sheet
As at March 31, 2019 and December 31, 2018

	Note	Unaudited As of March 31, 2019	Audited As of December 31, 2018
Assets
Cash and cash equivalents		$1,488,794	$1,123,968
Inventories	3	351,402	—
Prepaid expenses and deposits	4	471,709	540,686
Total current assets		2,311,905	1,664,654

Intangible assets		8,575	9,270
Total assets		$2,320,480	$1,673,924

Liabilities
Accounts Payable		$105,287	$—
Accrued liabilities		33,707	115,946
Other Liabilities		19,298	—
Warrants	5	927,926	1,125,861
Total liabilities		1,086,218	1,241,807

Shareholders’ equity
Capital Stock	5	4,172	2,889
Preferred shares, 10,000,000 authorized, nil issued and outstanding as at March 31, 2019 and December 31, 2018;
Common stock, 75,000,000 authorized, par value $0.0001, 47,724,440 and 46,687,200 issued and outstanding as at March 31, 2019 and December 31,2018 accordingly
Additional paid in capital	5	9,784,220	3,594,915
Shares to be issued	6	19,531	9,546
Contributed surplus		267,552	94,172
Accumulated Deficit		(8,841,213)	(3,269,405)
Total shareholders’ equity		1,234,262	432,117

Total liabilities and shareholders’ equity		$2,320,480	$1,673,924

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements

Bona Vida, Inc.
Unaudited Interim Condensed Consolidated Statement of Loss and Comprehensive Loss
For the Three Months Ended March 31, 2019

	Note
Net Sales		$17,547
Cost of Goods Sold		17,763
Gross Loss		(216)
Selling, general and administrative		5,159,654
Other Income (Expense)
Fair Value Adjustments	5	(144,782)
Share Based Compensation	6	183,365
Net Loss and Comprehensive Loss		$(5,198,453)
Weighted average number of shares outstanding		48,215,560
Loss per share basic and diluted		(0.11)

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements

Bona Vida, Inc.
Unaudited Interim Condensed Consolidated Statement of Changes in Equity
For the Three Months Ended March 31, 2019 and
From the Date of Incorporation March 29, 2018 to December 31, 2018

	Note	Equity Interest			Shares to be issued	Contributed Surplus	Deficit	Total Equity
		Number	Amount	APIC
Balance as at March 29, 2018
Shares issued to founders		17,800,000	$—	$—	—	$—	$—	$—
Shares issued pursuant to private placement		10,600,000	1,060	316,940				318,000
Shares issued pursuant to units offering		12,287,200	1,229	1,991,575				1,992,804
Shares issued pursuant to services provided		6,000,000	600	1,286,400	9,546			1,296,546
Share-Based payments		—	—	—	—	94,172	—	94,172
Net loss for the period		—	—	—	—	—	(3,269,405)	(3,269,405)
Balance as at December 31, 2018 (Audited)		46,687,200	2,889	3,594,915	9,546	94,172	(3,269,405)	432,117

Shares issued pursuant to investment	5	10,000,000	1,000	4,499,000	—	—	—	4,500,000
Share Buy-Back	5	(13,407,200)	(141)	(198,351)	—	—	(373,355)	(571,847)
Shares issued pursuant to private placement, net of transaction cost	5	4,444,440	424	1,888,656	—	—	—	1,889,080
Shares issued pursuant to services provided	6	—	—		9,985	—	—	9,985
Share-Based payments	6	—	—	—	—	173,380	—	173,380
Net loss for the period		—	—	—	—	—	(5,198,453)	(5,198,453)
Balance as at March 31, 2019		47,724,440	$4,172	$9,784,220	19,531	$267,552	$(8,841,213)	$1,234,262

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements

Bona Vida, Inc.
Unaudited Interim Condensed Consolidated Statement of Cash Flow
For the Three Months Ended March 31, 2019

	Note
Cash flows from (used in) operating activities
Net loss and comprehensive loss		$(5,198,453)
Adjustments for non-cash items and others
Depreciation and amortization		696
Stock based compensation	6	183,365
Change in FV of Warrants	5	(144,782)
Adjustments for net changes in non-cash operating assets and liabilities
Inventory	3	(351,402)
Prepaid expenses and deposits	4	68,977
Other Liabilities		19,298
Accrued liabilities		(82,239)
Accounts Payable		105,286
Net cash used in operating activities		(5,399,254)

Cash flows from financing activities
Shares issued pursuant to investments	5	4,500,000
Shares issued pursuant to private placement, net of transaction cost	5	1,889,080
Share buyback	5	(625,000)
Net cash from financing activities		5,764,080

Net change in cash during the period		364,826

Cash and cash equivalents at beginning of period		1,123,968
Cash, end of period		$1,488,794

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements

Notes to Unaudited Financial Statements

Note 1 – Nature of Operations and Going Concern

Bona Vida, Inc. (“Bona Vida,” or the “Company”) was originally formed as a Limited Liability Company (LLC) under the laws of the State of California on March 29, 2018. There were no operations from the date of incorporation, March 29, 2018 to March 31, 2018. Therefore, the Statements of Loss and Comprehensive Loss, Changes in Equity and Cash Flows for the period from the date of incorporation, March 29, 2018 to March 31, 2018, are not presented in these unaudited interim condensed consolidated financial statements. On October 4, 2018, Bona Vida was converted to a Corporation under the laws of the State of Delaware. Bona Vida is developing a portfolio of brand and product verticals within the animal and adult CBD supplement space. The Company is currently working on launching several hemp-derived CBD products within the canine supplements space.

The Company entered into a Trademark License Agreement (the “Agreement”), dated December 21, 2018, with a Company’s shareholder (the “shareholder”) who is the owner of the trademark application for “Bonavida”. Under the Agreement, the shareholder agrees for the nominal consideration to establish the Company’s right to use the trademark for the Business Purpose. Furthermore, the shareholder shall assign the trademark application to the Company once a lawful statement of use or declaration of use is filed at the United States Patent and Trademark Office such that the Company becomes the Assignee and owner of the mark. The Company is the owner and assignee of a US trademark application for “Bona Vida” in international class 005 for animal feed additives for use as nutritional supplements and international class 031 for foodstuffs for animals and pet treats.

Going Concern

There is no certainty that the Company will be successful in generating sufficient cash flow from operations or achieving and maintaining profitable operations in the future to enable it to meet its obligations as they come due and consequently continue as a going concern. The Company will require additional financing to fund its operations. Sales of additional equity securities by the Company would result in the dilution of the interests of existing shareholders. There can be no assurance that financing will be available when required.

The Company expects the forgoing, or a combination thereof, to meet the Company’s anticipated cash requirements for the next 12 months; however, these conditions raise substantial doubt about the Company’s ability to continue as a going concern.

These unaudited interim condensed consolidated financial statements have been prepared on the basis that the Company will continue as a going concern, which presumes that it will be able to realize its assets and discharge its liabilities in the normal course of business as they come due. These unaudited interim condensed consolidated financial statements do not reflect the adjustments to the carrying values of assets and liabilities and the reported expenses and balance sheet classifications that would be necessary if the Company was unable to realize its assets and settle its liabilities as a going concern in the normal course of operations. Such adjustments could be material.

Note 2 – Summary of Significant Accounting Policies

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) as issued by the Financial Accounting Standards Board (“FASB”) in effect on March 31, 2019. The significant accounting policies applied by the Company are described below.

The consolidated financial statements of the Company are presented using and have been prepared on a going concern basis, under the historical cost convention except for certain financial instruments that are measured at fair value, as explained in the accounting policies below. Historical cost is measured as the fair value of the consideration provided in exchange for goods and services. The Company’s functional and presentation currency is United States dollars (“USD”).

The consolidated financial statements and notes thereto are unaudited. These consolidated statements include all adjustments (consisting of normal recurring accruals) that the Company considered necessary to present a fair consolidated statement of the Company’s results of operations, balance sheet and cash flows. The results reported in these consolidated financial statements should not be regarded as necessarily indicative of results that may be expected for the entire year. It is suggested that these consolidated financial statements be read in conjunction with the audited financial statements and notes thereto for the period from the date of incorporation, March 29, 2018 to December 31, 2018.

The Company’s significant accounting policies are described in Note 2 to the aforementioned audited financial statements. The Company includes herein certain updates to those policies.

Inventories are recorded at the lower of cost and net realizable value. The net realizable value represents the estimated selling price for inventories in the ordinary course of business, less all estimated costs of completion and costs necessary to make the sale. Cost is determined on a standard cost basis and includes the purchase price and other costs, such as transportation costs. Inventory’s average cost is determined on a first-in, first-out (“FIFO”) basis and trade discounts are deducted from the purchase price.

In June 2018, the FASB issued ASU 2018-07- Stock Compensation (Topic 718). The amendments in this Update expand the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees. The requirements of Topic 718 should be applied to nonemployee awards except for specific guidance on inputs to an option pricing model and the attribution of cost. The amendments specific that Topic 718 applies to all share-based payment transactions in which a grantor acquires goods or services to be used or consumed in a grantor’s own operations by issuing share-based payment awards. The amendments also clarify that Topic 718 does not apply to share-based payments used to effectively provide (1) financing to the issuer or (2) awards granted in conjunction with selling goods or services to customers as part of a contract accounted for under Topic 606, Revenue from Contracts with Customers. These amendments are effective for public companies for fiscal years beginning after December 15, 2018. The Company adopted ASU 2018-07 on January 1, 2019 and there has been no impact on the Interim Condensed Consolidated Financial Statements as a result of adoption.

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2014-09, “Revenue from Contract with Customers” (Topic 606) (“ASU2014-09”), which supersedes the revenue recognition requirements in ASC Topic 605, “Revenue Recognition,” and most industry-specific guidance. ASU No. 2014-09 is based on the principal that revenue is recognized to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The ASU also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgements and changes in judgements, and assets recognized from costs incurred to obtain or fulfill a contract. The Company adopted ASU 2014-09 on January 1, 2019. In the period ended December 31, 2018, no revenue was recognized in the Company’s statement of loss and comprehensive loss.

The Company recognizes revenue to depict the transfer of promised goods to the customer in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods.

In order to recognize revenue, the Company applies the following five (5) steps:

•	Identify a customer along with a corresponding contract;
•	Identify the performance obligation(s) in the contract to transfer goods to a customer;
•	Determine the transaction price the Company expects to be entitled to in exchange for transferring promised goods to a customer;
•	Allocate the transaction price to the performance obligation(s) in the contract;
•	Recognize revenue when or as the Company satisfies the performance obligation(s).

Revenue is recognized upon the satisfaction of the performance obligation. The Company satisfies its performance obligation and transfers control upon shipment to the customer.

Note 3 – Inventory

Inventories, consisting entirely of finished goods, reflected on the accompanying balance sheets are summarized as follows:

	March 31, 2019	December 31, 2018
Treats & Supplements	$351,402	$—

The Company estimated an inventory reserve to be nil as at March 31, 2019.

Note 4 – Prepaid Expenses and Deposits

Prepaid expenses and deposits comprised the following as at March 31:

	March 31, 2019	December 31, 2018
Other deposits	$101,755	$34,436
Inventory deposit	369,954	506,250
	$471,709	$540,686

The inventory deposit constitutes a deposit with one supplier for pet related supplement products. Other deposits include credit card and merchant deposit and prepaid insurance.

Note 5 – Common Stock and Common Share Purchase Warrants

Common Stock

In October 2018, upon the Company’s conversion from an LLC to a Corporation as detailed in Note 1, 73,500 LLC units were converted to 29,400,000 common shares. 2,500 LLC units (1,000,000 common shares) were issued in April 2018 to a thirdparty consultant for services provided, as detailed in Note 6.

The Company is authorized to issue 75,000,000 common stock and 10,000,000 preferred stock, each with a par value of $0.0001.

There were no issued and outstanding preferred shares as of March 31, 2019.

GBX Acquisition

On January 9, 2019, the Company entered into a Share Purchase Agreement (the “Agreement”) to acquire GBX Labs Ltd. (“GBX”), a BVI business company incorporated under the laws of the British Virgin Islands. Pursuant to the Agreement, the Company issued a total of 10,000,000 common shares at estimated value of $0.45 per share in consideration for a 100% ownership interest in GBX. Refer to note 7.

Share Buyback

In January 2019, the Company finalized a share buy-back (“Buy-Back”) whereby it acquired 13,407,200 common shares and 303,600 common share purchase warrants which were part of the October 5, 2018 private placement, as detailed below, from existing shareholders for a total consideration of $626,500. The acquired common shares and warrants have been cancelled by the Company. The Buy-Back constitutes the repurchase of common shares and warrants, the total consideration was allocated first on the fair value of warrants on the Buy-Back date and subsequently to the par value and APIC associated with the cancelled shares. The access of the consideration was charged to a deficit.

As a result of the Buy-Back, the Company reduced the fair value of the warrants by $53,153, equity interest by $198,492, increased deficit by $373,355 and incurred legal fees of $1,500.

In January 2019, the Company completed a private placement offering of shares for aggregate gross proceeds of $1,909,998. A total of 4,444,440 shares were issued, at a price of $0.45 per share. The total shares included 200,000 shares issued to a third party consultant for the services associated with the private placement. In addition, the Company incurred $20,918 legal fees associated with private placement.

Common shares as at March 31, 2019 and December 31, 2018 are detailed in the table below:

	Number of Common Shares	Amount, $	APIC, $
Opening balance- March 29, 2018	—	—	—
Shares issued during the period	28,400,000	1,060	316,940
Shares issued pursuant to services	6,000,000	600	1,286,400
Units private placement on October 5, 2018	12,287,200	1,229	1,991,575
Balance- December 31, 2018	46,687,200	2,889	3,594,915
GBX Acquisition	10,000,000	1,000	4,499,000
Share Buy-Back	(13,407,200)	(141)	(198,351)
Shares issued during the period	4,444,440	424	1,888,656
Balance – March 31, 2019	47,724,440	4,172	9,784,220

Units private placement

On October 5, 2018, the Company completed a private placement offering of units for aggregate gross proceeds of $3,071,800 Canadian Dollars (CAD) ($2,326,820). A total of 12,287,200 units were issued. Each unit was sold at a price of CAD $0.25 ($0.19) per unit. Each unit was comprised of one common share and one half of one common share purchase warrant, each whole warrant being exercisable to purchase one common share at an exercise price of CAD $0.75 ($0.57) for a period of 18 months following the date of issuance.

Since the warrants’ exercise price is denominated in a currency other than the Company’s functional currency, the warrants are not considered indexed to the Company’s own stock and thus meet the definition of a financial liability.

The Company estimated a fair value of the warrants as $1,125,861 on December 31, 2018, and $927,926 as remeasured at March 31, 2019. The fair value of $53,153 of repurchased warrants was deducted from the warrants on the Buy-Back date, as detailed above, and the fair value adjustment of $144,782 related to the remaining warrants was recorded in the Consolidated Statement of Loss and Comprehensive Loss.

The fair value of the warrants as at March 31, 2019 and the warrants repurchased in a Buy-Back was estimated using the Black- Scholes valuation model based on the following assumptions:

Share price	$0.45
Stock price volatility	107%
Remaining life of the warrants	1.01- 1.19 years
Risk free rate	2.41%

Inter-relationship between key unobservable inputs and fair value measurement at March 31, 2019:

If the share price was lower (higher) by 10%, the fair value would decrease (increase) by $163,251 ($172,384).

If the volatility was lower (higher) by 10%, the fair value would decrease (increase) by $107,491 ($104,760).

The Company had the following warrants outstanding at March 31, 2019.

Grant date	Warrants	Exercise Price ($)	Expiry
October 5, 2018	5,840,000	0.60	April 4, 2020

Note 6 – Share-Based Payments

During the period ended December 31, 2018, the Company issued 3,300,000 stock purchase options and 6,000,000 common shares to directors, officers and service providers as share based compensation. The value of the shares given was based on recent financing transactions, the fair value of options was estimated using Black-Scholes valuation model based on the assumptions as detailed below.

Common shares:

In April 2018 the Company issued 1,000,000 common shares, which were estimated at $0.125 per share and vested immediately, to a third-party consultant for legal services provided.

In October 2018 the Company issued 1,000,000 common shares, which were estimated at $0.178 per share and vested immediately, to original founders for services provided.

On October 5, 2018, the Board of Directors for the Company authorized the employment agreement for a Chief Executive Officer and awarded 3,000,000 shares of common stock, which were estimated at $0.178 per share and vested immediately, as compensation.

On December 21, 2018, the Board of Directors of the Company authorized and issued 1,000,000 common shares, which were estimated at $0.45 per share and vested immediately, to the Bona Vida management team in consideration of the management team joining the Company.

On October 5, 2018, the Company allocated 300,000 shares of common stock to management which will be issued in equal portions over two years (50% end of year 1 and 50% end of year 2). The shares were estimated at $0.178 per share and the Company recorded stock-based compensation fair value adjustment expense of $9,985 in its consolidated statement of loss and comprehensive loss in the reporting period (Dec 31, 2018 - $9,546) and as shares to be issued in the statement of changes in equity.

Stock purchase options:

On October 5, 2018, the Company issued 1,700,000 stock purchase options at an exercise price of $1.00 to its management. 1,000,000 stock purchase options vests after a one-year period and 700,000 stock purchase options vests after a two-year period; all 1,700,000 stock purchase options are exercisable for ten years from the grant date.

On October 29, 2018, the Company issued 600,000 stock purchase option at an exercise price of $0.45 to its directors. These options vest after a one-year period and are exercisable for ten years from the grant date.

On November 21, 2018, the Company issued 600,000 stock purchase option at an exercise price of $1.00 to third party consultants. These options vest after a one-year period and are exercisable for ten years from the grant date.

On December 21, 2018, the Company issued 400,000 stock purchase option at an exercise price of $0.45 to its directors. These options vest after a one-year period and are exercisable for ten years from the grant date.

The components of stock purchase options are detailed in the table below.

	Date of grant	Vesting period (years)	Number	Exercise price ($)	Share-based payment expense ($)	Share price ($)	Risk-free rate	Volatility	Dividend yield	Expiry (years)
Option grant	10/05/18	1	1,000,000	1.00	35,141	0.178	2.32	108%	Nil	10
Option grant	10/05/18	2	700,000	1.00	12,299	0.178	2.32	108%	Nil	10
Option grant	10/29/18	1	600,000	0.45	16,197	0.178	2.32	108%	Nil	10
Option grant	11/21/18	1	600,000	1.00	26,008	0.45	1.86	107%	Nil	10
Option grant	12/21/18	1	400,000	0.45	4,527	0.45	1.86	107%	Nil	10

The Company recorded stock-based compensation of stock purchase options expense of $173,380 in its consolidated statement of loss and comprehensive loss in the reporting period (Dec 31, 2018 – 94,172). As at March 31, 2019, all stock options granted remained outstanding and not exercisable.

Note 7 – GBX Acquisition

On January 9, 2019, the Company entered into a Share Purchase Agreement (the “Agreement”) to acquire GBX, a BVI business company incorporated under the laws of the British Virgin Islands. Pursuant to the Agreement, the Company issued a total of 10,000,000 common shares at estimated value of $0.45 per share in consideration for a 100% ownership interest in GBX.

The Company concluded GBX did not constitute a business and did not fulfill the definition of an asset and recorded an expense of $4,500,000 in its consolidated statement of loss and comprehensive loss in the reporting period.

Note 8 – Subsequent Events

The Company has evaluated subsequent events occurring after the balance sheet date through the date the consolidated financial statements were issued.

On May 6, 2019, BCC Merger Sub, Inc., a Delaware Corporation and a wholly owned subsidiary of BCC, merged with and into the Company, with the Company being the surviving corporation (the “Bona Vida Merger”). The merger between BCC Merger Sub, Inc. and the Company was constituted as a reorganization under Code Section 368(a)(2)(E). Pursuant to the Bona Vida Merger, the Company Common Stock held by each Bona Vida Shareholder that are issued and outstanding as of immediately prior to the effective date converted into 468,085,106 shares, or 18,003,273 shares after adjusting for BCC’s 26 for 1 reverse stock split, of BCC Common Stock equal to 46% of the issued and outstanding shares of BCC’s voting stock and any other class of stock, on a fully diluted basis, subject to adjustment to reflect the effect of any BCC stock split, reverse stock split or stock dividend.

On May 14, 2019, the Company purchased Wamor Corporation S.A. in the Republic of Uruguay which it will utilize in the expansion of its operations into Latin America. On a pro-forma basis, since Wamor Corporation S.A. had no revenue and expenses in 2019, had this acquisition been completed on January 1, 2019, the net loss of the Company would not have changed.

Up to 46,765,215 Shares

Common Stock

PROSPECTUS

Better Choice Company Inc.

            , 2019

Through and including            , 2019 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in the listing, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement all of which will be paid by us. All of the amounts are estimated except for the Securities and Exchange Commission (“SEC”) registration fee, the Financial Industry Regulatory Authority, Inc. (“FINRA”) filing fee and the exchange listing fee.

Item	Amount
SEC registration fee		$(1)
Exchange listing fee		$(1)
Legal fees and expenses		$(1)
Accounting fees and expenses		$(1)
Printing expenses		$(1)
Transfer agent and registrar fees		$(1)
Blue sky fees and expenses		$(1)
FINRA filing fees		$(1)
Miscellaneous		$(1)
Total	$
(1)	To be filed by amendment.
ITEM 14.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article 10 of the registrant’s certificate of incorporation (the “Certificate of Incorporation”) limits the liability of the registrant’s directors for monetary damages for breach of their fiduciary duty as directors, except to the extent such exemption or limitation thereof is not permitted under the Delaware General Corporation Law (the “DGCL”) and applicable law. Delaware law provides that such a provision may not limit the liability of directors:

•	for any breach of their duty of loyalty to the corporation or its stockholders;
•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•	for unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the DGCL; or
•	for any transaction from which the director derived an improper personal benefit.

The limitation of liability does not apply to liabilities arising under the federal or state securities laws and does not affect the availability of equitable remedies, such as injunctive relief or rescission.

Article 11 of the Certificate of Incorporation states that the registrant shall indemnify, to the fullest extent permitted by applicable law, any person who is a party or is threatened to be made a party to any action, suit or proceeding authorized by the registrant’s board of directors by reason of the fact that such person is or was a director or executive officer of the registrant or is or was serving at the request of the registrant. Article 11 of the Certificate of Incorporation also requires the registrant to pay any expenses incurred by any director or executive officer in defending against any such action, suit or proceeding in advance of the final disposition of such matter to the fullest extent permitted by law, subject to the receipt of an undertaking by or on behalf of such person to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified as authorized by the Certificate of Incorporation or otherwise.

Article 11 of the Certificate of Incorporation permits the registrant to purchase and maintain director or officer liability insurance.

The registrant has entered into indemnification agreements with its directors and officers. Subject to certain limited exceptions, under these agreements, the registrant will be obligated, to the fullest extent not prohibited by the DGCL, to indemnify such directors and officers against all expenses, judgments, fines and penalties incurred in connection with the defense or settlement of any actions brought against them by reason of the fact that they were directors or officers of the registrant. The registrant also maintains liability insurance for its directors and officers in order to limit its exposure to liability for indemnification of such persons.

ITEM 15.	RECENT SALES OF UNREGISTERED SECURITIES

Since January 1, 2016, the registrant made the following issuances of its unregistered securities as described below. All share amounts have been retroactively adjusted to give effect to the reverse stock split of 26-for-1 of the registrant’s common stock effected on March 15, 2019.

(1)	On May 11, 2016, the registrant issued 200,000 shares of common stock, valued at $360,000 as commitment shares to convertible note holders of the registrant. These shares were issued at fair value based on the market price at issuance of $1.80 per share.
(2)	On May 11, 2016, the registrant issued senior secured convertible promissory notes to an investor in the principal amount of $440,000 with an original issue discount of 3.5% (the “3.5% OID Convertible Notes”).
(3)	On December 28, 2016, the registrant issued an investor of the registrant 35,000 shares of common stock as partial consideration for entering into a forbearance agreement with respect to debt held by such investor.
(4)	In January 2017 and February 2017, the registrant entered into restructuring agreements with holders of its 3.5% OID Convertible Notes. Pursuant to these agreements, the registrant agreed to issue new notes (the “January and February 2017 Convertible Notes”) for the amounts due under the 3.5% OID Convertible Notes; penalties, fees, and accrued interest in the aggregate amount of $212,702 would be added to the principal amount due under the January and February 2017 Convertible Notes; 35,000 shares of common stock were issued as a commitment fee.
(5)	On May 2, 2017, the registrant issued 208,333 shares of common stock, for the conversion of $15,000 of principal and $10,000 of accrued interest of convertible notes payable.
(6)	On June 2, 2017, the registrant issued 208,333 shares of common stock as consideration for the conversion of $25,000 of principal of convertible notes.
(7)	On November 17, 2017, the registrant issued a senior secured convertible note to an investor in the principal amount of $250,000 with an original issue discount of 3.5% and received gross proceeds of $241,250.
(8)	On January 29, 2018, the registrant issued 998,540 shares of common stock in exchange for the conversion of $28,148 of principal and $1,808 of accrued interest of convertible notes payable.
(9)	On February 15, 2018, the registrant issued (i) senior secured convertible promissory notes to an investor in the amount of $250,000 with an original issue discount of 3.5% and (ii) 500,000 five-year warrants to purchase the registrant’s common stock, exercisable at $0.01 per share, and received gross proceeds of $241,250.
(10)	On March 14, 2018, a subsidiary of the registrant issued (i) a 10% original issue discount senior secured convertible note in the principal amount of $5,500,000 and (ii) 25,000,000 five-year warrants to purchase the registrant’s common stock, exercisable at $0.01 per share, and received $5,000,000 of bitcoin valued as of such date.
(11)	On March 19, 2018, the registrant issued (i) a senior secured convertible note to an investor in the principal amount of $777,202 with an original issue discount of 3.5% and (ii) 1,554,405 five-year warrants to purchase the registrant’s common stock, exercisable at $0.01 per share, and received gross proceeds of $750,000.
(12)	On October 22, 2018, the registrant issued 2,846,356 shares of Series E Convertible Preferred Stock to existing holders of the registrant’s securities in exchange for the cancellation of all outstanding secured promissory notes, 803,969.73 shares of Series B Convertible Preferred Stock and 12,054,405 of the registrant’s outstanding warrants. The shares of Series E Convertible Preferred Stock were issued and sold in reliance upon the exemption from registration contained in Section 3(a)(9) of the Securities Act.

(13)	On December 12, 2018, the registrant issued 1,425,641 units to new investors, with each unit consisting of (i) one share of our common stock and (ii) a warrant to purchase one half of a share of common stock. The units were offered at a fixed price of $1.95 per unit for gross proceeds of approximately $2.7 million.
(14)	On December 21, 2018, the registrant issued certain directors and employees stock options to purchase 38,462 shares of the registrant’s common stock. The stock options have an exercise price of $6.76 per share.
(15)	In connection with the acquisition of Bona Vida, Inc., on May 6, 2019, the registrant issued an aggregate of 18,003,273 shares of common stock to new investors and certain of our directors and executive officers in exchange for all outstanding shares of common stock of Bona Vida, Inc.
(16)	In connection with the acquisition of TruPet LLC, on May 6, 2019, the registrant issued an aggregate of 15,027,533 shares of common stock to new investors and certain of our directors and executive officers in exchange for all remaining outstanding membership interests of TruPet LLC.
(17)	On May 6, 2019, the registrant issued an aggregate of 5,744,991 shares of common stock and 5,744,991 warrants at an offering price of $3.00 per share to new investors and certain of our directors. The warrants have an exercise price of $4.25 per share.
(18)	On May 6, 2019, the registrant issued certain directors and employees stock options to purchase 5,520,000 shares of the registrant’s common stock. The stock options have an exercise price of $5.00 per share.
(19)	On August 28, 2019, the registrant issued an aggregate of 1,000,000 shares of common stock at a price per share of $5.00 to an affiliate of iHeartMedia + Entertainment, Inc. (“iHeart”) as consideration for iHeart’s provision of advertising inventory with an aggregate value of $5.0 million.
(20)	On September 17, 2019, the registrant issued Bruce Linton (i) 2,500,000 share purchase warrants, with each warrant entitling Mr. Linton to acquire one share of common stock at a price of $0.10 per share and (ii) an additional 1,500,000 share purchase warrants entitling Mr. Linton to acquire one share of common stock at a price of $10.00 per share as consideration for Mr. Linton’s services as a special advisor to our Chief Executive Officer, other senior executives and our board of directors.

Unless otherwise stated above, the issuances of the above securities were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act, or Regulation D promulgated thereunder, or Rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer not involving any public offering or pursuant to benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were placed upon the stock certificates issued in these transactions.

ITEM 16.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES
(a)	Exhibits

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
2.1	Agreement and Plan of Merger, dated February 28, 2019, by and among Better Choice Company Inc. (the “Company”), BBC Merger Sub, Inc. and Bona Vida, Inc.

2.2	First Amendment to Agreement and Plan of Merger, dated February 28, 2019, by and among the Company, BBC Merger Sub, Inc. and Bona Vida, Inc., dated May 3, 2019

2.3	Securities Exchange Agreement, dated February 2, 2019, by and among the Company, Trupet LLC and the members of TruPet LLC

2.4	First Amendment to Securities Exchange Agreement, dated February 2, 2019, by and among the Company, Trupet LLC and the members of TruPet LLC, dated May 6, 2019

3.1	Certificate of Incorporation of the Company

3.2	Certificate of Amendment of Certificate of Incorporation, dated February 1, 2019

3.3	Certificate of Amendment of Certificate of Incorporation, dated March 13, 2019

3.4	Amended and Restated Certificate of Designations, Preferences and Rights of the Series E Convertible Preferred Stock of the Company

3.5	Bylaws of the Company

5.1*	Opinion of Latham & Watkins LLP

10.1	Registration Rights Agreement, dated December 12, 2019, by and among the Company and the persons listed on the signature pages thereto in connection with the December 2018 private placement

10.2	Registration Rights Agreement, dated May 6, 2019, by and among the Company and the persons listed on the signature pages thereto in connection with the May 2019 private placement

10.3	First Amendment to Registration Rights Agreement, dated June 10, 2019, by and among the Company and the stockholders party thereto

10.4	Registration Rights Agreement, dated May 6, 2019, by and among the Company and the persons listed on the signature pages thereto in connection with the acquisition of Bona Vida, Inc.

10.5	Registration Rights Agreement, dated May 6, 2019, by and among the Company and the persons listed on the signature pages thereto in connection with the acquisition of TruPet LLC

10.6+	Better Choice Company Inc. 2019 Incentive Award Plan

10.7+	Form of Option Agreement

10.8+	Form of Indemnification Agreement by and among the Company and its officers and directors

10.9+	Employment Agreement, dated May 6, 2019, by and among the Company and Damian Dalla-Longa

Exhibit No.	Description of Exhibit
10.10+	Employment Agreement, dated May 6, 2019, by and among the Company and Lori Taylor

10.11+	Employment Agreement, dated May 6, 2019, by and among the Company and Anthony Santarsiero

10.12+	Employment Agreement, dated June 29, 2019, by and among the Company and Andreas Schulmeyer

10.13	Loan Agreement, dated May 6, 2019, by and between the Company and Franklin Synergy Bank

10.14	Security Agreement, dated May 6, 2019, by and between the Company and Franklin Synergy Bank

10.15	Form of Revolving Line of Credit Promissory Note

10.16	Guaranty Agreement, dated May 8, 2019, by Bona Vida, Inc. in favor of and Franklin Synergy Bank

10.17	Guaranty Agreement, dated May 8, 2019, by TruPet LLC in favor of and Franklin Synergy Bank

21.1	Subsidiaries of the Company

23.1	Consent of RBSM LLP, Independent Registered Public Accounting Firm, relating to the Financial Statements of the Company

23.2	Consent of MNP LLP, Independent Registered Public Accounting Firm, relating to the Financial Statements of Bona Vida, Inc. and TruPet LLC

23.3	Consent of M&K CPAS, PLLC, Independent Registered Public Accounting Firm, relating to the Financial Statements of the Company

23.4*	Consent of Latham & Watkins (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)
*	To be filed by amendment
+	Management Compensation Plan
(b)	Financial Statement Schedules

All schedules for which provision is made in the applicable accounting regulations of the SEC are omitted because they are not required, are not applicable or the information is included in the financial statements or notes thereto.

ITEM 17.	UNDERTAKINGS
(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or issuances are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Better Choice Company Inc. pursuant to the foregoing provisions, or otherwise, Better Choice Company Inc. has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Better Choice Company Inc. of expenses incurred or paid by a director, officer or controlling person of Better Choice Company Inc. in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Better Choice Company Inc. will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(c)	The undersigned hereby further undertakes that:
(1)	For purposes of determining any liability under the Securities Act the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by Better Choice Company Inc. pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(2)	For the purpose of determining any liability under the Securities Act each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Brooklyn, State of New York, on October 25, 2019.

BETTER CHOICE COMPANY INC.

By:	/s/ Damian Dalla-Longa
Damian Dalla-Longa
Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Damian Dalla-Longa and Andreas Schulmeyer, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Damian Dalla-Longa	Chief Executive Officer	October 25, 2019
Damian Dalla-Longa

/s/ Andreas Schulmeyer	Chief Financial Officer	October 25, 2019
Andreas Schulmeyer

/s/ Lori Taylor	Director	October 25, 2019
Lori Taylor

/s/ Michael Galego	Director	October 25, 2019
Michael Galego

/s/ Michael Young	Director	October 25, 2019
Michael Young

/s/ Jeff Davis	Director	October 25, 2019
Jeff Davis